[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT 10.28

ASSET TRANSFER AND LICENSE AGREEMENT

BETWEEN

ANZA THERAPEUTICS, INC.

AND

CERUS CORPORATION

Dated as of November 20, 2007

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(Continued)

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EXHIBITS

Exhibit A	Definitions and References
Exhibit B	Royalties
Exhibit C	Representations and Warranties of Cerus
Exhibit D	Representations and Warranties of Anza
Exhibit E	Transferred Assets to be Delivered at Closing
Exhibit F	Transferred Assets to be Delivered within 90 Days after Closing
Exhibit G	Budget
Exhibit H	Cerus Press Release
Exhibit I	Assignment Separate from Certificate
Exhibit J	Transferred Contracts Subject to Novation
Exhibit K	WSGR Legal Opinion
Exhibit L	CGK Legal Opinion
Exhibit M	D. Cook Employment Agreement
Exhibit N	T. Dubensky Employment Agreement
Exhibit O	Assignment and Novation Agreement
Exhibit P	Amended and Restated Exclusive License Agreement (JHU Ref: [ * ])
Exhibit Q	Amended and Restated Option and Exclusive License Agreement (JHU Ref: [ * ])
Exhibit R	Amended and Restated Exclusive License Agreement (JHU Ref: [ * ])
Exhibit S	Selected Transferred Contracts
Exhibit T	Abandoned Patents and Patent Applications
Exhibit U	Assignment and Assumption Agreement
Exhibit V	Amended and Restated Certificate of Incorporation
Exhibit W	Bill of Sale
Exhibit X	Business Employees
Exhibit Y	Computer Equipment
Exhibit Z	FDA Cross-Reference Letter
Exhibit AA	FDA Transfer Letters
Exhibit AB	Investor Rights Agreement
Exhibit AC	Licensed Know-How
Exhibit AD-1	Licensed [ * ] Patent Rights
Exhibit AD-2	Licensed [ * ] Patent Rights
Exhibit AE	Patent Assignment Agreement
Exhibit AF	Right of First Refusal and Co-Sale Agreement
Exhibit AG	{Intentionally Omitted}
Exhibit AH	Series A Preferred Stock Purchase Agreement
Exhibit AI	Site License
Exhibit AJ	Sublease
Exhibit AK	Supply Agreement
Exhibit AL	Transferred Contracts
Exhibit AM	Transferred Grants
Exhibit AN	Transferred Know-How
Exhibit AO	Transferred Patent Rights
Exhibit AP	Transferred Tangible Assets

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Exhibit AQ	Transition Services Agreement
Exhibit AR	Voting Agreement

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ASSET TRANSFER AND LICENSE AGREEMENT

This Asset Transfer and License Agreement is made as of November 20, 2007 between Anza Therapeutics, Inc., a Delaware corporation (“Anza”), and Cerus Corporation, a Delaware corporation (“Cerus”). Anza and Cerus are each referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

A. Cerus is engaged in the Business.

B. Anza desires to acquire, and Cerus desires to transfer to Anza, Cerus’ rights to the tangible and intangible assets, and to license to Anza certain intangible assets, used in the conduct of the Business and necessary for Anza to conduct the Business following the Closing, subject to the terms and conditions of this Agreement.

C. The Parties intend that the issuance of the Series AA Shares to Cerus in partial consideration for the transfer of the Transferred Assets, when taken together with the issuance of shares of Anza’s Series A Preferred Stock to certain investors on the date hereof, shall qualify as an exchange within the meaning of Section 351 of the Code.

Now, therefore, in consideration of the foregoing premises, the mutual representations, warranties, covenants and other agreements set forth herein and the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS; RULES OF CONSTRUCTION

SECTION 1.1 Definitions. Capitalized terms used in this Agreement are defined on Exhibit A. Exhibit A also contains references to terms defined in the body of this Agreement and other Exhibits to this Agreement.

SECTION 1.2 Rules of Construction. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or Exhibit to, this Agreement unless otherwise indicated. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement. The headings set forth in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Unless otherwise specifically provided or the context otherwise requires, all references in this Agreement to Cerus shall mean and refer to Cerus and its Subsidiaries. All references in this Agreement to the Subsidiaries of a Party shall be deemed to include all direct and indirect Subsidiaries of such Party. Unless otherwise specifically provided,

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all references in this Agreement to monetary amounts or dollars shall mean and refer to United States Dollars. The Parties agree that they have been represented by legal counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

ARTICLE II

TRANSFER OF ASSETS AND GRANT OF LICENSES; ASSUMPTION OF LIABILITIES; CONSIDERATION; CLOSING

SECTION 2.1 Transfer of Assets. Upon the terms and subject to the conditions set forth in this Agreement, Cerus hereby conveys, assigns and transfers to Anza, and Anza hereby acquires from Cerus, free and clear of any Encumbrances (other than Encumbrances arising under the Transferred Contracts), all of Cerus’ right, title and interest in and to the following assets (collectively, the “Transferred Assets”):

(a) the Transferred Intellectual Property;

(b) the Transferred Contracts;

(c) the Transferred Tangible Assets;

(d) the Transferred Regulatory Submissions;

(e) the Transferred Grants;

(f) the Transferred Books and Records; and

(g) all rights, claims, causes of action and credits, including all guarantees, warranties, indemnities, rights of set-off and similar rights, in favor of Cerus to the extent relating to any of the foregoing Transferred Assets or any Assumed Liability, other than such rights, claims, causes of action and credits to the extent relating to any Retained Liability, including, without limitation, all causes of action for past misappropriation or infringement of any Transferred Intellectual Property and rights to damages and other remedies for past misappropriation or infringement of any Transferred Intellectual Property.

Notwithstanding anything contained herein to the contrary, the Transferred Tangible Assets are being assigned, transferred and conveyed to Anza “as is,” “where is” and “with all faults,” with no representations or warranties as to merchantability, fitness or use, except as set forth in Article III.

The transfer of the Transferred Assets pursuant to this Agreement shall not include the assumption of any Liability related to the Transferred Assets that arose (including payments that became due) prior to the Effective Time unless Anza expressly assumes that Liability pursuant to Section 2.4(a).

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SECTION 2.2 Assignability and Consents. Notwithstanding anything to the contrary contained in this Agreement, if the conveyance, assignment, transfer or delivery or attempted conveyance, assignment, transfer or delivery to Anza of any Transferred Asset is (a) prohibited by any applicable Law or (b) would require any authorizations, approvals, consents or waivers from a third party to convey, assign, transfer or deliver such Transferred Asset and such authorizations, approvals, consents or waivers have not been obtained prior to the Closing Date (each, a “Non-Assignable Asset”), in either case, the Closing shall proceed (subject to the Parties’ rights under Article VI), but the Closing shall not constitute the conveyance, assignment, transfer or delivery of such Non-Assignable Asset, and this Agreement shall not constitute a conveyance, assignment, transfer or delivery of such Non-Assignable Asset unless and until such authorization, approval, consent or waiver is obtained. After the Closing, the Parties shall continue to use commercially reasonable efforts and cooperate with each other, without additional consideration, to obtain any such authorization, approval, consent or waiver as promptly as practicable. Once authorization, approval or waiver of or consent for the conveyance, assignment, transfer or delivery of any such Non-Assignable Asset not conveyed, assigned, transferred or delivered at the Closing is obtained, Cerus shall convey, assign, transfer and deliver such Non-Assignable Asset to Anza at no additional cost to Anza. Notwithstanding anything to the contrary contained in this Agreement, Anza shall not assume any Liabilities with respect to a Non-Assignable Asset until it has been conveyed, assigned, transferred and delivered to Anza except to the extent related to any rights and/or benefits obtained by Anza pursuant to such Non-Assignable Asset. In addition, for so long as a Transferred Contract remains a Non-Assignable Asset, Cerus agrees to cooperate with Anza, as reasonably requested in writing by Anza, to extend and make available to Anza any rights and/or benefits available under such contract, provided that Anza pays all amounts and fulfills all obligations arising from or associated with such Non-Assignable Assets, other than to the extent such amounts or obligations would constitute a Retained Liability if such Non-Assignable Asset were conveyed, assigned, transferred or delivered on the Closing Date. Without limiting the foregoing, (a) upon the written request of Anza, Cerus agrees to exercise rights (for example, elections or options) on Anza’s behalf under such contract, at Anza’s expense, provided that all Liabilities resulting from the exercise of such rights shall be Liabilities solely of Anza, and Cerus shall not exercise any of its rights under such contract unless requested or approved in writing by Anza, (b) Cerus shall keep Anza informed as to Cerus’ written communications from the other party to such contract, including notifying Anza in the event Cerus is notified with respect to matters that require Cerus’ consent (or which trigger an option or an election by Cerus) under such contract, or regarding matters that affect Cerus’ or Anza’s rights thereunder, (c) to the extent that Anza obtains the agreement of the other party to such contract to modify, amend or otherwise alter or waive any performance, obligation or provision of such contract, Cerus agrees to take such actions and execute such documents as Anza may reasonably request in writing to effect the same, at Anza’s expense, provided that all Liabilities resulting from such modification, amendment, alteration or waiver shall be Liabilities solely of Anza, and (d) in the event that Anza obtains an agreement from the other party to such contract to transfer the rights under such contract directly to Anza, Cerus shall transfer such rights to Anza in a writing reasonably acceptable to Anza.

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SECTION 2.3 Grant of License.

(a) To Anza. Cerus hereby grants to Anza a worldwide, irrevocable (except pursuant to Section 2.3(d)) license, with the right to grant and authorize sublicenses, under the Licensed Intellectual Property, to make, have made, use, sell, offer to sell, and import products (including [ * ] Products), to practice any method, process or procedure, and to otherwise exploit the Licensed Intellectual Property, in each case within the Anza Field of Use. For clarity, it is understood that the foregoing licenses shall include the right to make or have made S-59 Psoralen. Such license shall be exclusive (even as to Cerus), except to the extent provided in Section 2.3(b) below with respect to certain uses of the Licensed Know-How.

(b) Cerus’ Retained Rights. Notwithstanding the foregoing, the Parties agree that Cerus retains the non-exclusive right to use and exploit the Licensed Know-How (but not the Licensed [ * ] Patent Rights) within the Anza Field of Use for purposes other than products involving [ * ].

(c) Rights in Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by Cerus to Anza are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code and other similar foreign laws, licenses of rights to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code or such foreign laws. Anza, as a licensee of rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code and other similar foreign laws.

(d) Termination.

(i) If Anza commits a Fundamental Breach (as defined in Section 2.3(d)(iv)), then Cerus may deliver notice of such Fundamental Breach to Anza. If Anza fails to cure such Fundamental Breach within sixty (60) days after such notice or to provide written notice to Cerus within such sixty (60) day period that Anza disputes such claim of Fundamental Breach, then Cerus may terminate the license set forth in Section 2.3(a) upon written notice to Anza.

(ii) If Cerus gives notice of Fundamental Breach under this Section 2.3(d) and Anza disputes such claim of Fundamental Breach and provides Cerus with written notice of such dispute within sixty (60) days after Cerus’ notice of a Fundamental Breach, then the issue of whether a Fundamental Breach has occurred shall be resolved as follows:

(1) The arbitration shall be conducted by the Judicial Arbitration and Mediation Services, Inc. (or any successor entity thereto) (“JAMS”) under its rules of arbitration then in effect, except as modified herein. The arbitration shall be conducted in the English language, by a single arbitrator. The Parties and the arbitrator shall use all reasonable efforts to complete any such arbitration within six (6) months from the issuance of notice of a referral of any such dispute to

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arbitration. The arbitrator shall determine what discovery shall be permitted, consistent with the goal of limiting the cost and time which the Parties must expend for discovery, provided that the arbitrator shall permit such discovery as he or she deems necessary to permit an equitable resolution of the dispute.

(2) The Parties agree that the decision of the arbitrator shall be the sole, exclusive and binding remedy between them regarding the dispute presented to the arbitrator. Any decision of the arbitrator may be entered in a court of competent jurisdiction for judicial recognition of the decision and an order of enforcement. The arbitration proceedings and the decision of the arbitrator shall be deemed Proprietary Information of the Parties under this Agreement.

(3) Unless otherwise mutually agreed upon by the Parties, the arbitration proceedings shall be conducted in San Francisco, California. The Parties agree that they shall share equally the cost of the arbitration filing and hearing fees and the cost of the arbitrator and administrative fees of JAMS. Each Party shall bear its own costs and attorneys’ and witnesses’ fees and associated costs and expenses.

(iii) If as a result of such dispute resolution process it is determined that Anza committed a Fundamental Breach, then Anza shall have sixty (60) days after such determination to cure such Fundamental Breach. If such Fundamental Breach is not cured by the end of such sixty (60) day period, then Cerus may terminate the license set forth in Section 2.3(a) upon written notice to Anza and Cerus shall have the sole and exclusive right to exploit the Licensed Intellectual Property without any limitation under this Agreement. If such Fundamental Breach is cured within such sixty (60) day period, then Cerus shall not have the right to terminate such license on account of such Fundamental Breach.

(iv) For the purposes of this Section 2.3(d), a “Fundamental Breach” shall mean (a) any failure by Anza to timely pay one or more amounts due to Cerus pursuant to this Agreement that individually or collectively [ * ], (b) any failure by Anza to timely issue or deliver to Cerus any shares of Anza’s Preferred Stock due to Cerus pursuant to this Agreement, (c) any failure by Anza to satisfy any Assumed Liability in an amount [ * ], in accordance with Section 7.2(b)(iii), or (d) any failure by Anza to comply with the indemnification obligations set forth in Section 7.2(b) for an amount [ * ].

SECTION 2.4 Liabilities.

(a) Assumed Liabilities. On the Closing Date, Anza shall assume and agree to discharge only (i) Liabilities arising from and after the Effective Time under any Transferred Contract, including all payments due after the Effective Time, but excluding any Liability to the extent arising out of or relating to a breach of a Transferred Contract that occurred prior to the Effective Time, (ii) any Liability for Taxes attributable to the Transferred Assets but only to the extent provided in Section 5.14 and (iii) all Liabilities related to or arising from the operation of the Business from and after the Effective Time or the ownership of the Transferred Assets from and

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after the Effective Time, provided, however, that the Liabilities described in this clause (iii) shall not include any Liability incurred prior to the Effective Time other than under a Transferred Contract in accordance with clause (i) (the “Assumed Liabilities”).

(b) Retained Liabilities. All Liabilities of Cerus other than the Assumed Liabilities (the “Retained Liabilities”) shall remain the sole responsibility of Cerus. For the avoidance of doubt, the Retained Liabilities shall include, without limitation:

(i) any Liability of Cerus under any Transferred Contract that arises after the Effective Time to the extent arising out of or relating to any breach thereof that occurred prior to the Effective Time;

(ii) any Liabilities of Cerus, or any member of any consolidated, affiliated, combined or unitary group of corporations of which Cerus or any of its Subsidiaries is or has been a member, for Taxes attributable to the Transferred Assets for any Pre-Closing Tax Period;

(iii) any Liabilities of Cerus arising out of any product liability, patent infringement, breach of warranty, government seizure, recall or similar claim for injury to person or property or any other claim related to the Transferred Assets or the Business, in each case to the extent arising prior to the Closing (including all proceedings relating to any such Liabilities);

(iv) any Liabilities of Cerus with respect to any litigation or other claims related to the Transferred Assets or the Business to the extent arising from any event, circumstance or condition occurring or alleged to have occurred prior to the Closing;

(v) any Liability of Cerus related to (A) any product or service of Cerus not related to the Business or (B) the operation or conduct by Cerus of any business other than the Business;

(vi) any Liability of Cerus arising out of (A) any suit, action or proceeding pending or threatened as of the Closing, with respect to claims based upon facts, events or circumstances occurring prior to the Closing, or (B) any actual or alleged violation by Cerus or any of its Affiliates of any Law applicable to Cerus or any of its Affiliates;

(vii) any Liability of Cerus or any ERISA Affiliate under or relating to (A) any employee benefit plan, or relating to wages, bonuses, payroll, vacation, sick leave, workers’ compensation, unemployment benefits, pension benefits, employee stock option or profit-sharing plans, health care plans or benefits, phantom stock, deferred compensation or other similar plan or arrangement, or any other employee plans or benefits of any kind, in each case, which Cerus or any ERISA Affiliate has entered into, maintains or administers or has maintained or administered, to which Cerus or any ERISA Affiliate contributes or has contributed or is or has been required to contribute, or under or with respect to which Cerus or any ERISA Affiliate has or may have any Liability and (B) any actual or alleged violation by Cerus or any of its Affiliates of any equal employment or employment discrimination laws;

(viii) any Liability of Cerus (including all costs and disbursements) incurred in connection with the termination of employment of any Cerus employee prior to or in connection with the Closing (including any Business Employee and any Cerus employee who does not become employed by Anza);

(ix) any Liability of Cerus under Environmental Laws arising out of or relating to the operation or conduct of the Business or the use or ownership of the Transferred Assets, in each case before the Closing;

(x) any Liability of Cerus to any of its Affiliates; and

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(xi) any other Liability of Cerus resulting from the ownership, use, operation or maintenance of the Transferred Assets by or on behalf of Cerus prior to the Closing, or the operation or conduct of the Business by or on behalf of Cerus prior to the Closing.

SECTION 2.5 Consideration.

(a) Consideration. As consideration for the Transferred Assets and rights granted to Anza hereunder, Anza shall:

(i) Assume the Assumed Liabilities;

(ii) Issue to Cerus 5,000,000 shares of Anza’s Series AA Preferred Stock (the “Series AA Shares”), provided that (A) Cerus shall execute and deliver the Investor Rights Agreement, Voting Agreement and Right of First Refusal and Co-Sale Agreement and (B) 1,000,000 of the Series AA Shares shall be held in escrow in accordance with Section 5.16;

(iii) In the event that Anza enters into a definitive agreement [ * ], for the development and commercialization of [ * ] vaccines using the [ * ], which agreement is signed and becomes effective within [ * ] months following the Closing Date [ * ] and provides for [ * ] development of [ * ], Anza shall provide to Cerus additional consideration as set forth in paragraphs (1), (2) and (3) below.

(1) If the [ * ] provides for [ * ] to Anza of [ * ], then Cerus [ * ].

[ * ]	[ * ]
[ * ]	[ * ]

[ * ]	[ * ]

[ * ]	[ * ]

[ * ]	[ * ]

[ * ]	[ * ]

[ * ]	[ * ]

[ * ]	[ * ]

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[ * ]	[ * ]

[ * ]	[ * ]

[ * ]	[ * ]

For purposes of calculating the [ * ] means [ * ] for which the [ * ], provided that [ * ] are not dependent on the [ * ].

(2) If Anza actually receives [ * ] of at least [ * ], then Cerus [ * ].

The [ * ] clauses (1) and (2) above shall each be conditioned upon [ * ] customary representations and warranties [ * ], and having substantially [ * ].

In the event that Anza consummates an IPO or Liquidity Event after [ * ] but prior to [ * ], Anza shall pay to Cerus [ * ], within ten (10) Business Days after the closing of such IPO or Liquidity Event, as applicable.

In the event that Anza consummates an IPO or Liquidity Event before [ * ], Anza shall pay to Cerus [ * ], within ten (10) Business Days after [ * ] due.

(3) Anza shall pay to Cerus [ * ] percent ([ * ]%) of [ * ] due to be paid by [ * ] to Anza under [ * ] during the five (5) year period following [ * ], within ten (10) Business Days after [ * ], even if such [ * ] became due and payable within [ * ] but were not actually received by Anza [ * ].

(iv) Pay to Cerus royalties as set forth on Exhibit B with respect to Royalty-Bearing Covered Products; and

(v) Pay to Cerus:

(1) a one-time payment of [ * ] upon dosing of the first patient in the first Phase III Clinical Trial for the [ * ] for which a Phase III Clinical Trial is conducted;

(2) a one-time payment of [ * ] upon receipt of the first approval by the FDA of the first BLA for the [ * ] for which such FDA approval is obtained; and

(3) The following amounts at such time as the annual Net Sales for either of the [ * ] that are sold commercially in the United States or European Union first equal or exceed the amount set forth in the table below for [ * ], provided such sales level is achieved within the [ * ]:

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Annual Net Sales of Such [ * ]			Time from First Commercial Sale		Milestone Payment Amount
$	[	* ]	Within [	* ]	$	[	* ]
$	[	* ]	Within [	* ]	$	[	* ]
$	[	* ]	Within [	* ]	$	[	* ]

For such purposes, the “Time from First Commercial Sale” shall mean the [ * ] after the First Commercial Sale in the United States or the European Union of [ * ] before such annual Net Sales threshold is achieved with respect to [ * ]. For the avoidance of doubt, each milestone payment under this clause (3) is payable [ * ]), it being understood that annual Net Sales of [ * ] shall be calculated separately and not combined in determining whether the applicable annual Net Sales level has been achieved. In no event shall the aggregate milestone payments made under this clause (3) [ * ].

(4) Anza shall notify Cerus in writing within thirty (30) days after the achievement of any of the foregoing milestones under clauses (1), (2) or (3) above by Anza or its Affiliate or Licensee, and shall pay the amount corresponding to such milestone within thirty (30) days after such achievement. For clarity, each milestone payment under clauses (1) and (2) above is payable not more than once, and in no event shall the aggregate milestone payments made under clauses (1) and (2) above [ * ].

(b) Allocation of Payments. The Parties shall allocate the aggregate payments made pursuant to Sections 2.5(a)(i), (ii) and (iii) among the Transferred Assets, which allocation shall be prepared in a manner consistent with Section 1060 of the Code and the Treasury Regulations promulgated thereunder and mutually agreed by Cerus and Anza (the “Allocation”), within sixty (60) days following the Closing Date. If any additional payments are made to Cerus pursuant to Section 2.5(a)(iii), the Parties shall amend the Allocation to take into account such payments. Each Party agrees to act reasonably in agreeing to the Allocation. The Allocation (and any amendment thereto) shall be conclusive and binding upon Cerus and Anza for all purposes, and Cerus and Anza agree that all returns and reports and all financial statements shall be prepared in a manner consistent with such Allocation or any amendment thereto unless otherwise required by the Internal Revenue Service or any other applicable taxing authority. For the avoidance of doubt, any payments made pursuant to Sections 2.5(a)(iv) or (v) shall be treated by the Parties as payments of royalties.

(c) Transfer Taxes. All transfer, documentary, sales, use, valued-added, gross receipts, stamp, registration or other similar transfer Taxes incurred in connection with the transfer and sale of the Transferred Assets pursuant to this Agreement (“Transfer Taxes”) shall be timely paid by Cerus. The Parties hereto shall cooperate, to the extent reasonably requested and legally permitted, to reduce any such Transfer Taxes, including, without limitation, by using diligent efforts to transfer any intellectual property by remote electronic transmission. The Party required by Law to file a Tax Return with respect to such Transfer Taxes shall do so within the time period prescribed by applicable Law, and the other Party shall join in the execution of any such Tax Returns and other

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documentation. All costs incurred in the filing of such Tax Returns shall be borne equally by both Parties. Cerus shall provide Anza with evidence satisfactory to Anza that such Transfer Taxes have been timely paid by Cerus. Anza shall promptly reimburse Cerus for one-half the amount of such Transfer Taxes upon receipt of notice that such Transfer Taxes have been paid. To the extent that Anza pays any such Transfer Taxes, Cerus shall promptly reimburse Anza for one-half the amount of such Transfer Taxes upon receipt of notice that such Transfer Taxes have been paid.

SECTION 2.6 Closing. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the “Closing”), including the transfer of the Transferred Assets, shall be held at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California at 10:00 a.m. Pacific Standard Time on November 20, 2007, contemporaneously with the execution and delivery of this Agreement, or such later date as the Parties agree upon in writing (the “Closing Date”).

SECTION 2.7 Closing Deliveries by Cerus. At the Closing, Cerus shall deliver or cause to be delivered to Anza:

(a) an original of each Transaction Document to which Cerus is a party, duly executed by Cerus;

(b) an original FDA Transfer Letter with respect to each of the Business Products (for delivery by Anza to the FDA on behalf of Cerus), duly executed by Cerus;

(c) the certificates and other documents required to be delivered pursuant to Section 6.2;

(d) all of the Transferred Assets and other materials set forth on Exhibit E, in the manner and form and to the location(s) reasonably specified by Anza; and

(e) such other deeds, bills of sale, assignments, certificates of title, documents and other instruments of transfer and conveyance, and such copies of the Transferred Intellectual Property and/or Licensed Intellectual Property, as may reasonably be requested by Anza, each in form and substance satisfactory to Anza and its legal counsel and duly executed by Cerus, as applicable.

SECTION 2.8 Closing Deliveries by Anza. At the Closing, Anza shall deliver to Cerus:

(a) an original of each Transaction Document to which Anza is a party, duly executed by Anza;

(b) the Series AA Shares by delivery of a stock certificate registered in the name of Cerus (excluding the stock certificate for the Holdback Shares, which shall be delivered pursuant to Section 2.9, and the stock certificate for the Escrow Shares, which shall be deposited with the Escrow Holder pursuant to Section 5.16(f)); and

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(c) the certificates and other documents required to be delivered pursuant to Section 6.1.

SECTION 2.9 Further Deliveries by Cerus and Anza. At or promptly following the Closing, but in no event later than ninety (90) days thereafter, Cerus shall deliver or cause to be delivered to Anza, in the manner and form and to the location(s) reasonably specified by Anza, at Cerus’ expense, the Transferred Assets and other materials listed on Exhibit F hereto which were not delivered to Cerus on the Closing Date. Promptly following Cerus’ satisfaction of the delivery obligation set forth in the foregoing sentence, Anza shall deliver to Cerus the certificate for the Holdback Shares. Following the Closing, Cerus shall promptly deliver or cause to be delivered to Anza any additional Transferred Assets not set forth on Exhibit F or not delivered to Anza on the Closing Date, as such additional Transferred Assets come to the attention of the Parties.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF CERUS

Except as set forth in the disclosure schedule delivered by Cerus to Anza and dated as of the date hereof (the “Cerus Disclosure Schedule”), which Cerus Disclosure Schedule identifies the Section (or, if applicable, subsection) of this Agreement to which such exception relates (provided, however, that such disclosure shall also apply to particular matters represented or warranted in other Sections and subsections to the extent that it is readily apparent from the text of such disclosure), Cerus hereby represents and warrants to Anza, as of the date of this Agreement, as set forth on Exhibit C.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF ANZA

Except as set forth in the disclosure schedule delivered by Anza to Cerus and dated as of the date hereof (the “Anza Disclosure Schedule”), which Anza Disclosure Schedule identifies the Section (or, if applicable, subsection) of this Agreement to which such exception relates (provided, however, that such disclosure shall also apply to particular matters represented or warranted in other Sections and subsections to the extent that it is readily apparent from the text of such disclosure), Anza hereby represents and warrants to Cerus, as of the date of this Agreement, as set forth on Exhibit D.

ARTICLE V

ADDITIONAL AGREEMENTS

SECTION 5.1 Cooperation and Assistance. Without limiting the terms and conditions of the Transition Services Agreement, Cerus shall cooperate fully with and assist Anza, and shall make its personnel reasonably available for up to eight (8) hours per week during the twelve (12)

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week period following the Closing Date in order to allow Anza to understand and implement the Transferred Know-How and the Licensed Know-How and to utilize the Transferred Know-How and the Licensed Know-How for the purposes contemplated in this Agreement; provided, however, that Cerus shall not be obligated hereunder to provide any assistance that Business Employees are capable of providing to Anza and shall not have any obligations under this Section 5.1 with respect to Intercept Platelet or Plasma disposable kits, and further provided that Cerus’ obligations under this Section 5.1 with respect to UVA light devices shall be limited to providing instruction regarding their maintenance and use. In addition, Cerus shall (a) provide Anza with reasonable access to and/or copies of Cerus’ Books and Records to the extent related to Licensed [ * ] Patent Rights or Licensed Know-How and (b) provide reasonable assistance to Anza to allow Anza to access and enter into negotiations with any contract research organization, contract manufacturer or other Third Party engaged by Cerus or any of its Affiliates prior to the Closing Date in connection with the Business; provided that, subject to Section 2.2, such obligation shall not apply if the contract between Cerus or its Affiliate and such contract research organization, contract manufacturer or other Third Party is a Transferred Contract. Further, Cerus shall use commercially reasonable efforts to destroy, promptly after the Closing, all copies of the Transferred Assets in its possession or Control (including electronic copies), except that Cerus shall be permitted to retain, solely for archival purposes, one (1) copy of (i) any legal (including regulatory but excluding Intellectual Property) or financial records within the Transferred Books and Records, and (ii) any Transferred Contracts, in each case that Cerus is required by law to retain or as may be required to protect Cerus’ legitimate business interests consistent with this Agreement. It is understood, however, that any failure by Cerus to destroy copies of particular materials shall not constitute a breach of this Agreement if doing so is not reasonably practicable or if such item(s) (individually and collectively) are not material.

SECTION 5.2 {Intentionally Omitted}

SECTION 5.3 Certain Regulatory Matters.

(a) Cross-Reference Right. Cerus shall provide Anza and its nominees a right to reference, in association with Anza’s exercise of its rights under this Agreement with respect to products utilizing S-59 Psoralen, any and all current and future regulatory filings and other submissions made or filed with the FDA, the EMEA or any other applicable Foreign Regulatory Authority, by Cerus, its Affiliates, licensees, contractors, suppliers, successors, assigns and others acting under authority of any such entity, that contain data that is necessary or useful for Anza to obtain Regulatory Approval for products utilizing S-59 Psoralen in the Anza Field of Use, including any filings or submissions relating to the manufacturing, toxicology, safety, stability and/or other characteristics of or controls regarding S-59 Psoralen (such regulatory filings and submissions, the “[ * ] Regulatory Submissions”). In connection with the foregoing right, (i) upon request by Anza from time to time, Cerus shall provide Anza or its nominee with full and prompt access to and copies of the [ * ] Regulatory Submissions, together with all correspondence and documentation and data specifically relating to S-59 Psoralen, in each case to the extent necessary or useful for obtaining Regulatory Approval for products utilizing S-59 Psoralen in the

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Anza Field of Use, and (ii) Anza or its nominee shall have the right to make its own regulatory filings and submissions with the FDA, the EMEA or any other Foreign Regulatory Authority disclosing such data and/or any information contained in the [ * ] Regulatory Submissions. Such rights of reference, of access and to make regulatory filings and submissions shall be limited to purposes relating to the Anza Field of Use.

(b) Further Assurances. Cerus shall take such actions as Anza reasonably requests to implement and give effect to the foregoing provisions of this Section 5.3, including (i) executing and delivering to Anza a letter in substantially the form of the FDA Cross-Reference Letter upon request by Anza, (ii) sending (or causing the holder of a [ * ] Regulatory Submission to send) to the FDA, the EMEA and/or any other Foreign Regulatory Authority such additional letters of authorization as Anza may reasonably request from time to time to give Anza the right of reference described in Section 5.3(a) and (iii) providing Anza with timely information regarding any changes to the manufacturing process for GMP S-59 Psoralen to the extent that (1) such changes are implemented while Cerus is supplying Anza with GMP S-59 Psoralen pursuant to the Supply Agreement and (2) on account of such changes, the document provided by Cerus pursuant to Section 6.2(f)(viii) no longer accurately describes the process for manufacturing GMP S-59 Psoralen.

(c) Safety Data Exchange. In addition, the Parties agree to enter into, as soon as reasonably practicable upon request of either Party, a separate agreement setting forth the pharmacovigilance responsibilities and procedures of the Parties for exchange of safety information with respect to S-59 Psoralen (the “Pharmacovigilance Agreement”). The Pharmacovigilance Agreement shall contain such terms as are reasonable and customary for arrangements of this type, and shall in all events include such terms as are necessary to ensure that each Party discloses safety data in its possession and control in a manner that enables the other Party to comply with applicable Laws pertaining to adverse events and safety reporting with respect to S-59 Psoralen.

SECTION 5.4 Supply of Materials.

(a) Cerus shall supply GMP S-59 Psoralen, in addition to the Initial S-59 Psoralen Supply, and UVA light devices and Intercept Platelet and Plasma disposable kits in accordance with the Supply Agreement entered into by and between the Parties of even date herewith.

(b) Supply Not Sole Source. It is understood that the supply arrangements under this Section 5.4 and the Supply Agreement are non-exclusive and are not intended to prevent Anza from manufacturing such items itself or procuring such items from one or more Third Parties. Promptly following Anza’s request, Cerus shall transfer, or cause to be transferred, to Anza or a Third Party manufacturer designated by Anza all Licensed Know-How that is necessary or useful for the manufacture of such GMP S-59 Psoralen and shall make personnel of Cerus reasonably available to assist Anza and/or its Third Party manufacturer(s) in implementing such Know-How. Anza will promptly reimburse Cerus for reasonable out of pocket expenses and internal labor costs incurred by Cerus at Anza’s request in complying with this Section 5.4(b). For such purposes, Cerus’ internal labor costs shall be determined on an hourly basis at individual rates equal to Cerus’ direct cash

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compensation expense (including accrued bonus payments), workers’ compensation, payroll taxes and benefits (not including equity compensation), but not including corporate overhead or other charges, for Cerus personnel performing such services.

SECTION 5.5 Diligence. Anza, directly or through its Affiliates, Licensees and/or other contractors, intends to use commercially reasonable efforts to develop and commercialize at least [ * ], provided, however, that the decision to continue or discontinue such efforts shall (as between the Parties) be in Anza’s sole discretion.

SECTION 5.6 Reimbursement of Business Expenses. Anza shall, within thirty (30) Business Days after the Closing Date, reimburse Cerus for the direct expenses of the Business incurred between [ * ], less the amount of $[ * ], provided that such expenses are included within the budget attached hereto as Exhibit G, up to a maximum aggregate amount of $[ * ] plus any additional out-of-pocket expenses approved in writing by David N. Cook, and the foregoing reimbursement obligation shall supersede and replace any corresponding obligation set forth in the Term Sheet.

SECTION 5.7 Certain Employee Matters.

(a) Business Employees. Cerus’ employment of the Business Employees shall terminate at midnight on the Closing Date. Prior to or in conjunction with the Closing, Anza shall in good faith offer employment to the Business Employees, pursuant to terms of written offer letters, with such employment to commence on the first Business Day immediately following the Closing Date. In the event any such Business Employee accepts Anza’s offer of employment either before or after the Closing, Anza shall be responsible for all Liabilities (including but not limited to salaries and benefits, including the maintenance of appropriate levels of workers’ compensation insurance) arising out of any such employment from and after the initial date of such employment by Anza.

(b) Accrued Benefits. Cerus shall pay each Business Employee any unused vacation time or other employee benefits accrued through the date such Business Employee’s employment with Cerus terminated, not later than the Closing Date. In addition, Cerus shall pay Anza the amount of $[ * ] on or before [ * ], which amount shall be further distributed by Anza to the Business Employees, other than David N. Cook or Thomas W. Dubensky, who remain employed by Anza as of the date such payment is received.

(c) No Third Party Beneficiaries. No provision of this Section 5.7 shall create any third party beneficiary rights in any employee or former employee (including any beneficiary or dependent thereof) of Cerus, in respect of continued employment for any specified period or of any other nature or kind whatsoever.

SECTION 5.8 Confidentiality.

(a) Proprietary Information. Except as otherwise provided in this Section 5.8, each Party (the “Receiving Party”) shall maintain in confidence and use only for purposes of this

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Agreement any confidential information and data disclosed and materials supplied to such Party by the other Party (the “Disclosing Party”) under this Agreement or any other Transaction Document (such information, data and materials, collectively “Proprietary Information”). For purposes of this Section 5.8, (i) all “Confidential Information” disclosed pursuant to the Confidentiality Agreement between Anza and Cerus dated September 6, 2007 (the “Prior Agreement”) shall be deemed Proprietary Information of Cerus (and hence Anza shall be considered the Receiving Party with respect thereto) except to the extent it comprises Transferred Assets and except as provided below, (ii) the Licensed Intellectual Property solely to the extent it relates to the Anza Field of Use shall be deemed Proprietary Information of both Cerus and Anza (and hence each of Cerus and Anza shall be considered a Receiving Party with respect thereto) regardless whether there is any disclosure thereof from one Party to the other, and (iii) the Transferred Intellectual Property shall be deemed Proprietary Information of Anza (and hence Cerus shall be considered the Receiving Party with respect thereto). The obligations of the Receiving Party under this Section 5.8 not to disclose or use Proprietary Information of the other Party shall not apply, however, to the extent that any such information, data or materials:

(i) are or become generally available to the public, or otherwise part of the public domain, other than by acts or omissions of the Receiving Party in breach of this Agreement;

(ii) are disclosed to the Receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation not to disclose such information, data or materials to others;

(iii) were already in the possession of the Receiving Party, other than under an obligation of confidentiality, prior to disclosure by the Disclosing Party, as evidenced by written record, except to the extent such information, data or materials comprise Transferred Assets or Licensed Intellectual Property; or

(iv) are subsequently and independently developed by the Receiving Party without use of or reference to the Proprietary Information of the Disclosing Party.

(b) Permitted Disclosures. To the extent it is reasonably necessary or appropriate for a Receiving Party to fulfill its obligations or exercise its rights under this Agreement or any other Transaction Document:

(i) a Receiving Party may disclose Proprietary Information of the other Party to the Receiving Party’s Affiliates, licensees and prospective licensees, employees, consultants, outside contractors, clinical investigators and other Persons on a need-to-know basis in accordance with the exercise of rights granted to or retained by such Receiving Party under this Agreement or any other Transaction Document, provided that such Persons agree to be bound by obligations of confidentiality and non-use with respect to such Proprietary Information which are substantially similar in scope and duration to those set forth in this Section 5.8;

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(ii) a Receiving Party may disclose Proprietary Information of the other Party to government or other regulatory authorities to the extent that such disclosure is required by applicable Law (including applicable securities Laws), regulation or agency or court order, provided that the Receiving Party shall provide reasonable advance notice to the other Party to allow such Party to oppose such disclosure or to request confidential treatment of such Proprietary Information;

(iii) Cerus and its Affiliates and licensees may disclose Proprietary Information comprising the Licensed Intellectual Property that relates to the Anza Field of Use (a) to patent offices to the extent that such disclosure is reasonably necessary or useful to Prosecute and Maintain any Licensed [ * ] Patent Rights, or (b) to Governmental Authorities to the extent such disclosure is reasonably necessary or useful to obtain any Regulatory Approval for a product discovered, developed or commercialized by Cerus or its Affiliates or licensees (subject to Anza’s exclusive rights in the Transferred Intellectual Property and its license to the Licensed Intellectual Property pursuant to Section 2.3(a)); and

(iv) Anza and its Affiliates and licensees may disclose Proprietary Information comprising the Licensed Intellectual Property (a) to patent offices to the extent that such disclosure is reasonably necessary or useful to Prosecute and Maintain any Licensed [ * ] Patent Rights in accordance with Section 5.10(b), or (b) to Governmental Authorities to the extent such disclosure is reasonably necessary or useful to obtain any authorization to conduct clinical studies or to obtain any Regulatory Approval for a product within the Anza Field of Use, provided, however, that Anza shall provide Cerus with copies of and a reasonable opportunity to comment upon any such regulatory filing and submission to the extent the same has potential impact on the Cerus Field of Use and specifically relates to S-59 Psoralen. Cerus’ opportunity to comment upon such regulatory filings and submissions shall be at least ten (10) days or such shorter period as is required under the circumstances.

(v) For purposes of Section 5.8(b)(i), (A) “rights granted to” Anza shall mean rights in the Anza Field of Use and (B) “rights granted to” Cerus and “rights retained by” Cerus shall mean rights to use the Licensed Intellectual Property outside the Anza Field of Use or, in the case of Licensed Know-How, as permitted under Section 2.3(b) above.

(c) Nondisclosure of Terms; Press Release. Each Party agrees not to disclose the terms of this Agreement to any Third Party without the prior written consent of the other Party, except: (i) to such Party’s advisors (including financial advisors, attorneys and accountants), potential and existing investors and others on a need-to-know basis, in each case under appropriate confidentiality obligations which are substantially similar in scope and duration to those set forth in this Section 5.8; (ii) potential or actual acquirors or purchasers of such Party or of such Party’s assets to which this Agreement relates or potential or actual licensees or sublicensees, in each case under appropriate confidentiality obligations which are substantially similar in scope and duration to those set forth in this Section 5.8; or (iii) to the extent necessary to comply with applicable Law (including applicable securities Laws), regulations or agency or court order, provided that the Party required to make such disclosure shall promptly notify the other Party and (other than in the case where such disclosure is necessary to comply with applicable securities Laws) allow such other Party a

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reasonable time to oppose such disclosure and/or to seek limitations on the portion of this Agreement required to be disclosed. Notwithstanding the foregoing, Cerus may issue a press release to announce the execution of this Agreement, in the form attached hereto as Exhibit H and, following the issuance of such press release, Anza and Cerus may each disclose to Third Parties the information contained in such press release without the need for further approval by the other.

(d) Prior Agreement. The Parties hereby terminate the Prior Agreement effective as of the Closing Date.

SECTION 5.9 Ownership of Inventions.

(a) As between the Parties, title to all inventions and other intellectual property rights made solely by personnel of Anza in connection with this Agreement shall be solely owned by Anza, and title to all inventions and other intellectual property rights made solely by personnel of Cerus in connection with this Agreement shall be solely owned by Cerus. Title to all inventions and other intellectual property rights made jointly by personnel of Anza and Cerus in connection with this Agreement (such inventions and intellectual property rights, the “Joint IP”) shall be jointly owned by the Parties. Prosecution and Maintenance and enforcement of any Patent Rights with respect to such Joint IP shall be solely as mutually agreed upon by the Parties. Inventorship and rights of ownership of any Patent Rights or other intellectual property rights conceived and/or reduced to practice in the course of the performance of any work under this Agreement shall be determined in accordance with the applicable patent or other intellectual property laws of the country in which such Patent Rights or other intellectual property rights are made.

Except as expressly provided in this Agreement, it is understood that neither Party shall have any obligation to account to the other Party for profits from, or to obtain any approval of the other Party to license, assign or otherwise exploit, Joint IP and each Party hereby waives any right it may have under the laws of any jurisdiction to require any such accounting or approval.

SECTION 5.10 Patent Prosecution and Maintenance.

(a) By Cerus. Subject to Section 5.10(b), Cerus shall have the right, at its expense, to Prosecute and Maintain the Licensed [ * ] Patent Rights, using [ * ] or other counsel chosen by Cerus that is reasonably acceptable to Anza. In connection with such Prosecution and Maintenance, Cerus shall: (i) provide Anza with semiannual updates with respect to the status of Prosecution and Maintenance of the Licensed [ * ] Patent Rights; (ii) furnish to Anza copies of all material documents filed with or received from any patent office after the Closing Date in the course of such Prosecution and Maintenance, provided that such documents pertain to the Anza Field of Use; and (iii) allow Anza reasonable opportunity to comment on material documents before being filed with any patent office with respect to the Licensed [ * ] Patent Rights to the extent that such documents pertain to the Anza Field of Use; provided, however, that in each case, prior to disclosure to Anza hereunder, Cerus shall have the right to redact any information that is not related to the Anza Field of Use. If Anza believes in good faith that the patent counsel undertaking such Prosecution and Maintenance is not performing at a level acceptable to Anza, Anza may bring its concerns to Cerus and Cerus shall take into account such reasonable concerns when deciding whether to chose alternative counsel to perform such Prosecution and Maintenance activities.

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(b) By Anza.

(i) In the event that Cerus elects not to Prosecute and Maintain any patent application within the Licensed [ * ] Patent Rights having claims pertaining to the Anza Field of Use or pay any fee related thereto in any country, Cerus shall promptly notify Anza of such election, but in no case later than thirty (30) days prior to any required action relating to the Prosecution and Maintenance of such patent application. In such event, Anza shall have the right, at its option, to control the Prosecution and Maintenance of such patent application in Cerus’ name. If Anza assumes the Prosecution and Maintenance of a patent application pursuant to the preceding sentence, such Prosecution and Maintenance shall be conducted at Anza’s expense, [ * ].

(ii) In the event that Anza elects not to Prosecute and Maintain any patent application within the Transferred Patent Rights having claims pertaining to the Anza Field of Use or pay any fee related thereto in any country, Anza shall promptly notify Cerus of such election, but in no case later than thirty (30) days prior to any required action relating to the Prosecution and Maintenance of such patent application. In such event, Cerus shall have the right, at its option, to require that Anza continue the Prosecution and Maintenance of such patent application in Anza’s name, under Anza’s control and at Cerus’ expense, to the extent that such Prosecution and/or Maintenance would not limit or interfere with Anza’s ability to Prosecute and Maintain other patent applications within the same patent family in the same country, as reasonably determined by Anza.

(c) Cooperation. Each Party shall cooperate with the other Party in connection with all activities relating to the Prosecution and Maintenance of the Licensed [ * ] Patent Rights undertaken by such other Party pursuant to this Section 5.10, including making available to such other Party any documents reasonably necessary or appropriate for the Prosecution and Maintenance of any Licensed [ * ] Patent Rights in a timely manner and, if and as appropriate, signing (or causing to have signed) all documents relating to the Prosecution and Maintenance of any Licensed [ * ] Patent Rights.

SECTION 5.11 Enforcement of Patents.

(a) Notice. If either Party, directly or through an Affiliate or licensee, learns of any actual or possible, direct or indirect, infringement of the Licensed [ * ] Patent Rights by the making, having made, use, sale, offer for sale or importation of any product or other activity in the Anza Field of Use by another person or entity (to the extent such infringement is within the Anza Field of Use, an “Infringement”), it shall promptly provide written notice to the other Party of such Infringement and shall promptly supply such other Party with all evidence it possesses pertaining to such Infringement.

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(b) Infringement Action.

(i) Cerus (directly or through its nominee) shall have the first right, but not the obligation, to seek to abate any Infringement, or to file suit against an infringing person or entity with respect to such Infringement, if one or more of the allegedly infringed Licensed [ * ] Patent Rights claims the composition of matter, manufacture or use of psoralen or a product made through the use of psoralen or method of inactivating microorganisms, subject to subsection (b)(ii)(A) below. In the event that Cerus or its nominee does not, within [ * ] months from date of a request by Anza to do so, take action to abate such Infringement, Anza shall have the right, but not the obligation, to enforce the Licensed [ * ] Patent Rights in connection with such Infringement in its own name, and at its own cost and expense.

(ii) Anza (directly or through its nominee) shall have the first right, but not the obligation, to seek to abate any Infringement, or to file suit against an infringing person or entity with respect to such Infringement, if (A) if such Infringement relates to a product involving a [ * ] or (B) none of the allegedly infringed Licensed [ * ] Patent Rights claims the composition of matter, manufacture or use of psoralen or a product made through the use of psoralen or method of [ * ]. In the event that Anza or its nominee does not, within [ * ] months from date of a request by Cerus to do so, take action to abate such Infringement, Cerus shall have the right, but not the obligation, to enforce the Licensed [ * ] Patent Rights in connection with such Infringement in its own name, and at its own cost and expense.

(c) Cooperation. In any suit, action or other proceeding in connection with an Infringement (an “Infringement Action”), the Party assuming the primary role in the Infringement Action (the “Controlling Party”) shall keep the non-Controlling Party reasonably informed of the progress of such Infringement Action. The non-Controlling Party shall cooperate fully with the Controlling Party, including, either as required by law or at the request of the Controlling Party, by joining as a nominal party and executing such documents as may reasonably be required, all at the expense of the Controlling Party. In any case, the non-Controlling Party shall have the right, in the event it is not required or requested to be joined, to participate in any Infringement Action with counsel of its own choice at its own expense.

(d) Settlement and Recoveries. The Controlling Party with respect to any Infringement Action may not settle any such action, or otherwise consent to any adverse judgment in any such action, that imposes a financial obligation on the non-Controlling Party, or which restricts the scope of, or admits the unenforceability or invalidity of, any Patent Rights within the Licensed [ * ] Patent Rights without the express written consent of the non-Controlling Party, which consent shall not be unreasonably withheld. Any recovery obtained by Anza or Cerus as a result of an Infringement Action shall be shared as follows:

(i) the Controlling Party shall first be entitled to recoup all of its out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred in connection with such Infringement Action, whether the recovery is by settlement or otherwise;

(ii) the non-Controlling Party, if joined or cooperating in such Infringement Action at its own expense, shall then be entitled to recover its out-of-pocket costs and

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expenses (including reasonable attorneys’ fees) incurred in connection with such Infringement Action (and if the amount of the recovery is less than the total amounts in clause (i) above and this clause (ii), then the Parties shall share such recovery in proportion to the amounts to be reimbursed under such clauses (i) and (ii));

(iii) if Anza is the Controlling Party, then Anza shall pay Cerus, within thirty (30) days of the receipt of such recovery, an amount equal to [ * ] of such recovery, and the amount of any recovery remaining after such payment shall be retained by Anza; and

(iv) if Cerus is the Controlling Party, then [ * ] of the amount of any recovery remaining shall be retained by Cerus and [ * ] of the amount of any recovery remaining shall be delivered to Anza within thirty (30) days of the receipt of such recovery.

SECTION 5.12 Defense of Infringement Claims. If any product or activity covered by the Licensed [ * ] Patent Rights becomes the subject of a claim or assertion of infringement of Patent Rights of a Third Party, the Party first having notice of the claim or assertion shall promptly notify the other Party, and the Parties shall promptly confer to consider the claim or assertion and the appropriate course of action. Unless the Parties otherwise agree in writing, each Party shall have the right to defend itself against a suit that names such Party as a defendant; provided that the other Party shall have the right to join such suit at its own expense if such suit pertains to or has a reasonably anticipatable impact on such other Party’s rights with respect to the Licensed [ * ] Patent Rights. Neither Party shall enter into any settlement of any action described in this Section 5.12, or otherwise consent to an adverse judgment in any such action, that imposes a financial obligation on the other Party, or that admits the infringement of any Patent Rights of a Third Party, without the other Party’s written consent, which consent shall not be unreasonably withheld or delayed. In any event, each Party shall reasonably assist the other Party and cooperate in connection with any litigation described in this Section 5.12 in which such Party is not named as a defendant, at the defending Party’s request and expense. If Anza is required, as a result of any judgment or settlement of any action described in this Section 5.12, to pay a royalty to a Third Party to make, have made, offer for sale, sell and/or import a Covered Product for which it owes royalties to Cerus pursuant to Exhibit B, such amounts shall be deemed amounts required to be paid to a Third Party with respect to such Covered Product, and may be deducted from the amounts payable to Cerus with respect to such Covered Product under this Agreement to the extent permitted under Section 2(a) of Exhibit B.

SECTION 5.13 Covenant Not to Compete.

(a) Cerus agrees that Anza shall be entitled to protect and preserve the going concern value of the Business following the Closing to the extent permitted by Law, that Anza would not have entered into this Agreement absent the provisions of this Section 5.13 and, therefore, that, (i) for the period from the Closing Date hereof until [ * ] thereafter (the “Applicable Period”), Cerus and any Restricted Affiliate shall not, directly or indirectly, research, develop, manufacture, market, promote, sell or import any Competing Products anywhere in the world, and (ii) for the period from the end of the Applicable Period until [ * ] thereafter (the “Listeria-Specific Period”), Cerus and any Restricted Affiliate shall not, directly or indirectly, research, develop, manufacture,

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market, promote, sell or import any Competing Listeria Products anywhere in the world. As used herein, “Restricted Affiliate” means (A) any Person that is an Affiliate of Cerus as of the Effective Date or (B) any Person that becomes an Affiliate of Cerus after the Effective Date, provided that Cerus controls such Affiliate, “Competing Product” means any product or service within the Anza Field of Use, and “Competing Listeria Product” means any product or service [ * ] that [ * ] or any component thereof. Without limiting the foregoing, during the Applicable Period, Cerus and the Restricted Affiliates shall not provide funding to, invest in or perform any services on behalf of any Third Party for the purpose of, or grant a license or other authorization to any Third Party for, researching, developing, manufacturing, marketing, promoting, selling or importing any Competing Product for use anywhere in the world, and during the Listeria-Specific Period, Cerus and the Restricted Affiliates shall not provide funding to, invest in or perform any services on behalf of any Third Party for the purpose of, or grant a license or other authorization to any Third Party for, researching, developing, manufacturing, marketing, promoting, selling or importing any Competing Listeria Product for use anywhere in the world.

(b) If a court determines that the foregoing restrictions are too broad or otherwise unreasonable under applicable Law, including with respect to time or geography, the court is hereby requested and authorized by the Parties to revise the foregoing restrictions to include the maximum restrictions allowable under applicable Law. Each of the Parties acknowledges, however, that this Section 5.13 has been negotiated by the Parties and that the Applicable Period is reasonable in light of the circumstances pertaining to the Parties.

(c) Notwithstanding any other provision of this Agreement, it is understood and agreed that the remedy of indemnification pursuant to Article VII and other remedies at Law would be inadequate in the case of any breach of the covenants contained in this Section 5.13, and, accordingly, Anza shall be entitled to equitable relief, including the remedy of specific performance, with respect to any breach or attempted breach of such covenants.

SECTION 5.14 Tax Matters.

(a) Responsibility for Taxes and Tax Matters.

(i) Subject to Section 5.14(a)(iii), Cerus will be responsible for the preparation and filing of all Tax Returns of Cerus (including Tax Returns required to be filed after the Closing Date) to the extent such Tax Returns include or relate to Cerus’ use or ownership of the Transferred Assets on or prior to the Closing Date. Cerus’ Tax Returns to the extent they relate to the Transferred Assets shall be true, complete and correct and prepared in accordance with applicable Law. Cerus will be responsible for and make all payments of Taxes shown to be due on such Tax Returns to the extent they relate to the Transferred Assets.

(ii) Subject to Section 5.14(a)(iii), Anza will be responsible for the preparation and filing of all Tax Returns it is required to file with respect to Anza’s ownership or use of the Transferred Assets attributable to taxable periods (or portions thereof) commencing after the Closing Date. Anza’s Tax Returns, to the extent they relate to the Transferred Assets, shall be true,

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complete and correct and prepared in accordance with applicable Law. Anza will be responsible for and make all payments of Taxes shown to be due on such Tax Returns to the extent they relate to the Transferred Assets.

(iii) In the case of any real or personal property Taxes (or other similar Taxes) attributable to the Transferred Assets for which Taxes are reported on a Tax Return covering a period commencing before the Closing and ending thereafter (a “Straddle Period Tax”), any such Straddle Period Taxes shall be prorated between Anza and Cerus on a per diem basis. The Party required by Law to pay any such Straddle Period Tax (the “Paying Party”) shall file the Tax Return related to such Straddle Period Tax within the time period prescribed by Law and shall timely pay such Straddle Period Tax. To the extent any such payment exceeds the obligation of the Paying Party hereunder, the Paying Party shall provide the other Party (the “Non-Paying Party”) with notice of payment, and within ten (10) Business Days of receipt of such notice of payment, the Non-Paying Party shall reimburse the Paying Party for the Non-Paying Party’s share of such Straddle Period Taxes.

(b) Cooperation. To the extent relevant to the Transferred Assets, each Party shall (i) provide the other with such assistance as may reasonably be required in connection with the preparation of any Tax Return and the conduct of any audit or other examination by any taxing authority or in connection with judicial or administrative proceedings relating to any liability for Taxes and (ii) retain and provide the other with all records or other information that may be relevant to the preparation of any Tax Returns, or the conduct of any audit or examination or other proceeding relating to Taxes. Cerus shall retain all documents, including prior years’ Tax Returns, supporting work schedules and other records or information with respect to all sales, use and employment Tax Returns and, absent the receipt by Cerus of the relevant tax clearance certificates, shall not destroy or otherwise dispose of any such records for six (6) years after Closing without the prior written consent of Anza.

(c) Wage Withholding. Cerus and Anza shall utilize the alternate procedure set forth in Revenue Procedure 2004-53 with respect to wage withholding for any Business Employees.

(d) Reporting. Anza and Cerus each agree to: (i) report the transactions contemplated by this Agreement in a manner consistent with the intent of the Parties that the issuance of the Series AA Shares to Cerus in partial consideration for the transfer of the Transferred Assets, when taken together with the issuance of shares of Anza’s Series A Preferred Stock to certain investors on the date hereof, shall qualify as an exchange within the meaning of Section 351 of the Code to the extent permitted by applicable Law, and each such Party agrees that it will not take a position inconsistent therewith; (ii) timely file the information required by Treasury Regulation Section 1.351-3 with its income Tax Return for the year in which the Series AA Shares are issued; and (iii) comply with the record keeping requirements of Treasury Regulation Section 1.351-3.

SECTION 5.15 Certain Accounting Matters. Upon the reasonable request of Anza in connection with its efforts to effect an IPO during the period prior to the [ * ] anniversary of the

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Closing Date, Cerus shall, at Anza’s expense, provide reasonable assistance to Anza in Anza’s efforts to prepare those historical financial statements required to comply with then applicable accounting requirements under the Securities Act, including providing Anza with access to Cerus’ outside auditors for such purposes.

SECTION 5.16 Redemption Option.

(a) Redemption Option. Anza shall have the option (the “Redemption Option”) to redeem a portion of the Series AA Shares, at the price of [ * ] per share (the “Redemption Price”), as follows:

(i) in the event that (A) Anza does not receive notice of the award of the [ * ] Grant by December 31, 2008 or (B) the 2008 federal budget does not include a [ * ] specifically for the [ * ] Grant, Anza shall have the option to redeem 1,000,000 Series AA Shares, effective as of such date;

(ii) in the event that Anza receives notice of the award of the [ * ] Grant by December 31, 2008 and the 2008 federal budget includes a [ * ] specifically for the [ * ] Grant in an amount of at least $1,000,000, but the aggregate monies received by Anza over the term of such [ * ] Grant are less than $1,000,000, Anza shall have the option to redeem the number of Series AA Shares, rounded to the nearest whole share, equal to (A) the difference between $1,000,000 and such aggregate monies, divided by (B) one dollar ($1.00), effective as of the expiration of its term; or

(iii) in the event that Anza receives notice of the award of the [ * ] Grant by December 31, 2008 and the 2008 federal budget includes a [ * ] specifically for the [ * ] Grant in an amount of less than $1,000,000, Anza shall have the option to redeem the number of Series AA Shares, rounded to the nearest whole share, equal to (A) the difference between $1,000,000 and the amount of such line item, divided by (B) one dollar ($1.00), effective as of the notice of the award of the [ * ] Grant.

With respect to subsection (a)(i) above, Anza’s right to redeem the Series AA Shares shall be subject to Anza’s obligation to submit an application for the [ * ] Grant to the [ * ] in a timely manner. Provided that the [ * ] Grant has been awarded to Anza, with respect to subsection (a)(ii) above, Anza’s right to redeem the Series AA Shares shall be subject to Anza’s obligation to use commercially reasonable good faith efforts to perform all activities necessary to receive at least $1,000,000 over the term of such [ * ] Grant.

(b) Exercise. The effective date for exercise of the Redemption Option as set forth under clause (i) or (ii) above, as applicable, is referred to herein as the “Redemption Date.” Anza may exercise the Redemption Option as to all, but not less than all, of such number of Series AA Shares as is determined in Section 5.16(a) (the “Redemption Shares”) at any time following the Redemption Date by delivering written notice of its intent to exercise such Redemption Option (the “Redemption Notice”), with a copy to the Escrow Holder, no later than 5:00 p.m. Pacific Standard Time on the date that is one (1) year following the Redemption Date. The Redemption Notice shall set forth in reasonable detail information relating to the redemption under this Section 5.16 and the calculation of the number of Redemption Shares being redeemed.

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(c) Aggregate Redemption Price. If Anza decides to exercise the Redemption Option, Anza shall, within thirty (30) days from the date the Redemption Notice is delivered to Cerus pursuant to subsection (b) above, deliver a check to Cerus, with a copy to the Escrow Holder, in an amount equal to the product of (i) the Redemption Price and (ii) the number of Redemption Shares (the “Aggregate Redemption Price”). Upon delivery of payment of the Aggregate Redemption Price, Anza shall become the legal and beneficial owner of the Redemption Shares and all related rights and interests therein, and Anza shall have the right to retain and transfer to its own name the number of Redemption Shares being redeemed by Anza.

(d) Rights of the Parties. In the event that the Redemption Option is exercised, upon and following the receipt by Cerus of the Aggregate Redemption Price, Cerus shall have no right whatsoever to retain the Redemption Shares. In the event that the Redemption Option is terminated, whether by failure of Anza to deliver the Redemption Notice to Cerus within one (1) year following the Redemption Date or otherwise as set forth in this Agreement, upon and following such termination the only remaining right of Cerus under this Agreement shall be the right to retain the Redemption Shares, and Cerus shall have no right whatsoever to receive the Aggregate Redemption Price.

(e) Escrow of Shares. To facilitate exercise of the Redemption Option, a certificate issued in the name of Cerus for 1,000,000 Series AA Shares (the “Escrow Shares”) shall be held by the Secretary of Anza as escrow holder (the “Escrow Holder”), along with an Assignment Separate from Certificate (in the form attached hereto as Exhibit I) executed by Cerus in blank, until the earlier of (i) expiration of the [ * ] Grant and (ii) receipt of $1,000,000 pursuant to such [ * ] Grant.

(i) The Escrow Holder is hereby directed to permit transfer of the Redemption Shares in escrow only in accordance with this Agreement and instructions signed by both Parties.

(ii) If Anza or any assignee exercises the Redemption Option, the Escrow Holder, upon receipt of a copy of the Redemption Notice from the proposed transferee, shall take all steps necessary to accomplish such transfer.

(iii) When the Redemption Option expires unexercised, the Escrow Holder shall promptly cause the certificate for the Escrow Shares to be released and delivered to Cerus.

(iv) The Escrow Holder shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Holder to be genuine and to have been signed or presented by the proper Party or Parties. The Escrow Holder shall not be liable for any act that he/she may do or omit to do hereunder as Escrow Holder while acting in good

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faith and in the exercise of his/her own good judgment, and any act done or omitted by the Escrow Holder pursuant to the advice of his/her own attorneys shall be conclusive evidence of such good faith.

(v) Anza and Cerus hereby jointly and severally expressly agree to indemnify and hold harmless the Escrow Holder and his/her designees against any and all claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys’ fees and expenses of investigation and defense, incurred or suffered by the Escrow Holder and his/her designees, directly or indirectly, as a result of any of his/her actions or omissions or those of his/her designees while acting in good faith and in the exercise of his/her judgment under this Agreement or written instructions from Anza and Cerus.

(vi) The Escrow Holder’s responsibilities as Escrow Holder hereunder shall terminate if he/she shall resign by written notice to each Party. In the event of any such termination, the Parties shall jointly appoint a successor Escrow Holder.

(vii) The Escrow Holder is expressly authorized to, and hereby does, delegate his/her duties as Escrow Holder hereunder to the law firm of Wilson Sonsini Goodrich & Rosati, P.C., which delegation shall survive his/her resignation as Escrow Holder.

(viii) If, from time to time during the term of the Redemption Option, there is (A) any cash or stock dividend, stock split or other change with respect to the Escrow Shares being held in escrow or (B) any merger or sale of all or substantially all of Anza’s assets or other acquisition of Anza, any and all new, substituted or additional securities or property to which Cerus is entitled by reason of Cerus’ ownership of the Escrow Shares being held in escrow shall be deposited with the Escrow Holder and shall be included within the definition of Escrow Shares. All numbers contained in, and all calculations required to be made pursuant to, this Agreement with respect to the Escrow Shares shall be adjusted as appropriate to reflect the events set forth in subclauses (A) and (B) or a similar transaction effected by Anza after the date hereof.

SECTION 5.17 Certain Termination Rights. Notwithstanding any other provision of this Agreement, Anza may, from time to time, terminate its rights under this Agreement as to any particular patent or patent application within the Licensed [ * ] Patent Rights or the Transferred Patent Rights by giving Cerus written notice thereof. From and after the effective date of a termination under this Section 5.17, (a) with respect to a particular patent or application within the Licensed [ * ] Patent Rights, such patent or patent application shall cease to be within the Licensed [ * ] Patent Rights for all purposes of this Agreement, and all rights and obligations of Anza with respect to such patent or patent application shall terminate, and (b) with respect to a particular patent or application within the Transferred Patent Rights, Anza shall promptly assign such patent or patent application to Cerus and thereafter such patent or patent application shall cease to be within the Transferred Patent Rights for all purposes of this Agreement, and all rights and obligations of Anza with respect to such patent or patent application shall terminate.

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SECTION 5.18 Regulatory Matters and Bulk Sales Laws. Anza acknowledges that it will be responsible for obtaining and maintaining the federal and state permits and licenses required in order for Anza to carry on the Business or use the Transferred Assets after the Closing, and, except for any obligation expressly set forth in this Agreement, that Cerus will not have duties or obligations to Anza with respect to any such permits and licenses.

SECTION 5.19 Novation of Certain Transferred Contracts. Promptly following the Closing, Anza shall submit in writing to each counterparty to the Transferred Contracts listed in Exhibit J a request for such counterparty to: (i) recognize Anza as the successor in interest of Cerus to such Transferred Contract; and (ii) enter into a novation agreement. Anza shall use reasonable commercial efforts to execute and consummate such novation agreements. It is understood, however, that such novation agreements shall not be deemed to transfer to Anza any Retained Liability or to limit Cerus’ indemnification obligations with respect to Retained Liabilities pursuant to Section 7.2(a)(iii).

SECTION 5.20 Abandonment of Certain Patents and Patent Applications. Within [ * ] after the Closing Date, Cerus shall (a) expressly abandon the patents and patent applications listed on Exhibit T (the “Abandoned Patents”) that have not already been abandoned or expired, by submitting appropriate documents to effect such abandonment to the patent office(s) in the applicable jurisdiction(s) and (b) deliver to Anza reasonable written evidence of such abandonment of such Abandoned Patents. In addition, Cerus hereby agrees that it shall not take any actions to revive any of the Abandoned Patents.

SECTION 5.21 Further Assurance. On and after the Closing Date, Cerus shall from time to time, at the reasonable request of Anza, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such further conveyances, notices and assumptions and such other instruments, and take such other actions, as Anza may reasonably request in order to more effectively consummate the transactions contemplated hereby and to transfer fully to Anza good and marketable title to the Transferred Assets and all of the titles, rights, interests, remedies, powers and privileges intended to be conveyed under the Transaction Documents (including assistance in the collection or reduction to possession of any of the Transferred Assets). On and after the Closing Date, Anza shall from time to time, at the reasonable request of Cerus, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such further notices and assumptions and such other instruments, and take such other actions, as Cerus may reasonably request in order to more effectively consummate the transactions contemplated hereby and to transfer fully to Anza the Assumed Liabilities.

ARTICLE VI

CONDITIONS TO CLOSING

SECTION 6.1 Conditions to Obligations of Cerus. The obligation of Cerus to effect the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Cerus in whole or in part):

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(a) Representations, Warranties and Covenants. The representations and warranties of Anza contained in this Agreement shall be true and correct as of the Closing Date. Anza shall have performed all agreements and covenants required by this Agreement to be performed by it prior to or on the Closing Date. Cerus shall have received a certificate as to satisfaction of the conditions set forth in this Section 6.1(a) dated as of the Closing Date and executed by a duly authorized officer of Anza.

(b) No Actions or Proceedings. No Action shall be pending or threatened by or before any Governmental Authority challenging or seeking to make illegal, to materially delay or otherwise to restrain or prohibit the consummation of the transactions contemplated by this Agreement.

(c) Resolutions of Anza. Cerus shall have received a true and complete copy, certified by the Secretary or an Assistant Secretary of Anza, of the resolutions duly and validly adopted by the board of directors of Anza evidencing its authorization of the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated by this Agreement.

(d) Consents and Approvals. Anza and Cerus shall have received, each in form and substance satisfactory to Anza in its reasonable discretion, all authorizations, consents, orders and approvals of all Governmental Authorities that Cerus in its reasonable discretion deems necessary or desirable for the consummation of the transactions contemplated by this Agreement.

(e) Anza Restated Certificate. The Anza Restated Certificate shall have been duly authorized, executed and filed with and accepted by the Delaware Secretary of State.

(f) Documents.

(i) Cerus shall have received from Anza all of the documents and agreements set forth in Section 2.8.

(ii) The Financing Agreements shall have been executed and delivered by all of the parties thereto, other than Cerus.

(iii) Cerus shall have received an opinion from Wilson Sonsini Goodrich & Rosati, counsel to Anza, in the form attached hereto as Exhibit K.

(iv) David N. Cook, Ph.D. shall have been offered, and shall have accepted, a position as Chief Executive Officer of Anza;

(v) Thomas W. Dubensky, Ph.D. shall have been offered, and shall have accepted, a position as Chief Scientific Officer of Anza;

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(vi) Anza shall have delivered an employment offer letter to each of the Business Employees offering a position of employment with Anza.

(g) Consent to Sublease and Site License. California Development, Inc. shall have given its written consent to the Sublease and Holmgren Partners shall have given its written consent to the Site License.

SECTION 6.2 Conditions to Obligations of Anza. The obligation of Anza to effect the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Anza in whole or in part):

(a) Representations, Warranties and Covenants. The representations and warranties of Cerus contained in this Agreement shall be true and correct as of the Closing Date. Cerus shall have performed all agreements and covenants required by this Agreement to be performed by it prior to or on the Closing Date. Anza shall have received a certificate as to satisfaction of the conditions set forth in this Section 6.2(a) dated as of the Closing Date and executed by a duly authorized officer of Cerus.

(b) No Actions or Proceedings. No Action shall be pending or threatened by or before any Governmental Authority challenging or seeking to make illegal, to materially delay or otherwise to restrain or prohibit the consummation of the transactions contemplated by this Agreement.

(c) Resolutions of Cerus. Anza shall have received a true and complete copy, certified by the Secretary or an Assistant Secretary of Cerus, of the resolutions duly and validly adopted by the board of directors of Cerus evidencing its authorization of the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated by this Agreement.

(d) Consents and Approvals. Anza and Cerus shall have received, each in form and substance satisfactory to Anza in its reasonable discretion, all authorizations, consents, orders and approvals of all Governmental Authorities that Anza in its reasonable discretion deems necessary or desirable for the consummation of the transactions contemplated by this Agreement.

(e) Anza Restated Certificate. The Anza Restated Certificate shall have been duly authorized, executed and filed with and accepted by the Delaware Secretary of State.

(f) Documents.

(i) Anza shall have received from Cerus all of the documents, agreements and other Transferred Assets set forth in Sections 2.7(e) and 5.16(e).

(ii) Anza shall have received an opinion from Cooley Godward Kronish LLP, counsel to Cerus, in the form attached hereto as Exhibit L.

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(iii) The Financing Agreements shall have been executed and delivered by all of the parties thereto, including Cerus, other than Anza.

(iv) David N. Cook, Ph.D. shall have executed and delivered to Anza an Employment Agreement in the form attached hereto as Exhibit M.

(v) Thomas W. Dubensky, Ph.D. shall have executed and delivered to Anza an Employment Agreement in the form attached hereto as Exhibit N.

(vi) The license agreements between Cerus and The Johns Hopkins University (“JHU”) included among the Transferred Contracts shall have been assigned to Anza and novated and amended and restated versions of such agreements in the forms attached hereto as Exhibits O, P, Q and R shall have been executed and delivered by JHU. It is understood, however, that such novation shall not be deemed to transfer to Anza any Retained Liabilities or to limit Cerus’ indemnification obligations with respect to the Retained Liabilities pursuant to Section 7.2(a)(iii).

(vii) Anza shall have received from Cerus executed Third Party consents to the assignment of the Transferred Contracts listed on Exhibit S.

(viii) Anza shall have received from Cerus a document in “common technical document (CTD)” format in English that is based upon Cerus’ planned regulatory filing in Australia with respect to the manufacture of S-59 Psoralen.

(g) Consent to Sublease and Site License. California Development, Inc. shall have given its written consent to the Sublease and Holmgren Partners shall have given its written consent to the Site License.

ARTICLE VII

INDEMNIFICATION

SECTION 7.1 Survival of Representations and Warranties and Covenants. The representations and warranties of Anza and Cerus contained in this Agreement, and in any certificate or other instrument delivered by Anza or Cerus pursuant to this Agreement (other than the Supply Agreement), shall survive the Closing for a period of [ * ], unless otherwise expressly provided for in this Agreement (the “Survival Period”), at which time they shall terminate. Notwithstanding the foregoing, the Survival Period for the representations and warranties in Sections [ * ] of Exhibit C (the “Surviving Representations”) shall survive the Closing for a period of [ * ], unless otherwise expressly provided for in this Agreement. The covenants and agreements contained herein shall survive following the Closing in accordance with their respective terms. Following the expiration of the applicable Survival Period, no Party shall make any claim for, or be subject to any Liabilities in respect of, any breach of such representations and warranties (except with respect to claims for indemnification for which written notice of such claim, pursuant to Section 7.2(c)(i), has been given prior to the expiration of the Survival Period).

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SECTION 7.2 Indemnification.

(a) Indemnification by Cerus. Cerus shall indemnify and hold harmless Anza and its Affiliates, officers, directors, employees, agents, successors and assigns (each, a “Anza Indemnified Party”) from and against any and all liabilities, losses, damages, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable attorneys’ fees and expenses) (collectively, “Losses”) suffered or incurred by them arising out of or resulting from the following:

(i) the breach of any representation or warranty made by Cerus contained in this Agreement or in any certificate or other instrument delivered by Cerus pursuant to this Agreement;

(ii) the breach of any covenant or agreement by Cerus contained in this Agreement;

(iii) the Retained Liabilities solely to the extent that such Losses are (A) incurred as a result of Third Party Claims made against a Anza Indemnified Party with respect to such Retained Liability or (B) directly incurred by Anza as a result of Anza’s fulfillment of Cerus’ obligations under any Retained Liability in the event that such fulfillment is reasonably required for Anza to maintain or exercise the rights granted to it under this Agreement; or

(iv) any claim by any current or former Cerus employee or independent contractor directly arising out of or resulting from the transactions contemplated by this Agreement, including the termination of their employment or independent contractor relationship with Cerus.

(b) Indemnification by Anza. Anza shall indemnify and hold harmless Cerus and its Affiliates, officers, directors, employees, agents, successors and assigns (each a “Cerus Indemnified Party”) from and against any and all Losses suffered or incurred by them arising out of or resulting from the following:

(i) the breach of any representation or warranty made by Anza contained in this Agreement or in any certificate or other instrument delivered by Anza pursuant to this Agreement;

(ii) the breach of any covenant or agreement by Anza contained in this Agreement;

(iii) the Assumed Liabilities solely to the extent that such Losses are incurred as a result of Third Party Claims made against a Cerus Indemnified Party with respect to such Assumed Liability;

(iv) the practice of the Transferred Intellectual Property or Licensed Intellectual Property by or on behalf of Anza or its Affiliates or Licensees, solely to the extent that such Losses are incurred as a result of Third Party Claims made against a Cerus Indemnified Party and do not result from a breach by Cerus of any representation or warranty; or

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(v) the research, development, manufacture, distribution, use, testing, promotion, marketing, or sale or other disposition of a Covered Product by or on behalf of Anza or its Affiliates or Licensees, solely to the extent that such Losses are incurred as a result of Third Party Claims made against a Cerus Indemnified Party and do not result from a breach by Cerus of any representation or warranty.

(c) Indemnification Procedure.

(i) Whenever any Loss is asserted against or incurred by a Anza Indemnified Party or Cerus Indemnified Party (the “Indemnified Party”) which the Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, the Indemnified Party will give written notice thereof (a “Claim”) to the other Party (the “Indemnifying Party”). The Indemnified Party will furnish to the Indemnifying Party in reasonable detail such information as the Indemnified Party may have with respect to the Claim. The failure to give such notice will not relieve the Indemnifying Party of its indemnification obligations under this Agreement, unless the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend an action by a Third Party giving rise to such Claim (a “Third Party Claim”).

(ii) In the case of a Third Party Claim, within thirty (30) days after delivery of such notice, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, and at its expense, undertake the defense of such Third Party Claim with attorneys of its own choosing. In the event that the Indemnifying Party does not assume control of such defense, the Indemnified Party may undertake the defense of such Third Party Claim.

(iii) The Party not controlling such defense may participate therein at its own expense, provided that if the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes, based on advice from counsel, that the Indemnifying Party and the Indemnified Party have conflicting interests with respect to such action, suit, proceeding or claim, the Indemnifying Party will be responsible for the reasonable fees and expenses of counsel to the Indemnified Party solely in connection therewith, provided further, however, that in no event will the Indemnifying Party be responsible for the fees and expenses of more than one counsel in any one jurisdiction for all Indemnified Parties.

(iv) The Party controlling such defense will keep the other Party advised of the status of such action, suit, proceeding or claim and the defense thereof and will consider recommendations made by the other Party with respect thereto. As reasonably requested by, and at the expense of, the Party controlling such defense, the other Party will cooperate in such defense and make available to the Party controlling such defense all witnesses, pertinent records, materials and information in such other Party’s possession or under such other Party’s control relating thereto.

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(v) The Indemnified Party will not agree to any settlement of such action, suit, proceeding or claim without the prior written consent of the Indemnifying Party, which will not be unreasonably withheld or delayed. The Indemnifying Party will not consent to entry of any judgment or enter into any settlement that admits fault on the part of the Indemnified Party, except with the prior written consent of the Indemnified Party, which consent will not be unreasonably withheld or delayed. In the event that the Indemnified Party refuses to consent to the entry of a judgment or a settlement for which the Indemnifying Party is solely and entirely responsible and has indicated its sole and entire responsibility in writing to the Indemnified Party, following such refusal, the liability of the Indemnifying Party to the Indemnified Party will be fixed at the amount of any money damages provided in the proposed judgment or settlement.

(d) Limitations on Indemnification.

(i) The indemnification provided in this Article VII shall be the sole and exclusive remedy after the Closing for damages available to the Parties for breach of any of the representations or warranties contained herein; provided, however, this exclusive remedy for damages does not preclude a Party from bringing an action for (A) fraud or (B) specific performance or other equitable remedy to require a Party to perform its obligations under this Agreement.

(ii) Notwithstanding anything to the contrary herein, [ * ] provided that [ * ] cured within [ * ] days after notice form [ * ], the aggregate Liability [ * ] under this Article VII for Losses arising from or attributable to any breach of the representations and warranties made by Cerus in this Agreement or any certificate or other instrument delivered by Cerus pursuant to this Agreement [ * ] shall be limited to $[ * ], provided, however, that with respect to any such Losses in excess of $[ * ], Anza shall have the right to cause the forfeiture of, and/or to offset such excess Losses against, the contingent consideration otherwise payable pursuant to Sections 2.5(a)(iii), (iv) and (v) in an amount equal to the specified amount of such Losses.

(iii) UNDER NO CIRCUMSTANCES WILL A PARTY BE LIABLE TO THE OTHER PARTY FOR LOST PROFITS, LOST OPPORTUNITIES, OR ANY OTHER PUNITIVE, SPECIAL, OR CONSEQUENTIAL DAMAGES IRRESPECTIVE OF THE THEORY UNDER WHICH SUCH ACTION IS BROUGHT, WHETHER IT WAS CAUSED OR ALLEGEDLY CAUSED BY THE NEGLIGENCE OF SUCH PARTY OR WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, [ * ] OBLIGATIONS UNDER THIS AGREEMENT THAT IS NOT CURED [ * ] AFTER NOTICE [ * ]. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 7.2(d)(iii) SHALL LIMIT OR RESTRICT A PARTY’S INDEMNIFICATION OBLIGATION WITH RESPECT TO THIRD PARTY CLAIMS PURSUANT TO THIS ARTICLE VII.

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ARTICLE VIII

MISCELLANEOUS

SECTION 8.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to conflicts-of-laws principles that would require the application of any other law.

SECTION 8.2 Amendment. This Agreement may not be amended, modified or supplemented except by an instrument in writing signed by Cerus and Anza.

SECTION 8.3 Expenses. All costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the Transaction hereby shall be paid by the Party incurring such costs and expenses, whether or not the Closing shall have occurred.

SECTION 8.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice), provided, however, that notices sent by mail shall not be deemed given until received:

If to Anza, to:

Anza Therapeutics, Inc.

2550 Stanwell Drive

Concord, CA 94520

Attention: David N. Cook, Ph.D.

Facsimile No.: (925) 671-9272

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati, P.C.

650 Page Mill Road

Palo Alto, CA 94304

Attention: Kenneth A. Clark

Facsimile No.: (650) 493-6811

If to Cerus, to:

Cerus Corporation

2411 Stanwell Drive

Concord, CA 94520

Attention: Chief Legal Officer

Facsimile No.: (925) 288-6001

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with a copy (which shall not constitute notice) to:

Cooley Godward Kronish LLP

Five Palo Alto Square

Palo Alto, CA 94306

Attention: Suzanne S. Hooper

Facsimile No.: (650) 849-7400

SECTION 8.5 Severability. In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other persons or circumstances shall be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

SECTION 8.6 Entire Agreement. This Agreement, along with the other Transaction Documents and instruments delivered in connection herewith, constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior agreements, representations, undertakings and understandings, both written and oral, between Cerus and Anza with respect to the subject matter hereof.

SECTION 8.7 Assignment. Subject to this Section 8.7, this Agreement shall not be assignable by either Party to any Third Party without the prior written consent of the other Party. Notwithstanding the foregoing, either Party may assign this Agreement, without the written consent of the other Party, (a) to an Affiliate, provided that the assigning Party guarantees the performance of this Agreement by such Affiliate, or (b) to a successor to all or substantially all of such assigning Party’s assets, stock or business to which this Agreement relates (whether by stock purchase, asset purchase, merger or otherwise), provided that any such assignee agrees in writing to be bound by the terms of this Agreement. In addition, Cerus may assign its right to receive payment hereunder to any Third Party without the consent of Anza. Any assignment of this Agreement in contravention of this Section 8.7 shall be null and void.

SECTION 8.8 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any Party to this Agreement upon any breach or default of the other Party under this Agreement shall impair any such right, power or remedy of such non-defaulting Party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of

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any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Party to this Agreement, shall be cumulative and not alternative.

SECTION 8.9 No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the Parties and their permitted successors and assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

SECTION 8.10 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one and the same instrument.

(The remainder of this page is intentionally left blank.)

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In witness whereof, the Parties hereto have caused this Agreement to be executed as of the date first written above by their respective duly authorized officers.

ANZA THERAPEUTICS, INC.

By:	/s/ David N. Cook
David N. Cook, Ph.D.
President and Chief Executive Officer

CERUS CORPORATION

By:	/s/ Claes Glassell
Claes Glassell
President and Chief Executive Officer

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EXHIBIT A

Definitions and References

“Abandoned Patents” shall have the meaning specified in Section 5.20.

“Act” shall have the meaning specified in Section 5.10(d).

“Action” shall mean any claim, action, suit, arbitration, proceeding or investigation by or before any Governmental Authority.

“Affiliate” shall mean, with respect to any specified Person, any corporation or other entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person. As used in this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) shall mean: (a) to possess, directly or indirectly, the power to affirmatively direct the management and policies of such corporation or other entity, whether through ownership of voting stock or other ownership interest or by contract relating to voting rights or corporate governance; or (b) direct or indirect beneficial ownership of at least fifty percent (50%) (or such lesser percentage which is the maximum allowed to be owned by a foreign entity in a particular jurisdiction) of the voting stock or other ownership interest in such corporation or other entity.

“Aggregate Redemption Price” shall have the meaning specified in Section 5.16(c).

“Agreement” shall mean this Asset Transfer and License Agreement dated as of November 20, 2007 and all amendments hereto made in accordance with the provisions of Section 8.2.

“Allocation” shall have the meaning specified in Section 2.5(b).

“Anza” shall have the meaning specified in the first paragraph of this Agreement.

“Anza Disclosure Schedule” shall have the meaning specified in the first paragraph of Article IV.

“Anza Field of Use” shall mean the treatment and/or prevention of any disease or condition [ * ] involving [ * ], provided that [ * ] within the Cerus Field of Use shall not be within the Anza Field of Use. As used herein, it is understood that [ * ], in whole or in part, as an element of the [ * ].

“Anza Indemnified Party” shall have the meaning specified in Section 7.2(a).

“Anza Material Adverse Effect” shall mean any event, change or effect that, when taken individually or together with all other events, changes and effects, is or is reasonably likely (a) to be materially adverse to the business or assets of Anza or (b) to prevent or materially delay or impair the ability of Anza to perform its obligations under this Agreement.

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“Anza Restated Certificate” shall mean Anza’s Amended and Restated Certificate of Incorporation in the form attached hereto as Exhibit V.

“Applicable Period” shall have the meaning specified in Section 5.13(a).

“Assignment and Assumption Agreement” shall mean the Assignment and Assumption Agreement in the form attached hereto as Exhibit U.

“Assumed Liabilities” shall have the meaning specified in Section 2.4(a).

“Bill of Sale” shall mean the Bill of Sale in the form attached hereto as Exhibit W.

“BLA” shall mean a Biological License Application, as more fully defined in 21 C.F.R. §601.2 et. seq., or its successor regulation.

“Books and Records” shall mean all books, records, files, documents, data, information and correspondence, including: all records with respect to supply sources; all pre-clinical, clinical, research and process development data, results and reports relating to products or of any materials used in the research, development, manufacture, marketing, sale or other commercialization of products, including all raw data relating to clinical trials of products, all case report forms relating thereto and all statistical programs developed (or modified in a manner material to the use or function thereof) to analyze clinical data; all market research data, market intelligence reports, statistical programs (if any) used for marketing, sales, research and/or development; promotional, advertising and marketing materials, sales forecasting models, medical education materials, sales training materials, web site content and advertising and display materials; all records, including vendor and supplier lists, manufacturing records, sampling records (including retained samples), standard operating procedures and batch records, related to manufacturing processes; all laboratory notebooks relating to products or relating to their biological, physiological, mechanical or other properties or compositions; all invention disclosure forms; all adverse experience reports and files related thereto (including source documentation) and all periodic adverse experience reports and all data contained in electronic databases relating to periodic adverse experience reports; all analytical and quality control data; and all correspondence, minutes or other communications with the FDA or Foreign Regulatory Authorities.

“Business” shall mean the business and activities of Cerus and its Affiliates related to the research, development, Regulatory Approval, manufacture, distribution, marketing, sale, promotion and/or other commercialization of [ * ] (except to the extent such [ * ], in humans or animals in any country of the world.

“Business Contract” shall have the meaning specified in Section 8(a) of Exhibit C.

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“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which banks are required or authorized by Law to be closed in the United States.

“Business Employees” shall mean the employees of Cerus listed on Exhibit X.

“Business Intellectual Property” shall mean Intellectual Property and Know-How that has been used in or is reasonably necessary to conduct the Business as currently conducted or currently contemplated by Cerus to be conducted.

“Business Products” shall mean the products known as of the date of this Agreement as CRS-100 and CRS-207.

“Cerus” shall have the meaning specified in the first paragraph of this Agreement.

“Cerus Disclosure Schedule” shall have the meaning specified in the first paragraph of Article III.

“Cerus Field of Use” shall mean (a) (i) the ex vivo treatment of blood supplies and blood products (including without limitation plasma, platelets and/or red blood cells) to inactivate pathogens and leukocytes in such blood supplies and blood products and (ii) the use of such treated blood supplies and blood products and products arising therefrom and (b) the ex vivo [ * ] of leukocytes and use of such treated leukocytes for immune response modulation for therapy or prophylaxis.

“Cerus Financing Agreements” shall mean, collectively, the Investor Rights Agreement, the Voting Agreement and the Right of First Refusal and Co-Sale Agreement.

“Cerus Indemnified Party” shall have the meaning specified in Section 7.2(c).

“Cerus Material Adverse Effect” shall mean any event, change or effect that, when taken individually or together with all other events, changes and effects, is or is reasonably likely (a) to be materially adverse to the Business or Transferred Assets or (b) to prevent or materially delay or impair the ability of Cerus to perform its obligations under this Agreement.

“Charter Documents” shall mean, with respect to a business entity, the certificate of incorporation, bylaws or other similar governing instruments and organizational documents of such entity.

“Claim” shall have the meaning specified in Section 7.2(c)(i).

“Closing” shall have the meaning specified in Section 2.6.

“Closing Date” shall have the meaning specified in Section 2.6.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

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“Combination Product” shall have the meaning specified on Exhibit B.

“Commercial Software Rights” shall mean commercially available software programs.

“Competing Listeria Product” shall have the meaning specified in Section 5.13(a).

“Competing Product” shall have the meaning specified in Section 5.13(a).

“Computer Equipment” shall mean all of the equipment listed on Exhibit Y.

“Contract” shall mean any and all written or legally binding oral commitments, contracts, purchase orders, sales orders, leases, subleases, licenses, easements, commitments, arrangements, undertakings, evidence of indebtedness, security or pledge agreements or other agreements.

“Control” (including any variations such as “Controlled” and “Controlling”), in the context of intellectual property rights of a Party, shall mean that such Party or its Subsidiary owns or possesses rights to intellectual property sufficient to grant the applicable license, sublicense or access (as appropriate) under this Agreement, without violating the terms of any agreement with a Third Party existing at the time such Party would first be required hereunder to grant such license, sublicense or access.

“Controlling Party” shall have the meaning specified in Section 5.11(c).

“Conversion Shares” shall mean the shares of Anza’s Common Stock issuable upon conversion of the Series AA Shares.

“Covered KBMA Product” shall mean an immunotherapy product that [ * ], the composition of matter, manufacture or use of which, at some point during its commercialization is covered by [ * ].

“Covered Listeria Product” shall mean an immunotherapy product that [ * ], the composition of matter, manufacture or use of which at some point during its commercialization is covered by [ * ]. For clarity, a product that is a Covered Listeria Product shall not also be a Covered KBMA Product.

“Covered Product” shall mean a Covered KBMA Product or a Covered Listeria Product.

“Disclosing Party” shall have the meaning specified in Section 5.8(a).

“[ * ] Grant” shall mean a grant, pursuant to a [ * ] appropriation in the 2008 [ * ], with respect to [ * ] vaccines or other technologies unique to Anza.

“Effective Time” shall mean the time at which the Closing is consummated.

“EMEA” shall mean the European Medicines Agency, or any successor thereto.

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“Encumbrance” shall mean any security interest, pledge, mortgage, lien (including, without limitation, environmental and Tax liens), charge, encumbrance or adverse claim or any restriction on use, transfer or receipt of income.

“Environmental Law” shall mean any Law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree, judgment, stipulation, injunction, permit, authorization, policy, opinion or agency requirement, in each case having the force and effect of Law, relating to the pollution, protection, investigation or restoration of the environment or health and safety as affected by the environment or natural resources, including those relating to the use, handling, presence, transportation, treatment, storage, disposal, release, threatened release or discharge of Hazardous Materials or noise, odor, wetlands, pollution or contamination.

“Equity Financing” shall mean a sale of a series of Anza’s Preferred Stock in a transaction or series of related transactions to investors for capital raising purposes with aggregate gross proceeds of at least $[ * ], prior to and excluding an IPO or other public offering of securities.

“ERISA Affiliate” shall mean any other Person under common control with Cerus within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder.

“Escrow Holder” shall have the meaning specified in Section 5.16(e).

“Escrow Shares” shall have the meaning specified in Section 5.16(e).

“Excluded Books and Records” shall mean (a) all Books and Records related to human resources and any other employee related files and records containing personal information regarding an employee; (b) all Books and Records related solely to Licensed [ * ] Patent Rights; and (c) all Books and Records comprising the regulatory files related to the Intercept Blood System for platelets, plasma and/or red blood cells, including without limitation the [ * ] Regulatory Submissions.

“FDA” shall mean the United States Food and Drug Administration and any successor agency thereto.

“FDA Cross-Reference Letter” shall mean a letter to be executed by Cerus and addressed to the FDA stating that Anza has certain rights to cross-reference the [ * ] Regulatory Submissions, in substantially the form attached hereto as Exhibit Z.

“FDA Transfer Letter” shall mean a letter executed by Cerus and addressed to the FDA stating that Anza has acquired the applicable Transferred IND and has been designated as the sponsor for such Transferred IND in connection with such acquisition, in substantially the form attached hereto as Exhibit AA.

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“Financing Agreements” shall mean, collectively, the Series A Purchase Agreement, the Investor Rights Agreement, the Voting Agreement and the Right of First Refusal and Co-Sale Agreement.

“First Commercial Sale” means the first bona fide commercial sale of a Covered Product following issuance of all applicable Regulatory Approvals (including, with respect to sales in the European Union, an MAA) required prior to commercial sale in the applicable country.

“Foreign Regulatory Authority” shall mean any agency, commission, official or other instrumentality of any foreign country or other foreign political subdivision, including a notified body, that performs a function for such country or political subdivision similar to the function performed by the FDA for the United States.

“Governmental Authority” shall mean any national, federal, state, municipal, local or other government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

“Governmental Order” shall mean any order, writ, judgment, injunction, decree, stipulation, or award entered by or with any Governmental Authority.

“[ * ].

“[ * ].

“[ * ].

“[ * ].

“[ * ].

“[ * ].

“[ * ].

“[ * ].

“Hazardous Materials” shall mean (i) any petroleum, petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (ii) any chemical, material or other substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any Environmental Law.

“Holdback Shares” shall mean [ * ] of the Series AA Shares.

“ICH” shall mean The International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use.

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“Indemnified Party” shall have the meaning specified in Section 7.2(c)(i).

“Indemnifying Party” shall have the meaning specified in Section 7.2(c)(i).

“Infringement” shall have the meaning specified in Section 5.11(a).

“Infringement Action” shall have the meaning specified in Section 5.11(c).

“Initial S-59 Psoralen Supply” shall mean [ * ] of GMP S-59 Psoralen from Cerus’ research and development stock of such material.

“Intellectual Property” shall mean any or all of the following and all statutory and/or common law rights throughout the world in, arising out of or associated with any or all of the following: (a) Patent Rights, (b) the protection of trade and industrial secrets and confidential information, and (c) any similar, corresponding or equivalent rights to any of the foregoing, including priority rights and the right to enforce and recover remedies for any of the foregoing.

“Investor Rights Agreement” shall mean the Investor Rights Agreement by and among Anza and the stockholders named therein in the form attached hereto as Exhibit AB.

“IPO” shall mean an underwritten initial public offering pursuant to an effective registration statement filed under the Securities Act covering the offer and sale of Anza’s Common Stock.

“JAMS” shall have the meaning specified on Exhibit B.

“JHU” shall have the meaning specified in Section 6.2(f)(vi).

“Know-How” shall mean any information related to the research, manufacture, preparation, development or commercialization of a product or technology, including, without limitation, product specifications, processes, product designs, plans, trade secrets, ideas, concepts, inventions, formulae, chemical, pharmacological, toxicological, pharmaceutical, physical, analytical, stability, safety, quality assurance, quality control and clinical data, technical information, research information and other confidential or proprietary technical and business information, whether or not embodied in any documentation or other tangible materials. If Know-How is embodied in tangible materials, including biological materials, chemical compounds or the like, such tangible materials shall be deemed included within the Know-How.

“Knowledge” (a) with respect to Cerus shall mean the knowledge of officers (at the vice president level and above) or directors of Cerus with responsibility for, or supervision of, the relevant matters, and (b) with respect to Anza shall mean the knowledge of officers (at the vice president level and above) or directors of Anza with responsibility for, or supervision of, the relevant matters.

“Law” shall mean any national, federal, state, municipal or local or other statute, law, ordinance, regulation, rule, code, order, other requirement or rule of law.

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“Liabilities” shall mean any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any Law (including, without limitation, any environmental Law), Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

“Licensed Intellectual Property” shall mean the Licensed [ * ] Patent Rights and the Licensed Know-How.

“Licensed Know-How” shall mean all Know-How Controlled by Cerus as of the Closing Date, or Controlled by Cerus after the Closing Date and required to be provided to Anza under Section 5.3 or 5.4, in each case that is related to and/or used in connection with (a) Cerus’ technology for [ * ], but [ * ] or (b) Cerus’ technology for [ * ], including the information and items described on Exhibit AC.

“Licensed [ * ] Patent Rights” shall mean: (a) the Patent Rights listed on Exhibit AD-1; (b) reissues, patents of addition, divisions, renewals, continuations, continuations-in-part, substitutions, extensions (including supplemental protection certificates), registrations, confirmations, re-examinations and foreign counterparts of the Patent Rights listed on Exhibit AD-1, in each case solely to the extent directed to the subject matter of the Patent Rights listed on Exhibit AD-1; and (c) the Patent Rights listed on Exhibit AD-2 and reissues, patents of addition, divisions, renewals, continuations, continuations-in-part, substitutions, extensions (including supplemental protection certificates), registrations, confirmations, re-examinations and foreign counterparts of the Patent Rights listed on Exhibit AD-2, in each case (in the case of this clause (c)) solely with respect to those claims of such Patent Rights that are not limited (expressly or otherwise) to [ * ]. The Parties acknowledge that, as of the Effective Time, all of the claims of the Patent Rights listed on Exhibit AD-2 are limited to [ * ].

“Licensee” shall mean a Third Party to whom Anza has granted the right (a) to sell, market and/or promote one or more Covered Products or (b) to practice the Transferred Intellectual Property or Licensed Intellectual Property. As used in this Agreement, “Licensee” shall (i) include a distributor of a Covered Product which has responsibility for marketing and promotion of such Covered Product within its distribution territory and (ii) not include a wholesaler or reseller of a Covered Product which is not responsible for marketing and promotion of such Covered Product.

“Liquidity Event” shall mean: (i) the acquisition of Anza by another entity by means of any transaction or series of related transactions to which Anza is party (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any sale of stock for capital raising purposes) other than a transaction or series of related transactions in which the holders of the voting securities of Anza outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of transactions, as a result of shares in Anza held by such holders prior to such transaction, at least a majority of the total voting power represented by the outstanding voting securities of Anza or such other surviving or resulting entity (or if Anza or such other surviving or resulting entity is a wholly-owned subsidiary immediately

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following such acquisition, its parent); (ii) a sale, lease or other disposition of all or substantially all of the assets of Anza and its Subsidiaries taken as a whole by means of any transaction or series of related transactions, except where such sale, lease or other disposition is to a wholly-owned subsidiary of Anza; (iii) any liquidation, dissolution or winding up of Anza, whether voluntary or involuntary; or (iv) the redemption or repurchase of shares representing a majority of the outstanding voting power of Anza.

“Listeria-Specific Period” shall have the meaning specified in Section 5.13(a).

“Losses” shall have the meaning specified in Section 7.2(a).

“MAA” shall mean a Marketing Authorisation Application or a successor filing with the EMEA for purposes of obtaining marketing approval in the European Union.

“Major Market Claim” means a Valid Claim in the Licensed [ * ] Patent Rights or the Transferred Patent Rights [ * ]. For the purposes of determining the number of Major Market Claims, [ * ].

“[ * ]” shall mean cash milestone payments payable [ * ] to Anza under the [ * ] for the achievement of a research, development or commercialization event with respect to a Covered Product, in each case less (i) the amount of any withholding Taxes or other amounts that are deducted from the amount paid to Anza and not subsequently received by or credited to Anza and (ii) the amount of research and development expenses incurred by Anza, after the [ * ] and before the date of achievement of such event, in the course of Anza’s performance of its obligations under the [ * ] pursuant to a research or development plan in the program for which the milestone is met, to the extent that such expenses (1) have not been reimbursed by and are not eligible for reimbursement [ * ] or any Third Party and (2) have not been previously deducted from other milestone payments. For the avoidance of doubt, [ * ] shall exclude any up-front payments, license issuance fees, license renewal, maintenance or similar fees, amounts paid for the purchase of equity securities from Anza (to the extent the amount for such equity purchase does not exceed the fair market value of such equity), royalties or similar amounts payable as a percentage of net sales, gross sales or profits, bona fide loans made [ * ] to Anza, payments for internal and external research, development, manufacturing and/or commercialization activities (including costs for reagents, materials and equipment, salaries, patent costs and other administration and overhead costs) and amounts paid for the sale of all or substantially all of the business or assets of Anza (whether by merger, sale of stock, sale of assets or otherwise). Notwithstanding the foregoing, premiums paid in excess of fair market value in connection with the purchase of equity securities from Anza shall be included among [ * ], provided that such amounts are paid upon the achievement of a research, development or commercialization event as described above and are not paid as up-front payments, license issuance fees or otherwise.

“Net Sales” shall mean the gross amounts actually received by Anza, its Affiliates or Licensees from sales of Covered Products to Third Party customers, less reasonable and customary deductions for any: (i) credits, allowances, samples, discounts and rebates actually given to such

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customers (including those granted to managed-care entities, entities that manage patient drug benefits and government agencies, as well as on account of rejections or returns); (ii) freight and insurance costs to the extent incurred by Anza or its Affiliates or Licensees with respect to Covered Products and itemized in the invoice provided to such customers; (iii) trade, quantity or cash discounts actually given; (iv) retroactive price reductions actually given; and (v) sales, value-added and other direct Taxes (including customs, duties and other similar governmental charges) collected by Anza, its Affiliates or Licensees directly in connection with the sale of Covered Products to Third Party customers. Sales among Anza and its Affiliates or Licensees for resale shall be excluded from the computation of Net Sales, provided that the subsequent resale shall be included in Net Sales hereunder. Transfers to Licensees or others for use solely in clinical trials or other research or development activities, or for amounts less than the direct manufacturing costs therefor as described in Section 2(c) of Exhibit B, shall not be deemed a sale for purposes of calculating Net Sales.

“Non-Assignable Asset” shall have the meaning specified in Section 2.2(a).

“Non-Paying Party” shall have the meaning specified in Section 5.14(a)(iii).

“Ordinary Course of Business” means an action or activity that is consistent in nature, scope and magnitude with the past practices of Cerus with respect to the ongoing conduct of the Business.

“Party” and “Parties” shall have the meaning specified in the first paragraph of this Agreement.

“Patent Assignment Agreement” shall mean the Patent Assignment Agreement in the form attached hereto as Exhibit AE.

“Patent Rights” shall mean all patents and patent applications (including provisional applications), and all patents issuing thereon (including utility, model and design patents and certificates of invention), together with all reissue patents, patents of addition, divisions, renewals, continuations, continuations-in-part, substitutions, extensions (including supplemental protection certificates), registrations, confirmations, re-examinations and foreign counterparts of any of the foregoing.

“Paying Party” shall have the meaning specified in Section 5.14(a)(iii).

“Person” shall mean an individual, partnership, corporation, association, joint venture, trust, unincorporated organization or governmental entity (or any department, agency or political subdivision thereof).

“Pharmacovigilance Agreement” shall have the meaning specified in Section 5.3(c).

“Phase III Clinical Trial” shall mean a human clinical trial, the principal purpose of which is to establish safety and efficacy in patients with the disease being studied, as further described in

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21 C.F.R. §312.21(c) or its successor regulation, or which is designed and intended to be of a size and statistical power sufficient to serve as a pivotal study to support the filing of an NDA or MAA for the indication being studied.

“[ * ] Regulatory Submissions” shall have the meaning specified in Section 5.3(a).

“Pre-Closing Tax Period” means any Tax period ending on or before the Closing Date and the portion of any Straddle Period ending on the Closing Date.

“Prior Agreement” shall have the meaning specified in Section 5.8(a).

“Properties” shall have the meaning specified in Section 13(a) of Exhibit C.

“Proprietary Information” shall have the meaning specified in Section 5.8(a).

“Prosecution and Maintenance” shall mean, with respect to any patent or patent application, the preparing, filing, prosecuting and maintenance of such patent or patent application, as well as re-examinations, reissues, requests for patent term extensions and the like with respect to such patents, together with the conduct of interferences, the defense of oppositions and other similar proceedings with respect thereto, and “Prosecute and Maintain” shall have the correlative meaning.

“PTO” shall mean the United States Patent and Trademark Office.

“Receiving Party” shall have the meaning specified in Section 5.8(a).

“Redemption Date” shall have the meaning specified in Section 5.16(b).

“Redemption Notice” shall have the meaning specified in Section 5.16(b).

“Redemption Option” shall have the meaning specified in Section 5.16(a).

“Redemption Price” shall have the meaning specified in Section 5.16(a).

“Redemption Shares” shall have the meaning specified in Section 5.16(b).

“Registered Business Intellectual Property” shall mean Registered Intellectual Property that has been used in or is reasonably necessary to conduct the Business as currently conducted or currently contemplated by Cerus to be conducted.

“Registered Intellectual Property” shall mean Intellectual Property that has been registered, filed, certified or otherwise perfected or recorded with or by any Governmental Authority anywhere in the world.

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“Regulatory Approval” shall mean all approvals, licenses, registrations or authorizations of all Governmental Authorities in a country for the manufacture, use, storage, import, marketing and sale of a product in such country, including any pricing and reimbursement approvals.

“Required Permits” shall have the meaning specified in Section 6(a) of Exhibit C.

“Restricted Affiliate” shall have the meaning specified in Section 5.13(a).

“Retained Liabilities” shall have the meaning specified in Section 2.4(b).

“Right of First Refusal and Co-Sale Agreement” shall mean the Right of First Refusal and Co-Sale Agreement by and among Anza and the stockholders named therein in the form attached hereto as Exhibit AF.

“Royalty-Bearing Covered Product” shall have the meaning specified on Exhibit B.

“Rule 144” shall have the meaning specified in Section 17(h) of Exhibit C.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Selected Contracts” shall mean those Transferred Contracts that are not mutual or unilateral nondisclosure agreements.

“Series A Purchase Agreement” shall mean the Series A Preferred Stock Purchase Agreement by and among Anza and the stockholders named therein in the form attached hereto as Exhibit AH.

“Series AA Shares” shall have the meaning specified in Section 2.5(a)(ii).

“Site License” shall mean the Single Site License between the Parties in the form attached hereto as Exhibit AI.

“Straddle Period” means any Tax period beginning on or before and ending after the Closing Date.

“Straddle Period Tax” shall have the meaning specified in Section 5.14(a)(iii).

“Sublease” shall mean the Sublease between the Parties in the form attached hereto as Exhibit AJ.

“Subsidiary” shall mean any corporation or other entity, whether or not existing on the date hereof, in which the Anza or Cerus, as the context requires, directly or indirectly through subsidiaries or otherwise, beneficially owns at least fifty percent (50%) of either the equity interest or voting power of or in such corporation or other entity.

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“Supply Agreement” shall mean the Supply Agreement by and between the Parties of even date herewith in the form attached hereto as Exhibit AK.

“Survival Period” shall have the meaning specified in Section 7.1.

“Surviving Representations” shall have the meaning specified in Section 7.1.

“Tax” or “Taxes” shall mean: (i) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts; (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being or ceasing to be a member of an affiliated, consolidated, combined or unitary group for any period (including, without limitation, any liability under Treas. Reg. Section 1.1502-6 or any comparable provision of foreign, state or local law); and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other Person or as a result of any obligations under any agreements or arrangements with any other Person with respect to such amounts and including any liability for taxes of a predecessor entity.

“Tax Return” shall mean any return, declaration, estimate, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Term Sheet” shall mean the Summary of Terms for Investment in Anza, Inc. executed by each of Cerus, Sofinnova Ventures, Kleiner Perkins Caufield & Byers and Versant Ventures on or about August 22, 2007.

“Third Party” means any Person other than Anza, Cerus or their respective Affiliates.

“Third Party Claim” shall have the meaning specified in Section 7.2(c)(i).

“Time from First Commercial Sale” shall have the meaning specified in Section 2.5(a)(v)(3).

“Transaction Documents” shall mean, collectively, this Agreement, the Supply Agreement, the Transition Services Agreement, the Sublease, the Site License, the Bill of Sale, the Assignment and Assumption Agreement and the Patent Assignment Agreement.

“Transferred Assets” shall have the meaning specified in Section 2.1.

“Transferred Books and Records” shall mean (a) originals of all of the Books and Records that are solely related to the Business and Controlled by Cerus, but excluding the Excluded Books

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and Records, provided that Cerus shall be permitted to retain, solely for archival purposes, one (1) copy of (i) any legal (including regulatory but excluding Intellectual Property) or financial records within the Transferred Books and Records as required by law or as may be required to protect Cerus’ legitimate business interests consistent with this Agreement, (ii) any Transferred Contracts, that Cerus is required by law to retain or as may be required to protect Cerus’ legitimate business interests consistent with this Agreement; and (b) copies of any Books and Records Controlled by Cerus that relate to the Business and to other businesses or assets of Cerus, but excluding the Excluded Books and Records, provided, that Cerus shall have the right to redact from such copies information to the extent such information does not relate to Business.

“Transferred Contracts” shall mean those contracts listed on Exhibit AL.

“Transferred Grants” shall mean the grants listed on Exhibit AM.

“Transferred INDs” shall mean, collectively, (i) Investigational New Drug Application Numbered [ * ] filed with the FDA on [ * ] and effective as of [ * ] and (ii) Investigational New Drug Application Numbered [ * ] filed with the FDA on [ * ] and effective as of [ * ].

“Transferred Intellectual Property” shall mean the Transferred Patent Rights and the Transferred Know-How.

“Transferred Know-How” shall mean all Know-How owned and Controlled by Cerus as of the Closing Date that (a) is or has been used in the Business, including the information listed on Exhibit AN and all intellectual property rights in any inventions or other subject matter within such Know-How, to the extent not included in the Transferred Patent Rights or the Licensed [ * ] Patent Rights, and (b) is not Licensed Know-How.

“Transferred Patent Rights” shall mean (a) the Patent Rights listed on Exhibit AO and (b) reissues, patents of addition, divisions, renewals, continuations, continuations-in-part, substitutions, extensions (including supplemental protection certificates), registrations, confirmations, re-examinations and foreign counterparts of such Patent Rights.

“Transferred Regulatory Submissions” shall mean the Transferred INDs, and all files and records related thereto in Cerus’ Control as of the Closing Date.

“Transferred Tangible Assets” shall mean all tangible assets listed on Exhibit AP.

“Transfer Taxes” shall have the meaning specified in Section 2.5(c).

“Transition Services Agreement” shall mean the Transition Services Agreement in the form attached hereto as Exhibit AQ.

“Valid Claim” shall mean (i) a claim of an issued and unexpired patent (including all supplemental protection certificates issued thereon) within the Transferred Patent Rights or the

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Licensed [ * ] Patent Rights, that has not been held un-patentable, invalid or unenforceable by a court or other government agency of competent jurisdiction from which no appeal can be taken or for which no appeal was filed during the time therefor or has not been admitted to be invalid or unenforceable through reissue, re-examination, disclaimer or otherwise; or (ii) a claim of a pending patent application, which claim has been pending less than [ * ] years from the date such claim takes priority for filing purposes, unless or until such claim thereafter issues as a claim of an issued patent (from and after which time the same shall be deemed a Valid Claim subject to clause (i) above).

“Voting Agreement” shall mean the Voting Agreement by and among Anza and the stockholders named therein in the form attached hereto as Exhibit AR.

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EXHIBIT B

Royalties

1. Royalty Rates.

(a) First Covered KBMA Product. Subject to the terms and conditions of the Agreement, Anza shall pay to Cerus royalties at the rate of [ * ] percent ([ * ]%) of Net Sales of the first Covered KBMA Product that is sold commercially by or under authority of Anza or its Affiliate or Licensee.

(b) [ * ] Covered Listeria Products. Subject to the terms and conditions of the Agreement, Anza shall pay to Cerus royalties on the combined Net Sales of the [ * ] Covered Listeria Products that are sold commercially by or under authority of Anza or its Affiliate or Licensee at the following rates:

Combined Annual Net Sales of the [ * ] Covered Listeria Products	Royalty Rate
Portion up to and including $[ * ]	[ * ]% of such Net Sales

Portion above $[ * ]	[ * ]% of such Net Sales

Each Covered KBMA Product and Covered Listeria Product bearing royalties pursuant to this Section 1 is referred to herein as a “Royalty-Bearing Covered Product.” For clarity, it is understood that in no case shall royalties apply or be owed hereunder with respect to more than [ * ] Covered KBMA [ * ] or more than [ * ] Covered Listeria [ * ].

(c) Major Market Claims. With respect to any Royalty-Bearing Covered Product the composition of matter, manufacture or method of use of which is not covered by any Valid Claims in the country of sale, but is covered by at least [ * ] Major Market Claims, then Anza’s obligation to pay royalties under this Section 1 with respect to sales of such Royalty-Bearing Covered Product in such country of sale [ * ].

2. Certain Additional Terms.

(a) Third Party Payments. If Anza or its Affiliate or Licensee becomes obligated to pay a Third Party royalties with respect to a Royalty-Bearing Covered Product under any agreement (including a Transferred Contract) to license or acquire intellectual property rights which cover or are used in a Royalty-Bearing Covered Product, then Anza may deduct [ * ] percent ([ * ]%) of the royalties paid to such Third Party from the royalties payable to Cerus with respect to such Royalty-Bearing Covered Product pursuant to Section 1 above, provided that in no event shall the amounts paid to Cerus pursuant to Section 1 above with respect to such

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Royalty-Bearing Covered Product in any reporting period be reduced by the combination of this clause (a) and Section 5.10(b) of the Agreement to less than [ * ] percent ([ * ]%) of the amount that would otherwise be payable to Cerus. Notwithstanding the foregoing, in the case of a royalty paid to a Third Party in connection with a Royalty-Bearing Covered Product that is a Combination Product under Section 2(b) below, where such royalty is based upon intellectual property rights that cover only the independently therapeutically active product or ingredient sold in combination with such Royalty-Bearing Covered Product, such royalty shall not be deductible pursuant to this Section 2(a).

(b) Combination Products. In the event that a Royalty-Bearing Covered Product is sold for a single price in combination with another independently therapeutically active product, or as a co-formulation with another independently therapeutically active ingredient (including, in each case, any adjuvant), for which no royalty would be due hereunder if sold separately (a “Combination Product”), the Net Sales from such Combination Product for purposes of calculating the amounts payable by Anza to Cerus under Section 1 above shall be calculated by multiplying the Net Sales of the Combination Product by the fraction A/(A + B), where A is the average gross selling price during the same calendar quarter of a Covered Product that differs from such Combination Product solely in that it does not contain such independently therapeutically active product or ingredient, and B is the average gross selling price during such calendar quarter of such other therapeutically active product or ingredient. For the purposes of this Section 2(b), no antigen expressed in a Covered Product shall be considered independently therapeutically active. In the event that separate sales of such Covered Product or such other therapeutically active product or ingredient were not made during the previous calendar quarter, the Net Sales from such Combination Product shall be reasonably allocated between such Covered Product and such other therapeutically active product or ingredient, based upon their relative values. If the Parties cannot agree upon such allocation, then such dispute shall, upon written notice of either Party to the other Party, be referred for resolution by final, binding arbitration in accordance with the following provisions:

(i) The arbitration shall be conducted by the Judicial Arbitration and Mediation Services, Inc. (or any successor entity thereto) (“JAMS”) under its rules of arbitration then in effect, except as modified herein. The arbitration shall be conducted in the English language, by a single arbitrator. The arbitrator shall engage an independent expert with experience in the subject matter of the dispute to advise the arbitrator. The Parties and the arbitrator shall use all reasonable efforts to complete any such arbitration within six (6) months from the issuance of notice of a referral of any such dispute to arbitration. The arbitrator shall determine what discovery shall be permitted, consistent with the goal of limiting the cost and time which the Parties must expend for discovery, provided that the arbitrator shall permit such discovery as he or she deems necessary to permit an equitable resolution of the dispute.

(ii) The Parties agree that the decision of the arbitrator shall be the sole, exclusive and binding remedy between them regarding the dispute presented to the arbitrator. Any decision of the arbitrator may be entered in a court of competent jurisdiction for judicial recognition of the decision and an order of enforcement. The arbitration proceedings and the decision of the arbitrator shall be deemed Proprietary Information of the Parties under the Agreement.

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(iii) Unless otherwise mutually agreed upon by the Parties, the arbitration proceedings shall be conducted in San Francisco, California. The Parties agree that they shall share equally the cost of the arbitration filing and hearing fees, the cost of the independent expert retained by the arbitrator and the cost of the arbitrator and administrative fees of JAMS. Each Party shall bear its own costs and attorneys’ and witnesses’ fees and associated costs and expenses.

(c) One Royalty. No more than one royalty payment shall be due under the Agreement with respect to a sale of a particular Royalty-Bearing Covered Product (e.g., even if such Royalty-Bearing Covered Product is covered by multiple Valid Claims). No royalty shall be payable under the Agreement with respect to any Royalty-Bearing Covered Products sold by Anza or its Affiliates or Licensees for [ * ] therefor, which [ * ] shall not include [ * ].

3. Royalty Term.

(a) With respect to a Royalty-Bearing Covered Product the composition of matter, manufacture or method of use of which is covered by one or more Valid Claims in the country of sale, Anza’s obligation to pay royalties under Section 1 above shall continue with respect to sales of such Royalty-Bearing Covered Product in such country of sale until the later of (i) expiration of the last Valid Claim so covering such Royalty-Bearing Covered Product or its manufacture or use in such country or (ii) the [ * ] anniversary of the First Commercial Sale of such Royalty-Bearing Covered Product in such country of sale. Thereafter, no further royalties shall be due with respect to such Royalty-Bearing Covered Product in such country of sale.

(b) With respect to a Royalty-Bearing Covered Product the composition of matter, manufacture or method of use [ * ], Anza’s obligation to pay royalties under Section 1 above with respect to sales of such Royalty-Bearing Covered Product [ * ] shall continue until [ * ] such Royalty-Bearing Covered Product [ * ]. Thereafter, no further royalties shall be due with respect to such Royalty-Bearing Covered Product [ * ].

(c) Notwithstanding the foregoing, Anza’s obligation to pay royalties under Section 1 above with respect to sales of a Royalty-Bearing Covered Product in a particular country shall terminate [ * ] in which there is Generic Competition with respect to such Royalty-Bearing Covered Product in such country. For purposes of this Section 3, “Generic Competition” with respect to a Royalty-Bearing Covered Product in a country shall be deemed to exist in any [ * ] in which: (i) there are [ * ] in such country that cover the composition of matter, manufacture or use of such Royalty-Bearing Covered Product, (ii) one or more Generic Versions (as defined below) of such Royalty-Bearing Covered Product are being marketed in such country and (iii) such Generic Version(s) represent a total prescription unit volume of at least [ * ] percent ([ * ]%) of the prescription volume of such Royalty-Bearing Covered Product in such country in such [ * ] (as measured by a [ * ] or any other independent pharmaceutical sales auditing firm reasonably agreed upon by the Parties); and “Generic Version” shall mean a non-proprietary

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product that: (x) is substantially identical to the Royalty-Bearing Covered Product, including active pharmaceutical ingredient and formulation, (y) obtained Regulatory Approval solely by establishing equivalence to the Royalty-Bearing Covered Product, without a requirement to conduct any clinical trials regarding the efficacy of such product, and (z) is legally marketed in such country by an entity other than Anza, its Affiliates or its Licensees.

4. Payments.

(a) Royalty Payment Terms. Anza shall pay to Cerus the royalties described in Section 1 above no later than sixty (60) days after the end of the calendar quarter in which the applicable Net Sales were received.

(b) Payment Method. All payments by one Party to the other Party under the Agreement shall be paid in United States Dollars. If any currency conversion shall be required in connection with the payment of any royalties under the Agreement, such conversion shall be made by using the exchange rate for United States Dollars reported by The Wall Street Journal (United States, Western Edition) on the last Business Day of the calendar quarter to which such royalty payments relate.

(c) Exchange Control. If at any time legal restrictions prevent the prompt remittance of part or all royalties with respect to any country where a Royalty-Bearing Covered Product is sold, Anza shall make such payments by depositing, or causing to be deposited, the amount of such payments in local currency to Cerus’ account in a bank or other depository designated by Cerus in such country.

(d) Overdue Payments. In the event any royalty or milestone payment payable by Anza to Cerus under the Agreement is not made when due, such outstanding payment shall accrue interest (from the date such payment is due through and including the date upon which full payment is made) at the prime rate as reported by the Chase Manhattan Bank, New York, New York on the date such payment is due, plus an additional [ * ] percent ([ * ]%) (or the maximum rate permitted by applicable law).

(e) Withholding Taxes. Anza shall be entitled to deduct from any payment due to Cerus under the Agreement the amount of any withholding Taxes payable on the amounts owing to Cerus hereunder that Anza is required to withhold. Anza shall use good faith efforts to cooperate with Cerus to minimize any such Taxes required to be withheld. Anza shall promptly deliver to Cerus proof of payment of all such Taxes, together with copies of all communications from or with any Governmental Authority with respect thereto. Cerus shall provide Anza with all forms or documentation required to evidence such withholding under applicable taxation laws, treaties or agreements applying to such withholding or as necessary to claim a benefit.

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5. Reports, Records and Accounting.

(a) Reports. Commencing upon the First Commercial Sale in any country of a Royalty-Bearing Covered Product, Anza shall furnish to Cerus a written report for each calendar quarter during the term of the Agreement showing, on a country-by-country basis:

(i) the gross sales of all Royalty-Bearing Covered Products sold by Anza, its Affiliates and Licensees during such calendar quarter and the calculation of Net Sales, in United States Dollars, of the Royalty-Bearing Covered Products from such gross sales;

(ii) the calculation of royalties owed to Cerus upon such Net Sales of the Royalty-Bearing Covered Products;

(iii) the withholding Taxes, if any, required by law to be deducted in respect of such royalties;

(iv) the date of the First Commercial Sale of each Royalty-Bearing Covered Product in each applicable country;

(v) the exchange rates, if any, used in determining the amount of Net Sales in United States Dollars, as more specifically provided in Section 4(b) above; and

(vi) any reductions to or deductions from royalty payments taken by Anza pursuant to Section 2(a), (b) and/or (c) above and/or Section 5.10(b) of the Agreement.

Reports to be provided by Anza to Cerus under this Section 5(a) shall be due sixty (60) days following the end of each calendar quarter.

(b) Records. Anza shall keep, and shall require that its Affiliates and Licensees keep, complete and accurate books of account and records in sufficient detail to enable the amounts payable under the Agreement to be determined. Such books and records shall be kept at the principal place of business of Anza or its Affiliate or Licensee, as the case may be, for at least thirty-six (36) months following the end of the calendar year to which such books and records pertain.

(c) Audits.

(i) Audit Rights. Upon at least thirty (30) days prior written notice from Cerus and not more than once in each calendar year, Anza shall permit, and shall require its Affiliates and shall use commercially reasonable efforts to require its Licensees to permit, an independent certified public accounting firm of nationally recognized standing, selected by Cerus and reasonably acceptable to Anza, to have access during normal business hours to such books of account and records of Anza, and its Affiliates and Licensees, at such party’s principal place of business, as may be reasonably necessary to (A) verify the accuracy of the royalty reports hereunder

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for any calendar year ending not more than thirty six (36) months prior to the date of such request or (B) determine whether other payments were owed to Cerus during any calendar year ending not more than thirty six (36) months prior to the date of such request. If Anza is unable to obtain from any Licensee a right for Cerus to audit the books of account and records of such Licensee, Anza shall obtain the right to inspect and audit such Licensee’s books and records for itself and shall exercise such audit rights on behalf of Cerus upon Cerus’ written request, provided that Cerus agrees to reimburse and does promptly reimburse Anza for the costs incurred by Anza to perform such audit, and disclose the results of any such audit to Cerus in accordance with Section 5(c)(ii) below.

(ii) Audit Results. If an audit pursuant to Section 5(c)(i) above establishes that additional royalties or other payments were owed to Cerus during the period covered by such audit, Anza shall promptly remit to Cerus: (i) the amount of such additional royalties or other payments and (ii) interest on such amount which shall be calculated pursuant to Section 4(d) above. In the event such audit establishes that amounts were overpaid by Anza during such period, the amount of such overpayment shall promptly be refunded to Anza. The fees charged by such accounting firm in connection with any audit pursuant to Section 5(c)(i) above (including such fees charged in connection with an audit by Anza at Cerus’ request) shall be paid by Cerus, provided, however, that if a discrepancy in favor of Cerus of more than [ * ] percent ([ * ]%) of the amount due under the Agreement for the period being audited is established, then Anza shall pay the reasonable fees and expenses charged by such accounting firm in connection with such audit.

(iii) Confidential Information. Cerus shall treat all financial information subject to review under this Section 5 as confidential, and shall cause its accounting firm to retain all such financial information in confidence. In addition, Cerus’ accounting firm shall be required to execute a reasonable confidentiality agreement prior to commencing any audit pursuant to Section 5(c)(i) above.

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EXHIBIT C

Representations and Warranties of Cerus

1. Organization. Cerus is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own or lease its assets, including the Transferred Assets, and to carry on the Business as currently conducted by it. Cerus is duly authorized to conduct the Business and is in good standing in each jurisdiction where such qualification is required to own the Transferred Assets or conduct the Business, except where the failure to be so qualified or in good standing would not have a Cerus Material Adverse Effect. No Affiliates of Cerus are presently or have in the past been engaged in the operation or conduct of the Business.

2. Authority. Cerus has all necessary corporate power and authority and has taken all actions necessary to enter into this Agreement, to execute and deliver the Transaction Documents to which it is a party and to carry out the transactions contemplated thereby. The board of directors of Cerus has taken all action required by Law and the Charter Documents of Cerus to be taken by it to duly authorize (a) the execution and delivery of the Transaction Documents to which it is a party and (b) the consummation of the transactions contemplated thereby. No other corporate proceedings on the part of Cerus are necessary to authorize the Transaction Documents and the transactions contemplated thereby. Each Transaction Document to which Cerus is a party has been duly and validly executed and delivered by Cerus and, when executed and delivered by Anza, shall constitute a legal, valid and binding obligation of Cerus, enforceable against it in accordance with its terms, except (i) as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and (ii) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of a court of competent jurisdiction before which any proceeding may be brought.

3. Subsidiaries. Section 3 of the Cerus Disclosure Schedule lists all Subsidiaries of Cerus, and Cerus is not a member of (nor is the Business conducted through) any partnership, nor is Cerus a participant in any joint venture. No Subsidiary of Cerus owns, beneficially or of record, or has any rights, title or interest in, to or under any Transferred Asset or Licensed Intellectual Property or conducts any part of the Business, and there are no employees or independent contractors of any Subsidiary of Cerus employed or engaged in the Business or who perform tasks that are necessary for the proper operation of the Business.

4. No Conflict. The execution and delivery by Cerus of the Transaction Documents to which Cerus is a party and the performance by Cerus of its obligations set forth therein do not and will not (a) violate, conflict with or result in the breach of any provision of the Charter Documents of Cerus, (b) conflict with or violate any Law or Governmental Order applicable to Cerus or any of the Transferred Assets or (c) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would constitute a default) under, require any consent under or give to others any rights of termination, amendment, acceleration, suspension,

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revocation or cancellation of or result in the creation of any Encumbrance on any of the Transferred Assets pursuant to any note, bond, mortgage or indenture, Contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which Cerus is a party or by which any of such Transferred Assets is bound or affected, except where such violation, conflict, breach, failure to obtain consent or grant rights or creation of any Encumbrance would not have a Cerus Material Adverse Effect.

5. Governmental Consents and Approvals. The execution and delivery by Cerus of the Transaction Documents to which Cerus is a party and performance by Cerus of its obligations set forth therein do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to any Governmental Authority, except where such violation, conflict, breach, failure to obtain consent or grant rights or creation of any Encumbrance would not have a Cerus Material Adverse Effect.

6. Permits; Compliance with Laws.

(a) Required Permits. Cerus is in possession of all material authorizations, licenses, permits, certificates, approvals, exemptions, consents, confirmations, orders, registrations, product registrations, concessions, franchises, waivers and clearances of an Governmental Authority (including all authorizations under the Food, Drug and Cosmetic Act, the Public Health Services Act and the Controlled Substances Act, and the regulations of the FDA and the United States Drug Enforcement Agency promulgated thereunder) necessary for Cerus to use, test, manufacture, distribute, own, lease and operate the Transferred Assets and to carry on the Business as currently conducted (the “Required Permits”), and all Required Permits are valid and in full force and effect. It is expressly acknowledged and agreed that Cerus shall not be obligated to transfer to Anza any such Required Permits.

(b) Compliance. The Business has been and is currently being conducted by Cerus in material compliance with all Required Permits and applicable Law by which any Transferred Asset is bound. No Governmental Authority has notified Cerus that the Business or the Transferred Assets were or are in material violation of any Law or Required Permit or the subject of any investigation in any jurisdiction where the Business is conducted and, to the Knowledge of Cerus, there are no reasonably anticipatable grounds for the same.

(c) Notice. No Governmental Authority has notified Cerus of any facts or circumstances which would lead to any suspension, loss of or material modification to any Required Permit or refusal by a Governmental Authority to renew or accept for filing any Required Permit on terms less advantageous, individually or in the aggregate, to Cerus than the terms of those Required Permits currently in force and, to the Knowledge of Cerus, there are no facts or circumstances providing reasonably anticipatable grounds for the same.

7. Litigation. There are no Actions by or against Cerus relating to the Business, the Transferred Assets or the Business Employees which are currently pending, or, to the Knowledge of Cerus, threatened to be brought, before any Governmental Authority. Neither Cerus nor any of the

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Transferred Assets is subject to any Governmental Order (nor, to the Knowledge of Cerus, are there any such Governmental Orders threatened to be imposed by any Governmental Authority) which has had or would be reasonably expected to have a Cerus Material Adverse Effect.

8. Selected Contracts.

(a) Business Contracts. Section 8(a) of the Cerus Disclosure Schedule sets forth a complete and accurate list of all Contracts directly relating to or affecting the Business, the Transferred Assets or the Assumed Liabilities to which Cerus is a party or otherwise bound as of the date of this Agreement that are material to and/or necessary or useful for the continued operation of the Business after the Closing but excluding all Contracts relating to [ * ] or DNA repair that are not license agreements or expressly related to immunotherapy, (each, a “Business Contract”), including the following:

(i) research and development agreements;

(ii) collaboration agreements;

(iii) supply agreements;

(iv) outstanding purchase orders;

(v) manufacturing agreements;

(vi) distribution agreements;

(vii) agreements with contract research organizations and agreements with investigators or institutions relating to pre-clinical and clinical trials;

(viii) equipment or property lease agreements;

(ix) agreements relating to the use by Cerus of intellectual property rights owned by a Third Party or relating to the use by a Third Party of intellectual property rights owned by Cerus (including inbound and outbound license agreements);

(x) agreements relating to the disposition or acquisition of assets other than in the Ordinary Course of Business or any interest in any business enterprise;

(xi) agreements that relate to any joint venture, partnership or other association;

(xii) material transfer agreements;

(xiii) software license agreements, other than license agreements for “off the shelf” or “shrink wrap” software;

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(xiv) employment, consulting and scientific or other advisor agreements;

(xv) confidentiality, non-disclosure or proprietary information agreements;

(xvi) service agreements;

(xvii) agreements restricting Cerus from carrying out any activities related to the Business;

(xviii) agreements which relate to the provision of computer hardware or software, including maintenance and consultancy and disaster recovery arrangements, other than such licenses or agreements arising from the purchase of “off the shelf” or “shrink wrap” products;

(xix) agreements relating to the settlement of legal proceedings;

(xx) security agreements; and

(xxi) agreements which require a Third Party consent to assignment.

(b) Validity; Breach. Each Selected Contract is valid, binding and in full force and effect. Cerus and, to the Knowledge of Cerus, any other party thereunder, has performed all material obligations required to be performed by such party under the Selected Contracts, and Cerus is not in material breach or default under any Selected Contract and, to the Knowledge of Cerus, no other party to any Selected Contract is (with or without the lapse of time or the giving of notice, or both) in material breach or default thereunder. Cerus has not received any written notice (i) that it has breached or defaulted under any Selected Contract or (ii) of the intention of any party to terminate any Selected Contract, nor, to the Knowledge of Cerus, has Cerus received oral notice of such breach, default or intent to terminate. Complete and correct copies of all Selected Contracts and amendments thereto that are in effect as of the date of this Agreement have been delivered to Anza. Notwithstanding the foregoing, Cerus makes no representation or warranty hereunder that there exist any Business Contracts authorizing Cerus to use, make, have made, sell, offer to sell or import UVA light devices and/or disposable kits in the Anza Field of Use or authorizing Cerus to license to any Third Party the right to use, make, have made, sell, offer to sell or import UVA light devices and/or disposable kits in the Anza Field of Use.

(c) Restrictions on Business Activities. There is no Selected Contract relating to noncompetition, exclusivity, field of use, most favored nation or otherwise or any Governmental Order to which Cerus is a party, or which is otherwise binding upon Cerus, which relates directly or indirectly to any Transferred Asset, in any case which has or reasonably would be expected to have the effect of prohibiting or impairing (i) any transaction contemplated by this Agreement or (ii) as a result of any transaction contemplated by this Agreement, the conduct of the Business by Anza as it is currently being conducted. Notwithstanding anything to the contrary in this Agreement, Cerus makes no representation or warranty that there exists any Contract authorizing Cerus to use, make, have made, sell, offer to sell or import UVA light devices and/or disposable kits in the Anza Field of Use or authorizing Cerus to license to any Third Party the right to use, make, have made, sell, offer to sell or import UVA light devices and/or disposable kits in the Anza Field of Use.

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(d) Assignability. Cerus has the full and unencumbered right to assign and transfer to Anza all of Cerus’ rights in and under the Transferred Contracts without incurring, or causing Anza to incur, any obligation to any Third Party (other than those obligations assumed by Anza pursuant to the Transferred Contracts).

9. Intellectual Property.

(a) Registered Business Intellectual Property. Section 9(a) of the Cerus Disclosure Schedule lists all Registered Business Intellectual Property owned or Controlled by, filed in the name of or applied for by Cerus or its Affiliates and lists all proceedings or actions (other than non-adversarial proceedings or actions associated with the procurement of Patent Rights) before any Governmental Authority relating to any Registered Business Intellectual Property.

(b) Validity. Each Patent Right within the Transferred Patent Rights and Licensed [ * ] Patent Rights is subsisting, and all necessary registration, maintenance and renewal fees in connection with such Patent Rights that are required to be paid prior to the date of this Agreement have been paid, and all necessary documents and certificates in connection with such Patent Rights that are required to be filed prior to the date of this Agreement have been filed with the relevant Governmental Authorities for the purposes of perfecting, prosecuting and maintaining such Patent Rights. There are no actions that must be taken by Cerus within sixty (60) days of the date of this Agreement, including the payment of any registration, maintenance or renewal fees or the filing of any responses to PTO office actions (or equivalent actions of any equivalent authority anywhere in the world), for the purposes of obtaining, maintaining, perfecting or preserving or renewing any Patent Right within the Transferred Patent Rights. In each case in which Cerus has acquired ownership of any Transferred Intellectual Property and Licensed Intellectual Property from any Person, Cerus has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Transferred Intellectual Property and Licensed Intellectual Property (including the right to seek past and future damages with respect thereto) to Cerus. Cerus has recorded each such assignment of Transferred Patent Rights and Licensed [ * ] Patent Rights with the relevant Governmental Authority, including the PTO or its respective equivalent in any relevant foreign jurisdiction, as the case may require.

(c) Enforceability. Cerus has no Knowledge of any facts or circumstances that would render any issued Patent Right within the Transferred Patent Rights or Licensed [ * ] Patent Rights invalid or unenforceable. In addition, Cerus has not entered into any agreement with any Person not to assert any charge of infringement of the Transferred Patent Rights and/or Licensed [ * ] Patent Rights against such Person, which would impact Anza’s ability to enforce the Transferred Patent Rights and/or Licensed [ * ] Patent Rights (solely in the Anza Field of Use pursuant to Section 5.11 of the Agreement) after the Closing. Notwithstanding the foregoing, Cerus makes no representation or warranty hereunder with respect to any Licensed [ * ] Patent Rights that relate to UVA light devices and/or disposable kits.

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(d) Encumbrances. Each item of Transferred Intellectual Property and Licensed Intellectual Property, solely with respect to the Anza Field of Use, is free and clear of all Encumbrances. Cerus is the exclusive owner, and has good title against all others, of all right, title and interest in, to and under all Transferred Patent Rights and Licensed [ * ] Patent Rights.

(e) Transferability. All Transferred Intellectual Property will be fully transferable, alienable and licensable by Anza, without restriction and without payment of any kind to any Third Party. All Licensed Intellectual Property will be fully sublicensable by Anza, without restriction and without payment of any kind to any Third Party.

(f) Rights from Third Parties. To the extent that any Transferred Intellectual Property and Licensed Intellectual Property has been developed or created by a Third Party for Cerus, including any employee or independent contractor of Cerus, Cerus has a written Contract with such Third Party pursuant to which Cerus either (i) has obtained ownership of, and is the exclusive owner of, or (ii) has obtained an exclusive license (sufficient for the conduct of the Business as currently conducted and as currently proposed to be conducted) to such Transferred Intellectual Property and Licensed Intellectual Property.

(g) Employees and Independent Contractors. All current and former employees and independent contractors of Cerus have entered into a valid and binding written agreement with Cerus sufficient to vest title in Cerus of all Business Intellectual Property created by such employees and independent contractors in the scope of their employment or engagement with Cerus, as applicable, and providing for the non-use and non-disclosure of confidential information relating to the Business.

(h) Improvements. No Person who has licensed Business Intellectual Property to Cerus has ownership rights or license rights to improvements made by Cerus in such Business Intellectual Property in Anza’s Field of Use. Notwithstanding the foregoing, Cerus makes no representation or warranty hereunder with respect to any improvements that relate to UVA light devices and/or Intercept Platelet or Plasma disposable kits.

(i) Transfers. Other than pursuant to material transfer agreements (of which copies have been provided to Anza and/or its legal counsel) for research purposes within the scope of each such material transfer agreement, Cerus has not transferred ownership of, or granted any license of or right to use, or authorized the retention of any rights to use or joint ownership of, any Intellectual Property that is or was Business Intellectual Property, to any other Person.

(j) Contracts. The Contracts listed in Section 8(a) of the Cerus Disclosure Schedule constitute all the Contracts to which Cerus is a party with respect to any Business Intellectual Property.

(k) No Infringement by Cerus. To the Knowledge of Cerus, the operation of the Business as currently conducted by Cerus has not, does not and will not when conducted by Anza in substantially the same manner following the Closing infringe or misappropriate any Intellectual

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Property of any Person, violate any right of any Person (including any right to privacy or publicity) or constitute unfair competition or trade practices under the Laws of any jurisdiction, and Cerus has not received notice from any Person claiming that such operation infringes or misappropriates any Intellectual Property of any Person or constitutes unfair competition or trade practices under the Laws of any jurisdiction (nor does Cerus have Knowledge of any reasonably anticipatable basis therefor). There are no pending or, to the Knowledge of Cerus, threatened claims (including interferences, oppositions and similar proceedings) challenging the Transferred Intellectual Property or the Licensed Intellectual Property nor has Cerus received any “offer to license” letters from any Person inviting Cerus to license any Business Intellectual Property. Notwithstanding the foregoing, Cerus makes no representation or warranty hereunder with respect to the operation or planned operation of the Business insofar as such operations involve UVA light devices and/or disposable kits.

(l) No Infringement by Third Parties. To the Knowledge of Cerus, no Person is infringing or misappropriating any Transferred Intellectual Property or Licensed Intellectual Property.

(m) Third Party Rights. Cerus has heretofore disclosed in writing to Anza all Patent Rights of Third Parties to the Knowledge of Cerus relating to the Business Products and all written non-infringement and/or validity analyses prepared by Cerus’ outside counsel with respect thereto prepared by or on behalf of Cerus, and, to the Knowledge of Cerus, there are no Patent Rights of Third Parties that would be necessarily infringed by any implementation of the Covered Products.

(n) Restrictions. No Transferred Intellectual Property or Licensed Intellectual Property is subject to any proceeding or outstanding Governmental Order or any settlement agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by Cerus or that may affect the validity, use or enforceability of such Transferred Intellectual Property or Licensed Intellectual Property.

(o) Grants and Funding. Except for those grants listed in Section 9(o) of the Cerus Disclosure Schedule, Cerus has not received any grant, loan, subsidy, investment or other source of funding from any Governmental Authority relating to the Business. To the Knowledge of Cerus, no facilities of a university, college, other educational institution or research center or Governmental Authority or funding from any Governmental Authority or other source other than the capital markets or general corporate funds of Cerus was used in the development of the Transferred Intellectual Property or Licensed Intellectual Property. Notwithstanding the foregoing, Cerus makes no representation or warranty under this Section 9(o) with respect to any work done by Cerus or [ * ] or any of its Affiliates that is predominantly related to the Cerus Field of Use. To the Knowledge of Cerus, no current or former employee or independent contractor of Cerus who was involved in, or who contributed to, the creation or development of any Transferred Intellectual Property or Licensed Intellectual Property has performed services for any Governmental Authority, university, college or other educational institution or research center during a period of time during which such employee or independent contractor was creating or developing any Transferred Intellectual Property or Licensed Intellectual Property.

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(p) Disclosures. Cerus has made available to Anza, either through disclosures made to Anza or by virtue of the access that David N. Cook and Thomas W. Dubensky have to Cerus’ records related to the immunotherapy/vaccine program, all material preclinical and clinical data in Cerus’ possession or Control as of the date of this Agreement with respect to all clinical and preclinical product candidates undergoing development in connection with the Business, including the Business Products.

(q) Royalties. Except pursuant to the Transferred Contracts, Cerus is not required, pursuant to any Contract, to make or accrue any royalty or other payment to any Third Party in connection with sale of any clinical and preclinical product candidates undergoing development in connection with the Business, including the Business Products.

(r) Security. Cerus has taken all reasonable steps that are required to protect its rights in confidential information and trade secrets included in the Transferred Know-How and Licensed Know-How. To the Knowledge of Cerus, there have been no material breaches of security affecting the information, assets or data of the Business.

(s) Exercise of Option. Cerus has duly exercised, and not revoked its exercise of, the option described in Section 2.3 of the Option and Exclusive License Agreement between Cerus and The Johns Hopkins University (reference number [ * ]) dated April 8, 2003, prior to the expiration of such option.

10. Title to Assets; Sufficiency of Assets.

(a) Title. Cerus has, and at the Closing, Cerus will deliver to Anza good and marketable title to the Transferred Assets free and clear of all Encumbrances, except as otherwise provided in the Transferred Contracts, and a valid and binding license under the Licensed Intellectual Property pursuant to Section 2.3(a).

(b) Sufficiency. To the Knowledge of Cerus, the Transferred Assets, the license granted pursuant to Section 2.3(a) and the rights and benefits provided under the Transition Services Agreement, the Supply Agreement, the Sublease and the Site License constitute all of the assets, Contracts and rights, excluding the Required Permits, required for the continued operation of the Business by Anza as conducted by Cerus during the past twelve (12) months.

(c) GMP S-59 Psoralen. To the Knowledge of Cerus, the Initial S-59 Psoralen Supply was manufactured in accordance with current Good Manufacturing Practice regulations and stored by Cerus or its agent in accordance with applicable specifications and requirements in all material respects.

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11. Regulatory Compliance.

(a) Compliance. Cerus is in compliance in all material respects with all applicable statutes, rules and regulations of the FDA, with respect to the clinical testing, manufacture, collection, labeling, storing, testing or distribution of Business Products, including current “Good Manufacturing Practice,” or cGMP, regulations, “Good Clinical Practice,” or GCP, regulations, “Good Laboratory Practice,” or GLP, regulations, “Informed Consent” and “Institutional Review Board” regulations and all applicable requirements relating to the protection of human subjects for its clinical trials as required by the FDA. Cerus has all requisite permits, approvals, registrations, licenses and the like, each as required by the FDA to conduct the Business as currently conducted. Cerus is in compliance in all material respects with the registration and listing requirements set forth at 21 U.S.C. §360 and all similar applicable foreign laws and regulations, in each case solely to the extent applicable to the Business.

(b) Proceedings. Cerus has not received notice of, and is not subject to, any adverse inspection, finding of deficiency, finding of non-compliance, compelled or voluntary recall, investigation, penalty for corrective or remedial action or other compliance or enforcement action, in each case relating to any of the Business Products or to the facilities in which the Business Products are manufactured, collected or handled, by the FDA or Foreign Regulatory Authorities. There are no pending or, to the Knowledge of Cerus, threatened actions, proceedings or complaints by the FDA or Foreign Regulatory Authorities which would materially prohibit or impede the conduct of the Business as currently conducted.

(c) False Statements. Cerus has not made any false statements on, or material omissions from, the applications, reports and other submissions to the FDA or Foreign Regulatory Authorities or any other records and documentation prepared or maintained to comply with the requirements of the FDA or Foreign Regulatory Authorities, in each case relating to the Business Products.

Cerus is not the subject of any pending or, to the Knowledge of Cerus, threatened investigation with respect to the Business Products by the FDA pursuant to its “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto, or any foreign equivalent. Cerus has not committed any act, made any statement or failed to make any statement, in each case with respect to the Business Products that would provide a reasonably anticipatable basis for the FDA to invoke its policy with respect to “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” and any amendments thereto, or any foreign equivalent.

(d) Misbranding and Adulteration. Cerus has not received any notification, written or oral, that remains unresolved from the FDA or a Foreign Regulatory Authority indicating that any of any Business Products is misbranded or adulterated as defined in 21 U.S.C. §321, et seq., as amended, and the rules and regulations promulgated thereunder.

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(e) Recalls. No Business Product has been recalled, suspended or discontinued as a result of any action by the FDA or any Foreign Regulatory Authority, by Cerus or, to the Knowledge of Cerus, by any licensee or distributor of any Business Product.

(f) Trials. All pre-clinical and clinical trials conducted by or under the authority of Cerus with regard to the Business Products were and are being conducted in material compliance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards used within the pharmaceutical industry and all applicable Laws promulgated by the FDA.

(g) Debarment. To the Knowledge of Cerus, none of the employees or agents of Cerus have been disqualified or debarred by the FDA for any purpose, or have been charged with or convicted under United States federal Laws for conduct relating to the development or approval or otherwise relating to the regulation of any drug product under the Generic Drug Enforcement Act of 1992 (21 U.S.C. §335a).

12. Suppliers. Cerus has used commercially reasonable efforts to maintain, and, to the Knowledge of Cerus, currently maintains, good working relationships with all of the suppliers of goods to the Business. Section 12 of the Cerus Disclosure Schedule specifies for the period beginning January 1, 2007 to the date of this Agreement the names of all suppliers of goods to the Business. None of such suppliers has given Cerus notice terminating, canceling or threatening to terminate or cancel any Contract or relationship with Cerus relating to the Business. To the Knowledge of Cerus, such suppliers are manufacturing and otherwise operating in compliance with applicable FDA requirements with respect to the products and materials supplied to Cerus.

13. Environmental Matters.

(a) Required Permits. Cerus, to the extent related to any property or facility owned, leased or operated by Cerus in the conduct of the Business (the “Properties”), has obtained the material Required Permits required by Environmental Laws and necessary for the conduct of the Business, and Cerus is in material compliance with such material Required Permits and other requirements of Environmental Law.

(b) Violations. Cerus, to the extent related to the Business or the Properties, has not received any written notice from any Governmental Authority or any other Person or entity alleging a material violation of, or material liability under, Environmental Laws which has not been fully resolved.

(c) Proceedings. No notice, registration, reporting or other filing or investigation, response or corrective action is required by Cerus under any Environmental Law in connection with, or as a result of, the execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby.

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14. Taxes.

(a) Filing of Tax Returns. Cerus has duly and timely filed (or caused to be filed) with the appropriate taxing authorities all Tax Returns that Cerus was required to file relating to the Transferred Assets or the Business through the date hereof and all such Tax Returns filed are complete and accurate in all respects insofar as they relate to the Transferred Assets or the Business. All Taxes owed by Cerus (whether or not shown on any Tax Return) relating to the Transferred Assets or the Business have been paid. Cerus is not currently the beneficiary of any extension of time within which to file any Tax Return with respect to the Transferred Assets or the Business.

(b) Liens. There are no liens for Taxes (other than for current Taxes not yet due and payable) on any of the Transferred Assets. None of the Transferred Assets are property that is required to be treated for Tax purposes as being owned by any other Person.

(c) Audits, Investigations, Disputes or Claims. No deficiencies for Taxes have been claimed, proposed or assessed by any taxing authority or other Governmental Authority against Cerus with respect to the Transferred Assets or the Business, and there are no pending or, to the Knowledge of Cerus, threatened audits, investigations, disputes or claims or other actions for or relating to any Liability for Taxes with respect to the Transferred Assets or the Business, and there are no matters under discussion with any Governmental Authorities with respect to Taxes that are likely to result in an additional Liability for Taxes with respect to the Transferred Assets or the Business. With respect to the Transferred Assets or the Business, Cerus has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(d) Tax Sharing Agreements. There are no Tax-sharing agreements or similar arrangements (including indemnity arrangements) with respect to or involving the Transferred Assets or the Business, and after the Closing Date the Transferred Assets and the Business shall not be bound by any such Tax-sharing agreements or similar arrangements or be subject to any Liability thereunder for amounts due in respect of periods prior to the Closing Date.

(e) Withholding. Cerus has withheld and paid all Taxes concerning the Business required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other Third Party.

15. Absence of Certain Changes or Events. Between September 30, 2007 and the date of this Agreement, there has not been a Cerus Material Adverse Effect and, except as contemplated by this Agreement, Cerus has conducted the Business only in the Ordinary Course of Business and has not, with respect to the Business or any of the Transferred Assets:

(a) subjected any of the Transferred Assets to any material Encumbrances;

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b) sold, transferred, leased, subleased, licensed or otherwise disposed of, other than in the Ordinary Course of Business, to any Third Party, any Transferred Assets or assets necessary for the conduct of the Business as currently conducted;

(c) sold, licensed or sublicensed or otherwise transferred any rights to any Third Party under any Transferred Assets, other than in the Ordinary Course of Business;

(d) accelerated, cancelled, modified or terminated any Transferred Contract, other than in the Ordinary Course of Business;

(e) surrendered, revoked or otherwise terminated any material Required Permits, except in connection with any renewal or reissuance thereof;

(f) incurred any Assumed Liabilities, other than in the Ordinary Course of Business;

(g) waived, released or assigned any rights, which rights, but for such waiver, release or assignment, would have been classified as Transferred Assets, other than in the Ordinary Course of Business;

(h) experienced any damage, destruction or casualty loss (whether or not covered by insurance) with respect to any Transferred Asset other than as a result of ordinary wear and tear, where applicable;

(i) delayed or postponed the payment of any Assumed Liability outside the Ordinary Course of Business;

(j) made any election or change to any election in respect to Taxes, adopted or changed any accounting method in respect to Taxes, entered into any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement or closing agreement, settled or compromised on any claim, notice, audit report or assessment in respect of Taxes, consented to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes, changed any annual Tax accounting period, filed any amended Tax Return or surrendered any right to claim a Tax refund; or

(k) agreed, whether in writing or otherwise, to do any of the foregoing, except as expressly contemplated by this Agreement.

16. Bulk Transfer Laws. There are no current or past creditors of Cerus to whom any Law requires the delivery of notice or from whom any form of consent is required in conjunction with undertaking the transactions contemplated by this Agreement, and the “bulk transfer laws” of any state in which the Transferred Assets are located do not apply to the transfer of those Transferred Assets under this Agreement.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

17. Investment Representations.

(a) No Registration. Cerus understands that the Series AA Shares and the Conversion Shares have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Cerus’ representations as expressed herein or otherwise made pursuant hereto.

(b) Investment Intent. Cerus is acquiring the Series AA Shares and the Conversion Shares for investment for its own account, not as a nominee or agent and not with the view to, or for resale in connection with, any distribution thereof, and Cerus has no present intention of selling, granting any participation in or otherwise distributing the same. Cerus further represents that it does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participation to such person or entity or to any third person or entity with respect to any of the Series AA Shares or the Conversion Shares.

(c) Investment Experience. Cerus has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to Anza and acknowledges that Cerus can protect its own interests. Cerus has such knowledge and experience in financial and business matters so that Cerus is capable of evaluating the merits and risks of its investment in Anza.

(d) Speculative Nature of Investment. Cerus understands and acknowledges that Anza has a limited financial and operating history and that an investment in Anza is highly speculative and involves substantial risks. Cerus can bear the economic risk of Cerus’ investment and is able, without impairing Cerus’ financial condition, to hold the Series AA Shares and the Conversion Shares for an indefinite period of time and to suffer a complete loss of Cerus’ investment.

(e) Access to Data. Cerus has had an opportunity to ask questions of, and receive answers from, the officers of Anza concerning the Transaction Documents and the transactions contemplated thereby, as well as Anza’s business, management and financial affairs, which questions were answered to its satisfaction. Cerus believes that it has received all the information Cerus considers necessary or appropriate for deciding whether to purchase the Series AA Shares and the Conversion Shares. Cerus acknowledges that any business plans prepared by Anza have been, and continue to be, subject to change and that any projections included in such business plans or otherwise are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying such projections will not materialize or will vary significantly from actual results.

(f) Accredited Investor. Cerus is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission under the Securities Act and shall submit to Anza such further assurances of such status as may be reasonably requested by Anza.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(g) Residency. The principal place of business of Cerus is correctly set forth in Section 8.4.

(h) Rule 144. Cerus acknowledges that the Series AA Shares and the Conversion Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Cerus is aware of the provisions of Rule 144 promulgated under the Securities Act (“Rule 144”) which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including among other things, the existence of a public market for the shares, the availability of certain current public information about Anza, the resale occurring not less than one (1) year after a party has purchased and paid for the security to be sold, the sale being effected through a “broker’s transaction” or in transactions directly with a “market maker” and the number of shares being sold during any three (3) month period not exceeding specified limitations. Cerus understands that the current public information referred to above is not now available and that Anza has no present plans to make such information available. Cerus acknowledges and understands that, notwithstanding any obligation under the Investor Rights Agreement, Anza may not be satisfying the current public information requirement of Rule 144 at the time Cerus wishes to sell the Series AA Shares or the Conversion Shares, and that, in such event, Cerus may be precluded from selling such shares under Rule 144, even if the other requirements of Rule 144 have been satisfied. Cerus acknowledges that, in the event all of the requirements of Rule 144 are not met, registration under the Securities Act or an exemption from registration will be required for any disposition of the Series AA Shares or the Conversion Shares. Cerus understands that, although Rule 144 is not exclusive, the Securities and Exchange Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

(i) No Public Market. Cerus understands and acknowledges that no public market now exists for any of the securities issued by Anza and that Anza has made no assurances that a public market will ever exist for Anza’s securities.

18. Brokers or Finders. Neither Cerus nor any of its representatives have incurred any obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payments in connection with the transactions contemplated by this Agreement.

19. Disclosure. To the actual knowledge of the executive officers of Cerus, no representation or warranty or other statement made by Cerus in the Transaction Documents, the Cerus Disclosure Schedule or any other document or certificate delivered in connection therewith contains any untrue statement or omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading. To the actual knowledge of the executive officers of Cerus, there are no facts that have application to Business (other than general economic or industry conditions) and that may materially adversely affect the assets, business, prospects, financial condition or results of operations of the Business that has not been set forth in this Agreement or the Cerus Disclosure Schedule.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT D

Representations and Warranties of Anza

1. Organization. Anza is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own or lease its assets and to carry on its business as currently conducted by it. Anza is duly authorized to conduct its business and is in good standing in each jurisdiction where such qualification is required, except where the failure to be so qualified or in good standing would not have a Anza Material Adverse Effect.

2. Authority. Anza has all necessary corporate power and authority and has taken all actions necessary to enter into this Agreement, to execute and deliver the Transaction Documents and the Cerus Financing Agreements to which it is a party and to carry out the transactions contemplated thereby. The board of directors of Anza has taken all action required by Law and the Charter Documents of Anza to be taken by it to duly authorize (a) the execution and delivery of the Transaction Documents and Cerus Financing Agreements to which it is a party and (b) the consummation of the transactions contemplated thereby. No other corporate proceedings on the part of Anza are necessary to authorize the Transaction Documents, the Cerus Financing Agreements and the transactions contemplated thereby. Each Transaction Document and Cerus Financing Agreement to which Anza is a party has been duly and validly executed and delivered by Anza and, when executed and delivered by Cerus, shall constitute a legal, valid and binding obligation of Anza, enforceable against it in accordance with its terms, except (i) as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and (ii) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of a court of competent jurisdiction before which any proceeding may be brought .

3. No Conflict. The execution and delivery by Anza of the Transaction Documents and the Cerus Financing Agreements to which Anza is a party and the performance by Anza of its obligations set forth therein do not and will not (a) violate, conflict with or result in the breach of any provision of the Charter Documents of Anza, (b) conflict with or violate any Law or Governmental Order applicable to Anza or (c) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would constitute a default) under, require any consent under or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of or result in the creation of any Encumbrance on any of the assets or properties of Anza pursuant to any note, bond, mortgage or indenture, Contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which Anza is a party or by which any of such assets or properties is bound or affected.

4. Capitalization. As of immediately prior to the Closing, (i) the authorized capital stock of Anza consists of (a) 40,000,000 shares of Common Stock, [ * ] of which are issued and outstanding and (b) 25,000,001 shares of Preferred Stock, of which 5,000,000 shares are designated

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Series AA Preferred Stock, [ * ] of which are issued or outstanding, and of which 20,000,001 shares are designated Series A Preferred Stock, [ * ] of which are issued or outstanding, and (ii) Anza has reserved 4,704,500 shares of Common Stock for issuance under Anza’s 2007 Stock Plan. The Common Stock and the Preferred Stock have the rights, preferences, privileges and restrictions set forth in the Anza Restated Certificate. The outstanding shares of Common Stock and Preferred Stock have been duly authorized and validly issued in compliance with applicable federal and state securities Laws, and are fully paid and nonassessable. Except for the conversion privileges of the Preferred Stock, the rights provided pursuant to the Investor Rights Agreement and the Right of First Refusal and Co-Sale Agreement or as otherwise described in this Agreement, there are no options, warrants or other rights to purchase any of Anza’s authorized and unissued capital stock.

5. Financial Statements. Anza was recently formed, has not yet begun significant operations, and has not prepared any financial statements. Anza is not a guarantor or indemnitor of any indebtedness of any other person, firm, corporation or other entity. Except as contemplated by the Transaction Documents, Anza has no material liabilities and no material contingent liabilities.

6. Agreements; Actions.

(a) Except for the Transaction Documents and the Cerus Financing Agreements and the transactions contemplated thereby, there are no Contracts, agreements, instruments or arrangements, proposed transactions, judgments, orders, writs or decrees to which Anza is a party or to its Knowledge by which it is bound.

(b) Anza has not (i) accrued, declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred or guaranteed any indebtedness for money borrowed, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights.

(c) Anza has not engaged in any discussion (i) with any representative of any other business or businesses regarding the consolidation or merger of Anza with or into any such other business or businesses, (ii) with any corporation, partnership, limited liability company, or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of Anza, or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of Anza is disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of Anza.

7. Obligations to Related Parties. No employee, officer, director or, to Anza’s Knowledge, stockholder of Anza or member of his or her immediate family is indebted to Anza, nor is Anza indebted (or committed to make loans or extend or guarantee credit) to any of them other than (i) for payment of salary for services rendered during the most recent payroll period, (ii) reimbursement for reasonable expenses incurred on behalf of Anza and (iii) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by Anza’s Board of Directors and stock purchase

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

agreements approved by Anza’s Board of Directors). To Anza’s Knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which Anza is affiliated or with which Anza has a business relationship, or any firm or corporation that competes with Anza, except in connection with the ownership of stock in publicly-traded companies. To Anza’s Knowledge, no employee, officer, director or stockholder, nor any member of their immediate families, is, directly or indirectly, interested in any material contract with Anza (other than such contracts as relate to any such person’s ownership of capital stock or other securities of Anza).

8. Litigation. There are no Actions pending against Anza or its properties or officers (in their capacities as such) (nor has Anza received notice of any threat thereof) before any Governmental Authority that questions the validity of the Transaction Documents, the Cerus Financing Agreements or the right of Anza to enter into them, or the right of Anza to perform its obligations contemplated thereby. Anza is not a party or subject to any Governmental Order (nor, to the Knowledge of Anza, are there any such Governmental Orders threatened to be imposed by any Governmental Authority) which has had or would be reasonably expected to have a Anza Material Adverse Effect. There is no Action initiated by Anza currently pending or which Anza currently intends to initiate.

9. Brokers or Finders. Neither Anza nor any of its representatives have incurred any obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payments in connection with the transactions contemplated by this Agreement.

10. Validity of Shares The Series AA Shares, when issued and delivered in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable. The Conversion Shares have been duly and validly reserved and, when issued in compliance with the provisions of this Agreement, the Anza Restated Certificate and applicable Law, will be validly issued, fully paid and nonassessable. The Series AA Shares and the Conversion Shares will be free of any Encumbrances, other than any Encumbrances created by or imposed upon Cerus, provided, however, that the Series AA Shares and the Conversion Shares are subject to restrictions on transfer under United States state and/or federal securities Laws and as set forth in the Investor Rights Agreement. Except as set forth in the Investor Rights Agreement, the Series AA Shares and the Conversion Shares are not subject to any preemptive rights or rights of first refusal.

11. Governmental Consents and Approvals. The execution and delivery by Anza of the Transaction Documents and Cerus Financing Agreements to which Anza is a party, and performance by Anza of its obligations set forth therein, do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to any Governmental Authority.

12. Compliance with Laws. Anza is not in material violation of any applicable Law in respect of the conduct of its business or the ownership of its properties. No Governmental Authority has notified Anza that its business is or was in material violation of any Law or Required Permit or the subject of any investigation in any jurisdiction where such business is conducted and, to the Knowledge of Anza, there are no reasonably anticipatable grounds for the same.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

13. Absence of Certain Changes or Events. Since Anza’s inception, there has not been a Anza Material Adverse Effect. Anza was formed solely for the purpose of engaging in the Business, has engaged in no other business activities and has conducted its operations solely to the extent related to the transactions contemplated by the Transaction Documents and Cerus Financing Agreements.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit E

TRANSFERRED ASSETS TO BE DELIVERED AT CLOSING

The following items to the extent that they are Transferred Assets shall be delivered at Closing in the manner and form as set forth below:

Regulatory & Quality

CRS-100 regulatory files and supporting documentation (hard copy and electronic formats) relating to [ * ]

CRS-207 regulatory files and supporting documentation (electronic formats) relating to [ * ]

CRS-207 regulatory files and supporting documentation (hard copy and electronic formats) relating to [ * ]

Regulatory or Quality Documents as described on Exhibit AN Transferred Know-How and Exhibit AC Licensed Know-How to the extent that such documents are denoted as “QC” in the column entitled “Department” on such exhibits

Institutional Review Board approvals for [ * ] and related materials

Institutional Biosafety Committee (IBC) meeting minutes and related materials

Institutional Animal Care and Use Committee (IACUC) meeting minutes and related materials

Clinical Records and Data

CRS-100 and CRS-207 clinical study files and documents, including site-specific informed consents, CRO documents, site documents, vendor documents (e.g. data management/lab vendors) and guidelines, protocols and manuals

CRS-100 and CRS-207 clinical study data

Material Contracts

Patent Rights listed in Exhibit AO Transferred Patent Rights, by instruction to Cerus’ patent counsel to deliver the files for such Patent Rights to Anza

Tangible Assets

Transferred Tangible Assets listed in Exhibit AP (including the [ * ]) by leaving such

Transferred Tangible Assets in the facility located at 2550 Stanwell Drive or by moving such

Transferred Tangible Assets to the facility located at 2550 Stanwell Drive

Materials (including but not limited to: [ * ]) as described on Exhibit AN Transferred Know-How

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit F

TRANSFERRED ASSETS TO BE DELIVERED WITHIN 90 DAYS AFTER CLOSING

The following items to the extent that they are Transferred Assets shall be delivered within ninety (90) days after Closing in the manner and form as set forth below:

Manufacturing Records and Information

CRS-100 and CRS-207 chemistry, manufacturing, and control documentation, including but not limited to manufacturing batch records, methods qualification and validation, and shipping

Financial Records and Information

Grant awards listed in Exhibit AM Transferred Grants

Government and third party financial audits

Information and data related to breakdown of historical expenditures by immunotherapy program

Intellectual Property Records and Information

Transferred Books and Records comprising the laboratory notebooks or containing the pages listed below

Records and information relating to Intellectual Property Rights comprising the Transferred Know-How and Transferred Patent Rights, including but not limited to invention disclosure forms and patent prosecution files by instruction to Cerus’ patent counsel to deliver such records and information to Anza

Material Contracts

Originals of Contracts listed in Exhibit AL Transferred Contracts

Electronic Records and Data

All data on servers related to immunotherapy program including but not limited to email archives, documents located on the Qumas DocCompliance electronic document management system, and electronic data related to specific software programs for testing, auditing, regulatory filings and other related functions of the Business

Laboratory Notebooks

Transferred Books and Records that comprise the following laboratory notebooks or contain the specific pages referenced within the following laboratory notebooks, provided that the Parties acknowledge that the page numbers provided below are estimates only and the actual pages to be delivered to Anza shall include only the pages of such notebooks containing Transferred Assets:

No.	Date issued	Original Owner	Location	Microfiche Roll no.	Pages (approx.)
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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Exhibit G

BUDGET

[ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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Exhibit H

CERUS PRESS RELEASE

CERUS ANNOUNCES SPIN-OFF OF IMMUNOTHERAPY BUSINESS

- Cerus to focus resources solely on blood safety business –

CONCORD, Calif. – November X, 2007 — Cerus Corporation (NASDAQ:CERS) announced today that it has spun-off certain assets that make up its immunotherapy programs, including Cerus’ Listeria and KBMA platform technologies, to a newly-formed independent company financed by a syndicate of leading venture capital firms. Cerus received an equity interest of approximately 15.5% of the new company’s fully diluted equity. Subject to the satisfaction of milestones, Cerus is eligible to receive up to an additional $1.5 million of equity in the new company or, under certain circumstances, in cash. In addition to equity, Cerus is eligible to receive future cash milestone payments of up to in excess of $90 million, as well as royalty payments, if vaccine candidates generated from the transferred assets are successfully developed and commercialized. Cerus is no longer funding operations of the immunotherapy business that has been transferred to the new company. As part of the transaction, David N. Cook, Ph.D. and Thomas W. Dubensky, Ph.D. have joined the new company as CEO and chief scientific officer, respectively. Both were members of Cerus’ executive management team.

“The completion of this transaction allows Cerus to focus organizational and financial resources solely on our core strengths in the blood safety business,” said Claes Glassell, president and chief executive officer, Cerus Corporation. “We remain confident that the immunotherapy programs and technologies that we have transferred to the new company will ultimately prove to represent important advances in the treatment of cancer and infectious diseases. On a personal note, we wish David Cook, Tom Dubensky and the many very capable scientific, clinical and regulatory people associated with our immunotherapy business continued success in their new roles.”

With the spin-off of the immunotherapy business completed, Cerus is now solely focused on commercializing the INTERCEPT Blood System. Both the INTERCEPT platelet and plasma systems have been approved and are being sold in Europe and in other countries that recognize the CE mark. Cerus has worldwide rights to the INTERCEPT Blood System, except in Asia, where Cerus has licensed marketing rights to the platelet and plasma systems to BioOne Corporation. In addition to its direct sales force in Europe, Cerus has engaged country-specific distributors in Spain, Portugal, Greece, Turkey, Kuwait, Russia and other CIS countries. Cerus has conducted Phase III clinical trials of the platelet and plasma systems in the United States and is in early-stage clinical development of a modified red blood cell system.

ABOUT CERUS

Cerus Corporation is a biopharmaceutical company focused on the development and commercialization of the INTERCEPT Blood System®. The INTERCEPT® system is designed to inactivate blood-borne pathogens in donated blood components intended for transfusion. The company currently markets the INTERCEPT system for both platelets and plasma in Europe. The company is also in Phase I clinical trials for development of the INTERCEPT system for red blood cells in the United States.

CERUS PRESS RELEASE

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INTERCEPT and the INTERCEPT Blood System are trademarks of Cerus Corporation.

This press release contains forward-looking statements, including, without limitation, statements related to Cerus’ receipt of future equity and cash milestone and royalty payments and the therapeutic and commercial potential of the immunotherapy programs that have been spun-off to the new company. Words such as “anticipated,” “may” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Cerus’ current expectations. Forward-looking statements involve risks and uncertainties. Cerus’ actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to the early stage of development and high risk of failure of the vaccine programs that have been spun-off to the new company. These and other risk factors are discussed under “Risk Factors” in Cerus’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2007. Cerus expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein.

###

CERUS PRESS RELEASE

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Exhibit I

ASSIGNMENT SEPARATE FROM CERTIFICATE

For value received, the undersigned Transferor does hereby assign and transfer to the Transferee named immediately below:

{                                                                                                                  } a total of (**{            }**) shares of the Series AA Preferred Stock of ANZA THERAPEUTICS, INC., represented by the certificate(s) currently standing in the name of the undersigned on the books of the company, as listed below:

Certificate Number	Number of Shares	Certificate Dated	Certificate currently in the possession of:

The undersigned Transferor does hereby irrevocably constitute and appoint WILSON SONSINI GOODRICH & ROSATI, PROFESSIONAL CORPORATION, attorney to transfer the said stock as listed above on the books of the company, with full power of substitution in the premises.

Dated:             ,         , 2007

TRANSFEROR:

CERUS CORPORATION

/s/ Claes Glassell
Signature

Claes Glassell
Print Name signed above

President and Chief Executive Officer
Title, if any

ASSIGNMENT SEPARATE FROM CERTIFICATE

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Exhibit J

TRANSFERRED CONTRACTS SUBJECT TO NOVATION

[ * ]

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[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit K

WSGR Legal Opinion

[ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit L

CGK Legal Opinion

[ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit M

ANZA THERAPEUTICS, INC.

DAVID N. COOK EMPLOYMENT AGREEMENT

[ * ]

1.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit N

ANZA THERAPEUTICS, INC.

THOMAS W. DUBENSKY, JR. EMPLOYMENT AGREEMENT

[ * ]

1.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit O

ASSIGNMENT AND NOVATION AGREEMENT

This Assignment and Novation Agreement (this “Agreement”) is made as of November 15, 2007 among Cerus Corporation, a Delaware corporation (“Cerus”), Anza Therapeutics, Inc., a Delaware corporation (“Anza”), and The Johns Hopkins University, as Maryland Corporation, (“JHU”). Cerus, Anza and JHU are each referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

A. Cerus and JHU are parties to (i) that certain Option and Exclusive License Agreement dated April 8, 2003 ([ * ]), (ii) that certain Exclusive License Agreement dated December 4, 2003 ([ * ]), and (iii) that certain Exclusive License Agreement dated May 24, 2006 ([ * ]), in each case including any and all amendments and modifications thereto (the “Contracts”).

B. Anza and Cerus have entered into that certain Asset Transfer and License Agreement (the “Asset Agreement”) pursuant to which Cerus has transferred substantially all of the assets of its vaccines and immunotherapy business to Anza (the “Asset Transfer”).

C. It is a condition to the closing (the “Closing”) under the Asset Agreement that Cerus assign and transfer its rights and obligations under the Contracts to Anza, subject to the terms and conditions set forth herein.

D. JHU desires to consent to the foregoing assignment and transfer of the Contracts by Cerus to Anza and to recognize Anza as the successor party to the Contracts, subject to the terms and conditions set forth herein.

Now, therefore, in consideration of the foregoing premises, the mutual representations, warranties covenants and other agreements set forth herein and the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the Parties hereby agree as follows:

1. Assignment and Transfer; Consent. Contingent upon and effective as of the Closing, Cerus hereby assigns and transfers the Contracts to Anza, and JHU consents to such assignment and transfer of the Contracts by Cerus to Anza.

2. Assumption. Contingent upon and effective as of the Closing, Anza agrees to be bound by and to perform the Contracts in accordance with the conditions contained in the Contracts and assumes all obligations and duties of Cerus under the Contracts due now or accruing after the Closing, as if Anza were the original party to the Contracts as of the Closing.

3. Acceptance of Substitute Performance. Contingent upon and effective as of the Closing, JHU recognizes Anza as Cerus’ successor in interest in and to the Contracts and agrees to look solely to Anza for the performance of the obligations and duties under the Contracts

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

without recourse to Cerus. It is intended that this substitute performance by Anza constitute a novation of the obligations and duties under the Contracts formerly owed by Cerus. Notwithstanding the foregoing, Cerus shall continue to comply with any confidentiality provisions under the Contracts in the same manner as would apply under the survival provisions of the Contracts, to the extent applicable. Additionally Cerus agrees that its indemnification obligations will continue with respect to claims arising prior to Closing.

4. Consideration. Contingent upon and effective as of the Closing, as consideration for JHU’s consent to the foregoing assignment and novation of the Contracts, Anza agrees to pay to JHU [ * ] dollars ($[ * ]) within fifteen (15) business days of Closing.

5. Miscellaneous.

(a) Confidentiality. Except as required by law, from the date hereof until (and only to the extent) disclosed publicly by Cerus or Anza, JHU shall not disclose to any third party any information about the Asset Transfer, or the terms or conditions or any other facts relating thereto, including, without limitation, the fact that discussions are taking place with respect thereto or the status thereof.

(b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to conflicts-of-laws principles that would require the application of any other law.

(c) Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one and the same instrument.

(The remainder of this page is intentionally left blank.)

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

In witness whereof, the Parties have caused this Agreement to be executed as of the date first written above by their respective duly authorized officers.

CERUS CORPORATION		ANZA THERAPEUTICS, INC.

By:	/s/ Claes Glassell	By:	/s/ David N. Cook
	Claes Glassell		David N. Cook, Ph.D.
	President and Chief Executive Officer		President and Chief Executive Officer

THE JOHNS HOPKINS UNIVERSITY

By:	/s/ Wesley D. Blakeslee
Wesley D. Blakeslee
Executive Director

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit P

AMENDED AND RESTATED EXCLUSIVE LICENSE AGREEMENT (JHU REF: [ * ])

[ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit Q

AMENDED AND RESTATED OPTION AND EXCLUSIVE LICENSE AGREEMENT BETWEEN THE JOHNS HOPKINS UNIVERSITY & ANZA THERAPEUTICS, INC. JHU REF: [ * ]

[ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit R

AMENDED AND RESTATED EXCLUSIVE LICENSE AGREEMENT BETWEEN THE JOHNS HOPKINS UNIVERSITY & ANZA THERAPEUTICS, INC. JHU [ * ] NO. : [ * ]

[ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit S

SELECTED TRANSFERRED CONTRACTS

[ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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Exhibit T

ABANDONED PATENTS AND PATENT APPLICATIONS

CTY	TITLE	APP # FILE DATE	PUB # PUB DATE
US	Listeria Based [ * ] Vaccines	[ * ]
US	Listeria Based [ * ] Vaccines	[ * ]
US	Listeria Based [ * ] Vaccines	[ * ]
US	Listeria Based [ * ] Vaccines	[ * ]
US	Listeria Based [ * ] Vaccines	[ * ]
US	Listeria Based [ * ] Vaccines	[ * ]
US	Listeria Based [ * ] Vaccines	[ * ]	[ * ]
WO	Listeria Based [ * ] Vaccines	[ * ]	[ * ]
WO	Listeria Based [ * ] Vaccines	[ * ]
AU	Listeria Based [ * ] Vaccines	[ * ]
CA	Listeria Based [ * ] Vaccines	[ * ]
CN	Listeria Based [ * ] Vaccines	[ * ]	[ * ]
EP	Listeria Based [ * ] Vaccines	[ * ]	[ * ]
IN	Listeria Based [ * ] Vaccines	[ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1 of 2

CTY	TITLE	APP # FILE DATE	PUB # PUB DATE
JP	Listeria Based [ * ] Vaccines	[ * ]	[ * ]
KR	Listeria Based [ * ] Vaccines	[ * ]
HK	Listeria Based [ * ] Vaccines	[ * ]
US	Listeria-Based [ * ] Immunogenic Compositions	[ * ]
US	Listeria-Based [ * ] Immunogenic Compositions	[ * ]
WO	Listeria-Based [ * ] Immunogenic Compositions	[ * ]
US	[ * ] Vaccines	[ * ]
US	[ * ] Vaccines	[ * ]
US	[ * ] Vaccines	[ * ]
US	[ * ] Vaccines	[ * ]
US	[ * ] Vaccines	[ * ]
US	[ * ] Vaccines	[ * ]
WO	[ * ] Vaccines	[ * ]	[ * ]
EP	[ * ] Vaccines	[ * ]	[ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2 of 2

Exhibit U

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (this “Agreement”) is made and entered into as of November 20, 2007 between Anza Therapeutics, Inc., a Delaware corporation (“Anza”), and Cerus Corporation, a Delaware corporation (“Cerus”). Anza and Cerus are each referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

A. Cerus and Anza are parties to that certain Asset Transfer and License Agreement dated as of November 20, 2007 (the “Asset Agreement”), pursuant to which Anza has purchased certain assets of Cerus.

B. Pursuant to the Asset Agreement, Cerus has agreed to assign certain rights and agreements to Anza, and Anza has agreed to assume certain obligations of Cerus, as set forth herein, and it is a condition to closing under the Asset Agreement that the Parties execute and deliver this Agreement.

Now, therefore, in consideration of the foregoing premises, the mutual representations, warranties, covenants and other agreements set forth herein and the mutual benefits to be gained by the performance hereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the Parties hereby agree as follows:

1. Capitalized Terms. Capitalized terms used but not otherwise defined herein shall have the respective meanings given such terms in the Asset Agreement.

2. Assignment and Assumption. Subject to the terms and conditions of the Asset Agreement, Cerus hereby sells, conveys, assigns, transfers and sets over (collectively, the “Assignment”) to Anza (a) all of Cerus’ right, title, benefit, privileges and interest in and to each of the Transferred Assets, including the Transferred Contracts set forth on Schedule I hereto, and (b) all of Cerus’ burdens, obligations and liabilities in connection with each of the Assumed Liabilities, including, but not limited to, any Liabilities arising from and after the Effective Time under any Transferred Contract, including all payments due after the Effective Time, but excluding any Liability to the extent arising out of or relating to a breach of a Transferred Contract that occurred prior to the Effective Time. Anza hereby accepts the Assignment and assumes and agrees to observe and perform all of the duties, obligations, terms, provisions and covenants, and to pay and discharge all of the Liabilities of Cerus to be observed, performed, paid or discharged from and after the Effective Time, in connection with the Assumed Liabilities and under the Transferred Contracts, in accordance with the respective terms and subject to the respective conditions thereof. Anza assumes no Retained Liabilities, and the Parties agree that all such Retained Liabilities shall remain the sole responsibility of Cerus.

3. Terms of the Asset Agreement. This Agreement is subject to, and will be construed in accordance with, the Asset Agreement and, in the event a conflict between the provisions of this Agreement and the provisions of the Asset Agreement arises, the provisions of the Asset Agreement will prevail.

4. Further Actions. Each of the Parties covenants and agrees, at its own expense, to execute and deliver, at the request of the other Party, such further instruments of transfer and assignment and to take such other action as such other Party may reasonably request to more effectively consummate the Assignment contemplated by this Agreement. In furtherance of the foregoing and pursuant to Section 5.19 of the Asset Agreement, Anza shall promptly submit in writing to each counterparty to each Transferred Contract set forth in Schedule II hereto a request for such counterparty to: (a) recognize Anza as the successor in interest of Cerus to such Transferred Contract; and (b) enter into a novation agreement with respect to each such Transferred Contract.

5. Miscellaneous.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to conflicts-of-laws principles that would require the application of any other law.

(b) In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other persons or circumstances shall be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

(c) This Agreement may be executed in counterparts, all of which together shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission, including by email, or facsimile shall be sufficient to bind the Parties hereto to the terms and conditions of this Agreement.

(The remainder of this page is intentionally left blank.)

In witness whereof, the Parties hereto have caused this Agreement to be executed as of the date first written above by their respective duly authorized officers.

ANZA THERAPEUTICS, INC.

By:	/s/ David N. Cook
David N. Cook, Ph.D.
President and Chief Executive Officer

CERUS CORPORATION

By:	/s/ Claes Glassell
Claes Glassell
President and Chief Executive Officer

SCHEDULE I

Reference is made to the list of Transferred Contracts attached as Exhibit AL to the Asset Agreement.

SCHEDULE II

Reference is made to the list of Transferred Contracts attached as Exhibit J to the Asset Agreement.

Exhibit V

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

BALBOA THERAPEUTICS, INC.

Balboa Therapeutics, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), certifies that:

A. The name of the Corporation is Balboa Therapeutics, Inc. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on August 7, 2007 under the original name of Balboa Therapeutics, Inc.

B. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 241 and 245 of the General Corporation Law of the State of Delaware. The Corporation has not yet received any payment for stock.

C. The text of the Certificate of Incorporation is amended and restated to read as set forth in EXHIBIT A attached hereto.

IN WITNESS WHEREOF, Balboa Therapeutics, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by David Cook, a duly authorized officer of the Corporation, on November 16, 2007.

/s/ David Cook
David Cook,
President and Chief Executive Officer

1.

EXHIBIT A

ARTICLE I

The name of the Corporation is Anza Therapeutics, Inc.

ARTICLE II

The purpose of this Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE III

The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, DE 19808. The name of the registered agent at such address is Corporation Service Company.

ARTICLE IV

The total number of shares of stock that the Corporation shall have authority to issue is sixty-five million and one (65,000,001), consisting of forty million (40,000,000) shares of Common Stock, $0.0001 par value per share, and twenty-five million and one (25,000,001) shares of Preferred Stock, $0.0001 par value per share. The first Series of Preferred Stock shall be designated “Series A Preferred Stock” and shall consist of twenty million and one (20,000,001) shares. The second Series of Preferred Stock shall be designated “Series AA Preferred Stock” and shall consist of five million (5,000,000) shares.

ARTICLE V

The terms and provisions of the Common Stack and Preferred Stock are as follows:

1. Definitions. For purposes of this ARTICLE V, the following definitions shall apply:

(a) “Conversion Price” shall mean $1.00 per share for the Preferred Stock (subject to adjustment from time to time for Recapitalizations and as otherwise set forth elsewhere herein).

(b) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities convertible into or exchangeable for Common Stock.

(c) “Corporation” shall mean Anza Therapeutics, Inc.

(d) “Distribution” shall mean the transfer of cash or other property without consideration whether by way of dividend or otherwise, other than dividends on Common Stock payable in Common Stock, or the purchase or redemption of shares of the Corporation by the Corporation for cash or property other than: (i) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Corporation at cost upon termination of

2.

their employment or services pursuant to agreements providing for the right of said repurchase, (ii) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Corporation or its subsidiaries pursuant to rights of first refusal contained in agreements providing for such rights, and (iii) any other repurchase or redemption of capital stock of the Corporation approved by the holders of at least 60% of the Series A Preferred Stock of the Corporation, voting as a separate series.

(e) “Dividend Rate” shall mean an annual rate of $0.08 per share for the Preferred Stock (subject to adjustment from time to time for Recapitalizations as set forth elsewhere herein).

(f) “Liquidation Preference” shall mean $1.00 per share for the Preferred Stock (subject to adjustment from time to time for Recapitalizations as set forth elsewhere herein).

(g) “Liquidity Event” shall mean any transaction or series of related transactions resulting in (i) a merger, consolidation, or reorganization, in which the stockholders of the Corporation do not own a majority of the outstanding voting power of the surviving entity, (ii) a sale, transfer, lease, exclusive license or other disposition of all or substantially all of the Corporation’s assets or intellectual property, (iii) any acquisition by any person or affiliated group of beneficial ownership of a majority of the capital stock of the Corporation (other than sales of equity for capital raising purposes), (iv) the redemption or repurchase of shares representing a majority of the voting power of the Corporation, (v) any other change of control of 50% or more of the outstanding voting power of the Corporation (other than sales of equity for capital raising purposes) and (vi) any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

(h) “Options” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(i) “Original Issue Price” shall mean $1.00 per share for the Preferred Stock (subject to adjustment from time to time for Recapitalizations as set forth elsewhere herein).

(j) “Preferred Stock” shall mean the Series A Preferred Stock and the Series AA Preferred Stock.

(k) “Recapitalization” shall mean any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event.

2. Dividends.

(a) Preferred Stock. In any calendar year, the holders of outstanding shares of Preferred Stock shall be entitled to receive dividends, when, as and if declared by the Board of Directors, out of any assets at the time legally available therefor, at the Dividend Rate specified for such shares of Preferred Stock payable in preference and priority to any declaration or payment of any Distribution on Common Stock of the Corporation in such calendar year. No Distributions shall be made with respect to the Common Stock unless dividends on the Preferred Stock have been declared in accordance with the preferences stated herein and all declared

3.

dividends on the Preferred Stock have been paid or set aside for payment to the Preferred Stock holders. The right to receive dividends on shares of Preferred Stock shall not be cumulative, and no right to dividends shall accrue to holders of Preferred Stock by reason of the fact that dividends on said shares are not declared or paid. Payment of any dividends to the holders of Preferred Stock shall be on a pro rata, pari passu basis in proportion to the Dividend Rates for each series of Preferred Stock.

(b) Additional Dividends. The Corporation shall not declare, set aside or pay any dividends on any share of Common Stock (other than dividends on Common Stock payable solely in Common Stock) unless an additional dividend (in addition to the amount of the dividends described above in Section 2(a)) is declared, set aside or paid with respect to all outstanding shares of Preferred Stock in an amount for each such share of Preferred Stock at least equal to the aggregate amount of the dividends for all shares of Common Stock into which each such share of Preferred Stock could then be converted, calculated on the record date for determination of holders entitled to receive such dividend.

(c) Non-Cash Distributions. Whenever a Distribution provided for in this Section 2 shall be payable in property other than cash, the value of such Distribution shall be deemed to be the fair market value of such property as determined in good faith by the Board of Directors.

(d) Consent to Certain Distributions. As authorized by Section 402.5(c) of the California Corporations Code, if Section 502 or Section 503 of the California Corporations Code is applicable to a payment made by the Corporation then such applicable section or sections shall not apply if such payment is a payment made by the Corporation in connection with (i) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Corporation or its subsidiaries at cost upon termination of their employment or services pursuant to agreements providing for the right of said repurchase, (ii) repurchases of Common Stock issued to or held by employees, officers, directors or consultants of the Corporation or its subsidiaries pursuant to rights of first refusal contained in agreements providing for such right, and (iii) any other repurchase or redemption of Common Stock or Preferred Stock approved by the holders of at least 60% of the Series A Preferred Stock of the Corporation, voting as a separate series.

3. Liquidation Rights.

(a) Liquidation Preference. In the event of any Liquidity Event, either voluntary or involuntary, the holders of the Preferred Stock shall be entitled to receive, prior and in preference to any Distribution of any of the assets of the Corporation to the holders of the Common Stock by reason of their ownership of such stock, an amount per share for each share of Preferred Stock held by them equal to the sum of (i) the Liquidation Preference specified for such share of Preferred Stock and (ii) all declared but unpaid dividends (if any) on such share of Preferred Stock. If upon a Liquidity Event, the assets of the Corporation legally available for distribution to the holders of the Preferred Stock are insufficient to permit the payment to such holders of the full amounts specified in this Section 3(a), then the entire assets of the Corporation legally available for distribution shall be distributed with equal priority and pro rota among the holders of the Preferred Stock in proportion to the full amounts they would otherwise be entitled to receive pursuant to this Section 3(a).

4.

(b) Remaining Assets. After the payment to the holders of Preferred Stock of the full preferential amounts specified in Section 3(a) above, the entire remaining assets of the Corporation legally available for distribution by the Corporation shall be distributed with equal priority and pro rata among the holders of the Preferred Stock and Common Stock in proportion to the number of shares of Common Stock held by them, with the shares of Preferred Stock being treated for this purpose as if they had been converted to shares of Common Stock at the then applicable Conversion Rate.

(c) Reserved.

(d) Reorganization. The treatment of any transaction or series of related transactions as a Liquidity Event may be waived by the consent or vote of the holders of at least 60% of the outstanding Series A Preferred Stock, voting as a separate series.

(e) Valuation of Non-Cash Consideration. If any assets of the Corporation distributed to stockholders in connection with any Liquidity Event are other than cash, then the value of such assets shall be their fair market value as determined in good faith by the Board of Directors, except that any securities to be distributed to stockholders in any Liquidity Event shall be valued as follows:

(i) Securities not subject to investment letter or other similar restrictions on free marketability:

(A) If the securities are then traded on a national securities exchange, then the value of the securities shall be deemed to be the average of the closing prices of the securities on such exchange over the ten (10) trading day period ending five (5) trading days prior to the Distribution;

(B) if the securities are actively traded over-the-counter, then the value of the securities shall be deemed to be the average of the closing bid prices of the securities over the ten (10) trading day period ending five (5) trading days prior to the Distribution; and

(C) if there is no active public market, the value will be the fair market value thereof, as determined in good faith by the Board of Directors.

(ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) will be to make an appropriate discount, if any, from the market value determined as specified above in Section 3(e)(i)(A) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors.

In the event of a merger or other acquisition of the Corporation by another entity, the Distribution date shall be deemed to be the date such transaction closes.

5.

For the purposes of this subsection 3(e), “trading day” shall mean any day which the exchange or system on which the securities to be distributed are traded is open and “closing prices” or “closing bid prices” shall be deemed to be: (i) for securities traded primarily on the New York Stock Exchange, the American Stock Exchange or a Nasdaq market, the last reported trade price or sale price, as the case may be, at 4:00 p.m., New York time, on that day and (ii) for securities listed or traded on other exchanges, markets and systems, the market price as of the end of the regular hours trading period that is generally accepted as such for such exchange, market or system. If, after the date hereof, the benchmark times generally accepted in the securities industry for determining the market price of a stock as of a given trading day shall change from those set forth above, the fair market value shall be determined as of such other generally accepted benchmark times.

4. Conversion. The holders of the Preferred Stock shall have conversion rights as follows:

(a) Right to Convert. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Preferred Stock, into that number of fully-paid, nonassessable shares of Common Stock determined by dividing the Original Issue Price for the relevant series by the Conversion Price then in effect for such series. (The number of shares of Common Stock into which each share of Preferred Stock of a series may be converted is hereinafter referred to as the “Conversion Rate” for each such series.) Upon any decrease or increase in the Conversion Price for any series of Preferred Stock, as described in this Section 4, the Conversion Rate for such series shall be appropriately increased or decreased.

(b) Automatic Conversion. All shares of Preferred Stock shall automatically be converted into fully-paid, non-assessable shares of Common Stock at the then-effective Conversion Rate for such shares (i) immediately prior to the closing of a firm commitment underwritten initial public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), covering the offer and sale of the Corporation’s Common Stock, provided that the offering price per share is not less than $3.00 (as adjusted for Recapitalizations) and the aggregate gross proceeds to the Corporation are not less than $50,000,000, or (ii) upon the receipt by the Corporation of a written request for such conversion from the holders of at least sixty percent (60%) of the Series A Preferred Stock then outstanding (voting as a single class and on an as-converted basis), or, if later, the effective date for conversion specified in such requests (each of the events referred to in (i) and (ii) are referred to herein as an “Automatic Conversion Event”).

(c) Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value of a share of Common Stock as determined in good faith by the Board of Directors. For such purpose, all shares of Preferred Stock held by each holder of Preferred Stock shall be aggregated, and any resulting fractional share of Common Stock shall be paid in cash. Before any holder of Preferred Stock shall be entitled to convert the same into full shares of Common Stock, and to receive certificates therefor, the holder shall either (A) surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or

6.

of any transfer agent for the Preferred Stock or (B) notify the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and execute an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates, and shall give written notice to the Corporation at such office that the holder elects to convert the same; provided, however, that on the date of an Automatic Conversion Event, the outstanding shares of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided further, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such Automatic Conversion Event unless either the certificates evidencing such shares of Preferred Stock are delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. On the date of the occurrence of an Automatic Conversion Event, each holder of record of shares of Preferred Stack shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, notwithstanding that the certificates representing such shares of Preferred Stock shall not have been surrendered at the office of the Corporation, that notice from the Corporation shall not have been received by any holder of record of shares of Preferred Stock, or that the certificates evidencing such shares of Common Stock shall not then be actually delivered to such holder.

The Corporation shall, as soon as practicable after such delivery, or after such agreement and indemnification, issue and deliver at such office to such holder of Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock, plus any declared and unpaid dividends on the converted Preferred Stock Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date; provided however, that if the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act or a merger, sale, financing, or liquidation of the Corporation or other event, the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing of such transaction or upon the occurrence of such event, in which case the person(s) entitled to receive the Common Stock issuable upon such conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such transaction or the occurrence of such event.

(d) Adjustments to Conversion Price for Diluting Issues.

(i) Special Definition. For purposes of this paragraph 4(d), “Additional Shares of Common” shall mean all shares of Common Stock issued (or, pursuant to paragraph 4(d)(iii), deemed to be issued) by the Corporation after the filing of this Amended and Restated Certificate of Incorporation, other than issuances or deemed issuances of:

(1) shares of Common Stock and options, warrants or other rights to purchase Common Stock issued or issuable to employees, officers or directors of, or consultant or advisors to the Corporation or any subsidiary pursuant to stock grants, restricted stock purchase agreements, option plans, purchase plans, incentive programs or similar arrangements not to exceed 4,704,500 (as adjusted for Recapitalizations) or such greater number as approved unanimously by the Board of Directors;

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(2) shares of Common Stock issued upon the exercise or conversion of Options or Convertible Securities outstanding as of the date of the filing of this Amended and Restated Certificate of Incorporation or upon the exercise or conversion of Options or Convertible Securities counted against the limits set forth in sub-paragraph 4(d)(i)(1) above;

(3) shares of Common Stock issued or issuable as a dividend or distribution on Preferred Stock or pursuant to any event for which adjustment is made pursuant to paragraph 4(e), 4(f) or 4(g) hereof;

(4) shares of Common Stock issued in a registered public offering under the Securities Act pursuant to which all outstanding shares of Preferred Stock are automatically converted into Common Stock pursuant to an Automatic Conversion Event;

(5) shares of Common Stock issued or issuable pursuant to the acquisition of another corporation by the Corporation by merger, purchase of all or substantially all of the assets or other reorganization or to a joint venture agreement, provided, that such issuances are approved by the Board of Directors;

(6) shares of Common Stock issued or issuable to banks, equipment lessors or other financial institutions pursuant to commercial credit arrangements or commercial leasing transactions approved by the Board of Directors, including two of the directors elected exclusively by the holders of the Series A Preferred Stock;

(7) shares of Common Stock issued or issuable in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board of Directors, including two of the directors elected exclusively by the holders of the Series A Preferred Stock;

(8) shares of Common Stock issued or issuable in connection with the conversion of the Preferred Stock; and

(9) shares of Common Stock which are otherwise excluded by the affirmative vote of the holders of at least 60% of the Series A Preferred Stock, voting as a separate series; provided, that such exclusion does not affect the Series AA Preferred Stock in a manner different than the Series A Preferred Stock.

(ii) No Adjustment of Conversion Price. No adjustment in the Conversion Price of a particular series of Preferred Stock shall be made in respect of the issuance of Additional Shares of Common unless the consideration per share (as determined pursuant to paragraph 4(d)(v)) for an Additional Share of Common issued or deemed to be issued by the Corporation is less than the Conversion Price in effect on the date of, and immediately prior to such issue, for such series of Preferred Stock.

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(iii) Deemed Issue of Additional Shares of Common. In the event the Corporation at any time or from time to time after the date of the filing of this Amended and Restated Certificate of Incorporation shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities, the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options and the conversion or exchange of the underlying securities, shall be deemed to have been issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such ease in which shares are deemed to be issued:

(1) no further adjustment in the Conversion Price of any series of Preferred Stock shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock in connection with the exercise of such Options or conversion or exchange of such Convertible Securities;

(2) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any change in the consideration payable to the Corporation or in the number of shares of Common Stock issuable upon the exercise, conversion or exchange thereof (other than a change pursuant to the anti-dilution provisions of such Options or Convertible Securities such as this Section 4(d) or pursuant to Recapitalization provisions of such Options or Convertible Securities such as Sections 4(e), 4(f) and 4(g) hereof), the Conversion Price of each series of Preferred Stock and any subsequent adjustments based thereon shall be recomputed to reflect such change as if such change had been in effect as of the original issue thereof (or upon the occurrence of the record date with respect thereto);

(3) no readjustment pursuant to clause (2) above shall have the effect of increasing the Conversion Price of a series of Preferred Stock to an amount above the Conversion Price that would have resulted from any other issuances of Additional Shares of Common and any other adjustments provided for herein between the original adjustment date and such readjustment date;

(4) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price of each Series of Preferred Stock computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if:

(a) in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration

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actually received by the Corporation for the issue of such exercised Options plus the consideration actually received by the Corporation upon such exercise or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

(b) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common deemed to have been then issued was the consideration actually received by the Corporation for the issue of such exercised Options, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section 4(d)(v)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised; and

(5) if such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this paragraph 4(d)(iii) as of the actual date of their issuance.

(iv) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common. In the event this Corporation shall issue Additional Shares of Common (including Additional Shares of Common deemed to be issued pursuant to paragraph 4(d)(iii)) without consideration or for a consideration per share less than the applicable Conversion Price of a series of Preferred Stock in effect on the date of and immediately prior to such issue, then, the Conversion Price of the affected series of Preferred Stock shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common so issued would purchase at such Conversion Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common so issued. Notwithstanding the foregoing, the Conversion Price shall not be reduced at such time if the amount of such reduction would be less than $0.01, but any such amount shall be carried forward, and a reduction will be made with respect to such amount at the time of, and together with, any subsequent reduction which, together with such amount and any other amounts so carried forward, equal $0.01 or more in the aggregate. For the purposes of this Subsection 4(d)(iv), all shares of Common Stock issuable upon conversion of all outstanding shares of Preferred Stock and the exercise and/or conversion of any other outstanding Convertible Securities and all outstanding Options shall be deemed to be outstanding.

(v) Determination of Consideration. For purposes of this subsection 4(d), the consideration received by the Corporation for the issue (or deemed issue) of any Additional Shares of Common shall be computed as follows:

(1) Cash and Property. Such consideration shall:

(a) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with such issuance;

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(b) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

(c) in the event Additional Shares of Common are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (a) and (b) above, as reasonably determined in good faith by the Board of Directors.

(2) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common deemed to have been issued pursuant to paragraph 4(d)(iii) shall be determined by dividing:

(x) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

(y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(e) Adjustments for Subdivisions or Combinations of Common Stock. In the event the outstanding shares of Common Stock shall be subdivided (by stock split, by payment of a stock dividend or otherwise), into a greater number of shares of Common Stock, the Conversion Price of each series of Preferred Stock in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined (by reclassification or otherwise) into a lesser number of shares of Common Stock, the Conversion Prices in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately increased.

(f) Adjustments for Subdivisions or Combinations of Preferred Stock. In the event the outstanding shares of Preferred Stock or a series of Preferred Stock all be subdivided (by stock split, by payment of a stock dividend or otherwise), into a greater number

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of shares of Preferred Stock, the Dividend Rate, Original Issue Price and Liquidation Preference of the affected series of Preferred Stock in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Preferred Stock or a series of Preferred Stock shall be combined (by reclassification or otherwise) into a lesser number of shares of Preferred Stock, the Dividend Rate, Original Issue Price and Liquidation. Preference of the affected series of Preferred Stock in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately increased.

(g) Adjustments for Reclassification, Exchange and Substitution. Subject to Section 3 above (“Liquidation Rights”), if the Common Stock issuable upon conversion of the Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), then, in any such event, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive each holder of such Preferred Stock shall have the right thereafter to convert such shares of Preferred Stock into a number of shares of such other class or classes of stock which a holder of the number of shares of Common Stock deliverable upon conversion of such series of Preferred Stock immediately before that change would have been entitled to receive in such reorganization or reclassification, all subject to further adjustment as provided herein with respect to such other shares.

(h) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or use to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Preferred Stock.

(i) Waiver of Adjustment of Conversion Price. Notwithstanding anything herein to the contrary, any downward adjustment of the Conversion Price of any series of Preferred Stock may be waived by the consent or vote of the holders of at least 60% of the outstanding shares of the Preferred Stock entitled to vote either before or within thirty (30) days after the issuance causing the adjustment; provided, that in each case, such waiver does not affect the Series AA Preferred Stock in a manner different than the Series A Preferred Stock. Any such waiver shall bind all future holders of shares of Preferred Stock.

(j) Notices of Record Date. In the event that this Corporation shall propose at any time:

(i) to declare any Distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

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(ii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

(iii) to voluntarily liquidate or dissolve or to enter into any Liquidity Event;

then, in connection with each such event, this Corporation shall send to the holders of the Preferred Stock at least 10 days’ prior written notice of the date on which a record shall be taken for such Distribution (and specifying the date on which the holders of Common Stock shall be entitled thereto and, if applicable, the amount and character of such Distribution) or for determining rights to vote in respect of the matters referred to in (ii) and (iii) above.

Such written notice shall be given by first class mail (or express courier), postage prepaid, addressed to the holders of Preferred Stock at the address for each such holder as shown on the books of the Corporation and shall be deemed given on the date such notice is mailed.

The notice provisions set forth in this section may be shortened or waived prospectively or retrospectively by the consent or vote of the holders of at least 60% of the Series A Preferred Stock, voting as a separate series.

(k) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

5. Voting.

(a) Restricted Class Voting. Except as otherwise expressly provided herein or as required by law, the holders of Preferred Stock (to the extent entitled to vote) and the holders of Common Stock shall vote together and not as separate classes.

(b) No Series Voting. Other than as provided herein or required by law, there shall be no series voting.

(c) Preferred Stock. Each holder of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which the shares of Preferred Stock held by such holder could be converted as of the record date; provided, however, except as otherwise provided herein or required by law, the holders of Series AA Preferred Stock shall not be entitled to notice of, or eligible to vote at, any meeting of the stockholders of the Corporation or to vote upon any matter. Fractional votes shall not be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be disregarded. Except as otherwise expressly provided herein or as required by law, the holders of shares of the Series

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A Preferred Stock shall be entitled to vote on all matters on which the Common Stock shall be entitled to vote. Only holders of Series A Preferred Stock and Common Stock shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation,

(d) Election of Directors. The Board of Directors of the Corporation shall consist of five directors. The holders of Series A Preferred Stock, voting as a separate series, shall be entitled to elect three members of the Corporation’s Board of Directors at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors. The holders of Common Stock, voting as a separate class, shall be entitled to elect one member of the Corporation’s Board of Directors at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors. Any additional members of the Corporation’s Board of Directors shall be elected by the holders of Common Stock and Series A Preferred Stock, voting together as a single class on an as converted into Common Stock basis. If a vacancy on the Board of Directors is to be filled by the Board of Directors, only directors elected by the same class or classes of stockholders as those who would be entitled to vote to fill such vacancy shall vote to fill such vacancy,

(e) Adjustment in Authorized Common Stock. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by an affirmative vote of the holders of a majority of the stock of the Corporation, voting together as a single class on an as converted into Common Stock basis.

(f) Common Stock. Each holder of shares of Common Stock shall be entitled to one vote for each share thereof held.

(g) California Section 2115. To the extent that Section 2115 of the California General Corporation Law makes Section 708 subdivisions (a), (b) and (c) of the California General Corporation Law applicable to the Corporation, the Corporation’s stockholders shall have the right to cumulate their votes in connection with the election of directors as provided by Section 708 subdivisions (a), (b) and (c) of the California General Corporation Law.

6. Amendments and Changes.

(a) As long as any shares of the Series A Preferred Stock shall be issued and outstanding, the Corporation shall not (by amendment, merger, consolidation or otherwise, and either directly or indirectly by subsidiary), without first obtaining the approval (by vote or written consent as provided by law) of the holders of more than sixty percent (60%) of the outstanding shares of the Series A Preferred Stock, voting as a separate series:

(i) amend, modify, alter or waive any provision of the Certificate of Incorporation or bylaws of the Corporation;

(ii) authorize or create (by reclassification, merger or otherwise) or issue or obligate itself to issue any new class or series of equity security (including any security convertible into or exercisable for any equity security) having rights, preferences or privileges senior to or on a parity with any series of Preferred Stock or having voting rights other than those granted to the Preferred Stock generally;

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(iii) undertake any Liquidity Event (other than a merger exclusively to effect a change of domicile of the Corporation);

(iv) increase or decrease the size of the Board of Directors;

(v) other than in the ordinary course of business, encumber or grant a security interest in any material portion of assets of the Corporation;

(vi) acquire all or substantially all of the assets of another entity or through a merger or otherwise, all or a material portion of the capital stock of another entity;

(vii) increase the number of shares authorized for issuance under any existing stock or option plan or create any new stock or option plan;

(viii) reclassify any security of the Corporation;

(ix) take any actions restricting, limiting or altering the rights, preferences or privileges of the Preferred Stock;

(x) pay any dividends or Distributions;

(xi) participate in any business other than that in which the Corporation currently engages unless otherwise approved by the Board of Directors;

(xii) authorize, guarantee or otherwise become responsible for any indebtedness other than unsecured debt of less than $1,000,000;

(xiii) create any subsidiary unless approved by the Board of Directors;

(xiv) make a loan to any officer, director, employee, consultant or any other person, or any subsidiary or other corporation, partnership, person, individual or other entity unless approved by the Board of Directors;

(xv) make any capital expenditures deviating by more than $100,000 in the aggregate from the budget approved each fiscal year by the Board of Directors unless approved by the Board of Directors;

(xvi) enter into any exclusive license not in the ordinary course of business unless approved by the Board of Directors;

(xvii) permit any subsidiary of the Corporation to undertake any of the foregoing; or

(xviii) amend this Section 6.

As long as any shares of the Series AA Preferred Stock are issued and outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent as

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provided by law) of the holders of a majority of the outstanding shares of the Series AA Preferred Stock, as a separate class, take any actions that adversely restrict, limit or alter the rights, preferences or privileges of the Series AA Preferred Stock unless such actions adversely restrict, limit or alter the rights, preferences or privileges of the Series A Preferred Stock in a manner similar to the Series AA Preferred Stock. For the avoidance of doubt, the vote of the Series AA Preferred shall not be required in order to amend this Amended and Restated Certificate of Incorporation to authorize a new series of Preferred Stock that is senior to the Series AA Preferred Stock so long as such new series is also senior to the Series A Preferred Stock.

7. Notices. Except as otherwise provided herein, any notice required by the provisions of this ARTICLE V to be given to the holders of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at such holder’s address appearing on the books of the Corporation.

ARTICLE VI

The Corporation is to have perpetual existence.

ARTICLE VII

Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

ARTICLE VIII

Unless otherwise set forth herein, the number of directors which constitute the Board of Directors of the Corporation shall be designated in the Bylaws of the Corporation.

ARTICLE IX

In furtherance and not in limitation of the powers conferred by statute and except as otherwise provided herein, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation.

ARTICLE X

1. To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

2. The Corporation shall have the power to indemnify, to the extent permitted by the Delaware General Corporation Law, as it presently exists or may hereafter be amended from time to time, any person who was or is a party or is threatened to be made a party to any

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threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding.

3. Neither any amendment nor repeal of this ARTICLE X, nor the adoption of any provision of this Corporation’s Certificate of Incorporation inconsistent with this ARTICLE X, shall eliminate or reduce the effect of this ARTICLE X, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this ARTICLE X, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE XI

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

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Exhibit W

BILL OF SALE

1. TRANSFER OF TRANSFERRED ASSETS. For good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, and as contemplated by Section 2.7 of that certain Asset Transfer and License Agreement dated as of November 20, 2007 (the “Asset Agreement”) between Anza Therapeutics, Inc., a Delaware corporation (“Anza”), and Cerus Corporation, a Delaware corporation (“Cerus”), subject to the terms and conditions of the Asset Agreement, Cerus hereby sells, conveys, assigns and transfers to Anza all of Cerus’ right, title and interest in and to all of the Transferred Assets (as defined in the Asset Agreement).

2. FURTHER ACTIONS. Cerus covenants and agrees to warrant and defend the transfer, assignment and conveyance of the Transferred Assets hereby made against all persons whomsoever, to take all steps as Anza may reasonably request to establish the record of Anza’s title to the Transferred Assets and, at the reasonable request of Anza, to execute and deliver further instruments of transfer and assignment and take such other action as Anza may reasonably request to more effectively transfer and assign to and vest in Anza each of the Transferred Assets.

3. POWER OF ATTORNEY. Without limiting Section 2 hereof, Cerus hereby constitutes and appoints Anza the true and lawful agent and attorney in fact of Cerus, with full power of substitution, in whole or in part, in the name and stead of Cerus but on behalf and for the benefit of Anza and its successors and assigns, from time to time:

(a) to demand, receive and collect any and all of the Transferred Assets and to give receipts and releases for and with respect to the same, or any part thereof;

(b) to institute and prosecute, in the name of Cerus or otherwise, any and all proceedings at law, in equity or otherwise that Anza or its successors and assigns reasonably may require in order to collect or reduce to possession any of the Transferred Assets and in order to collect or enforce any claim or right of any kind hereby assigned or transferred, or intended so to be; and

(c) to do all things legally permissible and reasonably required to recover and collect the Transferred Assets and to use Cerus’ name in such manner as Anza may reasonably deem necessary for the collection and recovery of same,

Cerus hereby declaring that the foregoing powers are coupled with an interest and are and shall be irrevocable by Cerus.

4. TERMS OF THE ASSET AGREEMENT. This Bill of Sale is subject to, and will be construed in accordance with, the Asset Agreement and, in the event a conflict between the provisions of this Bill of Sale and the provisions of the Asset Agreement arises, the provisions of the Asset Agreement will prevail.

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5. CERTAIN TAX MATTERS. Anza and Cerus shall cooperate, to the extent reasonably requested and legally permitted, to reduce any taxes in connection with the transfer and sale pursuant to the Asset Agreement, including without limitation by using best efforts to transfer any intellectual property by remote electronic transmission.

6. COUNTERPARTS AND GOVERNING LAW. The exchange of a fully executed Bill of Sale by electronic transmission, including by email or facsimile, shall be sufficient to give effect to this Bill of Sale. This Bill of Sale shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

(The remainder of this page is intentionally left blank.)

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IN WITNESS WHEREOF, Cerus has executed this Bill of Sale as of November 20, 2007.

CERUS CORPORATION

By:	/s/ Claes Glassell
Claes Glassell
President and Chief Executive Officer

3.

Exhibit X

BUSINESS EMPLOYEES

[ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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Exhibit Y

COMPUTER EQUIPMENT

What it is	Manufacturer	Item	Serial Number	User Name
Computer	IBM	ThinkCenter S51	LKXTC4W	[ * ]

Monitor	IBM	ThinkVision L171p Flat Panel Display	VRD6625	[ * ]

Computer	IBM	T-43	L3-BF785	[ * ]

Computer	IBM	T-43	L3BF733	[ * ]

Computer	IBM	T43	L3BF750	[ * ]

Monitor	IBM	ThinkVision L171p Flat Panel Display	VRD6645	[ * ]

Computer	IBM	IBM T43 thinkpad	L3BF756	[ * ]

Computer	IBM	T-43	L3BF787	[ * ]

Computer	IBM	ThinkCenter S51	LKXTC3x	[ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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Exhibit Z

FDA CROSS-REFERENCE LETTER

Month Day, Year

Attn: FDA Official

FDA Office (HFM-XXX)

Food and Drug Administration

Center for Biologics Evaluation and Research

c/o Document Control Center, HFM-099

1401 Rockville Pike, Suite 200N

Rockville, MD 20852-1448

Re:	Investigational Drug Exemption, [ * ]

Serial #XXX; Information Amendment: Authorization to Cross-reference the Subject IDE

Dear FDA Official:

By this letter, Cerus is authorizing the Food and Drug Administration to cross-reference the subject IDE for the [ * ] in conjunction with the review of an IND (BB-IND XXX) submitted by:

ANZA Therapeutics, Inc.

2550 Stanwell Drive

Concord, CA 94520

We are specifically allowing the FDA to reference, and ANZA Therapeutics, Inc. to incorporate by reference into BB-IND XXX, only the following sections of the [ * ]:

Volume	Section #	Section Title	Pages

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.

FDA Official – Month X, Year – Page X

If you have any questions regarding this cross-reference authorization, please do not hesitate to contact me by phone ([ * ]) or fax ([ * ]).

Regards,

Elizabeth Tillson

Vice President, Regulatory Affairs and Quality

Cc: Bentley Moyer (ANZA Therapeutics, Inc.)

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2.

Exhibit AA

FDA Transfer Letter

{Month Day}, 2007

Attn: [ * ]

Office of Cellular, Tissue, and Gene Therapies (HFM-735)

Food and Drug Administration

Center for Biologics Evaluation and Research

c/o Document Control Center, HFM-099

1401 Rockville Pike, Suite 200N

Rockville, MD 20852-1448

Re:	Investigational New Drug Application, {IND Number: Title}

[ * ]; Information Amendment: Transfer of Sponsorship

Dear Dr. Witten:

This IND Amendment ([ * ]) under {IND Number} is to inform the Center for Biologics Evaluation and Research that Cerus Corporation (2411 Stanwell Drive, Concord, CA 94520) has transferred the entirety of its sponsorship rights and ongoing responsibilities for the {Investigational Agent Number} investigational agent under the subject IND to Anza Therapeutics, Inc. (2550 Stanwell Drive, Concord, CA 94520), effective {Month Day}, 2007.

{Investigational Agent Number} is an investigational agent containing [ * ]. A Phase 1 trial under the subject IND is currently being conducted under {Protocol Number} and is entitled {Title}.

The new official correspondent is:

Bentley Moyer

Anza Therapeutics, Inc., Sr. Director,

Regulatory Affairs and Quality Assurance

2550 Stanwell Drive

Concord, CA 94520

Please amend your records to reflect the transfer of sponsorship and the change in official correspondent. If you have any questions, please do not hesitate to contact me by phone ([ * ]) or fax ([ * ]).

Regards,

Elizabeth Tillson, PhD
Vice President, Regulatory Affairs and Quality

CERUS CORPORATION

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.

Exhibit AB

INVESTORS’ RIGHTS AGREEMENT

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ANZA THERAPEUTICS, INC.

INVESTORS’ RIGHTS AGREEMENT

November 20, 2007

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

-i-

(continued)

		Page
5.7	Severability	23
5.8	Titles and Subtitles	23
5.9	Counterparts	23
5.10	Telecopy Execution and Delivery	23
5.11	Jurisdiction; Venue	23
5.12	Further Assurances	24
5.13	Conflict	24
5.14	Attorneys’ Fees	24
5.15	Aggregation of Stock	24

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

-ii-

ANZA THERAPEUTICS, INC.

INVESTORS’ RIGHTS AGREEMENT

This Investors’ Rights Agreement (this “Agreement”) is made as of November 20, 2007, by and among Anza Therapeutics, Inc., a Delaware corporation (the “Company”), and the persons and entities (each, an “Investor” and collectively, the “Investors”) listed on Exhibit A hereto. Unless otherwise defined herein, capitalized terms used in this Agreement have the meanings ascribed to them in Section 1.

RECITALS

WHEREAS: Certain of the Investors are parties to the Series A Preferred Stock Purchase Agreement of even date herewith, among the Company and the Investors listed on the Schedule of Investors thereto (the “Purchase Agreement”), and it is a condition to the closing of the sale of the Series A Preferred Stock to the Investors listed on such Schedule of Investors that the Investors and the Company execute and deliver this Agreement.

NOW, THEREFORE: In consideration of the mutual promises and covenants set forth herein, and other consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

Section 1

Definitions

1.1 Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

(a) “Cerus” shall mean Cerus Corporation, a Delaware corporation.

(b) “Closing” shall mean the date of the sale of shares of the Company’s Series A Preferred Stock pursuant to the Purchase Agreement.

(c) “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(d) “Common Stock” means the Common Stock of the Company.

(e) “Conversion Stock” shall mean the Series A Conversion Stock and Series AA Conversion Stock.

(f) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(g) “Holder” shall mean any Investor who holds Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been duly and validly transferred in accordance with Section 2.12 of this Agreement.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(h) “Indemnified Party” shall have the meaning set forth in Section 2.6(c) hereto.

(i) “Indemnifying Party” shall have the meaning set forth in Section 2.6(c) hereto.

(j) “Initial Public Offering” shall mean the closing of the Company’s first firm commitment underwritten public offering of the Common Stock registered under the Securities Act.

(k) “Initiating Holders” shall mean any Holder or Holders who in the aggregate hold not less than thirty percent (30%) of the then-outstanding Registrable Securities.

(l) “New Securities” shall have the meaning set forth in Section 4.1(a) hereto.

(m) “Other Selling Stockholders” shall mean persons other than Holders who, by virtue of agreements with the Company, are entitled to include their Other Shares in certain registrations hereunder.

(n) “Other Shares” shall mean shares of Common Stock, other than Registrable Securities (as defined below), with respect to which registration rights have been granted.

(o) “Purchase Agreement” shall have the meaning set forth in the Recitals hereto.

(p) “Qualified Public Offering” means the Company’s first bona fide, firm commitment underwritten public offering pursuant to an effective registration statement filed under the Securities Act covering the offer and sale of the Common Stock, provided that the offering price per share is not less than $3.00 (as adjusted for stock splits, stock dividends, combinations, subdivisions, recapitalizations and the like), and the aggregate gross proceeds to the Company are not less than $50,000,000.

(q) “Registrable Securities” shall mean (i) shares of Common Stock issued or issuable pursuant to the conversion of the Shares and (ii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above; provided, however, that Registrable Securities shall not include any shares of Common Stock described in clause (i) or (ii) above which have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor’s rights under this Agreement are not validly assigned in accordance with this Agreement. A Holder of Registrable Securities need not convert such Registrable Securities into Common Stock prior to requesting registration hereunder but may make such request in contemplation of conversion of such Registrable Securities into Common Stock prior to the effectiveness of such registration.

(r) The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

(s) “Registration Expenses” shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, fees and disbursements of one counsel for the Holders, blue sky fees and expenses, and expenses of any regular or special audits

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

incident to or required by any such registration, but shall not include Selling Expenses, other fees and disbursements of counsel for the Holders and the compensation of regular employees of the Company, which shall be paid in any event by the Company.

(t) “Restricted Securities” shall mean any Registrable Securities required to bear the first legend set forth in Section 2.8(c) hereof.

(u) “Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(v) “Rule 145” shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission

(w) “Rule 415” shall mean Rule 415 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(x) “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(y) “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (excluding the fees and disbursements of one counsel for the Holders as provided in the definition of “Registration Expenses”).

(z) “Series A Conversion Stock” shall mean shares of Common Stock issued upon conversion of the Series A Preferred Stock.

(aa) “Series A Preferred Stock” shall mean the shares of Series A Preferred Stock of the Company.

(bb) “Series A Registrable Securities” shall mean (i) shares of Common Stock issued or issuable pursuant to the conversion of the Series A Shares and (ii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above; provided, however, that Series A Registrable Securities shall not include any shares of Common Stock described in clause (i) or (ii) above which have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor’s rights under this Agreement are not validly assigned in accordance with this Agreement. A Holder of Series A Registrable Securities need not convert such Series A Registrable Securities into Common Stock prior to requesting registration hereunder but may make such request in contemplation of conversion of such Series A Registrable Securities into Common Stock prior to the effectiveness of such registration.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(cc) “Series A Shares” shall mean the Series A Preferred Stock.

(dd) “Series AA Conversion Stock” shall mean shares of Common Stock issued upon conversion of the Series AA Preferred Stock.

(ee) “Series AA Preferred Stock” shall mean the shares of Series AA Preferred Stock.

(ff) “Series AA Shares” shall mean the Series AA Preferred Stock.

(gg) “Shares” shall mean the Series A Shares and Series AA Shares.

(hh) “Significant Holder” shall have the meaning set forth in Section 4.1 hereof.

(ii) “Withdrawn Registration” shall mean a forfeited demand registration under Section 2.1 in accordance with the terms and conditions of Section 2.4.

(jj) “Founders” shall mean [ * ], or their respective heirs, successors and assigns.

Section 2

Registration Rights

2.1 Requested Registration.

(a) Request for Registration. Subject to the conditions set forth in this Section 2.1, if the Company shall receive from Initiating Holders a written request signed by such Initiating Holders that the Company effect any registration with respect to all or a part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of by such Initiating Holders), the Company will:

(i) promptly give written notice of the proposed registration to all other Holders; and

(ii) as soon as practicable, file and use its commercially reasonable efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and to permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after such written notice from the Company is mailed or delivered.

(b) Limitations on Requested Registration. The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 2.1:

(i) Prior to the earlier of (A) the three (3) year anniversary of the date of this Agreement or (B) one hundred and eighty (180) days following the effective date of the first registration statement filed by the Company covering an underwritten offering of any of its securities to the general public (or the subsequent date on which all market stand-off agreements applicable to the offering have terminated);

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(ii) If the Initiating Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration statement, propose to sell Registrable Securities and such other securities (if any) the aggregate proceeds of which (after deduction for underwriter’s discounts and expenses related to the issuance) are less than $5,000,000;

(iii) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(iv) After the Company has initiated two (2) such registrations pursuant to this Section 2.1 (counting for these purposes only (x) registrations which have been declared or ordered effective and pursuant to which securities have been sold, and (y) Withdrawn Registrations;

(v) During the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a Company-initiated registration (or ending on the subsequent date on which all market stand-off agreements applicable to the offering have terminated); provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; and

(vi) If the Initiating Holders propose to dispose of shares of Registrable Securities which may be immediately registered on Form S-3 pursuant to a request made under Section 2.3 hereof.

(c) Deferral. If (i) in the good faith judgment of the Board of Directors of the Company, the filing of a registration statement covering the Registrable Securities would be detrimental to the Company and the Board of Directors of the Company concludes, as a result, that it is in the best interests of the Company to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, in the best interests of the Company to defer the filing of such registration statement, then (in addition to the limitations set forth in Section 2.1(b)(v) above) the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders, and, provided further, that the Company shall not defer its obligation in this manner more than two (2) times in any twelve-month period, and, provided further, that the Company will not register any securities for the account of itself or any other stockholder during such 90-day period (other than a registration relating solely to employee benefit plans, a registration relating to the offer and sale of debt securities, a registration relating to a corporate reorganization or other Rule 145 transaction, or a registration on any registration form that does not permit secondary sales).

(d) Other Shares. The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 2.1(e), include Other Shares, and may include securities of the Company being sold for the account of the Company.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(e) Underwriting. The right of any Holder to include all or any portion of its Registrable Securities in a registration pursuant to this Section 2.1 shall be conditioned upon such Holder’s participation in a underwriting and the inclusion of such Holder’s Registrable Securities to the extent provided herein. If the Company shall request inclusion in any registration pursuant to Section 2.1 of securities being sold for its own account, or if other persons shall request inclusion in any registration pursuant to Section 2.1, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting and such offer shall be conditioned upon the participation of the Company or such other persons in such underwriting and the inclusion of the Company’s and such person’s other securities of the Company and their acceptance of the further applicable provisions of this Section 2 (including Section 2.10). The Company shall (together with all Holders and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Company, which underwriters are reasonably acceptable to Initiating Holders holding at least 60% of the Series A Registrable Securities held by all Initiating Holders.

Notwithstanding any other provision of this Section 2.1, if the underwriters advise the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of Registrable Securities and Other Shares that may be so included shall be allocated as follows: (i) first, among all Holders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Holders, assuming conversion; (ii) second, to the Other Selling Stockholders; and (iii) third, to the Company, which the Company may allocate, at its discretion, for its own account, or for the account of other holders or employees of the Company.

If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holders. The securities so excluded shall also be withdrawn from registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 2.1(e), then the Company shall then offer to all Holders and Other Selling Stockholders who have retained rights to include securities in the registration the right to include additional Registrable Securities or Other Shares in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders and Other Selling Stockholders requesting additional inclusion, as set forth above.

2.2 Company Registration.

(a) Company Registration. If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders, other than a registration pursuant to Section 2.1 or 2.3, a registration relating solely to employee benefit plans, a registration relating to the offer and sale of debt securities, a registration relating to a corporate reorganization or other Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, the Company will:

(i) promptly give written notice of the proposed registration to all Holders; and

(ii) use its commercially reasonable efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 2.2(b) below,

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

and in any underwriting involved therein, all of such Registrable Securities as are specified in a written request or requests made by any Holder or Holders received by the Company within ten (10) days after such written notice from the Company is mailed or delivered. Such written request may specify all or a part of a Holder’s Registrable Securities.

(b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.2(a)(i). In such event, the right of any Holder to registration pursuant to this Section 2.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company, the Other Selling Stockholders and other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

(A) Notwithstanding any other provision of this Section 2.2, if the underwriters advise the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the underwriters may (subject to the limitations set forth below) limit the number of Registrable Securities to be included in, the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated, as follows: (i) first, to the Company for securities being sold for its own account, (ii) second, to the Holders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Holders, assuming conversion and (iii) third, to the Other Selling Stockholders requesting to include Other Shares in such registration statement based on the pro rata percentage of Other Shares held by such Other Selling Stockholders, assuming conversion. Notwithstanding the foregoing, no such reduction shall reduce the value of the Registrable Securities of the Holders included in such registration below thirty percent (30%) of the total value of securities included in such registration, unless such offering is the Company’s Initial Public Offering and such registration does not include shares of any other selling stockholders (excluding shares registered for the account of the Company), in which event any or all of the Registrable Securities of the Holders may be excluded.

If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall also be excluded therefrom by written notice from the Company or the underwriter. The Registrable Securities or other securities so excluded shall also be withdrawn from such registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

(c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

2.3 Registration on Form S-3.

(a) Request for Form S-3 Registration. After its initial public offering, the Company shall use its commercially reasonable efforts to qualify for registration on Form S-3 or any comparable or successor

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

form or forms. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Section 2 and subject to the conditions set forth in this Section 2.3, if the Company shall receive from a Holder or Holders of Registrable Securities a written request that the Company effect any registration on Form S-3 or any similar short form registration statement with respect to all or part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders), the Company will take all such action with respect to such Registrable Securities as required by Section 2.1(a)(i) and (ii).

(b) Limitations on Form S-3 Registration. The Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2.3:

(i) In the circumstances described in either Sections 2.1(b)(i), 2.1(b)(iii) or 2.1(b)(v); or

(ii) If the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) on Form S-3 at an aggregate price to the public of less than $500,000.

(c) Deferral. The provisions of Section 2.1(c) shall apply to any registration pursuant to this Section 2.3.

(d) Underwriting. If the Holders of Registrable Securities requesting registration under this Section 2.3 intend to distribute the Registrable Securities covered by their request by means of an underwriting, the provisions of Section 2.1(e) shall apply to such registration. Notwithstanding anything contained herein to the contrary, registrations effected pursuant to this Section 2.3 shall not be counted as requests for registration or registrations effected pursuant to Section 2.1.

2.4 Expenses of Registration. All Registration Expenses incurred in connection with registrations pursuant to Sections 2.1, 2.2 and 2.3 hereof shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Sections 2.1 and 2.3 if the registration request is subsequently withdrawn at the request of the Holders of 60% of the Series A Registrable Securities to be registered or because a sufficient number of Holders shall have withdrawn so that the minimum offering conditions set forth in Sections 2.1 and 2.3 are no longer satisfied (in which case all participating Holders shall bear such expenses pro rata among each other based on the number of Registrable Securities requested to be so registered), unless the Holders of 60% of the Series A Registrable Securities agree to forfeit their right to a demand registration pursuant to Section 2.1; provided, however, in the event that a withdrawal by the Holders is based upon material adverse information relating to the Company that is different from the information known to the Holders requesting registration at the time of their request for registration under Section 2.1, such registration shall not be treated as a counted registration for purposes of Section 2.1 hereof, even though the Holders do not bear the Registration Expenses for such registration. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the holders of securities included in such registration pro rata among each other on the basis of the number of Registrable Securities so registered.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2.5 Registration Procedures. In the case of each registration effected by the Company pursuant to Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its commercially reasonable efforts to:

(a) Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and keep such registration effective for a period of ending on the earlier of the date which is one hundred twenty (120) days from the effective date of the registration statement or such time as the Holder or Holders have completed the distribution described in the registration statement relating thereto; provided, however, that (i) such one hundred twenty (120)-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, such one hundred twenty (120)-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment that (x) includes any prospectus required by Section 10(a)(3) of the Securities Act or (y) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (x) and (y) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement;

(b) To the extent the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) (a “WKSI”) at the time any request for registration is submitted to the Company in accordance with Section 2.3, (i) if so requested, file an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “automatic shelf registration statement”) to effect such registration, and (ii) remain a WKSI (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period during which such automatic shelf registration statement is required to remain effective in accordance with this Agreement;

(c) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above;

(d) Furnish such number of prospectuses, including any preliminary prospectuses, and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

(e) Following the effective date of such registration statement, notify the Holders of any request by the Commission that the Company amend or supplement such registration statement, or the associated prospectus;

(f) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdiction as shall be reasonably

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requested by the Holders; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already qualified to do business or subject to service of process in that jurisdiction and except as may be required by the Securities Act;

(g) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and following such notification promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing;

(h) If at any time when the Company is required to re-evaluate its WKSI status for purposes of an automatic shelf registration statement used to effect a request for registration in accordance with Section 2.3 (i) the Company determines that it is not a WKSI, (ii) the registration statement is required to be kept effective in accordance with this Agreement, and (iii) the registration rights of the applicable Holders have not terminated, promptly amend the registration statement onto a form the Company is then eligible to use or file a new registration statement on such form, and keep such registration statement effective in accordance with the requirements otherwise applicable under this Agreement;

(i) If (i) a registration made pursuant to a shelf registration statement is required to be kept effective in accordance with this Agreement after the third anniversary of the initial effective date of the shelf registration statement and (ii) the registration rights of the applicable Holders have not terminated, file a new registration statement with respect to any unsold Registrable Securities subject to the original request for registration prior to the end of the three year period after the initial effective date of the shelf registration statement, and keep such registration statement effective in accordance with the requirements otherwise applicable under this Agreement;

(j) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(k) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(l) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 2.1 hereof, enter into an underwriting agreement in form reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains reasonable and customary provisions, and provided further, that each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement; and

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(m) Furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

2.6 Indemnification.

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, each of its officers, directors and partners, legal counsel and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any registration statement, any prospectus included in the registration statement, any issuer free writing prospectus (as defined in Rule 433 of the Securities Act), any issuer information (as defined in Rule 433 of the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any other document incident to any such registration, qualification or compliance prepared by or on behalf of the Company or used or referred to by the Company, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation (or alleged violation) by the Company of the Securities Act, any state securities laws or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any offering covered by such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers, directors, partners, legal counsel and accountants and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred, as incurred, in connection with investigating and defending or settling any such claim, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or action arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder, any of such Holder’s officers, directors, partners, legal counsel or accountants, any person controlling such Holder, such underwriter or any person who controls any such underwriter, and stated to be specifically for use therein; and provided, further that, the indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed).

(b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors, officers, partners, legal counsel and accountants and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder, and each of their officers, directors and partners, and each person controlling each other such Holder, against all claims, losses, damages and liabilities (or actions in respect

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thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any prospectus, offering circular or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification or compliance, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, directors, officers, partners, legal counsel and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred, as incurred, in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld, conditioned or delayed); and provided that in no event shall any indemnity plus any contribution under this Section 2.6 exceed the net proceeds from the offering received by such Holder, except in the case of fraud or willful misconduct by such Holder.

(c) Each party entitled to indemnification under this Section 2.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld, conditioned or delayed), and the Indemnified Party may participate in such defense at such party’s expense; and provided further that an Indemnified Party (together with all other Indemnified Parties which may be represented without conflict by one counsel) will have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the Indemnifying Party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, will relieve such Indemnifying Party of any liability to the Indemnified Party under this Section 2.6 to the extent of such prejudice, but the omission so to deliver written notice to the Indemnifying Party will not relieve it of any liability that it may have to any Indemnified Party otherwise than under this Section 2.6. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d) If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss,

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liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. In no event will any contribution by a Holder under this Subsection 2.6(d) plus any indemnification under Section 2.6(b) exceed the net proceeds from the offering received by such person or entity, except in the case of fraud or willful misconduct by such person or entity. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

2.7 Information by Holder. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 2.

2.8 Restrictions on Transfer

(a) The holder of each certificate representing Registrable Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 2.8. Each Holder agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of the Restricted Securities, or any beneficial interest therein, unless and until (x) the transferee thereof has agreed in writing for the benefit of the Company to take and hold such Restricted Securities subject to, and to be bound by, the terms and conditions set forth in this Agreement, including, without limitation, this Section 2.8 and Section 2.10, except for transfers permitted under Section 2.8(b), and (y):

(i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii) Such Holder shall have given prior written notice to the Company of such Holder’s intention to make such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition, and, if requested by the Company, such Holder shall have furnished the Company, at its expense, with (i) an opinion of counsel, reasonably satisfactory to the Company, to the effect that such disposition will not require registration of such Restricted Securities under the Securities Act or (ii) a “no action” letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the Holder to the Company.

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(b) Permitted transfers include (i) a transfer not involving a change in beneficial ownership; (ii) transactions involving the distribution without consideration of Restricted Securities by any Holder to (x) a parent, subsidiary or other affiliate of Holder that is a corporation, (y) any of its partners, members or other equity owners, or retired partners, retired members or other equity owners, or to the estate of any of its partners, members or other equity owners or retired partners, retired members or other equity owners, or (z) a venture capital fund that is controlled by or under common control with one or more general partners or managing members of, or shares the same management company with, such Holder; or (iii) transfers in compliance with Rule 144(k), as long as the Company is furnished with satisfactory evidence of compliance with such Rule; provided, in each case, that the Holder thereof shall give written notice to the Company of such Holder’s intention to effect such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition.

(c) Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO (1) RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING, AS SET FORTH IN AN INVESTORS’ RIGHTS AGREEMENT, AND (2) VOTING RESTRICTIONS AS SET FORTH IN A VOTING AGREEMENT AMONG THE COMPANY AND THE ORIGINAL HOLDERS OF THESE SHARES, COPIES OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.

The Holders consent to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 2.8.

(d) The first legend referring to federal and state securities laws identified in Section 2.8(c) hereof stamped on a certificate evidencing the Restricted Securities and the stock transfer instructions and

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record notations with respect to such Restricted Securities shall be removed and the Company shall issue a certificate without such legend to the holder of such Restricted Securities if (i) such securities are registered under the Securities Act, (ii) such holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a public sale or transfer of such securities may be made without registration under the Securities Act, or (iii) such holder provides the Company with reasonable assurances, which shall, at the option of the Company, include an opinion of counsel satisfactory to the Company, that such securities can be sold pursuant to Section (k) of Rule 144 under the Securities Act.

2.9 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

(a) Make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b) Take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

(c) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

(d) So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

2.10 Market Stand-Off Agreement. Each Holder shall not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) during the one hundred and eighty (180) day period following the effective date of the registration statement for the Company’s Initial Public Offering filed under the Securities Act (or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), provided that all officers and directors of the Company and all holders of at least one percent (1%) of the Company’s voting

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securities are bound by and have entered into similar agreements. Any release from the lock up restrictions (other than a de minimus release), any time during the market stand-off time period, shall be done pro rata among the Holders of Registrable Securities and the Founders, so that each Holder of Registrable Securities and Founder may sell, transfer or otherwise dispose of an equal percentage of his, her or its shares originally subject to the lock up restriction. The obligations described in this Section 2.10 shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions and may stamp each such certificate with the second legend set forth in Section 2.8(c) hereof with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such one hundred and eighty (180) day (or other) period. Each Holder agrees to execute a market standoff agreement with said underwriters in customary form consistent with the provisions of this Section 2.10.

2.11 Delay of Registration. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.12 Transfer or Assignment of Registration Rights

(a) The rights to cause the Company to register securities granted to a Holder by the Company under this Section 2 may be transferred or assigned by a Holder only to a transferee or assignee of not less than 500,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like); provided that (i) such transfer or assignment of Registrable Securities is effected in accordance with the terms of Section 2.8 hereof, the Right of First Refusal and Co-Sale Agreement, and applicable securities laws, (ii) the Company is given written notice prior to said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are intended to be transferred or assigned and (iii) the transferee or assignee of such rights assumes in writing the obligations of such Holder under this Agreement, including without limitation the obligations set forth in Section 2.10.

(b) Notwithstanding the foregoing, the rights to cause the Company to register securities granted to a Holder by the Company under this Section 2 may be transferred or assigned by a Holder to a transferee or assignee of less than 500,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like); provided that (i) such transfer or assignment is effected in accordance with the terms of Section 2.12(a)(i)-(iii) and (ii) such transferee or assignee is (w) a parent, subsidiary or other affiliate of such Holder that is a corporation, (x) a partner, retired partner, or the estate of a partner or retired partner of such Holder that is a partnership, (y) a member, retired member, or the estate of a member or retired member of such Holder that is a limited liability company, or (z) a venture capital fund that is controlled by or under common control with one or more general partners or managing members of, or shares the same management company with, such Holder.

2.13 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of Holders holding at least 60% of the Series A Shares, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights.

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2.14 Termination of Registration Rights. The right of any Holder to request registration or inclusion in any registration pursuant to Sections 2.1, 2.2 or 2.3 shall terminate on the earlier of (i) such date, on or after the closing of the Company’s first registered public offering of Common Stock, on which all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144(k) and (ii) seven (7) years after the closing of the Company’s Initial Public Offering.

Section 3

Information Covenants of the Company

The Company hereby covenants and agrees, as follows:

3.1 Basic Financial Information and Inspection Rights

(a) Basic Financial Information. The Company will furnish the following reports to each Significant Holder and to Cerus, so long as it owns at least 500,000 Series AA Shares or Series AA Conversion Stock (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits and the like):

(i) As soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred and twenty (120) days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with U.S. generally accepted accounting principles consistently applied, certified by independent public accountants of recognized national standing selected by the Company;

(ii) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty five (45) days after the end of the first, second, and third quarterly accounting periods in each fiscal year of the Company, an unaudited consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and unaudited consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such period, prepared in accordance with U.S. generally accepted accounting principles consistently applied, subject to changes resulting from normal year-end audit adjustments, and in each case, showing changes from the applicable budget for the corresponding period;

(iii) As soon as practicable after the end of each month, and in any event within thirty (30) days after the end of each month, an unaudited consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of such monthly period, and unaudited consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such period, prepared in accordance with U.S. generally accepted accounting principles consistently applied, subject to changes resulting from normal year-end audit adjustments, and in each case, showing changes from the applicable budget for the corresponding period; and

(iv) At least thirty (30) days prior to the beginning of each fiscal year (beginning with the fiscal year ending December 31, 2009) an operating plan for such fiscal year showing detailed monthly financial projections and an annual budget and business plan in form and substance acceptable to the Holders of at least 60% of the Series A Registrable Securities.

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(v) If the Company has any subsidiaries, the obligation of the Company to deliver information as set forth in this Section 3.1 shall be construed to include the equivalent information concerning each of its subsidiaries.

(b) Inspection Rights. The Company will afford to each Holder and to such Holder’s accountants, counsel and other agents, reasonable access during normal business hours to all of the Company’s respective properties, books and records and permit each Holder to discuss the Company’s affairs, finances and accounts with its officers. Each such Holder shall have such other access to management and information as is necessary for it to comply with applicable laws and regulations and reporting obligations. The Company shall not be required to disclose details of contracts with or work performed for specific customers and other business partners where to do so would violate confidentiality obligations to those parties. Holders may exercise their rights under this Section 3.1(b) only for purposes reasonably related to their interests as a stockholder of the Company. The rights granted pursuant to this Section 3.1(b) may not be assigned or otherwise conveyed by the Holders or by any subsequent transferee of any such rights without the prior written consent of the Company except as authorized in this Section 3.1(b) or if such assignment of rights is in compliance with Section 2.12.

3.2 Confidentiality. Anything in this Agreement to the contrary notwithstanding, no Holder by reason of this Agreement shall have access to any trade secrets or confidential information of the Company. The Company shall not be required to comply with any information rights of Section 3 in respect of any Holder whom the Company reasonably determines to be a competitor or an officer, employee, director or holder of more than ten percent (10%) of a competitor. Each Holder acknowledges that the information received by them pursuant to this Agreement may be confidential and for its use only, and it will not use such confidential information in violation of the Exchange Act or reproduce, disclose or disseminate such information to any other person (other than its employees or agents having a need to know the contents of such information, and its attorneys), except in connection with the enforcement of this Agreement or the exercise of rights under this Agreement, unless the Company has made such information available to the public generally. Notwithstanding the foregoing, each Holder may disclose any confidential information of the Company provided to or learned by such Holder in connection with such rights to the minimum extent necessary (i) as required by any court or other governmental body, provided that such Holder provides the Company with prompt notice of such court order or requirement to the Company to enable the Company to seek a protective order or otherwise to prevent or restrict such disclosure; (ii) to comply with applicable law, statutes, rules or regulations or pursuant to any direction, request or requirement (whether or not having the force of law but if not having the force of law being of a type with which institutional investors in the relevant jurisdiction are accustomed to comply) of any self-regulating organization or any governmental, fiscal, monetary or other authority; or (iii) to officers, employees, agents, affiliates, directors, partners, counsel, accountants or other professional advisors, parent or subsidiaries on a need-to-know basis and who agree to be bound by the provisions of this Section 3.2.

3.3 Common Stock Vesting. The Company shall issue equity securities (and options therefor) to employees and other service providers only upon approval by the Board of Directors, including 2 of the 3 directors elected exclusively by the Series A Preferred Stock. Shares of Common Stock (or options therefor) issued to employees and service providers of the Company after the date hereof shall, unless otherwise approved by the Board of Directors, vest as follows: no shares shall vest until the completion of the twelve (12) month anniversary of the commencement of employment or service, at which time twenty-five percent (25%) of the Common Stock (or option therefor) shall vest; and the remainder shall vest in equal monthly

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installments over the following thirty-six (36) months. Unless otherwise approved by the Board of Directors, with respect to any shares of Common Stock purchased by any such person, the Company’s repurchase option shall provide that upon such person’s termination of employment or service with the Company, with or without cause, the Company or its assignee (to the extent permissible under applicable securities laws and other laws) shall have the option to purchase at cost any unvested shares of stock held by such person.

3.4 D&O Insurance. Within ninety (90) days of the date hereof, the Company shall obtain director and officer insurance in the amount equal to at least $[ * ] and coverages as may be customary, and as the Board of Directors may determine in its good faith judgment.

3.5 Confidentiality and Invention Assignment Agreements. The Company shall cause each officer, employee and consultant to execute and deliver to the Company customary confidentiality and invention assignment agreements, the forms of which shall be reasonably acceptable to the holders of at least 60% of the Series A Registrable Securities, and which shall provide for the protection of the Company’s proprietary or confidential information, assignment of intellectual property rights to the Company, non-solicitation of Company employees and partners and non-competition with the Company during the period of employment or consultation.

3.6 Reservation of Common Stock. The Company shall reserve and keep available, solely for issuance and delivery upon the conversion of the Shares, all Common Stock issuable from time to time upon such conversion.

3.7 Small Business Stock. For so long as any of the Shares are held by an Investor (or a transferee in whose hands such shares are eligible to qualify as “Qualified Small Business Stock” as defined in Section 1202(c) of the Internal Revenue Code of 1986, as amended (the “Code”)), the Company will use its reasonable efforts to comply with the reporting and recordkeeping requirements of Section 1202 of the Code, any regulations promulgated thereunder and any similar state laws and regulations.

3.8 Key-Person Life Insurance. The Company shall obtain and maintain term life insurance policies on key employees of the Company, the term and amount of which shall be reasonably acceptable to the Board of Directors of the Company.

3.9 Termination of Covenants. The covenants set forth in this Section 3 shall terminate and be of no further force and effect after the closing of a Qualified Public Offering.

Section 4

Right of First Refusal

4.1 Right of First Refusal to Significant Holders. The Company hereby grants to each Holder who owns at least 1,000,000 Series A Shares or Series A Conversion Stock (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits and the like) (the “Significant Holders”), the right of first refusal to purchase its pro rata share of New Securities (as defined in this Section 4.1(a)) which the Company may, from time to time, propose to sell and issue after the date of this Agreement. A Significant Holder’s pro rata share, for purposes of this right of first refusal, is equal to the ratio of (a) the number of shares of Registrable Securities owned by such Significant Holder immediately prior to the issuance of New Securities to (b) the total number of shares of Common Stock outstanding

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immediately prior to the issuance of New Securities (assuming full conversion of the Shares and exercise of all outstanding convertible securities, rights, options and warrants, directly or indirectly). Each Significant Holder shall have a right of over-allotment such that if any Significant Holder fails to exercise its right hereunder to purchase its pro rata share of New Securities, the other Significant Holders may purchase the non-purchasing Significant Holder’s portion on a pro rata basis based upon the number of Registrable Securities held by such Significant Holder as compared to the Registrable Securities held by all Significant Holders exercising such over-allotment right. A Significant Holder who chooses to exercise the right of first refusal may designate as purchasers under such right itself or its partners or affiliates in such proportions as it deems appropriate. This right of first refusal shall be subject to the following provisions:

(a) “New Securities” shall mean any capital stock (including Common Stock and/or Preferred Stock) of the Company whether now authorized or not, and rights, convertible securities, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, exercisable or convertible into capital stock; provided that the term “New Securities” does not include the securities excluded from the definition of “Additional Shares of Common” in Article V, Section 4(d)(i) of the Company’s Certificate of Incorporation (as such term is defined in Company’s Certificate of Incorporation).

(b) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Significant Holder written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. Each Significant Holder shall have thirty (30) days after any such notice is mailed or delivered to agree to purchase such Holder’s pro rata share of such New Securities and to indicate whether such Holder desires to exercise its over-allotment option for the price and upon the terms specified in the notice by giving written notice to the Company, in substantially the form attached hereto as Schedule 1, and stating therein the quantity of New Securities to be purchased. If any prospective purchaser has offered to pay for any New Securities with property, services or any other non-cash consideration, then the Significant Holders shall nevertheless have the right to pay for such New Securities with cash in an amount equal to the fair market value of the non-cash consideration offered by the prospective purchaser, where the fair market value of such non-cash consideration shall be conclusively determined in good faith by the Company’s Board of Directors.

(c) In the event the Holders fail to exercise fully the right of first refusal and over-allotment rights, if any, within said thirty (30) day period (the “Election Period”), the Company shall have forty-five (45) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within ninety (90) days from the date of said agreement) to sell that portion of the New Securities with respect to which the Significant Holders’ and Cerus’ right of first refusal option set forth in Sections 4.1 and 4.2 were not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company’s notice to Significant Holders and Cerus delivered pursuant to Sections 4.1(b) and 4.2. In the event the Company has not sold within such forty-five (45) day period following the end of the Election Period, or such ninety (90) day period following the date of said agreement, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Significant Holders in the manner provided in this Section 4.1.

(d) The right of first refusal granted under this Agreement shall expire upon the closing of a Qualified Public Offering, and shall not be applicable to the Qualified Public Offering.

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4.2 Right of First Refusal to Cerus. The Company hereby grants to Cerus, so long as it owns at least 500,000 Series AA Shares or Series AA Conversion Stock (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits and the like), the right of first refusal to purchase its pro rata share of New Securities which the Company may, from time to time, propose to sell and issue after the date of this Agreement. Cerus’ pro rata share, for purposes of this right of first refusal, is equal to the ratio of (a) the number of shares of Common Stock owned by Cerus immediately prior to the issuance of New Securities (assuming full conversion of the Series AA Shares and exercise of all outstanding convertible securities, rights, options and warrants, directly or indirectly, into Common Stock held by Cerus) to (b) the total number of shares of Common Stock outstanding immediately prior to the issuance of New Securities (assuming full conversion of the Shares and exercise of all outstanding convertible securities, rights, options and warrants, directly or indirectly); provided, however, the number of shares of New Securities that Cerus may purchase shall be reduced by the number of shares of New Securities that the Company is obligated to issue to Cerus in connection with Section 2.5(a)(iii) of the Asset Transfer and License Agreement of even date herewith by and between the Company and Cerus; provided, further, in the event that the holders of at least 60% of the Common Stock (determined on an as-converted basis) held by the Significant Holders waive their right of first refusal to purchase their pro rata share of New Securities, Cerus may purchase only up to the number of shares of the New Securities required to maintain Cerus’ pro rata ownership of the Company’s capital stock relative to the ownership interest of the holders of the Series A Shares or Series A Conversion Stock. This right of first refusal shall be subject to the following provisions:

(a) In the event the Company proposes to undertake an issuance of New Securities, it shall give Cerus written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. Cerus shall have thirty (30) days after any such notice is mailed or delivered to agree to purchase its pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company, in substantially the form attached hereto as Schedule 1, and stating therein the quantity of New Securities to be purchased.

(b) In the event that Cerus fails to exercise fully the right of first refusal, the Company shall have forty five (45) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within ninety (90) days from the date of said agreement) to sell that portion of the New Securities with respect to which the Significant Holders’ and Cerus’ rights of first refusal option set forth in Sections 4.1 and 4.2 were not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company’s notice to Significant Holders and Cerus delivered pursuant to Sections 4.1(b) and 4.2(a). In the event the Company has not sold within such forty-five (45) day period following the end of the Election Period, or such ninety (90) day period following the date of said agreement, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to Cerus in the manner provided in this Section 4.2.

Section 5

Miscellaneous

5.1 Amendment. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Holders holding at least 60% of the Series A Registrable Securities (excluding any of such shares that have been sold to the public or pursuant to Rule 144); provided, however, that if any amendment, waiver, discharge or termination operates in a manner that treats any Holder

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different from other Holders, the consent of such Holder shall also be required for such amendment, waiver, discharge or termination; provided, further, that if Section 4.2 is amended, waived, discharged or terminated, the consent of such holders of a majority of the Common Stock issued or issuable upon conversion of the Series AA Shares shall also be required for such amendment, waiver, discharge or termination. Any such amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon each Holder and each future holder of all such securities of Holder. Each Holder acknowledges that by the operation of this paragraph, the holders of at least 60% of the Series A Registrable Securities (excluding any of such shares that have been sold to the public or pursuant to Rule 144) will have the right and power to diminish or eliminate all rights of such Holder under this Agreement.

5.2 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail or otherwise delivered by hand or by messenger addressed:

(a) if to an Investor, at the Investor’s address, facsimile number or electronic mail address as shown in the Company’s records, as may be updated in accordance with the provisions hereof, with a copy to Warren T. Lazarow, O’Melveny & Myers LLP, 2765 Sand Hill Road, Menlo Park, CA 94025;

(b) if to any Holder, at such address, facsimile number or electronic mail address as shown in the Company’s records, or, until any such Holder so furnishes an address, facsimile number or electronic mail address to the Company, then to and at the address, facsimile number or electronic mail address of the last holder of such shares for which the Company has contact information in its records; or

(c) if to the Company, one copy should be sent to 2550 Stanwell Drive, Concord, CA 94520, Fax: 925-288-6079, Attn: Chief Executive Officer, or at such other address as the Company shall have furnished to the Investors, with a copy to Ken Clark, Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, CA 94304.

With respect to any notice given by the Company under any provision of the Delaware General Corporation Law or the Company’s charter or bylaws, each party hereto agrees that such notice may be given by facsimile or by electronic mail.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid or, if sent by facsimile, upon confirmation of facsimile transfer or, if sent by electronic mail, upon confirmation of delivery when directed to the electronic mail address set forth on the Schedule of Investors.

5.3 Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of California as applied to agreements entered into among California residents to be performed entirely within California, without regard to principles of conflicts of law.

5.4 Successors and Assigns. Except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

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5.5 Entire Agreement. This Agreement and the exhibits hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof. No party hereto shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein.

5.6 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

5.7 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

5.8 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

5.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts, and all of which together shall constitute one instrument.

5.10 Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

5.11 Jurisdiction; Venue. With respect to any disputes arising out of or related to this Agreement, the parties consent to the exclusive jurisdiction of, and venue in, the state courts in Santa Clara County in the State of California (or in the event of exclusive federal jurisdiction, the courts of the Northern District of California).

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5.12 Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

5.13 Conflict. In the event of any conflict between the terms of this Agreement and the Company’s Certificate of Incorporation or its Bylaws, the terms of the Company’s Certificate of Incorporation or its Bylaws, as the case may be, will control.

5.14 Attorneys’ Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

5.15 Aggregation of Stock. All securities held or acquired by affiliated entities (including affiliated venture capital funds) or persons shall be aggregated together for purposes of determining the availability of any rights under this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Investors’ Rights Agreement effective as of the day and year first above written.

ANZA THERAPEUTICS, INC.
a Delaware corporation

By:	/s/ David N. Cook
Name:	David N. Cook
Title:	CEO

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KPCB HOLDINGS, INC.

By:	/s/ Brook Byers
Name:	Brook Byers
Title:	Senior Vice President

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SOFINNOVA VENTURE PARTNERS VII, L.P.

By:	Sofinnova Management VII, LLC
Its General Partner

By:	/s/ Michael Powell
Michael Powell, Managing General Partner

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VERSANT VENTURE CAPITAL III, L.P.

VERSANT SIDE FUND III, L.P.

By:	Versant Ventures III, LLC

Its:	General Partner

By:	/s/ Camille Samuels
Name:	Camille Samuels
Title:	Managing Director

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CERUS CORPORATION

By:	/s/ Claes Glassell
Name:	Claes Glassell
Title:	President and Chief Executive Officer

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SOFINNOVA CAPITAL V FCPR

By:	/s/ Denis Lucquin
Name:	Denis Lucquin
Title:	Managing Partner

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EXHIBIT A

INVESTORS

KPCB Holdings, Inc.

Sofinnova Venture Partners VII, L.P.

Sofinnova Capital V FCPR

Versant Venture Capital III, L.P.

Versant Side Fund III, L.P.

Cerus Corporation

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SCHEDULE 1

NOTICE AND WAIVER/ELECTION OF

RIGHT OF FIRST REFUSAL

I do hereby waive or exercise, as indicated below, my rights of first refusal under the Investors’ Rights Agreement dated as of November 20, 2007 (the “Agreement”):

1.	Waiver of 30 days’ notice period in which to exercise right of first refusal: (please check only one)

( )	WAIVE in full, on behalf of all Holders, the 30-day notice period provided to exercise my right of first refusal granted under the Agreement.

( )	DO NOT WAIVE the notice period described above.

2.	Issuance and Sale of New Securities: (please check only one)

( )	WAIVE in full the right of first refusal granted under the Agreement with respect to the issuance of the New Securities.

( )	ELECT TO PARTICIPATE in $ (please provide amount) in New Securities proposed to be issued by Anza Therapeutics, Inc., a Delaware corporation, representing my FULL pro rata portion of the aggregate of ${ } in New Securities being offered in the financing.

( )	ELECT TO PARTICIPATE in my full pro rata portion of the aggregate of ${ } in New Securities being made available in the financing AND, to the extent available, the greater of (x) an additional $ (please provide amount) or (y) my pro rata portion of any remaining investment amount available in the event other Significant Holders do not exercise their full rights of first refusal with respect to the ${ } in New Securities being offered in the financing, if overallotment participation is permitted under the Agreement.

Date:

(Print investor name)

(Signature)

(Print name of signatory, if signing for an entity)

(Print title of signatory, if signing for an entity)

This is neither a commitment to purchase nor a commitment to issue the New Securities described above. Such issuance can only be made by way of definitive documentation related to such issuance. Anza Therapeutics, Inc.

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will supply you with such definitive documentation upon request or if you indicate that you would like to exercise your first offer rights in whole or in part.

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Exhibit AC

LICENSED KNOW-HOW

[ * ]

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1 of 1

Exhibit AD-1

Licensed [ * ] Patent Rights

[ * ]

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1 of 2

Exhibit AD-2

Licensed [ * ] Patent Rights

[ * ]

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2 of 2

Exhibit AE

PATENT ASSIGNMENT ASSIGNMENT

This Patent Assignment Agreement (this “Agreement”) is made as of November 20, 2007 between Anza Therapeutics, Inc., a Delaware corporation (“Anza”), and Cerus Corporation, a Delaware corporation (“Cerus”). Anza and Cerus are each referred to herein as a “Party” and collectively as the “Parties.”

A. Cerus and Anza are parties to that certain Asset Transfer and License Agreement dated as of November 20, 2007 (the “Asset Agreement”).

B. It is a condition to closing under the Asset Agreement that the Parties execute and deliver this Agreement.

Now, therefore, in consideration of the foregoing premises, the mutual representations, warranties covenants and other agreements set forth herein and the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the Parties hereby agree as follows:

1. Patent Rights. As used herein, “Patent Rights” shall mean the patents and patent applications listed on Attachment 1 attached hereto, and all patents issuing thereon (including utility, model and design patents and certificates of invention), together with all reissue patents, patents of addition, divisions, renewals, continuations, continuations-in-part, substitutions, extensions (including supplemental protection certificates), registrations, confirmations, re-examinations and foreign counterparts of any of the foregoing.

2. Assignment. Cerus hereby conveys, assigns and transfers to Anza, and Anza hereby acquires from Cerus, all of Cerus’ right, title and interest in and to the Patent Rights, and all rights, claims and privileges pertaining to the Patent Rights, including, without limitation, rights to the underlying inventions, all rights to pursue damages, injunctive relief and other remedies for past and future infringement of the Patent Rights and the right to prosecute and maintain the Patent Rights.

3. Nothing in this Agreement shall be deemed to amend or modify in any way any of the terms and conditions of the Asset Agreement or any rights or obligations of the parties thereto. In the event of any conflict between this Agreement and the Asset Agreement, the Asset Agreement shall control.

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In witness whereof, the Parties hereto have caused this Agreement to be executed as of the date first written above by their respective duly authorized officers.

ANZA THERAPEUTICS, INC.

By:	/s/ David N. Cook
David N. Cook, Ph.D.
President and Chief Executive Officer

CERUS CORPORATION

By:	/s/ Claes Glassell
Claes Glassell
President and Chief Executive Officer

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ATTACHMENT 1

[ * ]

(End of Attachment 1)

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Exhibit AF

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

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-i-

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-ii-

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

This Right of First Refusal and Co-Sale Agreement (the “Agreement”) is made as of November 20, 2007, by and among Anza Therapeutics, Inc., a Delaware corporation (the “Company”), the individuals and entities listed on Exhibit A attached hereto (each, an “Investor,” and collectively, the “Investors”) and the individuals listed on Exhibit B attached hereto (each, a “Founder,” and collectively, the “Founders”).

RECITALS

WHEREAS: Each Founder currently owns that number of shares of the Common Stock indicated beside such Founder’s name on Exhibit B attached hereto.

WHEREAS: Cerus Corporation, a Delaware corporation (“Cerus”), currently owns that number of shares of the Series AA Preferred Stock indicated beside such Investor’s name on Exhibit A attached hereto.

WHEREAS: Certain of the Investors are parties to the Series A Preferred Stock Purchase Agreement of even date herewith, among the Company and the Investors listed on the Schedule of Investors thereto (the “Purchase Agreement”), and it is a condition to the closing of the sale of the Series A Preferred Stock to certain of the Investors that such Investors and the Company execute and deliver this Agreement.

NOW, THEREFORE: In consideration of the mutual promises and covenants herein contained, and other consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1. Certain Definitions. For purposes of this Agreement, the following terms have the following meanings:

A. “Asset Agreement” means that certain Asset Transfer and License Agreement of even date herewith by and between the Company and Cerus.

B. “Common Stock” means the Common Stock of the Company.

C. “Liquidity Event” shall have the same meaning ascribed to it in the Company’s certificate of incorporation.

D. “Co-Sale Eligible Investor” means each Investor who has not exercised its right in Section 3.B.

E. “Days” means calendar days; provided that if any Day falls on a weekend or a federal holiday, the term “Day” shall mean the next business Day.

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F. Reserved.

G. “Preferred Stock” means the Series A Preferred Stock and Series AA Preferred Stock of the Company.

H. “Qualified Public Offering” means the Company’s first bona fide, firm commitment underwritten public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, covering the offer and sale of the Common Stock, provided that the offering price per share is not less than $3.00 (as adjusted for stock splits, stock dividends, combinations, subdivisions, recapitalizations and the like), and the aggregate gross proceeds to the Company are not less than $50,000,000.

I. “Rights of Co-Sale” means the rights of co-sale provided to the Investors in Section 4 of this Agreement.

J. “Rights of First Refusal” means the rights of first refusal provided to the Company and the Investors in Section 3 of this Agreement.

K. “Seller” means any Founder proposing to Transfer Seller Shares.

L. “Seller Shares” means all shares of the capital stock of the Company held by such Founder, whether now owned or hereafter acquired.

M. “Series A Preferred Stock” means all shares of the Series A Preferred Stock issued pursuant to the Purchase Agreement.

N. “Series AA Preferred Stock” means all shares of the Series AA Preferred Stock of the Company issued pursuant to the Asset Agreement.

O. “Transfer,” “Transferring,” “Transferred,” or words of similar import, mean and include any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by bequest, devise or descent, or other transfer or disposition of any kind, including but not limited to transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of law, directly or indirectly, except:

(1) any bona fide pledge of Seller Shares made by a Seller pursuant to a bona fide loan transaction that creates a mere security interest, if the pledgee executes a counterpart copy of this Agreement and becomes bound by the terms hereof to the same extent as such Seller in the event that and to the extent that such pledgee ever acquires ownership of such Seller Shares;

(2) any transfers of Seller Shares by a Seller to Seller’s spouse, ex-spouse, domestic partner, lineal descendant or antecedent, brother or sister, the adopted child or adopted grandchild, or the spouse or domestic partner of any child, adopted child, grandchild or adopted

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grandchild of Seller, or to a trust or trusts for the exclusive benefit of Seller or those members of Seller’s family specified in this Section 1.O.(2) or transfers of Seller Shares by Seller by devise or descent; provided that, in all cases, the transferee or other recipient executes a counterpart copy of this Agreement and becomes bound by the terms hereof to the same extent as such Seller;

(3) any bona fide gift of Seller Shares effected by a Seller for tax planning purposes, provided that the pledgee, transferee or donee or other recipient executes a counterpart copy of this Agreement and becomes bound by the terms hereof to the same extent as such Seller;

(4) any transfer by a Seller, on a cumulative basis, up to five percent (5%) of the Seller Shares (as may be adjusted from time to time for stock splits, dividends, recapitalizations and the like) held by such Seller (as of the date of this Agreement);

(5) by operation of law;

(6)(i) any transfer of Seller Shares by a Seller not involving a change in beneficial ownership or (ii) any transfers of Seller Shares by a Seller involving the distribution without consideration to (x) a constituent partner or a retired partner, or the estate of any such partner, of a Seller that is a partnership; (y) a parent, subsidiary or other affiliate of a Seller that is a corporation; or (z) a member or a retired member, or the estate of any such member, of a Seller that is a limited liability company; provided, that, in all cases, the transferee or other recipient executes a counterpart copy of this Agreement and becomes bound thereby as was Seller;

(7) any transfer of Seller Shares by a Seller to the Company or an Investor pursuant to the terms of this Agreement; and

(8) any repurchase of Seller Shares by the Company pursuant to agreements under which the Company has the option to repurchase such Seller Shares upon the occurrence of certain events, such as termination of employment, or in connection with the exercise by the Company of any rights of first refusal.

If a Seller plans to make any of the above excepted transfers, then, prior to transferring its Seller Shares, the Seller shall deliver to the Company a written notice stating: (i) Seller’s bona fide intention to make an excepted transfer of its Seller Shares; (ii) the name, address and phone number of each proposed transferee; (iii) the aggregate number of Seller Shares to be transferred to each proposed transferee; and (iv) the section in this agreement upon which Seller is relying in making an excepted transfer.

2. Restrictions on Transfer.

A. General. Before a Seller may Transfer any Seller Shares, Seller must comply with the provisions of Section 2.B, Section 3 and Section 4.

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B. Notice of Proposed Transfer. Prior to Seller Transferring any of its Seller Shares, Seller shall deliver to the Company and the Investors a written notice (the “Transfer Notice”) in substantially the form attached hereto as Exhibit C, stating: (i) Seller’s bona fide intention to Transfer such Seller Shares; (ii) the name, address and phone number of each proposed purchaser or other transferee (each, a “Proposed Transferee”); (iii) the aggregate number of Seller Shares proposed to be Transferred to each Proposed Transferee (the “Offered Shares”); (iv) the bona fide cash price or, in reasonable detail, other consideration for which Seller proposes to Transfer the Offered Shares (the “Offered Price”); and (v) each Investor’s right to exercise its Right of First Refusal or its Right of Co-Sale with respect to the Offered Shares.

3. Right of First Refusal.

A. Exercise by the Company

(1) For a period of twenty (20) Days (the “Initial Exercise Period”) after the last date on which the Transfer Notice is, pursuant to Section 10.A hereof, deemed to have been delivered to the Company and all Investors, the Company shall have the right to purchase all or any part of the Offered Shares on the terms and conditions set forth in this Section 3. In order to exercise its right hereunder, the Company must deliver written notice thereof to Seller within the Initial Exercise Period.

(2) Upon the earlier to occur of (i) the expiration of the Initial Exercise Period or (ii) the time when Seller has received written confirmation from the Company regarding its exercise of its Right of First Refusal, the Company shall be deemed to have made its election with respect to the Offered Shares, and the shares for which the Investors may exercise their Rights of First Refusal (as described below) shall be correspondingly reduced, if applicable, by the number of Offered Shares the Company elects to purchase pursuant to this Section 3.A.

B. Initial Exercise by the Investors

(1) Subject to the limitations of this Section 3.B, during the Initial Exercise Period, the Investors shall have the right to purchase in the aggregate all or any part of the Offered Shares not purchased by the Company pursuant to Section 3.A above (the “Remaining Shares”) on the terms and conditions set forth in this Section 3. In order to exercise its rights hereunder, such Investor must provide written notice delivered to Seller within the Initial Exercise Period.

(2) To the extent the aggregate number of shares that the Investors desire to purchase (as evidenced in the written notices delivered to Seller by such Investors) exceeds the Remaining Shares, each Investor so exercising will be entitled to purchase up to its pro rata share of the Remaining Shares, which shall be that number of the Remaining Shares equal to the product obtained by multiplying (x) the number of Remaining Shares by (y) a fraction, (i) the numerator of which shall be the number of shares of Common Stock of the Company issued or issuable upon conversion of shares of Preferred Stock of the Company, including any shares of Common Stock

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received in connection with any stock dividend, stock split or other reclassification thereof (the “Conversion Shares”), held by such Investor on the date of the Transfer Notice and (ii) the denominator of which shall be the aggregate number of the Conversion Shares held on the date of the Transfer Notice by all Investors exercising their Rights of First Refusal (“Pro Rata ROFR Share”).

(3) Within five (5) Days after the expiration of the Initial Exercise Period, Seller will give written notice to the Company and each Investor specifying the number of Offered Shares to be purchased by the Company and each Investor exercising its Right of First Refusal (the “ROFR Confirmation Notice”). The ROFR Confirmation Notice shall also specify the number of Offered Shares not purchased by the Company or the Investors, if any, pursuant to Sections 3.A and 3.B hereof (“Unsubscribed Shares”) and shall list each Participating Investor’s (as defined in Section 3.C hereof) Subsequent Pro Rata Share (as described in Section 3.C) of any such Unsubscribed Shares.

C. Subsequent Exercise by the Investors. To the extent that there remain any Unsubscribed Shares, each Investor electing to exercise its right to purchase at least its full Pro Rata ROFR Share of the Remaining Shares under Section 3.B hereof (a “Participating Investor”) shall have the right to purchase all or any part of the Unsubscribed Shares; however, to the extent the aggregate number of shares that the Participating Investors desire to purchase (as evidenced in written notices delivered to the Seller) exceeds the number of remaining Unsubscribed Shares, each Participating Investor so exercising its rights under this Section 3.C (an “Electing Participating Investor”) will be entitled to purchase its pro rata portion of the Unsubscribed Shares, which shall be that number of the Unsubscribed Shares equal to the product obtained by multiplying (x) the number of Unsubscribed Shares by (y) a fraction, (i) the numerator of which shall be the number of Conversion Shares held on the date of the Transfer Notice by such Electing Participating Investor and (ii) the denominator of which shall be the aggregate number of Conversion Shares held on the date of the Transfer Notice by all Electing Participating Investors (“Subsequent Pro Rata Share”); provided, however, if any Electing Participating Investor does not request to purchase its full Subsequent Pro Rata Share, the remaining portion of its allocation shall be reallocated among those Electing Participating Investors whose Subsequent Pro Rata Share allocations did not satisfy their requests, pro rata, as described above, and this procedure shall be repeated until each Electing Participating Investor’s request has been fulfilled or all of the Remaining Shares have been so allocated. In order to exercise its rights hereunder, such Electing Participating Investor must provide written notice to Seller with a copy to the Company and each Investor within seven (7) Days after the expiration of the Initial Exercise Period (the “Subsequent Exercise Period”).

D. Purchase Price. The purchase price for the Offered Shares to be purchased by the Company or by an Investor exercising its Right of First Refusal under this Agreement will be the Offered Price, and will be payable as set forth in Section 3.E hereof. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration will be determined by the Board of Directors of the Company in good faith, which determination will be binding upon the Company, each Investor and Seller, absent fraud or error.

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E. Closing; Payment. Subject to compliance with applicable state and federal securities laws, the Company and the Investors exercising their Rights of First Refusal shall effect the purchase of all or any portion of the Offered Shares, including the payment of the purchase price, within ten (10) Days after the later of (i) delivery of the ROFR Confirmation Notice, (ii) Delivery of the Co-Sale Confirmation Notice (as defined in Section 4.A(3) below), (iii) expiration of the Subsequent Exercise Period, and (iv) expiration of the Subsequent Co-Sale Period (as defined in Section 4.B below) (the “Right of First Refusal Closing”). Payment of the purchase price will be made, at the option of the party exercising its Right of First Refusal, (i) by check, (ii) by wire transfer, (iii) by cancellation of all or a portion of any outstanding indebtedness of Seller to the Company or the Investor, as the case may be, or (iv) by any combination of the foregoing. At such Right of First Refusal Closing, Seller shall deliver to each of the Company and the Investors exercising their Rights of First Refusal, one or more certificates, properly endorsed for transfer, representing such Offered Shares so purchased.

F. Exclusion from Right of First Refusal. This Right of First Refusal shall not apply with respect to shares sold and to be sold by Investors pursuant to the Right of Co-Sale (set forth in Section 4 below).

4. Right of Co-Sale.

A. Exercise by the Investors.

(1) Subject to the limitations of this Section 4, to the extent that the Company and the Investors do not exercise their respective Rights of First Refusal with respect to all or any part of the Offered Shares or the Remaining Shares, as applicable, pursuant to Section 3 hereof, then, each Investor who has not exercised its Right of First Refusal pursuant to Section 3.B (a “Co-Sale Eligible Investor”) shall have the right to participate in such sale of the Offered Shares which are not being purchased by the Company or the Investors pursuant to their respective Rights of First Refusal (“Residual Shares”) on the same terms and conditions as specified in the Transfer Notice. Each Co-Sale Eligible Investor exercising its rights under this Section 4.A (a “Selling Investor”) must provide a written notice to Seller within the Initial Exercise Period indicating the number of shares it holds that it wishes to sell pursuant to this Section 4.A.

(2) If the aggregate number of shares that the Selling Investors desire to sell (as evidenced by written notices delivered to Seller by such Selling Investor) exceeds the number of Residual Shares, each Selling Investor will be entitled to sell up to its pro rata share of the Residual Shares which shall be that number of Residual Shares equal to the product obtained by multiplying (x) the number of Residual Shares by (y) a fraction, (i) the numerator of which shall be the number of Conversion Shares held on the date of the Transfer Notice by such Selling Investor and (ii) the denominator of which shall be the sum of (A) the number of shares of Common Stock (assuming conversion of all Preferred Stock into Common Stock) held on the date of the Transfer Notice by Seller and (B) the number of Conversion Shares held on the date of the Transfer Notice by all Selling Investors (“Pro Rata Co-Sale Share”).

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(3) Within ten (10) Days after the expiration of the Initial Exercise Period, Seller will give written notice to the Company and each Selling Investor specifying the number of Residual Shares to be sold by each Selling Investor exercising its Right of Co-Sale (the “Co-Sale Confirmation Notice”). The Co-Sale Confirmation Notice shall also specify the number of Residual Shares not being sold by the Selling Investors, if any, pursuant to Section 4 hereof (the “Unsubscribed Residual Shares”) and shall list each Participating Co-Sale Investor’s (as defined in Section 4.B hereof) Subsequent Pro Rata Co-Sale Share (as described in Section 4.B) of any such Unsubscribed Residual Shares.

B. Subsequent Election to Sell by the Selling Investors. To the extent that there remain any Unsubscribed Residual Shares, each Selling Investor electing to exercise its right to sell at least its full Pro Rata Co-Sale Share of the Residual Shares under Section 4.B hereof (a “Participating Co-Sale Investor”) shall have the right to sell all or any part of the Unsubscribed Residual Shares; however, to the extent the aggregate number of additional shares that the Participating Co-Sale Investors desire to sell (as evidenced in written notices delivered to the Seller) exceeds the number of Unsubscribed Residual Shares, each Participating Co-Sale Investor so exercising (an “Electing Participating Co-Sale Investor”) will be entitled to sell its pro-rata portion of the Unsubscribed Residual Shares, which shall be that number of the Unsubscribed Residual Shares equal to the product obtained by multiplying (x) the number of Unsubscribed Residual Shares by (y) a fraction, (i) the numerator of which shall be the number of Conversion Shares held by such Electing Participating Co-Sale Investor on the date of the Transfer Notice and (ii) the denominator of which shall be the aggregate number of Conversion Shares held on the date of the Transfer Notice by all Electing Participating Co-Sale Investors (“Subsequent Pro Rata Co-Sale Share”); provided, however, if any Electing Participating Co-Sale Investor does not request to sell its full Subsequent Pro Rata Co-Sale Share, the remaining portion of its allocation shall be reallocated among those Electing Participating Co-Sale Investors whose Subsequent Pro Rata Co-Sale Share allocations did not satisfy their requests, pro rata, as described above, and this procedure shall be repeated until each Electing Participating Co-Sale Investor’s request has been fulfilled or all of the remaining Unsubscribed Residual Shares have been so allocated. In order to exercise its rights hereunder, such Electing Participating Co-Sale Investor must provide written notice to Seller with a copy to the Company and each Investor within twelve (12) Days after expiration of the Initial Exercise Period (the “Subsequent Co-Sale Period”).

C. Closing; Consummation of the Co-Sale. Subject to compliance with applicable state and federal securities laws, the sale of the Residual Shares by the Selling Investors shall occur within ten (10) Days after the later of (i) delivery of the Co-Sale Confirmation Notice and (ii) expiration of the Subsequent Co-Sale Period (the “Co-Sale Closing”). If a Selling Investor exercised the Right of Co-Sale in accordance with this Section 4, then such Selling Investor shall deliver to Seller at or before the Co-Sale Closing, one or more certificates, properly endorsed for Transfer, representing the number of Residual Shares to which the Selling Investor is entitled to sell pursuant to this Section 4. At the Co-Sale Closing, Seller shall cause such certificates or other instruments to be Transferred and delivered to the Transferee pursuant to the terms and conditions specified in the Transfer Notice, and Seller will remit, or will cause to be remitted, to each Selling

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Investor, at the Co-Sale Closing, that portion of the proceeds of the Transfer to which each Selling Investor is entitled by reason of each Selling Investor’s participation in such Transfer pursuant to the Right of Co-Sale.

D. Exclusion from Co-Sale Right. This Right of Co-Sale shall not apply with respect to Common Stock (including shares issued or issuable upon conversion of Preferred Stock) sold or to be sold to Investors or the Company pursuant to the Right of First Refusal.

E. Multiple Series, Class or Type of Stock. If the Offered Shares consist of more than one series, class or type of security, Seller has the right to Transfer hereunder each such series, class or type.

F. Seller’s Right To Transfer. If any of the Offered Shares remain available after the exercise of all Rights of First Refusal and all Rights of Co-Sale, then the Seller shall be free to Transfer, subject to Section 7 below, any such remaining shares to the Proposed Transferee at the Offered Price in accordance with the terms set forth in the Transfer Notice; provided, however, that if the Offered Shares are not so Transferred during the seventy-two (72) Day period following the deemed delivery of the Transfer Notice, then Seller may not Transfer any of such remaining Offered Shares without complying again in full with the provisions of this Agreement.

5. Prohibited Transfers of Shares.

A. In the event a Founder should Transfer any Seller Shares in contravention of the rights of the Investors under this Agreement (a “Prohibited Transfer”), each Investor, in addition to such other remedies as may be available at law, in equity, or hereunder, shall have the put option provided for in Section 5.B below, and the Founder shall be bound by the applicable provisions of such option.

B. In the event of a Prohibited Transfer, each Investor shall have the right to sell to the Founder that number of shares of stock equal to the number of shares such Investor would have been entitled to transfer to the purchaser had the Prohibited Transfer been effected pursuant to and in compliance with the terms of this Agreement. Such sale shall be made on the following terms and conditions:

(1) The price per share at which the shares are to be sold by the Investor to the Founder shall be equal to the price per share paid by the purchaser to the Founder in the Prohibited Transfer. The Founder shall also reimburse each Investor for any and all fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Investor’s rights hereunder.

(2) Within ninety (90) days after the later of the dates on which the Investor (i) received notice of the Prohibited Transfer or (ii) otherwise became aware of the Prohibited Transfer, each Investor shall, if exercising the option created hereby, deliver to the Founder the certificate or certificates representing shares to be sold, properly endorsed for transfer.

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(3) The Founder shall, within twenty-four (24) hours of delivery of the certificate or certificates for the shares to be sold by an Investor pursuant to this Section 5.B, pay the aggregate purchase price paid by the purchaser to the Founder in the Prohibited Transfer and the amount of reimbursable fees and expenses as specified in Section 5.B(1) by cash, check or other means acceptable to the Investor.

6. Permitted Transfer of Series AA Preferred Stock.

A. In the event that the Investors holding at least 60% of the Common Stock issued or issuable upon conversion of the Series A Preferred Stock (excluding any of such shares that have been sold to the public or pursuant to Rule 144) agree with Cerus to purchase Cerus’ shares of Series AA Preferred Stock (the “Series AA Purchasers”), the Series AA Purchasers shall be permitted to purchase such shares upon the terms and conditions mutually agreed upon by such parties. Each Series AA Purchaser will be entitled to purchase its pro rata share of the number of shares of Series AA Preferred Stock Cerus desires to sell (the “Series AA Shares”), which shall be equal to the product obtained by multiplying (x) the number of Series AA Shares by (y) a fraction, (i) the numerator of which shall be the number of Conversion Shares held by such Series AA Purchaser on the date of the closing for purchase of the Series AA Shares and (ii) the denominator of which shall be the number of Conversion Shares held on the date of the closing for purchase of the Series AA Shares by all Series AA Purchasers. Notwithstanding the foregoing, until those shares of Series AA Preferred Stock held in escrow by the Company in connection with the Asset Transfer and License Agreement of even date herewith by and between the Company and Cerus are released, such escrowed shares shall not be included in the Series AA Shares or eligible for purchase by the Series AA Purchasers.

B. The Series AA Purchasers and Cerus agree that the transfer of Series AA Preferred Stock pursuant to this Section 6 shall be made in compliance with all of the terms of this Agreement and all applicable federal and state securities laws. The Company will not be required to (i) transfer on its books any Series AA Shares that have been Transferred in violation of any provisions of this Agreement or (ii) to treat as owner of such shares, or accord the right to vote or pay dividends to any purchaser, donee or other transferee to whom such shares may have been so Transferred.

7. Conditions to Valid Transfer.

A. Generally. Any attempt by any Seller to Transfer any Seller Shares in violation of any provision of this Agreement will be void. No securities shall be transferred by Seller unless (i) such Transfer is made in compliance with all of the terms of this Agreement and all applicable federal and state securities laws and (ii) prior to such Transfer, the transferee or transferees sign a counterpart to this Agreement pursuant to which it or they agree to be bound by

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the terms of this Agreement. The Company will not be required to (i) transfer on its books any shares that have been Transferred in violation of any provisions of this Agreement or (ii) to treat as owner of such shares, or accord the right to vote or pay dividends to any purchaser, donee or other transferee to whom such shares may have been so Transferred.

8. Restrictive Legend and Stop Transfer Orders.

A. Legend. Each Founder understands and agrees that the Company will cause the legend set forth below, or a legend substantially equivalent thereto, to be placed upon any certificate(s) or other documents or instruments evidencing ownership of Seller Shares by such Founder:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AND MAY ONLY BE SOLD, DISPOSED OF OR OTHERWISE TRANSFERRED IN COMPLIANCE WITH CERTAIN RIGHTS OF FIRST REFUSAL AND RIGHTS OF CO-SALE AS SET FORTH IN A RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT ENTERED INTO BY THE HOLDER OF THESE SHARES, THE COMPANY AND CERTAIN STOCKHOLDERS OF THE COMPANY. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. SUCH RIGHTS OF FIRST REFUSAL AND RIGHTS OF CO-SALE ARE BINDING ON TRANSFEREES OF THESE SHARES.

B. Stop Transfer Instructions. In order to ensure compliance with the restrictions referred to herein, each Seller agrees that the Company may issue appropriate “stop transfer” certificates or instructions in the event of a Transfer in violation of any provision of this Agreement and that it may make appropriate notations to the same effect in its records.

9. Termination. The Investors’ Rights of First Refusal and Rights of Co-Sale shall terminate upon the earliest to occur of (i) the closing of a Qualified Public Offering, (ii) the date on which this Agreement is terminated by a writing executed by holders of at least 60% of the shares of Series A Preferred Stock then held by the Investors (on an as converted to common basis) or (iii) the dissolution or winding-up of the Company. The Company’s Right of First Refusal will terminate upon the earliest to occur of (i) a written election of the Company pursuant to an action by the Board of Directors or (ii) the occurrence of any of (i) or (iii) in the preceding sentence.

10. Miscellaneous Provisions.

A. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail or otherwise delivered by hand or by messenger addressed:

(1) if to an Investor, at the Investor’s address, facsimile number or electronic mail address as shown in the Company’s records, as may be updated in accordance with the provisions hereof, with a copy to Warren T. Lazarow, O’Melveny & Myers LLP, 2765 Sand Hill Road, Menlo Park, CA 94025;

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(2) if to the Company, one copy should be sent to 2550 Stanwell Drive, Concord, CA 94520, Fax: 925-288-6079, Attn: Chief Executive Officer, or to such other address as the Company shall have furnished to the Investors, with a copy to Ken Clark, Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, CA 94304; or

(3) if to a Seller, one copy should be sent to the Seller’s address or facsimile number or electronic mail address as shown in the Company’s records, as may be updated in accordance with the provisions hereof.

With respect to any notice given by the Company under any provision of the Delaware General Corporation Law or the Company’s charter or bylaws, each Investor agrees that such notice may be given by facsimile or by electronic mail.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid or, if sent by facsimile, upon confirmation of facsimile transfer or, if sent by electronic mail, upon confirmation of delivery when directed to the electronic mail address set forth on the exhibits hereto.

B. Successors and Assigns. Except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators (each, an “Assignee”) of the parties hereto; provided, that each Assignee agrees to be bound in writing to the obligations of its assignor.

C. Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

D. Amendment. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Investors holding at least 60% of the Common Stock issued or issuable upon conversion of the Series A Preferred Stock (excluding any of such shares that have been sold to the public or pursuant to Rule 144); provided, however, that if any amendment, waiver, discharge or termination operates in a manner that treats any Seller or Investor materially different from other Sellers or Investors, the consent of such Seller or Investor shall also

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be required for such amendment, waiver, discharge or termination; and provided, further, that to the extent any such amendment or waiver shall be to the material detriment of a Seller (when compared to the obligations as to which Seller is already subject to under this Agreement), the consent of such Seller shall also be required; provided, however, that any amendment and/or restatement which merely includes additional holders of Preferred Stock or other preferred stock of the Company as “Investors” and parties hereto or other employees of the Company as “Founders” and parties hereto and does not materially increase such Founders’ obligations hereunder other than the increase in the number of shares subject to the Rights of First Refusal and Rights of Co-Sale as a result of the addition of such additional holders shall not be deemed to be to the material detriment of a Seller. Any such amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon each Seller, each Investor and each future holder of shares of Preferred Stock with rights under this Agreement. Each Founder and each Investor acknowledges that by the operation of this paragraph, the holders of at least 60% of the Common Stock issued or issuable upon conversion of the Series A Preferred Stock (excluding any of such shares that have been sold to the public or pursuant to Rule 144) will have the right and power to diminish or eliminate all rights of Investors under this Agreement.

E. Additional Parties. Following the effective date of this Agreement, the Company agrees to use commercially reasonable efforts to cause each person who comes to hold at least 1% of the issued and outstanding shares of the Common Stock (excluding shares of Common Stock issued upon conversion of Preferred Stock) to become a party to this Agreement and be deemed a “Founder” hereunder and no amendment of this Agreement pursuant to this paragraph or any consent or approval of any other Investor shall be required as a condition to such Founder’s execution and delivery of an additional counterpart signature page to this Agreement.

F. Continuity of Other Restrictions. Any Seller Shares not purchased by the Company or any Investor pursuant to their Right of First Refusal hereunder will continue to be subject to all other restrictions imposed upon such Seller Shares hereunder and by law, including any restrictions imposed under the Company’s certificate of incorporation or bylaws, or by agreement.

G. Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of California as applied to agreements entered into among California residents to be performed entirely within California, without regard to principles of conflicts of law.

H. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts, and all of which together shall constitute one instrument.

I. Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

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J. Conflict. In the event of any conflict between the terms of this Agreement and the Company’s certificate of incorporation or its bylaws, the terms of the Company’s certificate of incorporation or its bylaws, as the case may be, will control. In the event of any conflict between the terms of this Agreement and any other agreement to which a Founder is a party or by which such Founder is bound, the terms of this Agreement will control.

K. Attorney’s Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

L. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto.

M. Entire Agreement. This Agreement and the exhibits hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof. No party hereto shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein.

N. Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

O. Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

P. Jurisdiction; Venue. With respect to any disputes arising out of or related to this Agreement, the parties consent to the exclusive jurisdiction of, and venue in, the state courts in Santa Clara County in the State of California (or in the event of exclusive federal jurisdiction, the courts of the Northern District of California).

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Q. Aggregation. All shares of Preferred Stock of the Company held or acquired by affiliated entities or persons of an Investor (including but not limited to (i) a constituent partner or a retired partner of an Investor that is a partnership; (ii) a parent, subsidiary or other affiliate of an Investor that is a corporation; (iii) an immediate family member living in the same household, a descendant, or a trust, in the case of an Investor who is an individual; or (iv) a member of an Investor that is a limited liability company) shall be aggregated together for the purpose of determining the availability of any rights under this Agreement which are triggered by the beneficial ownership of a threshold number of shares of the Company’s capital stock.

(Signature Pages to Follow)

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IN WITNESS WHEREOF, the parties hereto have executed this Right of First Refusal and Co-Sale Agreement on the day and year first above written.

COMPANY:

ANZA THERAPEUTICS, INC.

By:	/s/ David N. Cook
Name:	David N. Cook
Title:	CEO

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INVESTOR:

CERUS CORPORATION

By:	/s/ Claes Glassell
Name:	Claes Glassell
Title:	President and Chief Executive Officer

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KPCB HOLDINGS, INC.

By:	/s/ Brook Byers
Name:	Brook Byers
Title:	Senior Vice President

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SOFINNOVA VENTURE PARTNERS VII, L.P.

By:	Sofinnova Management VII, LLC
Its General Partner

By:	/s/ Michael Powell
Michael Powell, Managing General Partner

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VERSANT VENTURE CAPITAL III, L.P.

VERSANT SIDE FUND III, L.P.

By:	Versant Ventures III, LLC
Its:	General Partner

By:	/s/ Camille Samuels
Name:	Camille Samuels
Title:	Managing Director

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SOFINNOVA CAPITAL V FCPR

By:	/s/ Denis Lucquin
Name:	Denis Lucquin
Title:	Managing Partner

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By execution hereof, the Founder represents and warrants that the Founder is the sole legal and beneficial owner of Seller Shares and, subject to any restrictions imposed under the Company’s certificate of incorporation or bylaws, or under a Restricted Stock Purchase Agreement with the Company, that no other person or entity has any interest (other than a community property interest) in such shares.

FOUNDER:

[ * ]

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EXHIBIT A

INVESTORS

Series A Preferred

KPCB Holdings, Inc.

2750 Sand Hill Road

Menlo Park, CA 94025

Facsimile: (650) 233-0300

Email: beths@kpcb.com

Sofinnova Venture Partners VII, L.P.

140 Geary Street

10th Floor

San Francisco, CA 94108

Facsimile: (415) 228-3390

Email: powell@sofinnova.com

Sofinnova Capital V FCPR

c/o Sofinnova Partners

17 rue de Surène

75008 Paris, France

Facsimile:

Email:

Versant Venture Capital III, L.P.

Versant Side Fund III, L.P.

3000 Sand Hill Road, Bldg 4, Suite 210

Menlo Park, CA 94025

Phone: (650) 233-7877

Fax: (650) 854-9513

Series AA Preferred

Cerus Corporation 2411 Stanwell Drive

Concord, CA 94520

Fax: (925) 288-6001

Email: howard_ervin@cerus.com

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[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXHIBIT B

FOUNDERS

	Founders	Shares as of November , 2007
[ * ] [ * ]		[ * ]

[ * ] [ * ]		[ * ]

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EXHIBIT C

FORM OF

NOTICE OF SHARE TRANSFER

Notice of Transfer

I intend to transfer shares of the Company’s stock as indicated below (the “Offered Shares”).

Notice of Rights

Pursuant to the Right of First Refusal and Co-Sale Agreement, dated as of November [__], 2007 (the “Agreement”), I write to inform you of your Right of First Refusal and your Right of Co-Sale (each as defined in the Agreement) with respect to the Offered Shares. If you choose to do so, you may exercise of these rights with respect to the Offered Shares by returning this notice to me, at the address below, with a copy to Anza Therapeutics, Inc. If you decline your right to do so, you do not need to return anything. Your failure to return this notice on a timely basis will indicate that you have declined to exercise your Right of First Refusal and Right of Co-Sale with respect to the Offered Shares.

Election

I exercise my Right of First Refusal	☐

I exercise my Right of Co-Sale	☐

I wish to (circle one, not both) buy / sell shares of stock.

Description of Transfer

1.	Type and aggregate number of shares to be transferred:

2.	Type of transfer (please check one):

☐	Sale

☐	Other. Describe:

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3.	Proposed transferees:

Name and address	Type, amount and price of shares
1. {insert name of proposed transferee} {insert address of proposed transferee} {insert phone number of proposed transferee}	{enter amount, type and price of shares}

2. {insert name of proposed transferee} {insert address of proposed transferee} {insert phone number of proposed transferee}	{enter amount, type and price of shares}

4.	Consideration:

•	Total cash consideration:

•	Total fair market value of non-cash consideration (if any) as of the date of the notice:

•	Describe any non-cash consideration in reasonable detail:

You must return this notice within 20 days after such notice has been deemed to be delivered. There will be no extension of this deadline.

{Enter seller’s name and address}

{Enter the company’s address and contact person}

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ANZA THERAPEUTICS, INC.

RIGHT OF FIRST REFUSAL

AND

CO-SALE AGREEMENT

November 20, 2007

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Exhibit AG

Selected Contracts

{Intentionally Omitted}

Exhibit AH

SERIES A PREFERRED STOCK PURCHASE AGREEMENT

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-i-

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-ii-

(continued)

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-iii-

(continued)

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-iv-

EXHIBITS

A	Schedule of Investors

B	Amended and Restated Certificate of Incorporation

C	Investors’ Rights Agreement

D	Voting Agreement

E	Right of First Refusal and Co-Sale Agreement

F	Schedule of Exceptions

G	Compliance Certificate

H	Secretary’s Certificate

I	Opinion of Counsel to the Company

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-v-

ANZA THERAPEUTICS, INC.

SERIES A PREFERRED STOCK

PURCHASE AGREEMENT

November 20, 2007

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ANZA THERAPEUTICS, INC.

SERIES A PREFERRED STOCK PURCHASE AGREEMENT

This Series A Preferred Stock Purchase Agreement (this “Agreement”) is made as of November 20, 2007, by and among Anza Therapeutics, Inc., a Delaware corporation (the “Company”) and the persons and entities (each, an “Investor” and collectively, the “Investors”) listed on the Schedule of Investors attached hereto as Exhibit A (the “Schedule of Investors”).

SECTION 1

Authorization, Sale and Issuance of Series A Preferred Stock

1.1 Authorization. The Company will, prior to the Closing (as defined below), authorize (a) the sale and issuance of up to [ * ] shares (the “Shares”) of the Company’s Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred”), having the rights, privileges, preferences and restrictions set forth in the Amended and Restated Certificate of Incorporation of the Company, in substantially the form attached hereto as Exhibit B (the “Restated Certificate”) and (b) the reservation of shares of Common Stock for issuance upon conversion of the Shares (the “Conversion Shares”).

1.2 Sale and Issuance of Shares. Subject to the terms and conditions of this Agreement, each Investor agrees, severally and not jointly, to purchase, and the Company agrees to sell and issue to each Investor, severally and not jointly, the number of Shares set forth in the column designated “Number of Series A Shares” opposite such Investor’s name on the Schedule of Investors, at a cash purchase price of [ * ] (the “Purchase Price”). The Company’s agreement with each of the Investors is a separate agreement, and the sale and issuance of the shares of Series A Preferred Stock to each of the Investors is a separate sale and issuance.

SECTION 2

Closing Dates and Delivery

2.1 Closing

(a) The purchase, sale and issuance of the Shares shall take place at one closing (the “Closing”). The Closing shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, CA 94304, at 10:00 a.m. local time on the date hereof, or such other date as the Company and Investors representing at least 60% of the Shares to be sold in the Closing shall agree, orally or in writing.

(b) At the Closing, each of the Investors shall become parties to, and agree to be bound by the Investors’ Rights Agreement in substantially the form attached hereto as Exhibit C (the

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“Rights Agreement”), the Voting Agreement in substantially the form attached hereto as Exhibit D (the “Voting Agreement”), and the Right of First Refusal and Co-Sale Agreement in substantially the form attached hereto as Exhibit E (the “Right of First Refusal and Co-Sale Agreement,” and together with this Agreement, the Voting Agreement and the Rights Agreement, the “Agreements”).

2.2 Delivery. Promptly following the Closing, the Company will deliver to each Investor a certificate registered in such Investor’s name representing the number of Shares that such Investor is purchasing in the Closing against payment of the purchase price therefor as set forth in the column designated “Purchase Price” opposite such Investor’s name on the Schedule of Investors, by (a) check payable to the Company, (b) wire transfer in accordance with the Company’s instructions, (c) cancellation of indebtedness or (d) any combination of the foregoing. In the event that payment by an Investor is made, in whole or in part, by cancellation of indebtedness, then such Investor shall surrender to the Company for cancellation at the Closing any evidence of indebtedness or shall execute an instrument of cancellation in form and substance reasonably acceptable to the Company.

SECTION 3

Representations and Warranties of the Company

A Schedule of Exceptions shall be delivered to the Investors in connection with the Closing. Except as set forth on the Schedule of Exceptions, attached hereto as Exhibit F (the “Schedule of Exceptions”) delivered to the Investors at the Closing which exceptions will be deemed to be representations and warranties as if made hereunder, the Company hereby represents and warrants to the Investors as follows:

3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power and authority to own and operate its properties and assets, to carry on its business, to execute and deliver the Agreements, the Indemnification Agreements and the Management Rights Letters, to issue and sell the Shares and the Conversion Shares and to perform its obligations pursuant to the Agreements, the Indemnification Agreements, the Management Rights Letters and the Restated Certificate. The Company is presently qualified to do business as a foreign corporation in each jurisdiction where the failure to be so qualified could reasonably be expected to have a material adverse effect on the Company’s business, assets (including intangible assets), liabilities, financial condition, property, prospects or results of operations, taken as a whole (a “Material Adverse Effect”).

3.2 Subsidiaries. The Company does not own or control, directly or indirectly, any interest in any corporation, partnership, limited liability company, association or other business entity.

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3.3 Capitalization.

(a) Immediately prior to the Closing, the authorized capital stock of the Company will consist of 40,000,000 shares of Common Stock, [ * ] of which are issued and outstanding and 25,000,001 shares of Preferred Stock, 20,000,001 of which are designated Series A Preferred, [ * ] of which are issued and outstanding and 5,000,000 of which are designated as Series AA Preferred Stock, [ * ] of which are issued and outstanding. The Common Stock, the Series A Preferred and the Series AA Preferred Stock shall have the rights, preferences, privileges and restrictions set forth in the Restated Certificate.

(b) The Company has reserved:

(i) the Shares for issuance pursuant to this Agreement;

(ii) shares of Common Stock (as may be adjusted in accordance with the provisions of the Restated Certificate) for issuance upon conversion of the Shares; and

(iii) 4,704,500 shares of Common Stock authorized for issuance to employees, consultants and directors pursuant to its 2007 Stock Plan, under which no options to purchase shares are issued and outstanding as of the date of this Agreement.

(c) Each series of Preferred Stock is convertible into Common Stock on a one-for-one basis as of the date hereof, and the consummation of the transactions contemplated hereunder will not result in any anti-dilution adjustment or other similar adjustment to any outstanding securities of the Company. As of the date hereof, there has been no event which has triggered the antidilution provisions under the terms of any option, warrant or other security convertible into and/or exercisable for Common Stock issued by the Company.

(d) The Shares, when issued and delivered and paid for in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable. The Conversion Shares have been duly and validly reserved and, when issued in compliance with the provisions of this Agreement, the Restated Certificate and applicable law, will be validly issued, fully paid and nonassessable. The Shares and the Conversion Shares will be free of any liens or encumbrances, other than any liens or encumbrances created by or imposed by the Investors; provided, however, that the Shares and the Conversion Shares are subject to restrictions on transfer under U.S. state and/or federal securities laws and as set forth herein and in the Rights Agreement. The Shares and the Conversion Shares are not subject to any preemptive rights or rights of first refusal.

(e) Except for the conversion privileges of the Series A Preferred and the Series AA Preferred Stock, the rights provided pursuant to the Rights Agreement or as otherwise described in this Agreement, there are no options, warrants or other rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or otherwise acquire any of the Company’s authorized and unissued capital stock.

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(f) No stock plan, stock purchase, stock option or other agreement or understanding between the Company and any holder of equity securities or rights to purchase equity securities provides for acceleration or other changes in the vesting provisions of such agreements or understandings, or the lapse of a Company repurchase right, upon the occurrence of any event. The Company has never adjusted or amended the exercise price of any stock options previously awarded, whether through amendment, cancellation, replacement grant, repricing, or any other means.

(g) All issued and outstanding shares of Common Stock vest as follows: 25% of the shares vest one year following the date of purchase, with the remaining 75% vesting in equal monthly installments over the next three years.

(h) All outstanding shares of Common Stock and all shares of Common Stock issuable upon the exercise or conversion of outstanding options, warrants or other exercisable or convertible securities are subject to a market standoff or “lockup” agreement of not less than one hundred eighty (180) days following the Company’s initial public offering.

(i) The Schedule of Exceptions contains a complete list of all outstanding stockholders, option holders, warrant holders and holders of other securities of the Company (and the amounts and types of their respective holdings) as of immediately prior to the Closing. The Company has not made any representations regarding equity incentives to any officer, employee, director or consultant that are inconsistent with the share amounts set forth in the minutes of the Company’s board of directors and the Schedule of Exceptions or are inconsistent with the terms set forth in the Company’s board of directors minutes.

3.4 Authorization. All corporate action on the part of the Company and its directors, officers and stockholders necessary for the authorization, execution and delivery of the Agreements, the Indemnification Agreements and the Management Rights Letters by the Company, the authorization, sale, issuance and delivery of the Shares and the Conversion Shares, and the performance of all of the Company’s obligations under the Agreements, the Indemnification Agreements and the Management Rights Letters has been taken or will be taken prior to the Closing. The Agreements, the Indemnification Agreements and the Management Rights Letters when executed and delivered by the Company, shall constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except (i) as limited by laws of general application relating to bankruptcy, insolvency and the relief of debtors, (ii) as limited by rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity, and (iii) to the extent the indemnification provisions contained in the Rights Agreement may further be limited by applicable laws and principles of public policy.

3.5 Financial Statements. The Company was recently formed, has not yet begun significant operations, and has not prepared any financial statements. The Company does not have any material liabilities, individually in excess of $[ * ] or in excess of $[ * ] in the aggregate, (whether accrued, absolute, unliquidated, contingent or otherwise, whether or not known to the Company, whether due or to become due and regardless of when asserted) arising out of transactions

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

entered into at or prior to the Closing, or any action or inaction at or prior to the Closing, or any state of facts existing at or prior to the Closing, other than (i) liabilities and obligations that have arisen after August 22, 2007 in the ordinary course of business (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit) and (ii) obligations under contracts and commitments incurred in the ordinary course of business that would not be required to be reflected in financial statements prepared in accordance with U.S. generally accepted accounting principles. The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm, corporation or other entity.

3.6 Changes. To the Company’s knowledge, since August 22, 2007, there has not been any event or condition of any type that has had a Material Adverse Effect.

3.7 Material Contracts.

(a) Except for the agreements explicitly contemplated hereby, or in the License Agreement, there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or, to its knowledge, by which it is bound which may involve (i) obligations of, or payments to, the Company in excess of $[ * ] (other than obligations of, or payments to, the Company arising from purchase or sale agreements entered into in the ordinary course of business), or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company or (iii) the grant of rights to manufacture, produce, assemble, license, market or sell the Company’s products or affect the Company’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products (each, a “Material Contract”, collectively the “Material Contracts”). To the Company’s knowledge, all of the Material Contracts are valid, binding and in full force and effect in all material respects, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies and to general principles of equity. The Company is not in material default under any of such Material Contracts.

(b) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock; (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $[ * ] or in excess of $[ * ] in the aggregate; (iii) made any loans or advances to any person, other than ordinary advances for travel expenses; or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

(c) For the purposes of subsections (a) and (b) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated with that person or entity) will be aggregated for the purposes of meeting the individual minimum dollar amounts of each such subsection.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

3.8 Intellectual Property.

(a) Ownership. The Company owns or possesses or can obtain on commercially reasonable terms sufficient legal rights to all trademarks, service marks, trade names, copyrights, trade secrets, licenses (software or otherwise), information, processes and similar proprietary rights and, to the knowledge of the Company (without having conducted any special investigation or patent search), all patents (“Intellectual Property”) necessary to the business of the Company as presently conducted and as presently proposed to be conducted, without any conflict with or infringement of the rights of others. To the knowledge of the Company, the transactions contemplated by the Agreements will have no adverse effect on the Company’s rights in and to such Intellectual Property. To the knowledge of the Company, no such patent has been or is now involved in any interference, reissue, reexamination or opposition proceeding. Except for agreements with its own employees or consultants, standard end-user license agreements and support/maintenance agreements and the Transferred Contracts (as defined in the License Agreement), there are no outstanding options, licenses or agreements to which the Company is a party relating to Intellectual Property, and the Company is not bound by or a party to any options, licenses or agreements with respect to the Intellectual Property of any other person or entity. The Company and, to the knowledge of the Company, each party to any of the foregoing agreements have in all material respects performed all of the obligations required to be performed by them to date and the Company is not in default under any of them, nor to the knowledge of the Company, has an event occurred that with the passage of time or giving of notice will result in any occurrence of a default by the Company or by any other party thereto under any of the foregoing agreements. Except as set forth in the Schedule of Transferred Contracts provided in the License Agreement, the Company has no obligation to pay any royalties, fees or other payments to any third party with respect to any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights or processes of any other person or entity. To the knowledge of the Company, there are no options, licenses or agreements between the Company and any other person or entity with respect to Intellectual Property under which there is any dispute regarding the scope of such agreement, or performance under such agreement, including with respect to any payments to be made or received by the Company thereunder. The Company has not received any communication alleging that the Company has violated or, by conducting its business as currently conducted, would violate any of the Intellectual Property of any other person or entity, nor is the Company aware of any basis therefor. To the best of the Company’s knowledge, no other person is infringing, misappropriating or making unlawful use of, and no patent, trademark, service mark, trade name, copyright, trade secret or other proprietary right or process of any other person or entity infringes or conflicts with, any Intellectual Property owned by or licensed to the Company. The Company has not received any notice to the effect that any patents or registered trademarks, service marks or registered copyrights owned by or licensed to the Company are invalid or not subsisting. The Company has taken appropriate steps to protect and preserve the confidentiality of all of its Intellectual Property not otherwise protected by patents or patent applications (the “Confidential Information”). The Company is not a party to any non-competition or other similar restrictive agreement or arrangement relating to any business or service anywhere in the world.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(b) No Breach by Service Providers. The Company is not aware that any of its service providers is obligated under any contract or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with the use of his or her efforts to promote the interests of the Company or that would conflict with the Company’s business as presently conducted or presently proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company’s business by the service providers of the Company, nor the conduct of the Company’s business as presently conducted, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such service providers is now obligated. The Company does not believe it is or will be necessary to use any inventions of any of its service providers made prior to their service to the Company.

3.9 Proprietary Information and Invention Assignment. Each employee and consultant of the Company has executed a confidential information and invention assignment agreement, substantially in the form(s) delivered to the Investors. No employee or consultant has excluded works or inventions made prior to his or her employment or consulting relationship with the Company from his or her assignment of inventions to the Company. To the knowledge of the Company, no officer, employee or consultant of the Company is in violation of such confidential information and invention assignment agreement or any prior employee contract or proprietary information agreement with any other corporation or third party.

3.10 Title to Properties and Assets; Liens. The Company has good and marketable title to its properties and assets, and has good title to all its leasehold interests, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (i) liens for current taxes not yet due and payable, (ii) liens imposed by law and incurred in the ordinary course of business for obligations not past due, (iii) liens in respect of pledges or deposits under workers’ compensation laws or similar legislation, and (iv) liens, encumbrances and defects in title which do not in any case materially detract from the value of the property subject thereto or have a Material Adverse Effect, and which have not arisen otherwise than in the ordinary course of business. With respect to the property and assets it leases, the Company is in compliance with such leases in all material respects and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances, subject to clauses (i)-(iv) above. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used.

3.11 Compliance with Other Instruments. The Company is not in violation of any term of its Certificate of Incorporation or Bylaws, each as amended to date, or in any material respect of any term or provision of any material mortgage, indebtedness, indenture, contract, agreement, instrument, judgment, order or decree to which it is party or by which it is bound. The Company is not in material violation of any statute, rule or regulation applicable to the Company. The execution and delivery of the Agreements, the Indemnification Agreements and the Management Rights Letters by the Company, the performance by the Company of its obligations pursuant to the

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Agreements, the Indemnification Agreements and the Management Rights Letters, and the issuance of the Shares, and the Conversion Shares, will not result in any violation of, or conflict with, or constitute a default under, the Company’s Certificate of Incorporation or Bylaws, each as amended to date, or result in any material violation of, or materially conflict with, or constitute a material default under, any of the Company’s agreements, nor result in the creation of any material mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

3.12 Litigation. There are no actions, suits, proceedings or investigations pending against the Company or its properties or officers (in their capacities as such) (nor has the Company received notice of any threat thereof) before any court or governmental agency that questions the validity of the Agreements, the Indemnification Agreements and the Management Rights Letters or the right of the Company to enter into them, or the right of the Company to perform its obligations contemplated thereby, or that, either individually or in the aggregate, if determined adversely to the Company, would or could reasonably be expected to have a Material Adverse Effect or result in any change in the current equity ownership of the Company. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit or proceeding initiated by the Company currently pending or which the Company currently intends to initiate.

3.13 Governmental Consent. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Shares and the Conversion Shares, or the consummation of any other transaction contemplated by this Agreement, except (i) filing of the Restated Certificate with the office of the Secretary of State of the State of Delaware, (ii) the filing of such notices as may be required under the Securities Act of 1933, as amended (the “Securities Act”) and (iii) such filings as may be required under applicable state securities laws.

3.14 Permits. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which would have a Material Adverse Effect, and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as presently planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

3.15 Offering. Subject to the accuracy of the Investors’ representations and warranties in Section 4, the offer, sale and issuance of the Shares to be issued in conformity with the terms of this Agreement and the issuance of the Conversion Shares, constitute transactions exempt from the registration requirements of Section 5 of the Securities Act and from the registration or qualification requirements of applicable state securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

3.16 Registration and Voting Rights. Except as set forth in the Rights Agreement, the Company is presently not under any obligation and has not granted any rights to register under the Securities Act any of its presently outstanding securities or any of its securities that may hereafter be issued. Except as contemplated in the Voting Agreement, the Company is not a party or subject to any agreement or understanding, and to the Company’s knowledge, there is no agreement or understanding between any persons and/or entities, that affects or relates to the voting or giving of written consents with respect to any security of the Company.

3.17 Brokers or Finders. The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any of the transactions contemplated hereby.

3.18 Tax Returns and Payments. The Company has timely filed all tax returns required to be filed by it with appropriate governmental agencies. These returns and reports are true and correct in all material respects. All taxes shown to be due and payable on such returns, any assessments imposed, and, to the Company’s knowledge, all other taxes due and payable by the Company on or before the Closing have been paid or will be paid prior to the time they become delinquent. The Company has not been advised (i) that any of its returns have been or are being audited as of the date hereof, or (ii) of any deficiency in assessment or proposed judgment with respect to its taxes. No consent has been given with respect to the Company to extend the time in which any tax may be assessed or collected by any taxing authority; the Company has never filed a consent relating to any assets or property pursuant to Section 341(f) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), relating to collapsible corporations.

3.19 Employees. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company’s knowledge, has sought to represent any of the employees, representatives or agents of the Company. There are no strike, labor dispute or union organization activities pending or threatened between the Company and its employees. To the Company’s knowledge, none of its employees belongs to any union or collective bargaining unit. The Company is not a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement. The Company is not aware that any officer or key employee intends to terminate his employment with the Company, nor does the Company have a present intention to terminate the employment of any officer or key employee. Subject to general principles related to wrongful termination of employees, the employment of each officer and employee of the Company is terminable at the will of the Company. The Company has paid in full to all of its employees the wages, salaries, commissions, bonuses, benefits and other compensation due and payable to such employees on or prior to the date hereof. No employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. The Company has complied in all material respects with all applicable equal employment opportunity laws and with other laws related to employment.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

3.20 Employee Benefit Plans. The Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974, as amended.

3.21 Obligations to Related Parties. No employee, officer, director or, to the Company’s knowledge, stockholder of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them other than (i) for payment of salary for services rendered during the most recent payroll period, (ii) reimbursement for reasonable expenses incurred on behalf of the Company and (iii) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Company’s Board of Directors and stock purchase agreements approved by the Company’s Board of Directors). To the Company’s knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except in connection with the ownership of stock in publicly-traded companies. To the Company’s knowledge, no employee, officer, director or stockholder, nor any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company (other than such contracts as relate to any such person’s ownership of capital stock or other securities of the Company).

3.22 Insurance. The Company has no fire or casualty insurance policies. The Company is not aware of any pending or threatened claims against the Company for personal injuries or property damages.

3.23 Environmental and Safety Laws. To its knowledge, the Company is not in violation of any applicable statute, law, or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law, or regulation.

3.24 Section 83(b) Elections. To the Company’s knowledge, all individuals who have purchased shares of the Company’s Common Stock under agreements that provide for the vesting of such shares have timely filed elections under Section 83(b) of the Internal Revenue Code.

3.25 Corporate Documents. The Restated Certificate and bylaws of the Company are in the form provided to counsel for the Investors. The copy of the minute books of the Company provided to Investors’ counsel contains complete and correct minutes of all meetings of directors (and committees thereof) and stockholders and all actions by written consent without a meeting by the directors (and committees thereof) and stockholders since the date of incorporation and reflects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes completely and accurately in all material respects.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

3.26 Obligations of Management. Each officer and key employee of the Company is currently devoting substantially all of his or her business time to the conduct of the business of the Company. The Company is not aware that any officer or key employee of the Company is planning to work less than full time at the Company in the future. No officer or key employee is currently working or, to the Company’s knowledge, plans to work for a competitive enterprise, whether or not such officer or key employee is or will be compensated by such enterprise.

3.27 Qualified Small Business Stock. As of and immediately following the date hereof, (i) the Company will be a domestic C corporation and (ii) the Company’s aggregate gross assets, as defined by Internal Revenue Code Section 1202(d)(2), have not exceeded $50 million, taking into account the assets of any corporations required to be aggregated with the Company in accordance with Internal Revenue Code Section 1202(d)(3). In addition, the Company has not made any purchases of its own stock described in Internal Revenue Code Section 1202(c)(3)(B) during the one year period preceding the date hereof. Finally, as of the date hereof, the Company is an eligible corporation, as defined by Internal Revenue Code Section 1202(e)(4).

3.28 Disclosure. The Company has provided each Investor with all the information reasonably available to the Company that such Investor has requested for deciding whether to purchase the Shares. None of the Agreements nor any other documents delivered in connection herewith contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. There is no fact which is known to the Company and which has not been disclosed herein or otherwise by the Company to the Investors that would reasonably be likely to have a Material Adverse Effect on the Company.

SECTION 4

Representations and Warranties of the Investors

Each Investor hereby, severally and not jointly, represents and warrants to the Company as to itself only follows:

4.1 No Registration. Such Investor understands that the Shares and the Conversion Shares, have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Investor’s representations as expressed herein or otherwise made pursuant hereto.

4.2 Investment Intent. Such Investor is acquiring the Shares, and the Conversion Shares, for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, and that such Investor has no present intention of

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

selling, granting any participation in, or otherwise distributing the same. Such Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity or to any third person or entity with respect to any of the Shares or the Conversion Shares.

4.3 Investment Experience. Such Investor has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company and acknowledges that such Investor, can protect its own interests. Such Investor has such knowledge and experience in financial and business matters so that such Investor is capable of evaluating the merits and risks of its investment in the Company.

4.4 Speculative Nature of Investment. Such Investor understands and acknowledges that the Company has a limited financial and operating history and that an investment in the Company is highly speculative and involves substantial risks. Such Investor can bear the economic risk of such Investor’s investment and is able, without impairing such Investor’s financial condition, to hold the Shares and the Conversion Shares for an indefinite period of time and to suffer a complete loss of such Investor’s investment.

4.5 Accredited Investor. The Investor is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission under the Securities Act.

4.6 Residency. The residency of the Investor (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth on the Schedule of Investors.

4.7 Rule 144. Such Investor acknowledges that the Shares and the Conversion Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Such Investor is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a “broker’s transaction” or in transactions directly with a “market maker” and the number of shares being sold during any three-month period not exceeding specified limitations. Such Investor understands that the current public information referred to above is not now available and the Company has no present plans to make such information available. Such Investor acknowledges and understands that notwithstanding any obligation under the Rights Agreement, the Company may not be satisfying the current public information requirement of Rule 144 at the time the Investor wishes to sell the Shares or the Conversion Shares, and that, in such event, the Investor may be precluded from selling such securities under Rule 144, even if the other requirements of Rule 144 have been satisfied. Such Investor acknowledges that, in the event all of the requirements of Rule 144 are not met, registration

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

under the Securities Act or an exemption from registration will be required for any disposition of the Shares or the underlying Common Stock. Such Investor understands that, although Rule 144 is not exclusive, the Securities and Exchange Commission has expressed its opinion that persons proposing to sell restricted securities received in a private offering other than in a registered offering or pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transactions do so at their own risk.

4.8 No Public Market. Such Investor understands and acknowledges that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company’s securities.

4.9 Authorization.

(a) Such Investor has all requisite power and authority to execute and deliver the Agreements, to purchase the Shares hereunder and to carry out and perform its obligations under the terms of the Agreements. All action on the part of the Investor necessary for the authorization, execution, delivery and performance of the Agreements, and the performance of all of the Investor’s obligations under the Agreements, has been taken or will be taken prior to the Closing.

(b) The Agreements, when executed and delivered by the Investor, will constitute valid and legally binding obligations of the Investor, enforceable in accordance with their terms except: (i) to the extent that the indemnification provisions contained in the Rights Agreement may be limited by applicable law and principles of public policy, (ii) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (iii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity.

(c) No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by the Investor in connection with the execution and delivery of the Agreements by the Investor or the performance of the Investor’s obligations hereunder or thereunder.

4.10 Brokers or Finders. Such Investor has not engaged any brokers, finders or agents, and neither the Company nor any other Investor has, nor will, incur, directly or indirectly, as a result of any action taken by the Investor, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the Agreements.

4.11 Tax Advisors. Such Investor has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Agreements. With respect to such matters, such Investor relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Investor understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by the Agreements.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

4.12 Access to Data. Such Investor has had an opportunity to ask questions of, and receive answers from, the officers of the Company concerning the Agreements, the exhibits and schedules attached hereto and thereto and the transactions contemplated by the Agreements, as well as the Company’s business, management and financial affairs, which questions were answered to its satisfaction. Such Investor believes that it has received all the information such Investor considers necessary or appropriate for deciding whether to purchase the Shares and the Conversion Shares. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement or the right of the Investors to rely on such representations and warranties.

SECTION 5

Conditions to Investors’ Obligations to Close

Each Investor’s obligation to purchase the Shares at the Closing is subject to the fulfillment on or before the Closing of each of the following conditions, unless waived by the Investors purchasing the Shares in the Closing:

5.1 Representations and Warranties. The representations and warranties made by the Company in Section 3 (as modified by the disclosures on the Schedule of Exceptions) shall be true and correct as of the date of the Closing.

5.2 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing shall have been performed or complied with.

5.3 Blue Sky. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Shares and the Conversion Shares.

5.4 Restated Certificate. The Restated Certificate shall have been duly authorized, executed and filed with and accepted by the Secretary of State of the State of Delaware and shall continue to be in full force and effect as of the Closing.

5.5 Rights Agreement. The Company and the Investors (each as defined in the Rights Agreement) shall have executed and delivered the Rights Agreement.

5.6 Voting Agreement. The Company, the Founders, Cerus and the Investors (each as defined in the Voting Agreement) shall have executed and delivered the Voting Agreement.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

5.7 Right of First Refusal and Co-Sale Agreement. The Company, the Founders, Cerus and the Investors (each as defined in the Right of First Refusal and Co-Sale Agreement) shall have executed and delivered the Right of First Refusal and Co-Sale Agreement.

5.8 Closing Deliverables. The Company shall have delivered to counsel to the Investors the following:

(a) a certificate executed by the Chief Executive Officer and President of the Company on behalf of the Company, in substantially the form attached hereto as Exhibit G, certifying that the representations and warranties made by the Company in Section 3 of this Agreement are true and correct and that the condition to closing listed in Section 5.2 has been satisfied;

(b) a certificate of the Secretary of State of the State of Delaware, the Secretary of State of the State of California and the California Franchise Tax Board, in each case dated as of a date within five days of the date of the Closing, with respect to the good standing of the Company;

(c) a certificate of the Company executed by the Company’s Secretary, in substantially the form attached hereto as Exhibit H, attaching and certifying to the truth and correctness of (1) the Restated Certificate, (2) the Bylaws and (3) the board resolutions adopted in connection with the transactions contemplated by this Agreement; and

(d) an opinion from Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to the Company, dated as of the Closing, in substantially the form attached hereto as Exhibit I.

5.9 Proceedings and Documents. All corporate and other proceedings required to carry out the transactions contemplated by this Agreement, and all instruments and other documents relating to such transactions, shall be reasonably satisfactory in form and substance to the Investors, and the Investors shall have been furnished with such instruments and documents as it shall have reasonably requested.

5.10 Consents and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for the performance by the Company of its obligations pursuant to the Agreements.

5.11 Board of Directors. Effective upon the Closing, each Investor hereby elects [ * ] as the directors that the Restated Certificate provides are to be elected by the holders of the Series A Preferred. Effective upon the Initial Closing, the Board of Directors of the Company shall consist of [ * ] one (1) vacancy.

5.12 D&O Indemnification. The Company and [ * ] and their affiliated funds shall have entered into an indemnification agreement.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

5.13 Management Rights Letter. The Company shall have entered into a management rights letter with each of KPCB Holdings, Inc., Sofinnova Venture Partners VII, L.P., Sofinnova Capital V FCPR and Versant Venture Capital III, L.P.

5.14 License Agreement. The Company shall have entered into the License Agreement with Cerus.

5.15 Reservation of Common Stock. The Conversion Shares shall have been duly authorized and reserved for issuance upon conversion of the Shares.

5.16 2007 Stock Plan. The Company shall have 4,704,500 shares of Common Stock reserved for issuance under the 2007 Stock Plan.

5.17 Employment Agreements. The Company shall have entered into employment agreements with each of David Cook and Thomas W. Dubensky, Jr., in the forms provided to the Investors.

5.18 Key-Person Life Insurance. The Company shall have obtained key-person life insurance on certain key employees identified by the Investors in the amount of $[ * ] per person.

5.19 Amended and Restated Bylaws. The Company will have amended and restated its bylaws in the form attached hereto as Exhibit I, which will continue to be in full force and effect as of the Closing.

SECTION 6

Conditions to Company’s Obligation to Close

The Company’s obligation to sell and issue the Shares at the Closing is subject to the fulfillment on or before the Closing of the following conditions, unless waived by the Company:

6.1 Representations and Warranties. The representations and warranties made by the Investors in the Closing in Section 4 shall be true and correct in all material respects when made and shall be true and correct in all material respects as of the date of the Closing.

6.2 Covenants. All covenants, agreements and conditions contained in the Agreements to be performed by Investors on or prior to the date of the Closing shall have been performed or complied with in all material respects as of the date of the Closing.

6.3 Compliance with Securities Laws. The Company shall be satisfied that the offer and sale of the Shares and the Conversion Shares shall be qualified or exempt from registration or qualification under all applicable federal and state securities laws (including receipt by the Company of all necessary blue sky law permits and qualifications required by any state, if any).

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

6.4 Restated Certificate. The Restated Certificate shall have been duly authorized, executed and filed with and accepted by the Secretary of State of the State of Delaware.

6.5 Rights Agreement. The Company and the Investors (each as defined in the Rights Agreement) shall have executed and delivered the Rights Agreement.

6.6 Voting Agreement. The Company, the Founders, Cerus and the Investors (each as defined in the Voting Agreement) shall have executed and delivered the Voting Agreement.

6.7 Right of First Refusal and Co-Sale Agreement. The Company, the Founders, Cerus and the Investors (each as defined in the Right of First Refusal and Co-Sale Agreement) shall have executed and delivered the Right of First Refusal and Co-Sale Agreement.

6.8 Consents and Waivers. The Company and the Investors shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreements.

6.9 Proceedings and Documents. All corporate and other proceedings required to carry out the transactions contemplated by this Agreement, and all instruments and other documents relating to such transactions, shall be reasonably satisfactory in form and substance to the Company, and the Company shall have been furnished with such instruments and documents as it shall have reasonably requested.

SECTION 7

Miscellaneous

7.1 Amendment. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Investors holding at least 60% of the Common Stock issued or issuable upon conversion of the Shares issued pursuant to this Agreement (excluding any of such shares that have been sold to the public or pursuant to Rule 144); provided, however, that if any amendment, waiver, discharge or termination operates in a manner that treats any Investor differently from the other party hereto, the consent of such party shall also be required for such amendment, waiver, discharge or termination. Any such amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities have been converted or exchanged or for which such securities have been exercised) and each future holder of all such securities. Each Investor acknowledges that by the operation of this paragraph, the holders of at least 60% of the Common Stock issued or issuable upon conversion

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

of the Shares issued pursuant to this Agreement (excluding any of such shares that have been sold to the public or pursuant to Rule 144) will have the right and power to diminish or eliminate all rights under this Agreement.

7.2 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail or otherwise delivered by hand or by messenger addressed:

(a) if to an Investor, at the Investor’s address, facsimile number or electronic mail address as shown in the Company’s records, as may be updated in accordance with the provisions hereof, with a copy to Warren T. Lazarow, O’Melveny & Myers LLP, 2765 Sand Hill Road, Menlo Park, CA 94025;

(b) if to any other holder of any Shares or Conversion Shares, at such address, facsimile number or electronic mail address as shown in the Company’s records, or, until any such holder so furnishes an address, facsimile number or electronic mail address to the Company, then to and at the address, facsimile number or electronic mail address of the last holder of such Shares or Conversion Shares for which the Company has contact information in its records; or

(c) if to the Company, one copy should be sent to 2550 Stanwell Drive, Concord, CA 94520, Fax: 925-888-6079, Attn: Chief Executive Officer, or to such other address as the Company shall have furnished to the Investors, with a copy to Ken Clark, Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, CA 94304.

With respect to any notice given by the Company under any provision of the Delaware General Corporation Law or the Company’s charter or bylaws, each of the Investors agree that such notice may be given by facsimile or by electronic mail.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid or, if sent by facsimile, upon confirmation of facsimile transfer or, if sent by electronic mail, upon confirmation of delivery when directed to the electronic mail address set forth on Exhibit A hereto.

7.3 Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of California as applied to agreements entered into among California residents to be performed entirely within California, without regard to principles of conflicts of law.

7.4 Brokers or Finders. The Company shall indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a brokerage or finder’s fee or agent’s commission (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its constituent partners, members, officers, directors,

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

employees or representatives is responsible to the extent such liability is attributable to any inaccuracy or breach of the representations and warranties contained in Section 3.17, and each Investor agrees to indemnify and hold harmless the Company and each other Investor from any liability for any commission or compensation in the nature of a brokerage or finder’s fee or agent’s commission (and the costs and expenses of defending against such liability or asserted liability) for which the Company, any other Investor or any of their constituent partners, members, officers, directors, employees or representatives is responsible to the extent such liability is attributable to any inaccuracy or breach of the representations and warranties contained in Section 4.10.

7.5 Expenses. The Company and the Investors shall each pay their own expenses in connection with the transactions contemplated by this Agreement; provided, however, that if the Closing is effected, the Company shall reimburse the reasonable documented fees and expenses of corporate and intellectual property counsel for the Investors, including, without limitation, O’Melveny & Myers LLP, and third party consultants of the Investors, such amounts not to exceed $[ * ] in the aggregate.

7.6 Survival. The representations, warranties, covenants and agreements made in this Agreement shall survive any investigation made by any party hereto and the closing of the transactions contemplated hereby.

7.7 Successors and Assigns. This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by any Investor without the prior written consent of the Company; provided, however, that any and all rights, duties and obligations hereunder may be assigned, transferred, delegated or sublicensed by an Investor in connection with the transfer of Shares to any partner, retired partner, member, retired member, stockholder or Affiliated Fund (as defined below) thereof. Any attempt by an Investor, except in accordance with this Section 7.7, to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. “Affiliated Fund” means a fund or entity managed by an Investor or the same manager or managing member or general partner or management company that manages such Investor or by an entity controlling, controlled by, under common control with or otherwise affiliated with such Investor or such Investor’s manager or managing member or general partner or management company.

7.8 Entire Agreement. This Agreement, including the exhibits attached hereto, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. No party shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein or therein.

7.9 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

7.10 California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

7.11 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

7.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

7.13 Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

7.14 Jurisdiction; Venue. With respect to any disputes arising out of or related to this Agreement, the parties consent to the exclusive jurisdiction of, and venue in, the state courts in Santa Clara County in the State of California (or in the event of exclusive federal jurisdiction, the courts of the Northern District of California).

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

7.15 Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

7.16 Attorney’s Fees. In the event that any suit or action is instituted to enforce any provisions in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

7.17 Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS AGREEMENT.

7.18 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.19 Exculpation Among Investors. Each Investor acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Investor agrees that no Investor nor the respective controlling persons, officers, directors, partners, agents or employees of any Investor shall be liable to any other Investor for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares.

7.20 Limitation of Liability. IN NO EVENT WILL ANY INVESTOR BE LIABLE TO THE COMPANY, ITS OFFICERS, DIRECTORS, EMPLOYEES OR STOCKHOLDERS FOR ANY DAMAGES WHATSOEVER, WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE, AND WHETHER OR NOT THE INVESTOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE, WITH RESPECT TO THE INVESTOR’S LIABILITY ARISING FROM OR RELATING TO ANY FAILURE TO MAKE ANY FUTURE INVESTMENT IN THE COMPANY UNLESS SUCH INVESTOR EXECUTES A DEFINITIVE PURCHASE AGREEMENT COMMITTING TO MAKE SUCH AN INVESTMENT.

(signature page follows)

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

COMPANY

ANZA THERAPEUTICS, INC. a Delaware corporation

By:	/s/ David N. Cook
David Cook, Ph.D.
President and Chief Executive Officer

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

“INVESTOR”

KPCB HOLDINGS, INC.

By:	/s/ Brook Byers
Name:	Brook Byers
Title:	Senior Vice President

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SOFINNOVA VENTURE PARTNERS VII, L.P.

By:	Sofinnova Management VII, LLC
Its General Partner

By:	/s/ Michael Powell
Michael Powell, Managing General Partner

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SOFINNOVA CAPITAL V FCPR

By:	/s/ Denis Lucquin
Name:	Denis Lucquin
Title:	Managing Partner

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

VERSANT VENTURE CAPITAL III, L.P.

VERSANT SIDE FUND III, L.P.

By:	Versant Ventures III, LLC

Its:	General Partner

By:	/s/ Camille Samuels
Name:	Camille Samuels
Title:	Managing Director

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit A

SCHEDULE OF INVESTORS

Investor	Number of Series A Shares		Purchase Price
KPCB Holdings, Inc. 2750 Sand Hill Road Menlo Park, CA 94025 Facsimile: (650) 233-0300 Email: beths@kpcb.com	[	* ]	$	[	* ]

Sofinnova Venture Partners VII, L.P. 140 Geary Street 10th Floor San Francisco, CA 94108 Facsimile: (415) 228-3390 Email: powell@sofinnova.com	[	* ]	$	[	* ]

Sofinnova Capital V FCPR c/o Sofinnova Partners 17 rue de Surène 75008 Paris, France	[	* ]	$	[	* ]

Versant Venture Capital III, L.P. 3000 Sand Hill Road, Bldg 4, Suite 210 Menlo Park, CA 94025 Phone: (650) 233-7877 Fax: (650) 854-9513 Email: csamuels@versantventures.com	[	* ]	$	[	* ]

Versant Side Fund III, L.P. 3000 Sand Hill Road, Bldg 4, Suite 210 Menlo Park, CA 94025 Phone: (650) 233-7877 Fax: (650) 854-9513 Email: csamuels@versantventures.com	[	* ]	$	[	* ]

Totals	[	* ]	$	[	* ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exh. A-1

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exh. B-2

Exhibit B

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

{ Exhibit V to the Asset Transfer and License Agreement}

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exh. B-1

Exhibit C

INVESTORS’ RIGHTS AGREEMENT

{ Exhibit AB to the Asset Transfer and License Agreement}

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exh. C-1

Exhibit D

VOTING AGREEMENT

{ Exhibit AR to the Asset Transfer and License Agreement}

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exh. D-1

Exhibit E

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

{ Exhibit AF to the Asset Transfer and License Agreement}

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exh. E-1

Exhibit F

ANZA THERAPEUTICS, INC.

SCHEDULE OF EXCEPTIONS

This Schedule of Exceptions is made and given pursuant to Section 3 of the Series A Preferred Stock Purchase Agreement, dated as of November 20, 2007 (the “Agreement”), among Anza Therapeutics, Inc. (the “Company”) and the Investors listed on Exhibit A thereto. All capitalized terms used but not defined herein shall have the meanings as defined in the Agreement, unless otherwise provided. The section numbers below correspond to the section numbers of the representations and warranties in the Agreement; provided, however, that any information disclosed herein under any section number shall be deemed to be disclosed and incorporated into any other section number under the Agreement where such disclosure would be appropriate if the applicability of such disclosure would be reasonably apparent based on the description of the matter contained in such section.

Inclusion of any item in this Schedule of Exceptions (1) does not represent a determination that such item is material or establish a standard of materiality, (2) does not represent a determination that such item did not arise in the ordinary course of business, (3) does not represent a determination that the transactions contemplated by the Agreement require the consent of third parties, and (4) shall not constitute, or be deemed to be, an admission to any third party concerning such item. This Schedule of Exceptions includes brief descriptions or summaries of certain agreements and instruments, copies of which are available upon reasonable request. Such descriptions do not purport to be comprehensive, and are qualified in their entirety by reference to the text of the documents described.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exh. F-1

Exhibit G

ANZA THERAPEUTICS, INC.

COMPLIANCE CERTIFICATE

Pursuant to Section 5.8(a) of the Series A Preferred Stock Purchase Agreement, dated November 20, 2007, by and among Anza Therapeutics, Inc., a Delaware corporation (the “Company”), and the Investors listed on Exhibit A thereto (the “Agreement”), the undersigned certifies on behalf of the Company (and not in his individual capacity) as follows:

1. He is the Chief Executive Officer and President of the Company;

2. The Company has performed or complied with all covenants, agreements and conditions contained in the Agreement to be performed by the Company on or prior to the Closing; and

3. Except as set forth on the Schedule of Exceptions, the representations and warranties of the Company set forth in Section 3 of the Agreement are true and correct as of the date hereof.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Agreement.

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[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exh. G-1

IN WITNESS WHEREOF, the undersigned has executed this certificate as of November 20, 2007.

ANZA THERAPEUTICS, INC.
a Delaware corporation

By:	/s/ David N. Cook
Name:	David N. Cook
Title:	CEO

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exh. G-2

Exhibit H

ANZA THERAPEUTICS, INC.

SECRETARY’S CERTIFICATE

Reference is made to that certain Series A Preferred Stock Purchase Agreement (the “Agreement”) dated as of November 20, 2007 by and among Anza Therapeutics, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), and the Investors listed on Exhibit A thereto. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement. This Certificate is being delivered pursuant to Section 5.8(b) of the Agreement.

I, David Cook, do hereby certify that I am the Secretary of the Company, and that, as such, I am authorized to execute this certificate on behalf of the Company, and do hereby further certify that:

1. Attached hereto as Exhibit A is a true and complete copy of the resolutions duly adopted by the Board of Directors of the Company on November 20, 2007 authorizing the transactions contemplated by the Agreement, which resolutions have not been amended, modified, revoked or rescinded as of the date hereof.

2. Attached hereto as Exhibit B is a true and complete copy of the Amended and Restated Certificate of Incorporation of the Company, as amended to date, certified as true and correct by the Secretary of State of the State of Delaware, which Amended and Restated Certificate of Incorporation is in full force and effect on and as of the date hereof, and has not been amended, modified, revoked or rescinded as of the date hereof.

3. Attached hereto as Exhibit C is a true and complete copy of the Bylaws of the Company, as amended to date, which Bylaws, as amended to date, are in full force and effect on and as of the date hereof, not having been further amended, modified, revoked or rescinded as of the date hereof.

4. The resolutions referred to in paragraph 1 above were adopted in compliance with the Company’s Amended and Restated Certificate of Incorporation and Bylaws and are in full force and effect as of the date hereof and have not been amended, modified or rescinded.

(The remainder of this page is left intentionally blank.)

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exh. H-1

IN WITNESS WHEREOF, the undersigned has executed this certificate as of November 20, 2007.

/s/ David N. Cook
Secretary

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exh. H-2

Exhibit I

OPINION OF COUNSEL TO THE COMPANY

{ Exhibit L to the Asset Transfer and License Agreement}

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exh J-1

Exhibit AI

SINGLE SITE LICENSE

This Single Site License (this “License”) is entered into between Cerus Corporation, a Delaware corporation (“Licensor”), and Anza Therapeutics, Inc., a Delaware corporation (“Licensee”) as of November 20, 2007.

A. Pursuant to that certain Lease dated February 1, 1996, as amended (“Master Lease”), by and between Holmgren Partners (“Master Lessor”), as lessor, and Licensor, as lessee, Licensor is leasing from Master Lessor under the Master Lease certain premises (“Premises”) located in that certain building, together with the related parking and exterior areas, located at 2341 Stanwell Drive, Concord, California (the “Building”), as more particularly described in the Master Lease.

B. Pursuant to that certain Standard Industrial/Commercial Single Tenant Lease—Net, dated October 12, 2001, as amended (collectively, the “2550 Stanwell Master Lease”), by and between California Development, Inc. (“2550 Stanwell Master Lessor”), as lessor, and Sublessor, as lessee, Sublessor is leasing from the 2550 Stanwell Master Lessor under the Master Lease approximately 31,800 rentable square feet of space (“2550 Stanwell Premises”) located in that certain building located at 2550 Stanwell Drive, Concord, California (“2550 Stanwell Building”), as more particularly described in the 2550 Stanwell Master Lease. Pursuant to that certain Sublease between Licensor and Licensee of even date, Licensee is subleasing a portion of the 2500 Stanwell Premises (“Subleased Premises”) from Licensor.

NOW, THEREFORE, in consideration of the mutual covenants and promises of the parties contained herein, the parties agree as follows:

1. Licensed Premises. Licensor hereby grants to Licensee a non-revocable (except as set forth herein) license, upon the terms and conditions set forth herein, to use and occupy approximate 7,500 square feet of that certain premises identified on Exhibit A attached hereto (“Licensed Premises”) in the Building. In connection with its use of the Licensed Premises, Licensee shall also have the non-exclusive right to use and occupy the Licensed Premises only for general office use and for a vivarium, subject to Licensor’s reasonable rules and regulations, and the hallways, stairways, restrooms, kitchens, break rooms and other areas of the Premises that are necessary for Licensee’s use of the Licensed Premises (“Shared Areas”) Notwithstanding the foregoing, Licensee shall have no right to enter, and shall prevent its employees, agents, contractors, licensees and invitees from entering, portions of the Premises other than the Licensed Premises and Shared Areas designated by Licensor from time to time as restricted or that are not required for the use of the Licensed Premises as permitted hereunder. Licensor and Licensee, with respect to their use of the Premises shall use commercially reasonable efforts to prevent its agents, employees or contractors from discovering or otherwise coming into contact with confidential information of the other party. If, despite such efforts, any such confidential information is discovered by a party, such party shall promptly inform the other party of such discovery, and shall hold, and use reasonable efforts to cause its employees, agents, contractors, invitees and licensees to hold, such information confidential.

2. Term. The term of this License (“Term”) shall commence on November 20, 2007 (“Commencement Date”) and shall expire on October 31, 2008, unless sooner terminated or extended as hereinafter provided. Licensee shall have the right to terminate this License at any time during the Term on forty-five (45) days advance written notice delivered to Licensor (the end of such Term or the earlier expiration or termination thereof referred to herein as the “Termination Date”).

3. License Fee. Licensee shall be entitled to use the Licensed Premises on a rent-free basis except as follows: Licensee shall only reimburse Licensor for any utility charges and taxes incurred by Licensor to the extent applicable, and equitably allocable to the Licensed Premises. Licensee shall pay all taxes on Licensee’s personal property, equipment and fixtures located in or about the Licensed Premises during the Term.

4. Use; Compliance with Laws; Rules. Licensee shall promptly observe and comply with all laws with respect to Licensee’s particular use of the Licensed Premises. Licensee shall not do or permit anything to be done in, about or with respect to the Licensed Premises which would (a) injure the Licensed Premises or the Premises or (b) vibrate, shake, overload, or impair the efficient operation of the Licensed Premises or the Premises or the building systems located therein. Licensee shall comply with all reasonable rules and regulations promulgated from time to time by Licensor and provided to Licensee in writing.

5. Insurance. Licensee shall obtain and keep in full force and effect, at Licensee’s sole cost, a commercial general liability policy of insurance protecting Licensee against claims for bodily injury, personal injury and property damage based upon, involving or arising out of Licensee’s use or occupancy of the Licensed Premises and the Premises and all areas appurtenant thereto in such amounts as are required of Licensor under the Master Lease (as defined below). The policy shall include coverage for liability assumed under this License as an “insured contract” for the performance of Licensee’s indemnity obligations under this License, and shall name Licensor as an additional insured. Licensee shall deliver certificates evidencing such insurance to Licensor upon request. Each such insurance policy shall be in a form and from an insurance company reasonably acceptable to Licensor. Notwithstanding anything to the contrary herein, Licensor and Licensee hereby release each other, and their respective agents, employees and contractors, from all liability for damage to any property that is caused by or results from a risk which is actually insured against or which would normally be covered by “all risk” property insurance, without regard to the negligence or willful misconduct of the entity so released.

6. Indemnity. Each party shall defend, indemnify, protect and hold harmless the other from and against any and all liability, loss, claim, damage and cost (including attorneys’ fees) to the extent due to the negligence or willful misconduct of the indemnifying party or its agents, employees or contractors or the indemnifying party’s violation of the terms of this License. In addition, Licensee shall defend, indemnify, protect and hold harmless Licensor from and against any and all liability, loss, claim, damage and cost (including attorneys’ fees) to the extent due to Licensor’s violation of the terms of the Master Lease. This indemnification shall survive the termination of this License.

7. Hazardous Materials. Licensee shall not, without the prior written consent of Licensor, use, store, transport or dispose of any hazardous material in or about the Premises except for hazardous materials of the same types used in the Licensed Premises immediately prior to the Commencement Date.

8. Repairs. Licensee accepts the Licensed Premises in “as is” condition. Licensee shall maintain the Licensed Premises in neat, orderly condition and shall repair any damage to the Premises caused by Licensee or its agents, employees, contractors or invitees. Except for obligations which are Licensee’s responsibility pursuant to the preceding sentence, Licensor shall maintain (where it is Licensor’s obligation under the Master Lease), or use commercially reasonable efforts to cause the Master Lessor under the Master Lease (where it is Master Lessor’s obligation under the Master Lease) to maintain, the Premises and systems serving the Premises in good, working order.

9. Alterations. No alterations or improvements shall be made to the Licensed Premises without the prior written consent of Licensor, which consent shall not be unreasonably withheld or delayed (and the consent of Master Lessor, subject to the terms of the Master Lease, defined below). All work performed in connection with such alterations shall comply with all laws and applicable requirements of insurance carriers, shall be performed in a good and workmanlike manner and shall be managed by Licensor and performed by a contractor designated by Licensor, at Licensee’s sole cost. Licensee shall keep the Premises free of any liens arising out of work performed by or for Licensee. All alterations that cannot be removed without material damage to the Licensed Premises shall be deemed part of the Premises upon installation. Unless Licensor waives such right at the time it consents to any alteration, Licensor shall have the right to require Licensee to remove any alterations it constructs in the Licensed Premises upon the termination of this License (which removal shall be managed by Licensor at Licensee’s sole cost as set forth above).

10. Services. Licensor shall provide or cause the Master Lessor to provide to the Premises electricity, water and heating, ventilating and air conditioning at the levels reasonably necessary for operation of the Licensed Premises for office and animal laboratory use twenty-four hours a day, seven days per week. Licensor shall not, however, be liable for the interruption of any such services or utilities for causes beyond Licensor’s reasonable control.

11. Assignment and Sublicensing. Licensee may not assign this License, sublicense the Licensed Premises or permit any use of the Licensed Premises by another party (collectively, “Transfer”), without the prior written consent of Licensor and the Master Lessor. Licensor’s consent may be withheld in Licensor’s sole and absolute discretion. Licensor’s consent to one Transfer shall not constitute consent to a subsequent transfer.

12. Security Deposit. Within ten (10) days of the execution of this License, Licensee shall deposit with Licensee a security deposit in the amount of Seven Thousand Five Hundred and no/100 Dollars ($7,500.00) (the “Security Deposit”) as security for the full and faithful performance of each of Licensee’s obligations under this License and the Sublease. If Licensee fails to pay any monetary obligation due and owing under this License or otherwise defaults beyond the applicable notice and cure period with respect to any of its obligations under this License or the Sublease, Licensee may (but shall not be obligated to), and without prejudice to any other remedy to Licensee, use, apply or retain all or any portion of the Security Deposit for the payment of any monetary obligation in default or for the payment of any other sum to which Licensee may become obligated by reason of Licensee’s default, or to compensate Licensee for any loss or damage or Licensee may suffer thereby, including, without limitation, prospective damages and damages recoverable pursuant to California Civil Code Section 1951.2. As provided above, Licensee waives the provisions of California Civil Code Section 1950.7 and any successor statute. If Licensee uses or applies all or any portion of the Security Deposit as provided above, Licensee shall, within ten (10) days after demand therefor, deposit cash with Licensee in an amount sufficient to restore the Security Deposit to the full amount thereof, and Licensee’s failure to do so shall, at Licensee’s option, be a default (as defined in Paragraph 13 hereof) under this License. If the Licensee performs all of Licensee’s obligations hereunder, the Security Deposit, or so much thereof that has not theretofore been applied by Licensee, shall be returned to Licensee within sixty (60) days following the expiration of the Sublease Term and Licensee’s vacation of the Licensed Premises; provided, however, that if the Sublease is terminated by Licensee in a bankruptcy proceeding pursuant to 11 U.S.C. §365, Licensee may retain the Security Deposit and apply the same against its damages recoverable pursuant to California Civil Code Section 1951.2. Licensee shall not be deemed to hold the Security Deposit in trust nor be required to keep the Security Deposit separate from its general funds, and Licensee shall not be entitled to any interest on the Security Deposit.

13. Default. Licensee shall be in default of its obligations under this License if any of the following events occur: (a) Licensee fails to pay any amount due hereunder, when such failure continues for five (5) days after written notice from Licensor to Licensee of a delinquency; (b) Licensee fails to perform any term, covenant or condition of this License (except those requiring payment of money) and fails to cure such breach within fifteen (15) days after delivery of a written notice specifying the nature of the breach; provided, however, that if more than fifteen (15) days reasonably are required to remedy the failure, then Licensee shall not be in default if Licensee commences the cure within the fifteen (15) day period and thereafter diligently endeavors to complete the cure; (c) Licensee makes a general assignment of its assets for the benefit of its creditors, including attachment of, execution on, or the appointment of a custodian or receiver with respect to a substantial part of Licensee’s property or any property essential to the conduct of its business; (d) a petition is filed by or against Licensee under the bankruptcy laws of the United States or any other debtors’ relief law or statute, unless such petition is dismissed within sixty (60) days after filing; or (e) Licensee commits any other act or omission which constitutes a default under the Master Lease, which has not been cured after delivery of written notice and passage of the applicable grace period provided in the Master Lease; or (f) Licensee commits any other act or omission which constitutes a default under the 2550 Stanwell Master Lease or the Sublease, which has not been cured after delivery of written notice and passage of the applicable grace period provided in the 2550 Stanwell Master Lease or the Sublease, respectively.

14. Remedies. In the event of any default by Licensee, Licensor shall have the following remedies, in addition to all other rights and remedies provided by any law or otherwise provided in this License, to which Licensor may resort cumulatively or in the alternative:

a. Licensor may, at Licensor’s election, keep this License in effect and enforce by an action at law or in equity all of its rights and remedies under this License, including (i) the right to recover sums due from Licensee as they become due by appropriate legal action, (ii) the right to make payments required of Licensee or perform Licensee’s obligations and be reimbursed by Licensee for the cost thereof, and (iii) the remedies of injunctive relief and specific performance to compel Licensee to perform its obligations under this License.

b. Licensor may, at Licensor’s election, terminate this License entirely by giving Licensee written notice of termination, in which event this License shall terminate on the date set forth for termination in such notice. Any such termination shall not relieve Licensee from its obligation to pay sums then due Licensor or from any claim against Licensee for damages previously accrued or then accruing. In the event Licensor terminates this License, Licensor shall be entitled, at Licensor’s election, to damages in an amount as permitted under applicable law, including, without limitation the worth at the time of award of the amount by which the unpaid amounts for the balance of the term after the time of award exceeds the amount of such loss that Licensee proves could be reasonably avoided, computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco, at the time of award plus one percent (1%).

15. Right to Cure Defaults. If Licensee fails to pay any sum of money due hereunder, or fails to perform any other act on its part to be performed hereunder, then Licensor may, but shall not be obligated to, after passage of any applicable notice and cure periods (except in the case of an emergency, in which case no cure period is required), make such payment or perform such act. All such sums paid, and all reasonable costs and expenses of performing any such act, shall be deemed due and payable by Licensee to Licensor upon demand.

16. Surrender; Holdover. On or prior to expiration of this License for the Licensed Premises, Licensee shall remove all of its personal property and shall surrender the Licensed Premises to Licensor broom clean, in the same condition as exists on the Commencement Date, reasonable wear and tear, alterations that Licensor agrees in writing may be surrendered, casualty, condemnation and items which are Licensor’s responsibility to repair, excepted. If the Licensed Premises are not so surrendered, then Licensee shall be liable to Licensor for all costs incurred by Licensor in returning the Licensed Premises to the required condition. In the event that Licensee does not surrender the Licensed Premises upon the expiration or earlier termination of this License as to such Licensed Premises, Licensee shall indemnify, defend, protect and hold harmless Licensor from and against all loss, cost, claim, damage and liability resulting from Licensee’s delay in surrendering such Licensed Premises.

17. Licensor’s Right to Enter. Provided Licensor complies with all of Licensee’s reasonable security measures, the Master Lessor, Licensor or its agents may, upon reasonable notice (except in the case of emergency), enter the Licensed Premises at any reasonable time for the purpose of inspecting the same, supplying any service to be provided by Licensor to Licensee, making necessary alterations or repairs or for any other purpose permitted under this License.

18. Late Charge. If Licensee fails to pay to Licensor any amount due hereunder within five (5) days after the due date, Licensee shall pay Licensor upon demand a late charge equal to five percent (5%) of the delinquent amount accruing from the due date. In addition, Licensee shall pay to Licensor interest on all amounts due, at the rate of ten percent (10%) or the maximum rate allowed by law, whichever is less, from the due date to and including the date of the payment.

19. Notices. Any notice given under this License shall be in writing and shall be hand delivered, sent by reputable overnight courier, or mailed (by certified mail, return receipt requested, postage prepaid), addressed as follows:

(a) if to Licensee:

Anza Therapeutics, Inc.

2550 Stanwell Drive

Concord, CA 94520

Attention: David N. Cook, Ph.D.

Facsimile No.: 925-671-9272

with a copy to:

Wilson Sonsini Goodrich and Rosati

650 Page Mill Road

Palo Alto, CA 94304

Attention: Kenneth A. Clark

Facsimile No.: (650) 493-6811

(b) if to Licensor:

Cerus Corporation

2411 Stanwell Drive

Concord, CA 94520

Attention: Howard Ervin, General Counsel

Facsimile No.: (925) 288-6001

With a copy to:

Cooley Godward Kronish LLP

Five Palo Alto Square

Palo Alto, CA 94306

Attention: Suzanne S. Hooper

Facsimile No.: (650) 849-7400

Any notice shall be deemed to have been given when received or refused.

20. Consent. This License and Licensor’s and Licensee’s obligations hereunder are conditioned upon having obtained the written consent of the Master Lessor to this License.

21. Effect of Conveyance. As used in this License, the term “Licensor” means the holder of the leasehold interest in the Premises pursuant to the Master Lease. In the event of any assignment or transfer of any of the Premises by Licensor, Licensor shall be and hereby is entirely relieved of all covenants and obligations of Licensor as to such Licensed Premises accruing after the date of such transfer, and it shall be deemed and construed that any transferee has assumed and shall carry out all covenants and obligations thereafter to be performed by Licensor hereunder.

22. Parking. Licensee shall have the right to use one parking space for each employee of the Licensee located at the Licensed Premises.

23. Signage. Licensee shall not be entitled to any signage.

24. Leased Premises. With respect to the Master Lease of the Premises between Licensor and the Master Lessor, a copy of which has been provided to Licensee and the 2550 Stanwell Master Lease, the following additional provisions shall apply: (a) if the Master Lease terminates for any reason, this License shall terminate concurrently therewith; (b) Licensee shall also have the non-exclusive right to use the common areas outside the Premises that Licensor has the right to use under the Master Lease; (c) Licensee shall not do or permit anything to be done in, about or with respect to the Premises which would violate the Master Lease or the 2550 Stanwell Master Lease or the Sublease, and shall comply with all restrictions set forth in either such master lease and the and all rules and regulations promulgated from time to time by either such master lessor; (d) Licensee shall obtain the prior written consent of Licensor and Master Lessor with respect to any act which, if performed by Licensor, would require Master Lessor’s approval under the Master Lease, and the consent of Licensor may be withheld if Master Lessor’s consent is not obtained; (e) each provision under the Master Lease in which Licensor is required to (i) indemnify, release or waive claims against Master Lessor and (ii) execute and deliver documents or notices to Master Lessor, shall be binding on Licensee as to the Licensed Premises as if incorporated fully herein and shall run from Licensee to both Master Lessor and Licensor; (f) this License shall be at all times subject and subordinate to the Master Lease; and (g) in the event that Master Lessor objects to the occupancy of Licensee hereunder or declares or threatens to declare Licensor in default under the Master Lease due to the occupancy of Licensee hereunder, Licensee shall vacate the Licensed Premises immediately upon notice from Licensor, this License shall be deemed terminated immediately, and neither party shall have any liability to the other with respect to the Licensed Premises or the early termination.

25. Miscellaneous. This License shall in all respects be governed by and construed in accordance with the laws of the State of California. If any term of this License is held to be invalid or unenforceable by any court of competent jurisdiction, then the remainder of this License shall remain in full force and effect to the fullest extent possible under the law, and shall not be affected or impaired. Time is of the essence with respect to the performance of every provision of this License in which time of performance is a factor. Any executed copy of this License shall be deemed an original for all purposes. This License shall, subject to the provisions regarding assignment and subletting, apply to and bind the respective heirs, successors, executors, administrators and assigns of Licensor and Licensee. The language in all parts of this License shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against either Licensor or Licensee. The captions used in this License are for convenience only and shall not be considered in the construction or interpretation of any provision hereof. When a party is required to do something by this License, it shall do so at its sole cost and expense without right of reimbursement from the other party unless specific provision is made therefor. If either party brings any action or legal proceeding with respect to this License, the prevailing party shall be entitled to recover reasonable attorneys’ and experts’ fees and court costs. Whenever one party’s consent or approval is required to be given as a condition to the other party’s right to take any action pursuant to this License, unless another standard is expressly set forth, such consent or approval shall not be unreasonably withheld or delayed. This License may be executed in counterparts. No amendment hereto shall be effective unless in writing and signed by both parties.

IN WITNESS WHEREOF, the parties have executed this License as of the day first above written.

LICENSOR:	LICENSEE:

CERUS CORPORATION, a Delaware corporation		ANZA THERAPEUTICS, INC., a Delaware corporation

By:	/s/ Claes Glassell	By:	/s/ David N. Cook
	Claes Glassell President and Chief Executive Officer		David N. Cook, Ph.D. President and Chief Executive Officer

EXHIBIT A

LICENSED PREMISES

Provided upon request

Exhibit AJ

SUBLEASE

THIS SUBLEASE (“Sublease”) is deemed dated as of November 20, 2007, and is made by and between CERUS CORPORATION, a Delaware corporation (“Sublessor”), and ANZA THERAPEUTICS, INC., a Delaware corporation (“Sublessee”).

A. Pursuant to that certain Standard Industrial/Commercial Single Tenant Lease—Net, dated October 12, 2001, as amended by (i) that certain Rider to A.I.R.E.A. Standard Industrial/Commercial Single Tenant Lease—Net, dated September 15, 2001, (ii) that certain Amendment to Standard Industrial/Commercial Single-Lessee Lease – Net dated as of April 10, 2002 (“Expansion Amendment”); (iii) that certain letter agreement dated June 13, 2006; and (iv) that certain letter agreement dated July 30, 2007 (collectively, the “Master Lease”), California Development, Inc. (“Master Lessor”), as lessor, and Sublessor, as lessee, Sublessor is leasing from Master Lessor under the Master Lease approximately 31,800 rentable square feet of space (the “Premises”) located in that certain building located at 2550 Stanwell Drive, Concord, California (the “Building”), as more particularly described in the Master Lease. A copy of the Master Lease is attached hereto as Exhibit “A” and incorporated by reference herein.

B. Sublessee desires to sublease from Sublessor that portion of the Premises exclusive of the Expansion Space (as such term is defined in Section 51 of the Master Lease) and containing approximately 14,800 rentable square feet(the “Subleased Premises”). An outline of the Subleased Premises is shown on the plan attached hereto as Exhibit B.

NOW, THEREFORE, in consideration of the mutual covenants and promises of the parties contained herein, the parties agree as follows:

1. Sublease. Sublessor subleases to Sublessee and Sublessee subleases from Sublessor the Subleased Premises upon the terms and conditions set forth herein. For the purposes of this Sublease, the Subleased Premises shall not include the Expansion Space, and all provisions herein (including, without limitation, the incorporation by reference of the Master Lease) shall not include any reference to the Expansion Space, except for the purpose of defining the Expansion Space.

2. Sublease Term. Subject to receipt of Master Lessor’s consent to this Sublease as provided in Section 20 herein, the term of this Sublease shall commence on November 20, 2007 (“Sublease Commencement Date”) and shall expire on October 31, 2008, unless sooner terminated or extended as hereinafter provided (the “Sublease Term”). The last day of the Sublease Term shall be referred to herein as the “Termination Date.” Sublessee may terminate this Sublease at any time during the Sublease Term by delivering unequivocal and unconditional written notice thereof to Sublessor, and the Sublease shall terminate forty-five (45) days following delivery of such notice to Sublessor.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

3. Sublease Rent.

(a) Monthly Rent. Sublessee shall pay to Sublessor as and for monthly rent (“Sublease Rent”) for the Subleased Premises, in advance, equal monthly installments as follows:

Sublease Commencement Date to the date

that is three months following such date (“Rent Commencement Date”): [ * ].

The Rent Commencement Date to the Termination Date: [ * ] per month.

As used herein, the word “month” shall mean a period beginning on the first (1st) day of a month and ending on the last day of that month. Sublease Rent for any period during the Sublease Term which is for less than one month of the Sublease Term shall be a pro rata portion of the monthly installment based on the number of days in the calendar month. Sublease Rent shall be payable without notice, demand, deduction or offset, in lawful money of the United States of America. Sublease Rent shall be paid directly to Sublessor at the Premises, Attn: Vice-President of Finance.

(b) Additional Rent. All monies other than Sublease Rent required to be paid by Sublessee under this Sublease, including without limitation, any amounts payable by Sublessee or Sublessor to Master Lessor with respect to the Subleased Premises as set forth in this Sublease shall be deemed additional rent (“Additional Rent”) Sublessee shall reimburse Sublessor, within fifteen (15) days of receipt of invoice therefor (and which shall in no event be due before such amounts are due to be paid by Sublessor to Master Lessor), for the following:

(i) Sublessee’s pro-rata share of Common Area Maintenance Charges due and owing to Master Lessor pursuant to Insert 4.3 to the Master Lease;

(ii) Sublessee’s pro-rata share of the insurance payments owed to Master Lessor under Section 8.1 of the Master Lease,

(iii) Sublessee’s pro-rata share of Real Property Taxes due and owing to Master Lessor pursuant to Article 10 of the Master Lease; and

(iv) any other fees, charges or other sums payable with respect to the Subleased Premises for: (a) excess, after-hours or supplemental electrical or heating, ventilating or air conditioning service supplied to the Subleased Premises to the extent actually charged by Master Lessor to Sublessor; (b) services or benefits supplied to the Subleased Premises for which Master Lessor reserves any right to impose a fee or charge and which fee or charge is actually imposed; (c) to reimburse Master Lessor or Sublessor for taxes on Sublessee’s personal property, equipment and fixtures located in or about the Subleased Premises during the Sublease Term to the extent actually charged by Master Lessor to Sublessor; (d) to pay for any damage to the Building resulting from the act or omission of Sublessee or

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Sublessee’s agents, employees or invitees; and (e) damages recoverable due to a default under the Master Lease which is the result of any default or failure of performance by Sublessee under this Sublease and which are due and payable to Master Lessor or Sublessor.

In no event shall Sublessee be responsible for payments of Additional Rent to the extent they are: (i) not attributable to the Subleased Premises arising during the Sublease Term, or (ii) damages or expenses arising from the acts, omissions or negligence of Sublessor. Sublease Rent and Additional Rent hereunder may collectively be referred to herein as “Rent”.

(c) First Payment of Rent. Within ten (10) days following execution hereof by Sublessee and Sublessor, Sublessee shall pay to Sublessor, in cash, the amount of [ * ], which shall be applied as and for the Sublease Rent due and owing for the fourth (4th) month of the Sublease Term.

(d) In the event of any casualty or condemnation affecting the Subleased Premises, Rent payable by Sublessee shall be proportionately abated, but only as to the portion of the Subleased Premises damaged or taken and only to the extent that Rent payable by Sublessor is abated or reduced with respect to such portion of the Subleased Premises.

4. Repairs and Maintenance: Notwithstanding anything to the contrary in the Master Lease as incorporated herein, in no event shall Sublessee have the obligation to pay for, or perform any repair or replacement that could be amortized as a capital expense in accordance with Generally Accepted Accounting Principles, except to the extent caused by the negligence or willful misconduct of Sublessee or its employees, agents, invitees or contractors.

5. Compliance with Law: Notwithstanding anything to the contrary in the Master Lease as incorporated herein, Sublessee shall not be required to construct or pay the cost of complying with any Applicable Requirements requiring construction of improvements in the Premises, except as triggered or required as a result of Sublessee’s particular use, alteration or modification of the Subleased Premises.

6. Master Lease:

(a) Sublessor shall have no duty to perform any obligations of Master Lessor which are, by their nature, the obligation of an owner or manager of real property, except to the extent required of Sublessor under the Master Lease. Sublessor shall have no responsibility for or be liable to Sublessee for any default, failure or delay on the part of Master Lessor in the performance or observance by Master Lessor of any of its obligations under the Master Lease, nor shall such default by Master Lessor affect this Sublease or waive or defer the performance of any of Sublessee’s obligations under this Sublease, including without limitation the obligation to pay Rent; and Sublessee hereby expressly waives the provisions of any statute, ordinance or judicial decision, now or hereafter in effect, which would give Sublessee the right to make repairs at the expense of Sublessor or Master Lessor , or to claim any actual or constructive eviction by virtue of any interruption in access, services or utilities to, or any failure to make repairs in or to, the Subleased Premises or the Building. Notwithstanding the foregoing, the parties do contemplate that Master Lessor will, in fact, perform its obligations under the Master Lease and in the event of any default or failure of such performance by Master Lessor, Sublessor agrees that it will, upon

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

notice from Sublessee, use commercially reasonable efforts to induce Master Lessor to perform its obligations under the Master Lease as provided in Section 6(b) of this Sublease. Sublessor, however, shall have no obligation to sue the Master Lessor on Sublessee’s behalf or to terminate the Master Lease as a result of any such default or failure by Master Lessor.

(b) In the event Master Lessor fails to perform any of its obligations under the Master Lease, Sublessor shall use diligent good faith efforts to cause Master Lessor to perform such obligations for the benefit of Sublessee. Such diligent good faith efforts shall include, without limitation: (a) upon Sublessee’s written request, immediately notifying Master Lessor of its nonperformance under the Master Lease and requesting that Master Lessor perform its obligations under the Master Lease, and (b) permitting Sublessee to commence a lawsuit or other action in Sublessor’s name to obtain the performance required from Master Lessor under the Master Lease; provided, however, that if Sublessee commences a lawsuit or other action, Sublessee shall pay all costs and expenses incurred in connection therewith, and Sublessee shall indemnify Sublessor against, and hold Sublessor harmless from, all reasonable costs and expenses incurred by Sublessor in connection therewith.

7. Termination of Master Lease:

(a) To the extent that the Master Lease gives Sublessor any right to terminate the Master Lease, Sublessor shall not cancel or terminate the Master Lease except as otherwise provided in Section 21(c)(2). Sublessor and Master Lessor shall not amend or modify the Master Lease in any way which materially affects Sublessor’s rights, without the prior written consent of Sublessee, which shall not be unreasonably withheld.

(b) If Master Lessor seeks to terminate the Master Lease because of a default or alleged default by Sublessor under the Master Lease, Sublessor shall use reasonable, good faith efforts to maintain the Master Lease in full force and effect for the benefit of Sublessee and Sublessor, and Sublessor shall use reasonable, good faith efforts to reinstate the Master Lease and/or to claim and pursue any right of redemption or relief from forfeiture of the Master Lease (and as a consequence thereof any forfeiture of this Sublease) to which Sublessor may be entitled at law or in equity (including, without limitation, any such rights under California Code of Civil Procedure Sections 1174 and 1179).

8. Authorization to Direct Sublease Payments: Sublessor hereby acknowledges that Sublessor’s failure to pay the rent and other sums owing by Sublessor to Master Lessor under the Master Lease will cause Sublessee to incur damages, costs and expenses not contemplated by this Sublease, especially in those cases where Sublessee has paid sums to Sublessor hereunder which correspond in whole or in part to the amounts owing by Sublessor to Master Lessor under the Master Lease. Accordingly, Sublessee shall have the right to pay all rent and other sums owing by Sublessee to Sublessor hereunder for those items which also are owed by Sublessor to Master Lessor under the Master Lease directly to Master Lessor on the following terms and conditions:

(a) Either (i) Sublessee reasonably believes that Sublessor has failed to make any payment required to be made by Sublessor to Master Lessor under the Master Lease and Sublessor fails to provide adequate proof of payment within two (2) business days after Sublessee’s written demand requesting

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such proof; or (ii) Sublessee reasonably believes that Sublessor shall fail to make any payment required to be made by Sublessor to Master Lessor under the Master Lease and Sublessor fails to provide assurance of future performance in form reasonably satisfactory to Sublessee within two (2) business days after Sublessee’s written demand requesting such assurance.

(b) Sublessee shall not prepay any amounts owing by Sublessor without the consent of Sublessor.

(c) Sublessee shall provide to Sublessor concurrently with any payment to Master Lessor reasonable evidence of such payment.

(d) If Sublessor notifies Sublessee that it disputes any amount demanded by Master Lessor, Sublessee shall not make any such payment to Master Lessor unless Master Lessor has provided a three-day notice to pay such amount or forfeit the Master Lease.

(e) Any sums paid directly by Sublessee to Master Lessor in accordance with this Section 8 shall be credited toward the amounts payable by Sublessee to Sublessor under this Sublease.

9. Sublessee’s Insurance and Indemnity.

(a) Throughout the Sublease Term, Sublessee shall procure and maintain, at its own cost and expense, such workers’ compensation, business interruption and commercial general liability insurance as is required to be carried by Lessee under the Master Lease, and such property insurance as is required to be carried by Lessee under the Master Lease to the extent such property insurance pertains to the Subleased Premises, all naming Sublessor, as well as Master Lessor, as additional insureds and loss payees in the manner required in the Master Lease. If the Master Lease requires the Lessee to insure leasehold improvements or alterations, then Sublessee shall insure such leasehold improvements which are located in the Subleased Premises, as well as alterations in the Subleased Premises made by Sublessee. Sublessee shall furnish to Sublessor a certificate of Sublessee’s insurance required under this Section 9 on or before the Sublease Commencement Date. Sublessee’s general liability policies shall provide cross-liability coverage for Sublessee and Sublessor to provide severability of interests, and the coverage afforded to Sublessor must be as broad as that afforded to Sublessee. Within five (5) business days after any renewal or promptly upon any other request by Sublessor, Sublessee shall furnish Sublessor with copies of policies, or evidence of insurance, evidencing maintenance and renewal of the required coverage, and a copy of the endorsement to Sublessee’s liability policy showing the additional insureds. In the event Sublessee does not maintain said insurance, Sublessor may, in its sole discretion and without waiving any other remedies hereunder, procure said insurance.

(b) Notwithstanding anything to the contrary contained herein, each party hereby waives claims against the other for damage to property owned by the waiving party where such damage is covered under any policy of property insurance maintained, so long as such waiver does not invalidate or adversely affect the waiving party’s property insurance; and each party shall attempt to obtain from its insurance carrier a waiver of its right of subrogation. Sublessee agrees to obtain, for the benefit of Master Lessor and Sublessor, such waivers of subrogation rights from its insurer as are required of Sublessor, as

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Lessee, under the Master Lease. Sublessee hereby waives claims against Master Lessor for death, injury, loss or damage of every kind and nature, if and to the extent that Sublessor, as Lessee, waives or releases such claims against Master Lessor under the Master Lease.

(c) Sublessor and Sublessee waive all claims against each other for economic damages, damage to any property or injury or death of any person in, on or about the Subleased Premises arising at any time or from any cause except to the extent caused by the gross negligence or willful misconduct of the other party. Nothing in the foregoing sentence is intended to void the insurance coverage of either party or the defense and indemnity obligations of either party in Section 9(d).

(d) Sublessee agrees to protect, defend, indemnify and hold Sublessor harmless from all claims, losses, damages, liabilities and expenses which Sublessor may incur, or for which Sublessor may be liable to Master Lessor, arising from (1) the use, modification or occupancy of the Subleased Premises during the Sublease Term, (2) the acts or omissions of Sublessee, its employees, agents or contractors, and (3) any acts or events occurring in or about the Subleased Premises during the Sublease Term, which are the subject matter of any indemnity or hold harmless of Sublessor, as Lessee, to Master Lessor under the Master Lease; and (4) any breach or default by Sublessee of any provision of this Sublease, provided, however, that Sublessee shall not be required to indemnify or hold Sublessor harmless to the extent that Sublessor’s gross negligence or willful misconduct is the cause of any claim, demand, action, liability or damage.

Notwithstanding anything to the contrary in the foregoing or in the Master Lease, Sublessor agrees to protect, defend, indemnify and hold Sublessee harmless from all claims, losses, damages, liabilities and expenses which Sublessee incurs, or for which Sublessee is liable to Master Lessor, to the extent arising from or related to the entry upon and use of the Subleased Premises by Sublessor, its employees and agents during the Sublease Term, provided, however, that Sublessor shall not be required to indemnify or hold Sublessee harmless to the extent that Sublessee’s gross negligence or willful misconduct is the cause of any claim, demand, action, liability or damage.

10. Waiver of Subrogation: The waiver of subrogation provisions contained in Section 8.6 of the Master Lease shall, with Master Lessor’s written consent, be deemed a three-party agreement binding among and inuring to the benefit of Sublessor, Sublessee and Master Lessor.

11. No Assignment and Subletting. No further assignment of this Sublease or further subletting of the Subleased Premises shall be permitted under this Sublease.

12. Sublessee’s Default.

(a) Each of the following shall be deemed to be a “Default” by Sublessee, and the failure to cure such Default within any applicable grace period shall be considered a “Breach”:

(i) Sublessee fails to make any payment of Rent required to be made by Sublessee as and when the same is due where such failure continues for a period of five (5) days following written notice to Sublessee; or

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(ii) Sublessee fails to secure insurance or to provide proper evidence of insurance as set forth in Section 12 of this Sublease or fails to keep the Subleased Premises or the Building free of lien claims, and either such failure continues for more than ten (10) days after written notice thereof to Sublessee.

(iii) Sublessee, by its act or omission, causes an event or condition under the Master Lease which either is a Default thereunder or, subject only to the delivery of any required notice or passage of any cure or grace period, would constitute a Breach thereunder.

(iv) Sublessee fails to fulfill, keep, observe or perform any of the other covenants and obligations herein contained to be fulfilled, kept, observed and performed by Sublessee, and such failure continues for more than thirty (30) days after notice thereof in writing to Sublessee; provided that if it would reasonably require more than thirty (30) days to cure such default, Sublessee shall not be in default hereunder so long as Sublessee commences to cure such default within such thirty (30) day period and diligently prosecutes such cure to completion.

(v) Sublessee shall be adjudged an involuntary bankrupt, or a decree or order approving, as properly filed, a petition or answer filed against Sublessee asking reorganization of Sublessee under the Federal bankruptcy laws as now or hereafter amended, or under the laws of any state, shall be entered, and any such decree or judgment or order shall not have been vacated or stayed or set aside within thirty (30) days from the date of the entry or granting thereof.

(vi) Sublessee shall file, or admit the jurisdiction of the court and the material allegations contained in, any petition in bankruptcy, or any petition pursuant or purporting to be pursuant to the Federal Bankruptcy laws now or hereafter amended, or Sublessee shall institute any proceedings for relief of Sublessee under any bankruptcy or insolvency laws or any laws relating to the relief of debtors, readjustment of indebtedness, re-organization, arrangements, composition or extension; or Sublessee shall make any assignment for the benefit of creditors or shall apply for or consent to the appointment of a receiver for Sublessee or any of the property of Sublessee; or Sublessee shall admit in writing its inability to pay its debts as they become due; or The Subleased Premises are levied on by any revenue officer or similar officer; or a decree or order appointing a receiver of the property of Sublessee shall be made and such decree or order shall not have been vacated, stayed or set aside within thirty (30) days from the date of entry or granting thereof.

(b) Upon the occurrence of any one or more Breaches, Sublessor may exercise any remedy against, and recover such amounts from, Sublessee as Master Lessor may exercise or be entitled to for default by Lessee under the Master Lease, which provisions of the Master Lease are hereby incorporated herein by reference. Without limiting the generality of the foregoing, Sublessor may exercise the damage remedies available under California Civil Code Sections 1951.2 and 1951.4 or any similar or successor statute which provides that a lessor may continue a lease in effect and recover damages as they become due.

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13. Surrender:

(a) On the Termination Date, as the case may be, or upon the earlier termination of the Sublease or of Sublessee’s right to possession of the Subleased Premises, Sublessee will at once surrender and deliver up the Subleased Premises, together with all improvements thereon, to Sublessor in as good condition and repair as when delivered to Sublessee, reasonable wear and tear and casualty excepted, in compliance with all applicable governmental requirements applicable to the cessation of Sublessee’s business therein (collectively “Closure Requirements”). Sublessee shall remove Sublessee’s articles of personal property incident to Sublessee’s business which are not affixed to the Subleased Premises (“Trade Fixtures”), including all Transferred Assets (as defined in Exhibit C), located in the Subleased Premises on or prior to the Termination Date, provided, however that Sublessee shall repair any injury or damage to the Subleased Premises which may result from such removal, and shall restore the Subleased Premises to the same condition as prior to the installation thereof. If Sublessee does not remove Sublessee’s Trade Fixtures from the Subleased Premises on or before the Termination Date, as the case may be, or the earlier termination of Sublessee’s right to possession, Sublessor may, at its option, remove the same (and repair any damage occasioned thereby and restore the Subleased Premises as aforesaid) and dispose thereof or warehouse the same, and Sublessee shall pay the cost of such removal, repair, restoration or warehousing to Sublessor on demand, or Sublessor may treat said Trade Fixtures as having been conveyed to Sublessor with this Sublease acting as a Bill of Sale therefor, without further payment or credit by Sublessor to Sublessee. Conditions existing because of Sublessee’s failure to perform maintenance, repairs or replacements as required of Sublessee under this Sublease shall not be deemed “reasonable wear and tear.” Sublessee shall surrender to Sublessor all keys to the Subleased Premises and make known to Sublessor the combination of all combination locks which Sublessee is permitted to leave on the Subleased Premises. Sublessee hereby agrees to indemnify, defend and hold harmless Sublessor from and against all claims, losses, damages, liabilities and expenses which Sublessor actually incurs under the Master Lease as a direct result of Sublessee’s violation of this Section 13.

(b) All Alterations in or upon the Subleased Premises made by Sublessee and not removed or required to be removed hereunder shall become a part of and shall remain upon the Subleased Premises upon such termination without compensation, allowance or credit to Sublessee. At Sublessor’s written request, Sublessee shall restore the Subleased Premises to their condition prior to the making of such Alterations and repair any damage occasioned by such removal or restoration. If Sublessee is permitted or required to remove any Alteration or a portion thereof, and Sublessee does not complete such removal in accordance with this Section, Sublessor may remove the same (and repair any damage occasioned thereby), and dispose thereof, or at its election, warehouse the same. Sublessee shall pay the costs of such removal, repair and warehousing on demand.

(c) As between Sublessor and Sublessee, Sublessee shall not be required to remove any Alterations performed by Sublessor prior to the Sublease Commencement Date (“Sublessor Alterations”) or to restore the Subleased Premises to their condition prior to the making of such Sublessor Alterations. If Sublessor is required under the Master Lease to remove any Sublessor Alterations performed prior to the Sublease Commencement Date, Sublessee shall permit Sublessor to enter the Subleased Premises for a reasonable period of time prior to the Scheduled Expiration Date or the Termination Date, as the case may be, of the Master Lease for the purpose of removing Sublessor Alterations and restoring the Subleased Premises as required by the Master Lease.

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14. Holding Over.

(a) Except as otherwise provided in this Sublease, Sublessee has no right to occupy the Subleased Premises or any portion thereof after the Termination Date, as the case may be, or after the termination of this Sublease or of Sublessee’s right to possession hereunder. In the event Sublessee or any party claiming by, through or under Sublessee holds over in a manner not in accordance with Section 14, Sublessor may exercise any and all remedies available to it at law or in equity to recover possession of the Subleased Premises, and to recover damages, including without limitation, damages payable by Sublessor to Master Lessor by reason of such holdover.

(b) Without limiting Sublessor’s rights under Section 14(a), for each and every month or partial month that Sublessee or any party claiming by, through or under Sublessee remains in occupancy of all or any portion of the Subleased Premises after the Termination Date, as the case may be, or after the earlier termination of this Sublease or of Sublessee’s right to possession, Sublessee shall pay, as minimum damages and not as a penalty, monthly rental at a rate equal to one hundred fifty percent (150%) of the rate of Rent payable by Sublessee hereunder immediately prior to the Termination Date, as the case may be, or the earlier termination of this Sublease or of Sublessee’s right to possession. The acceptance by Sublessor of any lesser sum shall be construed as payment on account and not in satisfaction of damages for such holding over.

15. Broker: Sublessor and Sublessee each represent to the other that it has dealt with no real estate brokers, lenders, agents or salesmen in connection with this transaction. Each party agrees to hold the other party harmless from and against all claims for brokerage commissions, finder’s fees, or other compensation made by any other agent, broker, salesman or finder as a consequence of said party’s actions or dealings with such agent, broker, salesman, or finder.

16. Notices: Unless five (5) days’ prior written notice is given in the manner set forth in this Section, the address of each party for all purposes connected with this Sublease shall be that address set forth below their signatures at the end of this Sublease. The address for Master Lessor shall be as set forth in the Master Lease. All notices, demands, or communications in connection with this Sublease shall be considered received when (i) personally delivered; or (ii) if properly addressed and either sent by nationally recognized overnight courier or deposited in the mail (registered or certified, return receipt requested, and postage prepaid), on the date shown on the return receipt for acceptance or rejection. All notices given to the Master Lessor under the Master Lease shall be considered received only when delivered in accordance with the Master Lease to all parties hereto at the address set forth below their signatures at the end of this Sublease.

17. Severability: If any term of this Sublease is held to be invalid or unenforceable by any court of competent jurisdiction, then the remainder of this Sublease shall remain in full force and effect to the fullest extent possible under the law, and shall not be affected or impaired.

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18. Amendment: This Sublease may not be amended except by the written agreement of all parties hereto.

19. Attorneys’ Fees: If either party brings any action or legal proceeding with respect to this Sublease, the prevailing party shall be entitled to recover reasonable attorneys’ fees, experts’ fees, and court costs.

20. Subordination to the Master Lease. This Sublease and all rights of the parties hereunder are subject and subordinate to the Master Lease. The parties hereby acknowledge, each to the other, that it is not practical in this Sublease to enumerate all of the rights and obligations of the various parties under the Master Lease and specifically to allocate those rights and obligations in this Sublease. Accordingly, in order to afford to Sublessee the benefits of this Sublease and of those provisions of the Master Lease which by their nature are intended to benefit the party in possession of the Subleased Premises, and in order to protect Sublessor against a Default by Sublessee which might cause a default by Sublessor under the Master Lease, Sublessor and Sublessee covenant and agree as set forth in this Section 20.

(a) Except as otherwise provided in this Sublease, the terms and provisions contained in the Master Lease are incorporated herein by reference, and are made a part hereof as if set forth at length; provided, however, that: (i) each reference in such incorporated sections to “Lease” shall be deemed a reference to this “Sublease”; (ii) each reference to “Landlord” and “Lessee” shall be deemed a reference to “Sublessor” and “Sublessee”, respectively, with the exception of Insert 7.2, Insert 7.3, Insert 7.4 and Insert 10.1; (ii) (iii) to the extent practicable, each reference to “the Premises” shall be deemed a reference to “the Subleased Premises”; and (iv) the following provisions of the Master Lease are expressly not incorporated herein by reference: Article 1, Sections 2.2, 2.3, 2.4, 2.5, Article 3, Articles 4 and 5, 7.4, 8.4, 8.7, 8.8, 13.1, 13.3, Article 15, Article 20, Article 22, Article 23, Article 26, Article 39, Article 42, Rider Inserts 1.2 (but only to the extent referring to the Expansion Space), 1.3, 1.5, 2.2, 2.3, 2.3(b), 7.3(a), 7.4, 50 and 51, and the entire First Amendment.

(b) Except as otherwise expressly provided in this Sublease, Sublessee shall perform all affirmative covenants and shall refrain from performing any act which is prohibited by the negative covenants of the Master Lease, where the obligation to perform or refrain from performing is by its nature imposed upon the party in possession of the Subleased Premises. Sublessor shall have the right to enter the Subleased Premises to cure any Default by Sublessee under the Sublease.

(c) It is expressly agreed that: (1) if the Master Lease should terminate prior to the Termination Date through no fault of Sublessor, as the case may be, Sublessor shall have no liability to Sublessee; and (2) to the extent the Master Lease grants Sublessor any discretionary right to terminate the Master Lease due to casualty or condemnation, Sublessor shall be entitled to reasonably exercise or not exercise such right after consultation with Sublessee and without liability to Sublessee.

(d) If Sublessee desires to take any action which requires the consent of Master Lessor under the terms of the Master Lease, then, notwithstanding anything to the contrary herein: (1) Sublessor, independently, shall have the same rights of approval or disapproval as Master Lessor has under the Master Lease and upon the same terms and conditions, except as otherwise specifically set forth in this

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Sublease; (2) Sublessee shall not take any such action until it obtains the consent of both Sublessor and Master Lessor where required; and (3) Sublessee shall request that Sublessor obtain Master Lessor’s consent on Sublessee’s behalf where required and Sublessor shall use commercially reasonable efforts to obtain such consent. Sublessee shall pay all out-of-pocket costs reasonably incurred by Sublessor in seeking or procuring Master Lessor’s consent. Any approval or consent required of Sublessor conclusively shall be deemed reasonably withheld if approval or consent also is required of the Master Lessor, and Master Lessor fails to give Master Lessor’s approval or consent.

21. Delivery. Sublessor shall deliver the Subleased Premises to Sublessee on or before the Sublease Commencement Date in “AS IS” condition. Except as set forth in that certain Asset Transfer and License Agreement by and between Sublessor and Sublessee and dated as of November 20, 2007 (“APA”), Sublessor makes no representations or warranties to Sublessee with respect to any matter relating to the zoning, legal compliance or physical condition of the Subleased Premises. Sublessor shall have no obligation to perform any improvements, alterations or repairs to the Subleased Premises prior to delivery thereof to Sublessee. Sublessee, by acceptance of possession of the Subleased Premises, conclusively acknowledges the Subleased Premises to be in good order and repair and in a tenantable condition and acceptable for its intended use, subject to the terms and conditions of the APA.

22. Security Deposit. Within ten (10) days following the execution of this Sublease, Sublessee shall deposit with Sublessor a security deposit in the amount of [ * ](the “Security Deposit”) as security for the full and faithful performance of each of Sublessee’s obligations under this Sublease and that certain Single Site License (“License”) of even date between the parties. If Sublessee fails to pay any Base Rent or Additional Rent, or otherwise defaults beyond the applicable notice and cure period with respect to any of its obligations under this Sublease or the License, Sublessor may (but shall not be obligated to), and without prejudice to any other remedy to Sublessor, use, apply or retain all or any portion of the Security Deposit for the payment of any Base Rent or Additional Rent in default or for the payment of any other sum to which Sublessor may become obligated by reason of Sublessee’s default, or to compensate Sublessor for any loss or damage or Sublessor may suffer thereby, including, without limitation, prospective damages and damages recoverable pursuant to California Civil Code Section 1951.2. As provided above, Sublessee waives the provisions of California Civil Code Section 1950.7, and all other provisions of law now in force or that become in force after the date of execution of this Sublease, that provide that Sublessor may claim from the Security Deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Sublessee, or to clean the Subleased Premises. If Sublessor uses or applies all or any portion of the Security Deposit as provided above, Sublessee shall, within twenty (20) days after demand therefor, deposit cash with Sublessor in an amount sufficient to restore the Security Deposit to the full amount thereof, and Sublessee’s failure to do so shall, at Sublessor’s option, be a default (as defined in Section 10 hereof) under this Sublease. If the Sublessee performs all of Sublessee’s obligations hereunder, the Security Deposit, or so much thereof that has not theretofore been applied by Sublessor, shall be returned to Sublessee within thirty (30) days following the expiration of the Sublease Term and Sublessee’s vacation of the Subleased Premises; provided, however, that if the Sublease is terminated by Sublessee in a bankruptcy proceeding pursuant to 11 U.S.C. §365, Sublessor may retain the Security Deposit and apply

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the same against its damages recoverable pursuant to California Civil Code Section 1951.2. Sublessor shall not be deemed to hold the Security Deposit in trust nor be required to keep the Security Deposit separate from its general funds, and Sublessee shall not be entitled to any interest on the Security Deposit.

23. Condition Precedent: This Sublease and Sublessor’s and Sublessee’s obligations hereunder are conditioned upon having obtained the written consent of the Master Lessor to this Sublease. Sublessor and Sublessee hereby agree, for the benefit of Master Lessor, that this Sublease and Master Lessor’s consent hereto shall not (a) create privity of contract between Master Lessor and Sublessee; (b) be deemed to have amended the Master Lease in any regard (unless Master Lessor shall have expressly agreed writing to such amendment); or (c) be construed as a waiver of Master Lessor’s right to consent to any assignment of the Master Lease by Sublessor or any further subletting of the Subleased Premises, or as a waiver of Master Lessor’s right to consent to any assignment by Sublessee of this Sublease or any subletting of the Subleased Premises or any part thereof.

24. Acknowledgement Regarding Future Lease of the Subleased Premises: In the event that Sublessor advises Sublessee in writing that Sublessor has decided not to extend the Master Lease at the expiration of the Master Lease Term, Sublessor and Sublessee acknowledge that Sublessee may enter into negotiations with Master Lessor to lease the Subleased Premises under a direct lease with Master Lessor. Sublessor agrees to cooperate with Sublessee in Sublessee’s efforts to establish a direct lease with the Master Lessor in such event.

25. Definitions. Each of the terms used in this Sublease as defined terms have the meaning given in such sections. Other capitalized words and phrases for which no definition is given in this Sublease shall have the meanings given them in the Master Lease. Unless otherwise indicated, all section references are to the sections of this Sublease.

26. Miscellaneous. Sublessor shall not be responsible for providing any security to the Subleased Premises. The terms of this Sublease have been negotiated by the parties hereto and the language used in this Sublease shall be deemed to be the language chosen by the parties hereto to express their mutual intent. The parties acknowledge and agree that each party and its counsel have reviewed and revised this Sublease and that no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation of this Sublease. This Sublease may be executed in counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Sublease as of the day and year first above written.

SUBLESSEE:		SUBLESSOR:

ANZA THERAPEUTICS, INC., a Delaware corporation		CERUS CORPORATION, a Delaware corporation

By:	/s/ David N. Cook	By:	/s/ Claes Glassell
	David N. Cook, Ph.D.		Claes Glassell
	President and Chief Executive Officer		President and Chief Executive Officer

Address:	ANZA Therapeutics, Inc.	Address:
2550 Stanwell Drive Concord CA 94520

Attention:	David N. Cook, Ph.D.

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EXHIBIT A

Master Lease

Provided upon request

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Exhibit B

Outline of Subleased Premises

Provided upon request

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Exhibit C

List of Transferred Assets

As used in this Agreement, the term Transferred Assets shall have the meaning given to such term in that certain Asset Transfer and License Agreement dated November 20, 2007 between Anza

Therapeutics, Inc. and Cerus Corporation.

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Exhibit AK

Supply Agreement

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SUPPLY AGREEMENT

This SUPPLY AGREEMENT (the “Supply Agreement”) is made as of November 20, 2007 (the “Effective Date”) by and between CERUS CORPORATION, a Delaware corporation (“Cerus”), and ANZA THERAPEUTICS, INC., a Delaware corporation (“Anza”). Anza and Cerus may be referred to herein individually as a “Party” or collectively as the “Parties.”

WITNESSETH

WHEREAS, the Parties have entered into that certain Asset Transfer and License Agreement of even date herewith (the “Agreement”); and

WHEREAS, Cerus has agreed to supply Anza with GMP S-59 Psoralen for research, development and commercialization of products in the Anza Field of Use and with UVA light devices and Intercept Platelet and Plasma disposable kits for research and development of products in the Anza Field of Use pursuant to the terms and conditions as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the covenants and promises contained in this Supply Agreement, Anza and Cerus hereby agree as follows:

ARTICLE 1

DEFINITIONS

As used in this Supply Agreement, capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement, and the following capitalized terms shall have the following meanings:

1.1 “Cost of Goods Sold” or “COGS” means, (a) with respect to a Supply Deliverable manufactured by [ * ] Supply Deliverable calculated in accordance with U.S. generally accepted accounting principles consistently applied, and (b) with respect to a Supply Deliverable manufactured by [ * ], not to exceed the greater of (A) [ * ] percent ([ * ]%) of the COGS of such Supply Deliverable or (B) in the case of S-59 Psoralen, $[ * ] for orders supplied pursuant to Section 2.1(b)(i) or $[ * ] for orders supplied pursuant to Section 2.1(b)(ii).

1.2 “Disposable Kits” shall mean the Intercept Platelet and Plasma disposable kits manufactured by Cerus or on behalf of Cerus by a Third Party supplier.

1.3 “Good Manufacturing Practice” or “GMP” means the most current version of the good manufacturing practice standards promulgated by the United Stated Food and Drug Administration and the ICH.

1.4 “Light Devices” shall mean the UVA light devices that are used for Cerus’ Intercept blood system and are manufactured and supplied to Cerus by a Third Party supplier.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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1.5 “Research and Development Activities” shall mean the research, pre-clinical and clinical activities conducted by or on behalf of Anza or its Affiliate or Licensee with respect to any product.

1.6 “S-59 Psoralen” shall mean quantities of Cerus’ proprietary compound that is known as amotosalen (or “S-59”) and is manufactured by Cerus or on behalf of Cerus by a Third Party supplier.

1.7 “Supply Deliverables” shall mean collectively the S-59 Psoralen, the Light Devices and Disposable Kits ordered pursuant to this Supply Agreement.

ARTICLE 2

SUPPLY OF SUPPLY DELIVERABLES

2.1 Supply of S-59 Psoralen.

(a) General. Subject to the terms and conditions of this Supply Agreement, Cerus agrees to manufacture (or have manufactured on its behalf) and supply Anza with S-59 Psoralen, solely for Anza and its Affiliates and Licensees (and their contractors) to [ * ] products for use in the Anza Field of Use, in the amounts set forth on purchase orders submitted by Anza and accepted by Cerus in accordance with the provisions of Section 2.1(c). Anza covenants that: (i) it will not use S-59 Psoralen for any purpose other than the [ * ] of products for use in the Anza Field of Use, (ii) it will not transfer or otherwise make available S-59 Psoralen to any Third Party other than an Affiliate or Licensee (and their contractors) and (iii) it will cause such Affiliates and Licensees (and their contractors) to limit their use of S-59 Psoralen supplied hereunder to the research, development or manufacture of products for use in the Anza Field of Use and will prevent such Affiliates and Licensees from transferring or making available such S-59 Psoralen to any Third Party.

(b) Rolling Forecasts.

(i) With respect to quantities of S-59 Psoralen less than [ * ] in any calendar quarter, Anza shall provide to Cerus, at least thirty (30) days prior to the start of each calendar quarter, a quarterly rolling forecast of such quantities of S-59 Psoralen estimated to be required by Anza during such calendar quarter and the next [ * ]. Such forecast shall be on a [ * ] basis for the first calendar quarter covered by the forecast and on [ * ] for the other [ * ] calendar quarters. The [ * ] of such forecast shall be binding, and the remaining [ * ] shall be good faith, non-binding estimates only, subject to the limitations set forth in Section 2.1(c) below. If Anza wishes to obtain quantities of S-59 Psoralen in excess of [ * ] of S-59 Psoralen in any calendar quarter, it shall provide the forecast set forth in Section 2.1(b)(ii).

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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(ii) With respect to quantities of S-59 Psoralen in excess of [ * ] in any calendar quarter, for use by Anza or its Affiliates or Licensees for [ * ] any product that utilizes S-59 Psoralen, Anza shall provide to Cerus, at least [ * ] prior to the start of each calendar quarter, a [ * ] rolling forecast of such quantities of S-59 Psoralen estimated to be required by Anza during such calendar quarter and the next [ * ]. Such forecast shall be on a [ * ] basis for the first calendar quarter covered by the forecast and on a quarterly basis for the other [ * ] calendar quarters. The [ * ] of such forecast shall be binding, and the remaining [ * ] shall be good faith, non-binding estimates only, subject to the limitations set forth in Section 2.1(c) below.

(c) Orders.

(i) Anza shall, together with each forecast provided under Section 2.1(b) above (each a “Current Forecast”), place its firm order with Cerus for delivery in the first quarter of such Current Forecast that quantity of S-59 Psoralen specified for such quarter in the Current Forecast. Such order shall be made pursuant to a purchase order in a form reasonably acceptable to the Parties, shall reference this Supply Agreement, and shall specify the quantity of S-59 Psoralen ordered, the requested delivery date(s) for shipment of such S-59 Psoralen and the location to which the requested S-59 Psoralen is to be shipped. Each requested delivery date for supplies of S-59 Psoralen pursuant to Section 2.1(b)(i) shall be at least [ * ] after the date of the order; each requested delivery date for supplies of S-59 Psoralen pursuant to Section 2.1(b)(ii) shall be at least [ * ] after the date of the order (such minimum period of time after the date of the order that a delivery may be so requested is referred to below as the “Minimum Lead Time”).

(ii) As of the Effective Date, the Minimum Lead Time under Section 2.1(c)(i) above is based on Cerus being required to submit orders to its suppliers of S-59 Psoralen at least [ * ] days prior to the requested delivery date for Cerus’ to obtain [ * ] of S-59 Psoralen (the “Cerus Lead Time”). Accordingly, if after the Effective Date the shortest Cerus Lead Time available to Cerus for [ * ] of S-59 Psoralen is modified, Cerus shall so notify Anza in writing at least [ * ] days prior to such modification becoming effective, or such shorter period of time as exists between the time that Cerus learns of such modification and the date such modification becomes effective, together with an exact description of such modified Cerus Lead Time (the “Modified Cerus Lead Time”). In such event, notwithstanding Section 2.1(c)(i) above, the [ * ] Minimum Lead Time applicable to Anza under Section 2.1(c)(i) shall be modified to [ * ] than such Modified Cerus Lead Time, for so long as such Modified Cerus Lead Time is in effect for Cerus’ orders from such supplier [ * ] of S-59 Psoralen.

(iii) Cerus shall accept orders made by Anza in conformance with this Section 2.1(c) and the remaining terms and conditions of this Supply Agreement, provided that Cerus shall not be obligated to accept any orders for a quarter to the extent the quantity ordered exceeds [ * ] specified for such quarter in the forecast provided by Anza pursuant to Section 2.1(b)(i) or 2.1(b)(ii), as applicable, immediately prior to the Current Forecast (i.e., when such first quarter was the second quarter), but shall use commercially reasonable efforts to fill orders for such excess quantities from available supplies.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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(d) Delivery. If Cerus arranges for direct delivery from [ * ] Anza (or, at Anza’s request, to its Affiliate or Licensee) of S-59 Psoralen ordered by Anza pursuant to Section 2.1(c), then the risk of loss and title transfer for such delivery shall be as specified in Cerus’ agreement with such Third Party supplier. If such delivery is not direct from such Third Party supplier to Anza or its Affiliate or Licensee, then such delivery shall be [ * ] (Incoterms 2000) the location at which [ * ] supplier. The shipping packaging shall be the packaging provided by such Third Party supplier or substantially equivalent packaging. Each shipment of S-59 Psoralen provided pursuant to this Section 2.1(d) shall be accompanied by a certificate of analysis (or a copy thereof) in customary form that contains such information as is provided by Cerus’ Third Party supplier and any other written documentation provided by such Third Party supplier with respect thereto (or a copy of such written documentation). Cerus shall also provide Anza, in a timely manner, with a summary of the results of any specification-compliance tests performed by Cerus on S-59 Psoralen received by Cerus from the same lot as the S-59 Psoralen provided to Anza pursuant to this Section 2.1(d). Title to S-59 Psoralen and risk of loss [ * ] in this Section 2.1(d). Upon [ * ] and at [ * ] and expense, [ * ] shall arrange for shipment of S-59 Psoralen to Anza.

(e) Shortage of Supply. If at any time Cerus is unable to supply, or believes that it may be unable to supply, S-59 Psoralen, Cerus shall promptly notify Anza and shall allocate to Anza the quantities of S-59 Psoralen that Cerus has in inventory, or that Cerus is able to produce or obtain from its Third Party supplier, on a reasonable, proportionate basis (on the basis of quantities ordered by Anza and quantities manufactured for Cerus and its Affiliates and licensees (other than Anza) for the same period).

(f) Supply Not Sole Source. It is understood that the supply arrangements for S-59 Psoralen under this Section 2.1 are non-exclusive, in that Anza shall have the right in its discretion to manufacture itself and/or procure from one or more Third Parties such quantities of S-59 Psoralen as Anza chooses; provided, however, that Anza’s license for use of such S-59 Psoralen manufactured or supplied by itself or one or more Third Parties is limited solely to [ * ] of products for use in the Anza Field of Use. Notwithstanding anything to the contrary herein, no rights or licenses to trademarks, inventions, trade secrets, copyrights, patents or proprietary rights of Cerus are implied or granted under this Section 2.1(f) or any other section of this Supply Agreement. The only licenses granted to Anza pursuant to the Transaction Documents are set forth in Section 2.3(a) of the Agreement.

2.2 Supply of Light Devices.

(a) General. Cerus shall supply Anza with up to [ * ] (as requested in writing by Anza) Light Devices, plus any additional quantities of Light Devices specified in an order placed by Anza pursuant to Section 2.2(b) and accepted by Cerus pursuant to Section 2.2(b),

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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provided that Cerus’ obligation to supply more than such initial [ * ] units shall be limited to the extent such supplies are reasonably available and not required or reasonably designated for use by or on behalf of Cerus or its Affiliates, licensees (other than Anza) or distributors. Anza shall use the Light Devices supplied by Cerus pursuant to this Section 2.2 solely for [ * ] for one or more products in the Anza Field of Use. Anza shall not sell, transfer or otherwise make available such Light Devices to any other Person; provided, however, that Anza may transfer or otherwise make available such Light Devices to its Affiliates or Licensees (and their contractors) that are bound, for the benefit of Cerus, by the restrictions on the use, sale, offer for sale, manufacture or import of such Light Devices as set forth herein and in the Agreement.

(b) Ordering. In the event that Cerus places an order for Light Devices with any Third Party supplier, Cerus shall provide Anza with [ * ] prior written notice of such order. If Anza provides Cerus, [ * ] prior to the date of Cerus’ order, with a binding written order for Light Devices that contains the information specified by Cerus in the format specified by Cerus (a “Anza Light Device Order”), then Cerus shall include, in the order it places with such Third Party supplier to the extent reasonably requested by Anza and consistent with Section 2.2(a) and Cerus’ arrangements with its suppliers, the quantity of Light Devices specified in the Anza Light Device Order and as reasonably required by Anza to carry out [ * ] in the Anza Field of Use. Such Anza Light Device Order shall be deemed accepted by Cerus at the time and solely to the extent that such Third Party supplier accepts the order placed by Cerus. Cerus shall promptly notify Anza in writing if such Third Party supplier does not accept any order placed by Cerus based in part on an Anza Light Device Order.

(c) Delivery. Cerus shall arrange for prompt delivery to Anza (or, at Anza’s request, to its Affiliate or Licensee) of the Light Devices supplied by Cerus’ Third Party supplier in fulfillment of that portion of each order placed by Cerus that corresponds to an accepted Anza Light Device Order. If such delivery is direct from such Third Party supplier to Anza or its Affiliate or Licensee, then the risk of loss and title transfer for such delivery shall be as specified in Cerus’ agreement with such Third Party supplier. If such delivery is not direct from such Third Party supplier to Anza or its Affiliate or Licensee, then such delivery shall be [ * ] (Incoterms 2000) the location at which [ * ] supplier. Title to Light Devices and risk of loss shall pass [ * ] Section 2.2(c). Upon [ * ] and at [ * ] and expense, [ * ] shall arrange for shipment of Light Devices to Anza.

(d) Supply Not Sole Source. It is understood that the supply arrangements for Light Devices under this Section 2.2 are non-exclusive, in that Anza shall have the right in its discretion to manufacture itself and/or procure from one or more Third Parties any quantities of devices that emit UVA light (“Other Devices”) (it being further understood that Anza does not have a license under [ * ], or any of their Affiliates, related thereto); provided, however, that Cerus shall have no obligation to provide any [ * ] in connection with such [ * ]. In addition, notwithstanding anything to the contrary herein, no [ * ] Cerus are implied or granted under this Section 2.2(d) or any other section of this Supply Agreement. The only licenses granted to Anza pursuant to the Transaction Documents are set forth in Section 2.3(a) of the Agreement.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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2.3 Supply of Disposable Kits.

(a) General. Cerus shall supply Anza with those quantities of Disposable Kits specified in an order placed by Anza pursuant to Section 2.3(b) and accepted by Cerus pursuant to Section 2.3(b). Anza shall use the Disposable Kits supplied by Cerus pursuant to this Section 2.3 solely for [ * ] for one or more products in the Anza Field of Use. Anza shall not sell, transfer or otherwise make available Disposable Kits to any other Person; provided, however, that Anza may sell, transfer or otherwise make available such Disposable Kits to its Affiliates and Licensees (and their contractors) that are bound, for the benefit of Cerus, by the restrictions on the use, sale, offer for sale, manufacture or import of such Disposable Kits as set forth herein and in the Agreement.

(b) Orders. Anza shall order Disposable Kits pursuant to a purchase order in a form reasonably acceptable to the Parties, which shall reference this Supply Agreement and shall specify the quantity of Disposable Kits ordered, the requested delivery date(s) for shipment of such Disposable Kits and the location in the United States to which the requested Disposable Kits are to be shipped. Each requested delivery date shall be at least [ * ] after the date of the order. Cerus shall accept orders made by Anza in conformance with this Section 2.3(b) and the remaining terms and conditions of this Supply Agreement to the extent that (i) supplying such quantities of Disposable Kits to Anza is not reasonably anticipated to impair Cerus’ ability to satisfy its own requirements for Disposable Kits as well as the requirements of its Affiliates, licensees (other than Anza) and Third Party suppliers and service providers and (ii) such quantities are reasonably required by Anza to carry out [ * ] in the Anza Field of Use.

(c) Delivery. Cerus shall ship all Disposable Kits on the dates specified in Anza’s purchase orders submitted and accepted in accordance with Section 2.3(b) above. All such Disposable Kits will be delivered [ * ] (Incoterms 2000) the facility [ * ] Disposable Kits. Title to Disposable Kits and risk of loss [ * ] as set forth in this Section 2.3(c). Upon [ * ] and at [ * ] and expense, [ * ] shall arrange for shipment of Disposable Kits to Anza.

(d) Supply Not Sole Source. It is understood that the supply arrangements for Disposable Kits under this Section 2.3 are non-exclusive, in that Anza shall have the right in its discretion to manufacture itself and/or procure from one or more Third Parties such quantities of kits or components thereof that are usable for photo-inactivation (“Other Kits”) as Anza chooses; provided, however, that Cerus shall have no obligation to provide [ * ] in connection with [ * ]. Notwithstanding anything to the contrary herein, no [ * ] Cerus are implied or granted under this Section 2.3(d) or any other section of this Supply Agreement. The only licenses granted to Anza pursuant to the Transaction Documents are set forth in Section 2.3(a) of the Agreement.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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ARTICLE 3

WARRANTIES, ACCEPTANCE AND REJECTION

3.1 Warranties.

(a) Supply Deliverable Warranty. Cerus warrants that as of the date that any Supply Deliverable is delivered to Anza pursuant to this Supply Agreement, such Supply Deliverable will be in conformity with the then current specifications for such Supply Deliverable that have been established by Cerus (alone or together with the relevant Third Party supplier) for such Supply Deliverable for use by or on behalf of Cerus (collectively, the “Specifications”). Promptly after the Effective Date, Cerus will provide Anza with copies of the Specifications for each Supply Deliverable.

(b) S-59 Psoralen Warranty. Cerus also warrants that as of the date that any S-59 Psoralen is delivered to Anza pursuant to this Supply Agreement, solely to the extent such S-59 Psoralen is not delivered as part of any Disposable Kit, such S-59 Psoralen will (i) be in compliance with Good Manufacturing Practices and (ii) unless otherwise agreed in writing by the Parties, have a remaining shelf life [ * ].

(c) Sole Remedy. Notwithstanding anything to the contrary in this Supply Agreement, Cerus’ sole liability and Anza’s sole remedy for breach of the warranties in this Section 3.1 shall be limited to the actions and procedures described in Section 3.5 except as expressly provided therein and except to the extent that another remedy for such breach is provided by Article 6 or Section 8.14.

(d) Warranty Disclaimer. THE REPRESENTATIONS AND WARRANTIES IN THIS SECTION 3.1 ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY, AND EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL OTHER WARRANTIES, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, TITLE, CUSTOM OR TRADE. FOR CLARITY, THE PRECEDING SENTENCE SHALL NOT BE INTERPRETED AS LIMITING THOSE WARRANTIES EXPRESSLY PROVIDED IN THE AGREEMENT.

3.2 Warranty from Third Party Supplier. To the extent that a Third Party supplier of a Supply Deliverable provides Cerus with any warranty with respect to such Supply Deliverable that exceeds the warranties set forth in Section 3.1, Cerus shall make the benefits of such Third Party warranty available to Anza; provided, however, that Cerus shall not have any liability for the Third Party supplier’s breach of such warranty and Anza’s sole remedy for such breach shall be the remedies made available to Cerus for such breach. Cerus shall cooperate fully with Anza to obtain the benefits of any such Third Party warranty.

3.3 Changes to Specifications.

(a) Request by Anza. It is understood that Cerus will be providing Supply Deliverables in the same form and according to the same Specifications as those produced for the

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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Intercept blood system; accordingly, Cerus will not be obligated to consider requests from Anza to modify the Specifications for Supply Deliverables without Cerus’ consent. Cerus’ consent to any such changes with respect to S-59 Psoralen shall not be withheld unreasonably, provided that (i) Anza agrees to reimburse Cerus for the costs reasonably incurred by Cerus to implement such change, (ii) Anza assumes any additional liability resulting from such changes and (iii) the implementation of such changes will not adversely affect Cerus’ Intercept business or Cerus’ ability to obtain supply of the relevant Supply Deliverable for use by or on behalf of Cerus or its Affiliates, licensees (other than Anza) or distributors.

(b) Changes Made by Cerus. Cerus shall provide Anza with advance written notice of any material change to the Specifications for any Supply Deliverable; provided, however, that Cerus shall not, without the prior written consent of Anza (which shall not be unreasonably withheld), change the Specifications for S-59 Psoralen in a manner that would require Anza to requalify any product made through the use of S-59 Psoralen, except to the extent that such change in Specifications is due to a change made by a Third Party supplier of Cerus under circumstances in which Cerus’ consent is not required to implement such change; in such circumstances, Cerus’ shall provide Anza with notice of such change promptly after Cerus becomes aware of it. In the event that Anza does not consent to such change, then Cerus shall have the right to terminate this Supply Agreement upon [ * ] prior written notice to Anza in accordance with Section 7.4. In addition, for any change that would require advance notice or approval of the FDA before implementing, to the extent practicable, Cerus shall provide Anza with at least ninety (90) days advance written notice prior to notifying, or requesting approval of, the FDA for such change.

3.4 Acceptance; Rejection.

(a) Acceptance. Anza shall, promptly upon receipt of each delivery of Supply Deliverables, perform a customary inspection of such Supply Deliverables. Anza may reject any Supply Deliverable delivered under this Supply Agreement that does not comply with the applicable Specifications or, solely in the case of S-59 Psoralen, with Good Manufacturing Practices (each non-complying Supply Deliverable, a “Defective Product”) by giving written notice of such Defective Product to Cerus no later than [ * ] after receipt thereof (the “Notice Period”). If Anza fails to so notify Cerus of any Defective Product within the applicable Notice Period, Anza will be deemed to have accepted such Supply Deliverable, subject to Section 3.4(b).

(b) Revocation. If, within [ * ] after Anza’s initial acceptance under Section 3.4(a) above, or such shorter time as may apply in an agreement between Cerus and a Third Party supplier for such Supply Deliverable (the “Revocation Period”), Anza discovers that an accepted Supply Deliverable is a Defective Product and that the nature of such defect would not have been discovered through the exercise of reasonable diligence within the Notice Period for such Supply Deliverable, Anza may revoke its acceptance of such Defective Product by providing written notice to Cerus of such revocation. If Anza fails to so notify Cerus of any Defective Product within the Revocation Period, Anza will be deemed to have irrevocably accepted the Supply Deliverable.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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(c) Notice of Defect. In notifying Cerus of a Defective Product pursuant to Section 3.4(a) or 3.4(b), Anza shall identify in reasonable detail the nature of the defect and Anza’s determination as to the cause of the defect. Cerus shall have a reasonable opportunity, not to exceed [ * ] from receipt of notification, to review any materials provided by Anza to substantiate the existence of a Defective Product and to inspect Cerus’ own stocks (if any) of Supply Deliverables. Cerus may analyze any unit of a Supply Deliverable rejected by Anza under Section 3.4(a) or (b) above and, if it is objectively established that such Supply Deliverable was conforming, then Anza shall not be entitled to return such Supply Deliverable or to receive any remedies pursuant to Section 3.5. However, if after such analysis, Cerus determines, or it is objectively determined, that such Supply Deliverable is a Defective Product, then Cerus shall provide Anza with detailed written instructions to return or dispose of such Defective Product. If Cerus requests that Anza return allegedly Defective Product, then Anza shall return to Cerus (or on Cerus’ instructions the Third Party supplier) the allegedly Defective Product at Cerus’ expense, within [ * ] of its receipt of Cerus’ written instructions therefor. Anza shall not have the right to return any quantity of Supply Deliverables except for Defective Products subject to and in accordance with this Section 3.4(c).

(d) Independent Testing. If Cerus or its Third Party supplier disagrees with Anza’s determination that certain units of Supply Deliverables are Defective Product, then Cerus or such Third Party supplier may submit such Supply Deliverables to an independent Third Party testing service reasonably acceptable to Anza (provided that Anza shall not have any right to object to a Third Party testing service selected by a Third Party supplier of Cerus if Cerus does not have such a right), for analytical testing to determine whether such Supply Deliverables are Defective Product. As between Cerus and Anza, the Parties agree that such testing service’s determination shall be final and determinative and that the Party against whom the Third Party testing service rules shall bear all costs of such Third Party testing.

3.5 Remedies for Defective Products. If Anza properly rejects or revokes acceptance of any Defective Product pursuant to Section 3.4, then, subject to this Section 3.5, Cerus shall promptly perform one of the following activities, provided that (subject to clause (c) below) Cerus shall have sole discretion over which of the following activities it performs: (a) at no additional expense to Anza, replace such Defective Product with a quantity of Supply Deliverables that conforms to the applicable Specifications; (b) at no additional expense to Anza, repair such Defective Product so that it conforms with the applicable Specifications; or (c) with Anza’s consent, refund the amount paid by Anza pursuant to Section 5.2 with respect to such Defective Product. In the event that such Defective Product was supplied by a Third Party supplier and the terms of Cerus’ agreement with such Third Party supplier do not obligate such Third Party supplier to replace or repair such Defective Product or to refund the amounts paid for such Defective Product, then Cerus shall not have any obligations pursuant to the preceding sentence but in any case shall pursue, on behalf of Anza, any other alternative or additional

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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remedy permitted under such agreement and provide Anza with the benefit of any such remedy obtained after deduction of Cerus’ reasonable expenses associated with obtaining such remedy. The remedies provided under this Section 3.5 shall be the sole and exclusive remedies to Anza for Cerus’ delivery of any and all Defective Products except to the extent that (i) another remedy for such breach is provided by Article 6 or Section 8.14 or (ii) such delivery of Defective Products is due to Cerus’ willful or intentional breach of this Supply Agreement and such breach is not cured within [ * ] days after notice from Anza specifying the details of such breach and clearly identifying it as a willful or intentional breach.

3.6 Quality Agreement. The Parties shall, at an appropriate time before commencement of deliveries of Supply Deliverables to Anza pursuant to this Supply Agreement, enter into a separate Quality Agreement(s) in a format suitable for submission to applicable Governmental Authorities, recording the agreed-upon and applicable Specifications for Supply Deliverables and measures to assure compliance with current Good Manufacturing Practices regarding production, storage, transportation and release of Supply Deliverables. Each such quality agreement shall be consistent with and substantially conform to all quality agreements between Cerus and its Third Party suppliers of Supply Deliverables.

ARTICLE 4

REGULATORY MATTERS

4.1 Permits. Cerus shall obtain and maintain (and shall cause its Third Party suppliers to obtain and maintain), during the term of this Supply Agreement, all government permits, including without limitation health, safety and environmental permits, necessary for Cerus to perform its obligations under this Supply Agreement.

4.2 Records and Documentation of S-59 Psoralen. To the extent that Cerus either prepares and produces any of the following documentation through its own manufacture of S-59 Psoralen or receives such documentation from its Third Party suppliers of S-59 Psoralen, Cerus shall keep and maintain for a duration of not less than [ * ] after the manufacture of such S-59 Psoralen or such period as is required by applicable Law or GMP (whichever is longer) manufacturing and quality control records for each batch of S-59 Psoralen delivered in whole or in part to Anza pursuant to this Supply Agreement.

ARTICLE 5

PAYMENT

5.1 Supply Price. With respect to each Supply Deliverable delivered to Anza pursuant to this Supply Agreement, Anza shall pay to Cerus an amount equal to [ * ] (the “Supply Price”). Upon request, Cerus shall provide Anza reasonable documentation of [ * ] any Supply Deliverable delivered hereunder.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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5.2 Payment. Anza shall pay the Supply Price to Cerus within thirty (30) days after the receipt of a Supply Deliverable by Anza or the date Anza receives an invoice for such Supply Deliverable, whichever is later.

5.3 Interest. If Anza fails to make any payment due to Cerus under this Supply Agreement by the indicated deadline, then interest shall accrue on such payment at a rate of [ * ] per month, or at the maximum rate permitted by applicable law, whichever is the lower.

ARTICLE 6

INDEMNIFICATION AND LIMITATIONS OF REMEDIES AND LIABILITY

6.1 Indemnity by Cerus. Cerus agrees to indemnify, hold harmless, and defend Anza and its Affiliates and Licensees, and their respective directors, officers, employees, and agents (the “Anza Indemnitees”), from and against any and all liabilities, damages, costs, expenses, or losses (including reasonable legal expenses and attorneys’ fees) (collectively, “Losses”) resulting from any claims, suits, actions, demands, or other proceedings brought by or on behalf of a Third Party (collectively, “Claims”) to the extent arising from (a) the negligence or willful misconduct of Cerus solely with respect to the manufacture and delivery of Supply Deliverables pursuant to this Supply Agreement or (b) breach of this Supply Agreement that was caused by Cerus’ Third Party supplier of any Supply Deliverable; provided that in the case of Claims arising as a result of (b) above, Cerus’ liability shall not exceed the maximum liability of such supplier for such Claim. Notwithstanding the foregoing, Cerus shall not have any obligation to indemnify the Anza Indemnitees hereunder with respect to any Claims arising out of (i) the testing, storage, handling, transportation, disposal, or use of Supply Deliverables by or on behalf of Anza or its Affiliates or their respective agents or Licensees; (ii) the development, manufacturing, testing, storage, handling, transportation, disposal, commercialization, marketing, distribution, sale, or use of products made through the use of any Supply Deliverable; (iii) Anza’s breach of any covenant in this Supply Agreement; or (iv) the negligence or willful misconduct of Anza or its Affiliates or their respective agents or Licensees.

6.2 Indemnity by Anza. Anza agrees to indemnify, hold harmless, and defend Cerus and its Affiliates and licensees, and their respective directors, officers, employees, and agents (the “Cerus Indemnitees”), from and against any Losses resulting from Claims to the extent arising from: (a) the testing, storage, handling, transportation, disposal, or use of Supply Deliverables by Anza or its Affiliates or their respective agents or Licensees; (b) the development, manufacturing, testing, storage, handling, transportation, disposal, commercialization, marketing, distribution, sale, or use of products made through the use of any Supply Deliverable; or (c) the negligence or willful misconduct of Anza or its Affiliates or their respective agents or Licensees. Notwithstanding the foregoing, Anza shall not have any obligation to indemnify the Cerus Indemnitees with respect to any Claims arising out of (i) the negligence or willful misconduct of Cerus with respect to the manufacture and delivery of Supply Deliverables pursuant to this Supply Agreement or (ii) breach of this Supply Agreement that was caused by Cerus’ Third Party supplier of any Supply Deliverable to the extent of such supplier’s liability for such Claim.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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6.3 Indemnification Procedures. Any entity entitled to indemnification under this Article 6 shall give written notice to the indemnifying party of any Claims that may be subject to indemnification, promptly after learning of such Claim, and the indemnifying party shall assume the defense of such Claim with counsel reasonably satisfactory to the indemnified party. The indemnified party shall cooperate with the indemnifying party in such defense. The indemnified party may, at its option and expense, be represented by counsel of its choice in any action or proceeding with respect to such Claim. The indemnifying party shall not be liable for any litigation costs or expenses incurred by the indemnified party without the indemnifying party’s written consent, such consent not to be unreasonably withheld. Unless the indemnified party otherwise agrees in writing, the indemnifying party shall not settle any such Claim if such settlement (a) does not fully and unconditionally release the indemnified party from all liability relating thereto or (b) adversely impacts the exercise of the rights granted to the indemnified party under this Supply Agreement.

6.4 Limitation of Remedies. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, PUNITIVE, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS OR LOSS OF USE DAMAGES) ARISING OUT OF THE MANUFACTURE, SALE OR SUPPLY OF ANY SUPPLY DELIVERABLES HEREUNDER, EVEN IF SUCH OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN SECTION 3.5 ABOVE OR THIS SECTION 6.4 IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER ARTICLE 6 OR [ * ] SUPPLY AGREEMENT PROVIDED THAT [ * ] CURED WITHIN [ * ] AFTER NOTICE FROM THE NON-BREACHING PARTY SPECIFYING [ * ].

6.5 Limitation of Liability. [ * ] TO PERFORM [ * ] OBLIGATIONS UNDER THIS SUPPLY AGREEMENT THAT IS NOT CURED WITHIN [ * ] AFTER NOTICE [ * ], [ * ] AGGREGATE LIABILITY UNDER THIS SUPPLY AGREEMENT SHALL NOT EXCEED $[ * ], PROVIDED, HOWEVER, THAT WITH RESPECT TO ANY LOSSES [ * ] IN EXCESS OF $[ * ], [ * ] IN AN AMOUNT [ * ]. [ * ] CERUS SHALL NOT HAVE ANY LIABILITY UNDER THIS SUPPLY AGREEMENT FOR ANY BREACH TO THE EXTENT CAUSED BY THE ACTIONS OR FAILURE TO ACT OF ANY THIRD PARTY SUPPLIER OF SUPPLY DELIVERABLES, PROVIDED THAT CERUS IS IN COMPLIANCE WITH THE OBLIGATIONS SET FORTH IN THIS SUPPLY AGREEMENT WITH RESPECT TO SUCH THIRD PARTY SUPPLIER.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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ARTICLE 7

TERM AND TERMINATION

7.1 Term. This Supply Agreement shall commence on the Effective Date and shall continue in effect until terminated as permitted under this Article 7.

7.2 Termination at Will. Anza, at its sole option, may terminate this Supply Agreement for any or no reason upon three (3) months prior written notice to Cerus.

7.3 Termination for Material Breach. Either Party shall have the right to terminate this Supply Agreement upon written notice to the other Party if the other Party commits any material breach of this Supply Agreement that such breaching Party fails to cure within thirty (30) days (in the case of default on any undisputed payments due under this Supply Agreement) or sixty (60) days (in all other cases) following written notice from the nonbreaching Party specifying such breach.

7.4 Termination for Changed Circumstances. In the event that Cerus [ * ] or [ * ], then Cerus, at its sole option, may terminate this Supply Agreement with respect to the affected Supply Deliverable(s) upon eighteen (18) months prior written notice to Anza, which notice may be provided at any time after the occurrence of either event set forth in subsection (a) and (b) above. If such notice pertains to one or two of the three types of Supply Deliverables, then this Supply Agreement shall continue in effect after the end of such eighteen (18) month period solely with respect to the types of Supply Deliverables to which such notice does not pertain. If such notice pertains to all types of Supply Deliverables for which Cerus has not previously provided notice of termination pursuant to this Section 7.4, then this Supply Agreement shall terminate upon the end of such eighteen (18) month period. In addition, in the event of any such termination of this Supply Agreement in whole of in part, if requested by Anza, Cerus shall make introductions between Anza and any Third Party supplier of Cerus with respect to the affected Supply Deliverable(s) and shall not interfere with Anza’s efforts to establish a direct supply arrangement with such Third Party supplier, provided that Cerus’ activities in connection with its supply agreement(s) with such Third Party supplier shall not be considered interference with Anza’s efforts to establish a direct supply arrangement with such Third Party supplier.

7.5 Surviving Obligations. Termination or expiration of this Supply Agreement shall not (a) affect any other rights of either Party which may have accrued up to the date of such termination or expiration or (b) relieve Anza of its obligation to pay to Cerus sums due in respect of Supply Deliverables delivered on account of orders placed prior to termination or expiration of this Supply Agreement. The provisions of Sections 3.1, 3.2, 3.4, 3.5, 4.2, 5.2, 5.3, and 7.5 and Articles 6 and 8 shall survive the termination or expiration of this Supply Agreement.

ARTICLE 8

GENERAL TERMS

8.1 Governing Law. This Supply Agreement is made in accordance with and shall be governed and construed under the laws of the State of California, with regard to any conflicts of law principles that would provide for application of the laws of another jurisdiction.

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8.2 Use of Supply Deliverables. Anza and its Affiliates and Licensees shall use, store and dispose of all Supply Deliverables solely in accordance with applicable Law and the terms of this Supply Agreement.

8.3 Force Majeure. Neither Party shall be liable to the other for any failure or delay in performance hereunder (other than payment obligations) where, and to the extent that, such failure or delay is due, in whole or in part, to any cause beyond its reasonable control, including but not limited to Acts of God, fire, flood, warfare, labor disputes, government regulations, shortfalls in supply, failure of Third Party suppliers to timely supply Supply Deliverables or components thereof that comply with the applicable specifications therefor, or other similar events. The Party affected by force majeure shall inform the other Party promptly of the event, including an estimate of the period during which performance of its obligations is compromised, and shall undertake all reasonable efforts to overcome the event and resume the performance of its obligations as quickly as possible.

8.4 Use of Name. No right, express or implied, is granted by this Supply Agreement to either Party to use in any manner the name of the other or any other trade name or trademark of the other in connection with the performance of this Supply Agreement.

8.5 Confidentiality. Confidential information of either Party disclosed or exchanged hereunder shall be governed by the confidentiality obligations of the Agreement.

8.6 Severability. In the event any provision of this Supply Agreement is held to be invalid or unenforceable, the valid or enforceable portion thereof and the remaining provisions of this Supply Agreement will remain in full force and effect.

8.7 Waiver. Any waiver (express or implied) by either Party of any breach of this Supply Agreement shall not constitute a waiver of any other or subsequent breach.

8.8 Entire Agreement; Amendment. This Supply Agreement, the Agreement and any exhibits attached thereto constitute the entire, final, complete and exclusive agreement between the Parties and supersede all previous agreements or representations, written or oral, with respect to the subject matter of this Supply Agreement. No terms contained in any order, order acknowledgment or similar standardized form exchanged by the Parties pursuant to this Supply Agreement shall be construed to amend or modify the terms of this Supply Agreement and in the event of any conflict, this Supply Agreement shall control, unless the Parties otherwise expressly agree in writing. This Supply Agreement may not be modified or amended except in a writing signed by a duly authorized representative of each Party.

8.9 Nonassignability; Binding on Successors. Subject to this Section 8.9, this Supply Agreement shall not be assignable by either Party to any Third Party without the prior written consent of the other Party. Notwithstanding the foregoing, either Party may assign this Supply Agreement, without the written consent of the other Party, (a) to an Affiliate, provided that the assigning Party guarantees the performance of this Supply Agreement by such Affiliate,

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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or (b) to a successor to all or substantially all of such assigning Party’s assets, stock or business to which this Supply Agreement and the Agreement relates (whether by stock purchase, asset purchase, merger or otherwise), provided that any such assignee agrees in writing to be bound by the terms of this Supply Agreement. In addition, Cerus may assign its rights to receive payment hereunder to any Third Party without the consent of Anza. Any assignment of this Supply Agreement in contravention of this Section 8.9 shall be null and void. This Supply Agreement shall be binding upon, and inure to the benefit of, the successors, executors, heirs, representatives, administrators and permitted assigns of the Parties hereto.

8.10 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice), provided, however, that notices sent by mail shall not be deemed given until received:

If to Anza, to:

Anza Therapeutics, Inc.

2550 Stanwell Drive

Concord, CA 94520

Attention: David N. Cook, Ph.D.

Facsimile No.: (925) 671-9272

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati

650 Page Mill Road

Palo Alto, CA 94304

Attention: Kenneth A. Clark

Facsimile No.: (650) 493-6811

If to Cerus, to:

Cerus Corporation

2411 Stanwell Drive

Concord, CA 94520

Attention: Chief Legal Officer

Facsimile No.: (925) 288-6001

with a copy (which shall not constitute notice) to:

Cooley Godward Kronish LLP

Five Palo Alto Square

Palo Alto, CA 94306

Attention: Suzanne S. Hooper

Facsimile No.: (650) 849-7400

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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8.11 Headings. The section headings are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Supply Agreement.

8.12 Independent Contractors. In making and performing this Supply Agreement, Anza and Cerus shall act at all times as independent contractors and nothing contained in this Supply Agreement shall be construed as to create an agency, partnership or employer and employee relationship between Anza and Cerus.

8.13 Counterparts. This Supply Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall constitute together the same document.

8.14 Cooperation. Upon Anza’s reasonable request, Cerus shall cooperate fully with Anza and use diligent efforts to make available for the benefit of Anza those inspection rights, information rights, rights to access and reference records (including drug master files, if applicable) and other rights and remedies, in each case that apply directly to the Supply Deliverables supplied to Anza pursuant to this Supply Agreement and that are available to Cerus pursuant to Cerus’ supply agreements and/or arrangements with its Third Party suppliers of Supply Deliverables, provided that Cerus shall have no obligation hereunder to (a) take or permit Anza to take any action that is inconsistent with, would constitute a breach of such agreement or arrangement or would jeopardize rights under such agreement or arrangement, (b) incur any costs, unless Anza agrees in writing to reimburse Cerus for such costs, or (c) materially limit or forego any benefits available to Cerus pursuant to any such agreement or arrangement; provided in the case of (c) that Cerus shall cooperate with Anza to accommodate the reasonable needs of both Parties to the extent that Anza’s needs can be accommodated in a manner that is consistent with accommodating Cerus’ needs.

(The remainder of this page is intentionally left blank.)

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In Witness Whereof, the Parties hereto have caused this Supply Agreement to be executed as of the Effective Date of the Agreement by their respective duly authorized officers.

ANZA THERAPEUTICS, INC.

By:	/s/ David N. Cook
David N. Cook, Ph.D.
President and Chief Executive Officer

CERUS CORPORATION

By:	/s/ Claes Glassell
Claes Glassell
President and Chief Executive Officer

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Exhibit AL

TRANSFERRED CONTRACTS

Clinical Trials Agreements

[ * ]

Consulting Agreements

[ * ]

Development Agreements

[ * ]

DSMB Agreements

[ * ]

Grants-Subaward Agreements

[ * ]

License Agreements

[ * ]

Master Services Agreements

[ * ]

Materials Transfer Agreements

[ * ]

Miscellaneous

[ * ]

Mutual Nondisclosure Agreements

[ * ]

Nondisclosure Agreements-Cerus Disclosing

[ * ]

Nondisclosure Agreements-Cerus Receiving

[ * ]

Research Agreements

[ * ]

Service Agreements

[ * ]

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Exhibit AM

TRANSFERRED GRANTS

GRANT NUMBER	PROJECT TITLE	DATE AWARDED
[ * ]

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Exhibit AN

TRANSFERRED KNOW-HOW

[ * ]

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Exhibit AO

TRANSFERRED PATENT RIGHTS

Patent Rights related to the patents and patent applications listed below:

[ * ]

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Exhibit AP

TRANSFERRED TANGIBLE ASSETS

[ * ]

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Exhibit AQ

TRANSITION SERVICES AGREEMENT

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

TRANSITION SERVICES AGREEMENT

This Transition Services Agreement (this “Agreement”) is made as of November 20, 2007 (the “Effective Date”) between Anza Therapeutics, Inc., a Delaware corporation (“Anza”), and Cerus Corporation, a Delaware corporation (“Cerus”). Anza and Cerus are each referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

A. The Parties have entered into the Asset Transfer and License Agreement of even date herewith (the “Definitive Agreement”). Capitalized terms used but not otherwise defined herein shall have the respective meanings given such terms in the Definitive Agreement.

B. In connection with the transactions contemplated by the Definitive Agreement, Anza has requested, and Cerus has agreed to provide to Anza, certain services for a limited period, under the terms and conditions set forth in this Agreement.

Now, therefore, in consideration of the foregoing premises, the mutual representations, warranties covenants and other agreements set forth herein and the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the Parties hereby agree as follows:

ARTICLE I

TRANSITION SERVICES

SECTION 1.1 Services. For the period of time specified in Article II hereof, Cerus shall provide to Anza the transition services set forth on Schedule A (collectively, the “Services”), under the terms and conditions set forth in this Agreement. Except as provided on Schedule A, Cerus shall only provide the Services to the extent and to the same level that such Services were conducted by or provided to Cerus prior to the Effective Date.

SECTION 1.2 Exceptions to Obligations. Notwithstanding the foregoing, Cerus shall not be obligated to provide a particular Service if and for so long as: (a) Cerus cannot provide such Service due to causes which are beyond its reasonable control; or (b) providing such Service would be prohibited by law, regulation or court order.

SECTION 1.3 Service Coordinators. Anza and Cerus shall each nominate a managerial level representative to act as the primary contact person and facilitate provision of the Services as contemplated by this Agreement (each, a “Service Coordinator”). Each Party may change its Service Coordinator at its discretion upon written notice. Informal communications relating to the Services and this Agreement may be directed to the Service Coordinators, provided, however, that formal notices required or permitted by this Agreement shall be sent as provided in Section 7.8. The Parties acknowledge that the Service Coordinators shall not have the authority to alter, amend or modify the terms of this Agreement and/or the Definitive Agreement.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SECTION 1.4 Segregated Database and Data Transfer. Cerus shall establish a segregated database in connection with the data management Services described on Schedule A. At the conclusion of such data management Services, Cerus shall provide an extract copy of any and all data stored and maintained in such segregated database in the course of providing such Services. Such extract copy shall be delivered in an electronic format as reasonably requested by Anza.

SECTION 1.5 Flow Cytometer. With respect to the Calibur flow cytometer included among the Transferred Tangible Assets, Anza, for a period of one (1) year after the Effective Date, shall use commercially reasonable efforts to make such flow cytometer available for reasonable use by Cerus in connection with research and development activities, and the Parties shall cooperate with respect to the scheduling of such use such that Cerus shall have reasonable access to such equipment as determined by the Parties, provided, however, that Anza shall not be required to take any action with respect to such scheduling of access for Cerus under this Section 1.5 that would interfere with, or be detrimental to, the Business as conducted by Anza following the Closing, as determined by Anza in good faith, and Cerus shall reimburse Anza for any out-of-pocket costs incurred by Anza as a result of this Section 1.5. For a period not to exceed one (1) year following the Effective Date of this Agreement, Anza shall not move such flow cytometer from its current location without prior notice to and agreement by Cerus. Cerus and Anza agree to share equally in the cost of equipment maintenance and service for the Calibur flow cytometer during such time as Cerus and Anza share use of such Calibur flow cytometer. At such time as Anza moves its operations to a different location than its current one and sharing of such flow cytometer is no longer feasible or practical, then, in Anza’s discretion, either (a) Anza will retain ownership and possession of such flow cytometer and reimburse Cerus for an amount equal to half of the cost of a refurbished Calibur flow cytometer under warranty not to exceed [ * ] or (b) Anza will assign and transfer title of the Calibur flow cytometer to Cerus in its current location and Cerus will pay Anza an amount equal to half the cost of a refurbished Calibur flow cytometer under warranty not to exceed [ * ].

SECTION 1.6 Calibration of UVA Light Devices. For a period of five (5) years after the Effective Date, in connection with Anza’s research and development activities, Cerus shall perform calibration of the UVA light devices provided by Cerus pursuant to the Supply Agreement up to two (2) times per twelve (12) month period, or when a UVA light device is moved to a new location, in either case upon thirty (30) days prior written request from Anza; provided, however, that Cerus shall not be required to take any action with respect to such calibration Services under this Section 1.6 that would interfere with, or be detrimental to, Cerus’ business and operations. In no event shall Cerus be obligated to perform such calibration Services for any UVA light devices that are located outside of the continental United States or Europe or for any UVA light devices in any form other than the standard form provided to Anza by Cerus. In consideration for the calibration Services set forth in this Section 1.6, Anza shall pay Cerus an hourly rate based on Cerus’ individual labor rates or the cost of a third party service provider to perform same for such calibration Services performed by Cerus personnel and shall reimburse Cerus for reasonable travel expenses actually incurred by its personnel in the performance of such calibration Services, including air and ground transportation, standard lodging and meals, upon submission and verification of customary receipts and vouchers.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SECTION 1.7 Computer Equipment. Following the Effective Date, Cerus shall permit Anza to use on Anza’s premises, at no additional cost to Anza, the Computer Equipment in the ordinary course of Anza’s business until such time as Anza has purchased replacement equipment, but in no case longer than three (3) months after the Effective Date, provided that, promptly following the conclusion of such period, (a) Cerus shall cooperate fully with Anza to effect the transfer of all proprietary data of Anza stored on the Computer Equipment onto other equipment designated by Anza and (b) after the completion of (a), Anza shall return possession of the computer Equipment to Cerus.

ARTICLE II

TERM AND TERMINATION

SECTION 2.1 Term. The term of this Agreement shall commence on the Effective Date and shall remain in effect until the earlier of (a) expiration or termination of all Services or (b) five (5) years after the Effective Date, unless earlier terminated as provided herein (the “Expiration Date”). In addition, unless earlier terminated as provided herein, each particular Service shall be provided by Cerus for the period specified on Schedule A or Section 1.6, and in no event shall any such period extend beyond the Expiration Date. Anza shall use best efforts to establish, within three (3) months after the Effective Date, direct arrangements with Third Party service providers of the following services: data management (including data storage, electronic archive, security and disaster recovery); networking connectivity, management and support (including data, email messaging/forwarding and voicemail); application support (IT Help Services); and telecommunications/PBX at 2550 Stanwell. Cerus’ obligations to provide the corresponding Service (as set forth under “Information Technology and Computer Services” on Schedule A) shall only extend beyond such three (3) month period if Anza is unable to establish such direct arrangement despite such best efforts. In no event shall Cerus’ obligations to provide such corresponding Services continue for more than one (1) year after the Effective Date.

SECTION 2.2 Extension. The term of this Agreement may be extended by the Parties in writing, either in whole or with respect to one or more particular Services, provided, however, that such extension shall only apply to the specific Services for which this Agreement was extended.

SECTION 2.3 Termination.

(a) Anza may terminate this Agreement, in its entirety or with respect to a particular Service, upon thirty (30) days prior written notice to Cerus.

(b) In the event that either Party shall be in breach of an obligation under this Agreement, other than Anza’s breach of Article III, and shall fail to remedy such breach within ninety (90) days after receipt of written notice thereof by the other Party, such other Party shall be entitled to terminate this Agreement upon written notice to the Party in breach at any time after such ninety (90) day period. In the event that Anza shall be in breach of its obligations under Article III of this Agreement, and shall fail to remedy such breach within thirty (30) days after receipt of written notice thereof by Cerus, Cerus shall be entitled to terminate this Agreement upon written notice to Anza at any time after such thirty (30) day period.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SECTION 2.4 Effect of Termination. Termination of this Agreement for any reason shall not release either Party from any liability which at the time of such termination has already accrued with respect to such Party’s obligations to the other Party.

SECTION 2.5 Survival. Articles II, III, IV, VI and VII and Sections 1.5 (solely with respect to the last two (2) sentences therein), 5.2 and 5.3 of this Agreement shall survive expiration or termination of this Agreement. Notwithstanding the foregoing, in the event of any termination with respect to one or more, but less than all, Services, this Agreement shall continue in full force and effect with respect to any Services not terminated.

ARTICLE III

PAYMENT

SECTION 3.1 Charges for Services. Anza shall pay to Cerus the fees set forth on Schedule A for the Services. Hourly billing at individual rates for Services performed by Cerus personnel will be equal to Cerus’ direct cash compensation expense (including accrued bonus payments), workers’ compensation, payroll taxes and benefits (not including equity compensation), but not including corporate overhead or other charges. Charges for Services provided by Third Parties will be passed through directly to Anza if direct billing to Anza cannot be arranged.

SECTION 3.2 Payment Terms. Cerus shall send to Anza monthly invoices showing charges for the specific Services provided to Anza during the preceding month. Such invoices shall be accompanied by reasonable documentation or other reasonable explanation supporting such charges. Such invoices shall be due and payable within fifteen (15) days after receipt.

ARTICLE IV

INTELLECTUAL PROPERTY; CONFIDENTIALITY

SECTION 4.1 Existing Ownership Rights Unaffected. This Agreement and the performance of this Agreement shall not affect the ownership of any intellectual property rights allocated in the other Transaction Documents. Neither Party shall gain or lose, by virtue of this Agreement, any rights of ownership with respect to patents, trademarks, copyrights, trade secrets or any other intellectual property rights owned by the other Party.

SECTION 4.2 Confidentiality. Section 5.8 of the Definitive Agreement shall apply with respect to any Proprietary Information (as defined in the Definitive Agreement) disclosed by one Party to the other Party under this Agreement.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ARTICLE V

GENERAL OBLIGATIONS; STANDARD OF CARE

SECTION 5.1 Performance Standards. Specific performance standards for a particular Service may be set forth on Schedule A. Where none is set forth, Cerus shall use commercially reasonable efforts to provide Services in accordance with the policies, procedures and practices then in effect at Cerus and shall exercise similar care and skill as it exercises in performing similar services for itself and with similar knowledge and expertise as it exercises in performing services for itself, in all cases in a manner substantially similar to the manner in which such services have been historically provided to or by Cerus. Anza shall provide timely decisions, approvals and acceptances in order that Cerus may accomplish its obligations hereunder in a timely manner, and to the extent that Anza does not provide such timely decisions, approvals and acceptances, any corresponding delay in Cerus’ obligations hereunder shall not constitute a breach of this Agreement. To the extent permissible, Cerus agrees to pass through to Anza any warranties provided by Third Party service providers or subcontractors employed to provide the Services.

SECTION 5.2 Disclaimer of Warranties. EXCEPT AS MAY BE EXPRESSLY PROVIDED IN THE LAST SENTENCE OF SECTION 5.1, NO PARTY TO THIS AGREEMENT MAKES ANY WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE SERVICES OR OTHER DELIVERABLES PROVIDED BY IT HEREUNDER.

SECTION 5.3 Responsibility for Errors; Delays. Unless otherwise provided on Schedule A, Cerus’ sole responsibility to Anza and Anza’s sole remedy shall be as follows:

(a) for errors or omissions in Services, correction of such errors and omissions during the term of this Agreement, at no additional cost or expense to Anza, provided that Anza promptly advises Cerus in writing of any such error or omission; and

(b) for failure to deliver any Service, the use of commercially reasonable efforts to make such Service available and/or to resume performing such Service as promptly as possible.

SECTION 5.4 Good Faith Cooperation; Consents.

(a) The Parties shall use good faith efforts to cooperate with each other in all matters relating to the provision and receipt of the Services. Such cooperation shall include, without limitation, exchanging information, performing reconciliations and adjustments and, upon request, obtaining all Third Party consents, licenses, sublicenses or approvals necessary to permit Cerus to perform its obligations hereunder (including rights to use Third Party software needed for the performance of Services).

(b) Each Party shall maintain, in accordance with its standard document retention procedures, documentation supporting cost calculations performed under this Agreement and cooperate with each other in making such information available as needed in the event of any tax audit.

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SECTION 5.5 Alternatives. If Cerus reasonably believes it is unable to provide a Service because of a failure to obtain necessary consents, licenses, sublicenses or approvals pursuant to Section 5.4, the Parties shall cooperate to determine a mutually acceptable alternative approach.

SECTION 5.6 Additional Services. Should Anza request that Cerus perform services not contemplated by this Agreement and set forth on Schedule A, Cerus will endeavor to deliver such services only to the extent it determines in its sole discretion that is able to do so without interruption to the ordinary course of its business. In such case, the general terms of this Agreement shall apply to the provision of such services, unless explicitly amended upon agreement of the Parties. Anza understands that Cerus has no obligation to provide such additional services to Anza.

ARTICLE VI

INDEMNIFICATION

SECTION 6.1 Indemnification By Cerus. Cerus shall indemnify and hold harmless Anza and its Affiliates, officers, directors, employees, agents, successors and assigns from and against any and all liabilities, losses, damages, costs and expenses, interest, awards, judgments and penalties (including without limitation reasonable attorneys’ fees and expenses) resulting from any claim by any Third Party (each, a “Claim”), to the extent arising from (i) any breach of the covenants made by Cerus in this Agreement or (ii) the gross negligence, recklessness or intentional misconduct of Cerus or any of its employees or agents in performing its obligations under this Agreement; except to the extent such Claim arises from (a) any breach of the covenants made by Anza in this Agreement; or (b) the negligence, recklessness or intentional misconduct of Anza. Anza shall promptly notify Cerus of any Claim, shall permit Cerus to assume the defense and control the disposition of such Claim and agrees to reasonably cooperate with Cerus in the handling thereof, provided that Anza shall have the right to participate in the defense of such Claim at its own expense.

SECTION 6.2 Indemnification By Anza. Anza shall indemnify and hold harmless Cerus and its Affiliates, officers, directors, employees, agents, successors and assigns from and against any and all Claims, to the extent arising from (i) any breach of the covenants made by Anza in this Agreement or (ii) the negligence, recklessness or intentional misconduct of Anza or any of its employees or agents in performing its obligations under this Agreement, except to the extent such Claim arises from (a) any breach of the covenants made by Cerus in this Agreement or the Definitive Agreement; or (b) the gross negligence, recklessness or intentional misconduct of Cerus. Cerus shall promptly notify Anza of any Claim, shall permit Anza to assume the defense and control the disposition of such Claim and agrees to reasonably cooperate with Anza in the handling thereof, provided that Cerus shall have the right to participate in the defense of such Claim at its own expense.

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ARTICLE VII

MISCELLANEOUS

SECTION 7.1 Relationship Between the Parties. The relationship between the Parties established under this Agreement is that of independent contractors and no Party shall be deemed an employee, agent, partner or joint venturer of or with the other. Cerus shall be solely responsible for any employment-related taxes, insurance premiums or other employment benefits respecting its personnel’s performance of the Services under this Agreement. Anza agrees to grant to Cerus’ personnel reasonable access to sites, systems and information as necessary for Cerus to perform its obligations hereunder. Each Party’s personnel shall agree to obey all reasonable security and other written policies of the other Party relevant to the provision or receipt of the Services.

SECTION 7.2 Subcontracting. Cerus may not subcontract any part of the Services to any of its Affiliates or Third Parties, except as otherwise provided on Schedule A or in Section 1.6, unless (a) Anza provides its prior written consent, (b) such subcontracted Services are performed in accordance with this Agreement and (c) Cerus shall remain fully responsible to Anza for the performance of such Services by the subcontractor (including without limitation any breach of this Agreement by the subcontractor).

SECTION 7.3 Force Majeure. No Party hereto shall be liable to the other for its delay in performing, or its failure to perform, its obligations hereunder caused by contingencies beyond its control, including, but not limited to, acts of God, fire, flood, wars, acts of terrorism, sabotage, strike, labor dispute, civil disturbances, riot, rebellion, invasion, epidemic, hostilities, embargo, natural disaster, accident, delay in transportation, loss and destruction of property, change in laws, regulations or orders, government actions and any other similar occurrence beyond the non-performing Party’s control. Any Party asserting its inability to perform any obligation hereunder for any such contingency shall promptly notify the other Party of the existence of any such contingency, and shall use commercially reasonable efforts to re-commence its performance of such obligation as soon as commercially practicable.

SECTION 7.4 Limitation of Liability.

(a) IN NO EVENT SHALL CERUS OR ANZA BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE), ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, PROVIDED, HOWEVER, THAT SUCH LIMITATION ON DAMAGES SHALL NOT APPLY WITH RESPECT [ * ] UNDER THIS AGREEMENT PROVIDED THAT [ * ] CURED [ * ] AFTER NOTICE FROM THE OTHER PARTY SPECIFYING [ * ] OBLIGATIONS, (2) A BREACH UNDER SECTION 4.2 OF THIS AGREEMENT OR (3) A PARTY’S INDEMNIFICATION OBLIGATIONS UNDER THIS AGREEMENT.

(b) NOTWITHSTANDING SECTION 7.4(a) ABOVE, OR ANYTHING TO THE CONTRARY HEREIN, CERUS’ TOTAL LIABILITY UNDER THIS AGREEMENT, [ * ] TO PERFORM

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[ * ] OBLIGATIONS UNDER THIS AGREEMENT THAT IS NOT CURED WITHIN [ * ] AFTER NOTICE [ * ] OBLIGATIONS, SHALL IN NO EVENT EXCEED [ * ]. THE PARTIES ACKNOWLEDGE AND AGREE THAT THE MAXIMUM LIABILITY AMOUNT SET FORTH IN SECTION 7.2(d)(ii) OF THE DEFINITIVE AGREEMENT IS INCLUSIVE OF THE FOREGOING AMOUNT. WITH RESPECT TO ANY SERVICES PROVIDED HEREUNDER BY A THIRD PARTY, CERUS’ LIABILITY UNDER THIS AGREEMENT SHALL IN NO EVENT EXCEED THE AMOUNT THAT, USING COMMERCIALLY REASONABLE EFFORTS, CERUS OBTAINS FROM SUCH THIRD PARTY FOR ANY ACTS OR OMISSIONS OF SUCH THIRD PARTY WITH RESPECT TO SUCH SERVICES.

SECTION 7.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to conflicts-of-laws principles that would require the application of any other law.

SECTION 7.6 Amendment. This Agreement may not be amended, modified or supplemented except by an instrument in writing signed by Cerus and Anza.

SECTION 7.7 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice), provided, however, that notices sent by mail shall not be deemed given until received:

If to Anza, to:

Anza Therapeutics, Inc.

2550 Stanwell Drive

Concord, CA 94520

Attention: David N. Cook, Ph.D.

Facsimile No.: (925) 671-9272

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich and Rosati

650 Page Mill Road

Palo Alto, CA 94304

Attention: Kenneth A. Clark

Facsimile No.: (650) 493-6811

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If to Cerus, to:

Cerus Corporation

2411 Stanwell Drive

Concord, CA 94520

Attention: Chief Legal Officer

Facsimile No.: (925) 288-6001

with a copy (which shall not constitute notice) to:

Cooley Godward Kronish LLP

Five Palo Alto Square

Palo Alto, CA 94306

Attention: Suzanne S. Hooper

Facsimile No.: (650) 849-7400

SECTION 7.8 Severability. In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other persons or circumstances shall be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

SECTION 7.9 Entire Agreement. This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior agreements, representations, undertakings and understandings, both written and oral, between Cerus and Anza with respect to the subject matter hereof.

SECTION 7.10 Assignment. This Agreement shall not be assignable by either Party to any Third Party without the prior written consent of the other Party. Notwithstanding the foregoing, either Party may assign this Agreement, without the written consent of the other Party, (a) to an Affiliate, provided that the assigning Party guarantees the performance of this Agreement by such Affiliate, or (b) to a successor to all or substantially all of such assigning Party’s assets, stock or business to which this Agreement relates (whether by stock purchase, asset purchase, merger or otherwise), provided that any such assignee agrees in writing to be bound by the terms of this Agreement. Any assignment of this Agreement in contravention of this Section 7.10 shall be null and void.

SECTION 7.11 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any Party to this Agreement upon any breach or default of the other Party under this Agreement shall impair any such right, power or remedy of such non-defaulting Party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Party to this Agreement, shall be cumulative and not alternative.

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SECTION 7.12 No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the Parties and their permitted successors and assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

SECTION 7.13 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one and the same instrument.

(The remainder of this page is intentionally left blank.)

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In witness whereof, the Parties hereto have caused this Agreement to be executed as of the date first written above by their respective duly authorized officers.

ANZA THERAPEUTICS, INC.		CERUS CORPORATION

By:	/s/ David N. Cook	By:	/s/ Claes Glassell
	David N. Cook, Ph.D.		Claes Glassell
	President and Chief Executive Officer		President and Chief Executive Officer

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SCHEDULE A

Services

Description of Service	Term	Fees
Facilities Management

Facilities at 2550 Stanwell Drive, Concord, CA 94520 (“2550 Stanwell”)

•        Utilities (electricity, gas, water, building security)

•        Janitorial services

•        External maintenance (grounds, parking)

•        [ * ]

•        Building and infrastructure equipment (including HVAC, DI water, as well as of UVA light devices) repair and maintenance

•        Shipping and receiving at loading dock

•        Compressed gas deliveries

	[ * ]	Hourly billing at individual labor rates for Services performed by Cerus personnel and pass through of out-of-pocket costs for Services performed by Third Parties

• Scientific equipment maintenance and calibration	In no case more than three (3) months after the Effective Date	Hourly billing at individual labor rates for Services performed by Cerus personnel and pass through of out-of-pocket costs for Services performed by Third Parties

• Lab and scientific equipment monitoring, alarm, responding, etc.	Responsibility transitioned to Anza at closing

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Description of Service	Term	Fees
Human Resources

• Employee benefits management for Anza employees	For duration of Anza’s occupancy of 2550 Stanwell, but in no case more than one (1) year after the Effective Date	Hourly billing at individual labor rates for Services performed by Cerus personnel and pass through of out-of-pocket costs for Services performed by Third Parties

Environmental Health and Safety

•        Biohazard waste disposal at 2550 Stanwell and 2341 Stanwell Drive, Concord, CA 94520 (“2341 Stanwell”)

•        Lab hygiene training

•        Record and maintain Material Safety Data Sheet database at 2550 Stanwell

	For duration of Anza’s occupancy of 2550 Stanwell and Anza’s access to 2341 Stanwell, but in no case more than one (1) year after the Effective Date	Hourly billing at individual labor rates for Services performed by Cerus personnel and pass through of out-of-pocket costs for Services performed by Third Parties, plus out-of-pocket costs for supplies

Sample Management

• Receive and store clinical samples • Receive and store toxicology samples • Enable sample access as needed	For duration of Anza’s occupancy of 2550 Stanwell, but in no case more than one (1) year after the Effective Date	Hourly billing at individual labor rates for Services performed by Cerus personnel

Phlebotomy (Subject to Anza obtaining IRB approval and informed consent signatures from blood draw subjects.)

• Blood draws from Anza employees upon two (2) weeks advance notice to Cerus	For duration of Anza’s occupancy of 2550 Stanwell, but in no case more than one (1) year after the Effective Date	Hourly billing at individual labor rates for Services performed by Cerus personnel

Quality Assurance

• GLP/GMP/GCP audits	Up to six (6) months after the Effective Date	Hourly billing at individual labor rates for Services performed by Cerus personnel

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Description of Service	Term	Fees
Information Technology and Computer Services

• Data management (including data storage, electronic archive, security and disaster recovery)	Up to three (3) months after the Effective Date, or such longer period as reasonably necessary for Anza to establish direct arrangements with Third Party service providers; but in no case more than one (1) year after the Effective Date	Hourly billing at individual labor rates for Services performed by Cerus personnel and pass through of out-of-pocket costs for Services performed by Third Parties, plus out-of-pocket costs for supplies

• Networking connectivity, management and support (including data, email messaging/forwarding and voicemail)	Up to three (3) months after the Effective Date, or such longer period as reasonably necessary for Anza to establish direct arrangements with Third Party service providers; but in no case more than one (1) year after the Effective Date	Hourly billing at individual labor rates for Services performed by Cerus personnel and pass through of out-of-pocket costs for Services performed by Third Parties, plus out-of-pocket costs for supplies

• Application support (IT Help Services)	Up to three (3) months after the Effective Date, or such longer period as reasonably necessary for Anza to establish direct arrangements with Third Party service providers; but in no case more than one (1) year after the Effective Date	Hourly billing at individual labor rates for Services performed by Cerus personnel and pass through of out-of-pocket costs for Services performed by Third Parties, plus out-of-pocket costs for supplies

• Telecommunications/PBX at 2550 Stanwell	Up to three (3) months after the Effective Date, or such longer period as reasonably necessary for Anza to establish direct arrangements with Third Party service providers; but in no case more than one (1) year after the Effective Date	Hourly billing at individual labor rates for Services performed by Cerus personnel and pass through of out-of-pocket costs for Services performed by Third Parties, plus out-of-pocket costs for supplies

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Description of Service	Term	Fees
• Maintenance of electronic updates to CRS-207 IND	Up to one (1) year after the Effective Date	Hourly billing at individual labor rates for Services performed by Cerus personnel

Laboratory Services
• Glasswash at 2550 Stanwell and 2341 Stanwell • Media support at 2550 Stanwell and 2341 Stanwell • Weekend checks at 2341 Stanwell animal facility	Up to six (6) months after the Effective Date	Hourly billing at individual labor rates for Services performed by Cerus personnel

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Exhibit AR

VOTING AGREEMENT

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ANZA THERAPEUTICS, INC.

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made as of November 20, 2007 by and among Anza Therapeutics, Inc., a Delaware corporation (the “Company”), the persons and entities listed on Exhibit A attached hereto (each an “Investor,” and collectively the “Investors”), Cerus Corporation, a Delaware corporation (“Cerus”), and the persons listed on Exhibit B hereto (each a “Founder,” and collectively the “Founders”). The Founders, Cerus and the Investors are referred to herein collectively as the “Voting Parties.”

WHEREAS, the Company proposes to sell shares of the Company’s Series A Preferred Stock to the Investors pursuant to the Series A Preferred Stock Purchase Agreement (the “Purchase Agreement”) of even date herewith (the “Financing”);

WHEREAS, the Company also proposes to sell shares of its Series AA Preferred Stock to Cerus in consideration for Cerus’ entry into and performance of the obligations described in that certain Asset Transfer and License Agreement dated as of the date hereof;

WHEREAS, the Company’s Amended and Restated Certificate of Incorporation provides that the holders of the Company’s Series A Preferred Stock shall be entitled to elect three directors, the holders of Common Stock shall be entitled to elect one director and any remaining directors shall be elected by the holders of Common Stock and Series A Preferred Stock, voting together as a single class on an as converted into Common Stock basis; and

WHEREAS, as a condition to the Financing, the Company and the Voting Parties have agreed to enter into this Agreement;

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and other consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1. Shares. During the term of this Agreement, the Voting Parties each agree to vote all shares of the Company’s voting securities now or hereafter owned by them, whether beneficially or otherwise, or as to which they have voting power (the “Shares”) in accordance with the provisions of this Agreement.

2. Election of Board of Directors

(a) Voting. During the term of this Agreement, each Voting Party agrees to vote all Shares in such manner as may be necessary to elect (and maintain in office) as members of the Company’s Board of Directors (the “Board”) the following individuals:

(i) Three Series A Designees (as defined below);

(ii) One Common Designee (as defined below); and

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(iii) One Mutual Designee (as defined below).

(b) Designation of Directors. The designees to the Board described above (each a “Designee”) shall be selected as follows:

(i) The “Series A Designees” shall be chosen as follows:

•	The first “Series A Designee” shall be chosen by KPCB Holdings, Inc. (“KPCB”);

•	The second “Series A Designee” shall be chosen by Sofinnova Venture Partners VII, L.P. (“Sofinnova”); and

•	The third “Series A Designee” shall be chosen by Versant Venture Capital III, L.P. (“Versant”).

(ii) The “Common Designee” shall be designated by the holders of Common Stock and shall be the Company’s then-current Chief Executive Officer.

(iii) The “Mutual Designee” shall be approved by the holders of a majority of the then-outstanding Common Stock and the Series A Preferred Stock (determined on an as-converted basis), voting together as a single class. The election of the Mutual Designee shall be subject to the prior written consent of the Board of Directors (including the Common Designee). The Mutual Designee shall be an outside, independent director with relevant industry experience.

(c) Current Designees. For the purpose of this Agreement, the directors of the Company shall be deemed to include the following Designees:

(i) The Series A Designees (upon election to the Board in connection with the Financing): [ * ].

(ii) The Common Designee: David Cook.

(iii) The Mutual Designee: to be determined at a later date.

(d) Changes in Designees. From time to time during the term of this Agreement, Voting Parties who are entitled to select a Designee pursuant to this Agreement may, in their sole discretion:

(i) notify the Company in writing of an intention to remove from the Board any incumbent Designee who occupies a Board seat for which such Voting Parties are entitled to designate the Designee; or

(ii) notify the Company in writing of an intention to select a new Designee for election to a Board seat for which such Voting Parties are entitled to designate the Designee (whether to replace a prior Designee or to fill a vacancy in such Board seat).

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

In the event of such an initiation of a removal or selection of a Designee under this section, the Company shall take such reasonable actions as are necessary to facilitate such removals or elections, including, without limitation, soliciting the votes of the appropriate stockholders, and the Voting Parties shall vote their Shares to cause: (a) the removal from the Board of the Designee or Designees so designated for removal; and (b) the election to the Board of any new Designee or Designees so designated.

(e) No Liability for Election of Recommended Director. None of the parties hereto and no officer, director, stockholder, partner, employee or agent of any party makes any representation or warranty as to the fitness or competence of the nominee of any party hereunder to serve on the Board of Directors by virtue of such party’s execution of this Agreement or by the act of such party in voting for such nominee pursuant to this Agreement.

3. Drag-Along Rights. If the Board, including the approval of at least two of the Series A Designees, approves a Liquidity Event (as defined below), a debt and/or equity financing for capital raising purposes or any other significant transaction of the Company requiring stockholder approval (each an “Approved Transaction”), each of the Voting Parties agrees (i) to vote all shares held by such Voting Party in favor of such Approved Transaction, (ii) if necessary, to sell or exchange all shares of the Common Stock then held by such Founder and all shares of the Company’s capital stock then held by such Voting Party pursuant to the terms and conditions of such Approved Transaction, and (iii) take all actions necessary to approve the Approved Transaction and cause the Approved Transaction to be consummated including, but not limited to, raising no objections to the Approved Transaction or the process pursuant to which the Approved Transaction was arranged, waiving any dissenters’ rights, appraisal rights or similar rights in connection with such Approved Transaction, if applicable, and taking all other necessary and desirable actions reasonably requested by the Company to cause the Approved Transaction to be consummated, subject to the following condition: No Voting Party shall be required to make any representation, covenant or warranty in connection with the Approved Transaction, other than as to ownership and authority to sell, free of liens, claims and encumbrances, the shares of the Company’s capital stock proposed to be sold by such Voting Party.

To secure the obligations to vote the Shares in accordance with the provisions of this Section 3, each Voting Party hereby appoints each member of the Board as its, his or her true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of its, his or her Shares in favor of such Approved Transaction and all such other matters as provided for in this Section 3, but only to the extent provided herein. Each member of the Board may exercise the irrevocable proxy granted to him or her hereunder, in his or her sole discretion, at any time any Voting Party fails to comply with the provisions of this Section 3. The proxies and powers granted pursuant to this Section 3 are coupled with an interest and are given to secure the performance of each of the obligations of the Voting Parties hereunder. Such proxies and powers shall be irrevocable for the term of this Agreement and shall survive the death, incompetency, disability, bankruptcy or dissolution of such Voting Party and bind the subsequent holders of such shares. The term “Liquidity Event” shall have the same meaning ascribed to it in the Company’s Amended and Restated Certificate of Incorporation.

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4. Additional Representations and Covenants.

(a) Change in Number of Directors. Subject to Section 7(k) hereof, each Voting Party hereby agrees that it will not vote for any amendment or change to the Company’s Amended and Restated Certificate of Incorporation or Bylaws providing for the election of more or less than five (5) directors, or any other amendment or change to the Company’s Amended and Restated Certificate of Incorporation or Bylaws inconsistent with the terms of this Agreement.

(b) Board Meetings; Expenses. The parties to this Agreement agree that the directors of the Company shall be reimbursed for reasonable travel and other customary expenses incurred in connection with attendance at board meetings and other Company business.

(c) Director Equity Compensation. The Company shall offer each non-employee director with the same equity compensation as that provided to any other non-employee director.

(d) Covenants of the Company. The Company agrees to use its best efforts to ensure that the rights granted hereunder are effective and that the parties hereto enjoy the benefits thereof. Such actions include, without limitation, the use of the Company’s best efforts to cause the nomination and election of the directors as provided above. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all of the provisions of this Agreement and in the taking of all such actions as may be necessary, appropriate or reasonably requested by the holders of a majority of the outstanding voting securities held by the Voting Parties hereto assuming conversion of all outstanding securities in order to protect the rights of the Voting Parties hereunder against impairment.

(e) Execution by the Company. The Company, by its execution in the space provided below, agrees that it shall supply, free of charge, a copy of this Agreement to any holder of a certificate evidencing shares of capital stock of the Company upon written request from such holder to the Company at its principal office. The parties hereto do hereby agree that the failure of the Company to supply, free of charge, a copy of this Agreement as provided under this Section 4(e) shall not affect the validity or enforcement of this Agreement.

(f) Board Meetings. Unless otherwise unanimously determined by the Board, the Board shall meet at least once per calendar quarter.

(g) Board Committees. At least one Series A Designee shall be given the option to serve on any current or future committee of the Board, including, without limitation, the compensation and audit committees but excluding any special committees comprised of disinterested directors in which all Series A Designees would not be disinterested directors as determined by the Board in good faith.

5. Termination. This Agreement shall terminate upon the earlier of (i) immediately prior to the Company’s first bona fide, firm commitment underwritten public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, covering the

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offer and sale of the Common Stock, provided that the offering price per share is not less than $3.00 (as adjusted for stock splits, stock dividends, combinations, subdivisions, recapitalizations and the like), and the aggregate gross proceeds to the Company are not less than $50,000,000 and (ii) the agreement of a majority-in-interest of the Founders and at least 60% of the Common Stock issued or issuable upon conversion of the Series A Preferred Stock held the Investors.

6. Additional Shares. In the event that subsequent to the date of this Agreement any shares or other securities are issued on, or in exchange for, any of the Shares by reason of any stock dividend, stock split, consolidation of shares, reclassification or consolidation involving the Company, such shares or securities shall be deemed to be Shares for purposes of this Agreement.

7. Miscellaneous

(a) Certain Definitions. Shares “held” by a Voting Party shall mean any Shares directly or indirectly owned (of record or beneficially) by such Voting Party or as to which such Voting Party has voting power. “Vote” shall include any exercise of voting rights whether at an annual or special meeting or by written consent or in any other manner permitted by applicable law. A “majority-in-interest” of either the Founders or the Investors shall mean the holders of a majority of the Common Stock (determined on an as-converted basis) then held by such group.

(b) Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail or otherwise delivered by hand or by messenger addressed:

(i) if to An Investor, at such Investor’s address, facsimile number or electronic mail address as shown in the Company’s records, as may be updated in accordance with the provisions hereof, with a copy to Warren T. Lazarow, O’Melveny & Myers LLP, 2765 Sand Hill Road, Menlo Park, CA 94025;

(ii) if to another Voting Party, at such Voting Party’s address, facsimile number or electronic mail address as shown in the Company’s records, as may be updated in accordance with the provisions hereof, or, until any such Voting Party so furnishes an address, facsimile number or electronic mail address to the Company, then to and at the address, facsimile number or electronic mail address of the last holder of the relevant Shares for which the Company has contact information in its records; or

(iii) if to the Company, one copy should be sent to 2550 Stanwell Drive, Concord, CA 94250, Fax: 925.288.6079, Attn: Chief Executive Officer, or at such other address as the Company shall have furnished to the Voting Parties, with a copy to Ken Clark, Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, CA 94304.

With respect to any notice given by the Company under any provision of the Delaware General Corporation Law or the Company’s charter or bylaws, each party hereto agrees that such notice may be given by facsimile or by electronic mail.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the

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earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid or, if sent by facsimile, upon confirmation of facsimile transfer or, if sent by electronic mail, upon confirmation of delivery when directed to the electronic mail address set forth on the Schedule of Investors.

(c) Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. The Company shall not permit the transfer of any Shares on its books or issue a new certificate representing any Shares unless and until the person to whom such security is to be transferred shall have executed a written agreement pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such person was a Voting Party hereunder.

(d) Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within Delaware, without regard to principles of conflicts of law.

(e) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

(f) Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

(g) Entire Agreement. This Agreement and the exhibits hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof. No party hereto shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein.

(h) No Grant of Proxy. Except as otherwise set forth herein, this Agreement does not grant any proxy and should not be interpreted as doing so. Nevertheless, should the provisions of this Agreement be construed to constitute the granting of proxies, such proxies shall be deemed coupled with an interest and are irrevocable for the term of this Agreement.

(i) Not a Voting Trust. This Agreement is not a voting trust governed by Section 218 of the Delaware General Corporation Law and should not be interpreted as such.

(j) Specific Performance. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

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(k) Amendment. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by (i) the Company, (ii) Founders holding a majority of the Common Stock (determined on an as-converted basis) held by all Founders then providing services to the Company as an officer, employee or consultant, (iii) Investors holding at least 60% of the Common Stock (determined on an as-converted basis) held by all Investors, and (iv) with respect to any amendment, waiver, discharge or termination of Section 3 hereof that adversely impacts it, Cerus; provided, however, that (a) if any amendment, waiver, discharge or termination operates in a manner that treats any Founder or Investor different from other Founders or Investors, as the case may be, the consent of such Founder or Investor shall also be required for such amendment, waiver, discharge or termination; (b) no consent of any Founder shall be necessary for any amendment and/or restatement that merely includes additional holders of Preferred Stock or other preferred stock of the Company as “Investors” and parties hereto or other employees of the Company as “Founders” and parties hereto and does not materially increase such Founders’ obligations hereunder; and (c) Section 2 of this Agreement shall not be amended or waived without the written consent of Sofinnova, KPCB and Versant. Any such amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon each Voting Party that has entered into this voting agreement. Each Voting Party acknowledges that by the operation of this paragraph, the holders of a majority of the Common Stock (determined on an as-converted basis) held by all Founders then providing services to the Company as an officer, employee or consultant and the holders of at least 60% of the Common Stock (determined on an as-converted basis) held by all Investors will have the right and power to diminish or eliminate all rights of such Voting Party under this Agreement.

(l) No Waiver. The failure or delay by a party to enforce any provision of this Agreement will not in any way be construed as a waiver of any such provision or prevent that party from thereafter enforcing any other provision of this Agreement. The rights granted both parties hereunder are cumulative and will not constitute a waiver of either party’s right to assert any other legal remedy available to it.

(m) Jurisdiction and Venue. With respect to any disputes arising out of or related to this Agreement, the parties consent to the exclusive jurisdiction of, and venue in, the state courts in Santa Clara County in the State of California (or in the event of exclusive federal jurisdiction, the courts of the Northern District of California).

(n) Attorney’s Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

(o) Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such

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court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

(p) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.

(q) Aggregation of Stock. All Shares held or acquired by affiliated entities or persons or entities under common management or control shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

(r) Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party’s part of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of the Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement by law, or otherwise afforded to any party, shall be cumulative and not alternative.

(signature page follows)

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The parties have executed this Voting Agreement as of the date first above written.

ANZA THERAPEUTICS, INC.,
a Delaware corporation

By:	/s/ David N. Cook
Name:	David N. Cook
Title	CEO

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INVESTOR:

KPCB HOLDINGS, INC.

By:	/s/ Brook Byers
Name:	Brook Byers
Title	Senior Vice President

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SOFINNOVA VENTURE PARTNERS VII, L.P.

By:	Sofinnova Management VII, LLC
Its General Partner

By:	/s/ Michael Powell
Michael Powell, Managing General Partner

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VERSANT VENTURE CAPITAL III, L.P.

VERSANT SIDE FUND III, L.P.

By: Versant Ventures III, LLC
Its: General Partner

By:	/s/ Camille Samuels
Name:	Camille Samuels
Title:	Managing Director

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CERUS CORPORATION

By:	/s/ Claes Glassell
Name:	Claes Glassell
Title	President and Chief Executive Officer

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SOFINNOVA CAPITAL V FCPR

By:	/s/ Denis Lucquin
Name:	Denis Lucquin
Title:	Managing Partner

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FOUNDERS:

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Exhibit A

INVESTORS

KPCB Holdings, Inc.

Sofinnova Venture Partners VII, L.P.

Sofinnova Capital V FCPR

Versant Venture Capital III, L.P.

Versant Side Fund III, L.P.

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Exhibit B

FOUNDERS

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